    As filed with the Securities and Exchange Commission on November 3, 1998
                                                      Registration No. 333-64397
                           Registration Nos. 333-64397-001 through 333-64397-044

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                ---------------

                                 AMENDMENT NO.1
                                       TO



                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                                ---------------
                             SONIC AUTOMOTIVE, INC.
            (Exact Name of Registrant as Specified in Its Charter)


               Delaware                              5511                       56-2010790
    (State or Other Jurisdiction of     (Primary Standard Industrial        (I.R.S. Employer
     Incorporation or Organization)      Classification Code Number)     Identification Number)

                        5401 East Independence Boulevard
                                 P.O. Box 18747
                        Charlotte, North Carolina 28212
                            Telephone (704) 532-3320
      (Name, Address, Including Zip Code, and Telephone Number, Including
            Area Code, of Registrant's Principal Executive Offices)



                                ---------------
                              Mr. O. Bruton Smith
                      Chairman and Chief Executive Officer
                        5401 East Independence Boulevard
                                 P.O. Box 18747
                        Charlotte, North Carolina 28212
                            Telephone (704) 532-3320
      (Name, Address, Including Zip Code, and Telephone Number, Including
                        Area Code, of Agent For Service)

                                   Copies to:
                              Peter J. Shea, Esq.
                     Parker, Poe, Adams & Bernstein L.L.P.
                              2500 Charlotte Plaza
                        Charlotte, North Carolina 28244
                            Telephone (704) 372-9000
                                ---------------
        Approximate date of commencement of proposed sale to the public:
  As soon as practicable after this Registration Statement becomes effective.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                                ---------------

     The Registrants hereby amend this Registration Statement on such dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                        TABLE OF ADDITIONAL REGISTRANTS

--------------------------------------------------------------------------------
                                                                      Primary
                                                 State or other      Standard
                                                Jurisdiction of     Industrial
 Exact Name of Registrant as Specified in its    Incorporation    Classification
                    Charter                     or Organization     Code Number
--------------------------------------------------------------------------------

 Capital Chevrolet and Imports, Inc.           Alabama                5511
--------------------------------------------------------------------------------
 Casa Ford of Houston, Inc.                    Texas                  5511
--------------------------------------------------------------------------------
 Fort Mill Chrysler-Plymouth-Dodge Inc.        South Carolina         5511
--------------------------------------------------------------------------------
 Fort Mill Ford, Inc.                          South Carolina         5511
--------------------------------------------------------------------------------
 Freedom Ford, Inc.                            Florida                5511
--------------------------------------------------------------------------------
 Frontier Oldsmobile-Cadillac, Inc.            North Carolina         5511
--------------------------------------------------------------------------------
 Lone Star Ford, Inc.                          Texas                  5511
--------------------------------------------------------------------------------
 Marcus David Corporation                      North Carolina         5511
--------------------------------------------------------------------------------
 Sonic Automotive of Chattanooga, LLC          Tennessee              5511
--------------------------------------------------------------------------------
 Sonic Automotive - Clearwater, Inc.           Florida                5511
--------------------------------------------------------------------------------
 Sonic Automotive Collision Center of          Florida                5511
  Clearwater, Inc.
--------------------------------------------------------------------------------
 Sonic Automotive of Georgia, Inc.             Georgia                5511
--------------------------------------------------------------------------------
 Sonic Automotive - Hwy. 153 at                Tennessee              5511
  Shallowford Road,
  Chattanooga, Inc.
--------------------------------------------------------------------------------
 Sonic Automotive of Nashville, LLC            Tennessee              5511
--------------------------------------------------------------------------------
 Sonic Automotive of Nevada, Inc.              Nevada                 5511
--------------------------------------------------------------------------------
 Sonic Automotive of Tennessee, Inc.           Tennessee              5511
--------------------------------------------------------------------------------
 Sonic Automotive -                            Florida                5511
  1307 N. Dixie Hwy., NSB, Inc.
--------------------------------------------------------------------------------
 Sonic Automotive -                            Ohio                   5511
  1400 Automall Drive, Columbus, Inc.
--------------------------------------------------------------------------------
 Sonic Automotive -                            Ohio                   5511
  1455 Automall Drive, Columbus, Inc.
--------------------------------------------------------------------------------
 Sonic Automotive -                            Ohio                   5511
  1495 Automall Drive, Columbus, Inc.
--------------------------------------------------------------------------------
 Sonic Automotive -                            Ohio                   5511
  1500 Automall Drive, Columbus, Inc.
--------------------------------------------------------------------------------
 Sonic Automotive -                            Florida                5511
  1720 Mason Ave., DB, Inc.
--------------------------------------------------------------------------------
 Sonic Automotive -                            Florida                5511
  1720 Mason Ave., DB, LLC
--------------------------------------------------------------------------------
 Sonic Automotive -                            Florida                5511
  1919 N. Dixie Hwy., NSB, Inc.
--------------------------------------------------------------------------------
 Sonic Automotive -                            Florida                5511
  21699 U.S. Hwy 19 N., Inc.
--------------------------------------------------------------------------------
 Sonic Automotive -                            Florida                5511
  241 Ridgewood Ave., HH, Inc.
--------------------------------------------------------------------------------
 Sonic Automotive                              South Carolina         5511
  2424 Laurens Rd., Greenville, Inc.
--------------------------------------------------------------------------------
 Sonic Automotive -                            Tennessee              5511
  2490 South Lee Highway, LLC
--------------------------------------------------------------------------------



                                                    I.R.S.
                                                   Employer          Address, Including Zip Code, and
 Exact Name of Registrant as Specified in its   Identification    Telephone Number, Including Area Code,
                    Charter                         Number      of Registrant's Principal Executive Office
-----------------------------------------------------------------------------------------------------------
 Capital Chevrolet and Imports, Inc.           63-1204447      711 Eastern Blvd. Montgomery, AL
                                                               36117; 334-272-8700
-----------------------------------------------------------------------------------------------------------
 Casa Ford of Houston, Inc.                    76-0430684      4701 I-10 East Baytown, TX 77521;
                                                               281-471-5550
-----------------------------------------------------------------------------------------------------------
 Fort Mill Chrysler-Plymouth-Dodge Inc.        58-2285505      3310 Highway 51, Carowinds Blvd. Fort
                                                               Mill, SC 29715; 704-375-4799
-----------------------------------------------------------------------------------------------------------
 Fort Mill Ford, Inc.                          62-1289609      788 Gold Hill Rd., Fort Mill, SC 29715;
                                                               704-377-8877
-----------------------------------------------------------------------------------------------------------
 Freedom Ford, Inc.                            59-2214873      24825 US Highway 19 N. Clearwater, FL
                                                               34623; 813-797-2277
-----------------------------------------------------------------------------------------------------------
 Frontier Oldsmobile-Cadillac, Inc.            56-1621461      2501 Roosevelt Blvd. West Monroe, NC
                                                               28110; 704-283-7594
-----------------------------------------------------------------------------------------------------------
 Lone Star Ford, Inc.                          76-0191708      8477 North Freeway, Houston, TX
                                                               77037; 281-931-3300
-----------------------------------------------------------------------------------------------------------
 Marcus David Corporation                      56-1708384      9101 South Blvd., Charlotte, NC 28273;
                                                               704-552-7600
-----------------------------------------------------------------------------------------------------------
 Sonic Automotive of Chattanooga, LLC          62-1708471      5949 Brainerd Rd, Chattanooga, TN
                                                               37421; 423-894-5660
-----------------------------------------------------------------------------------------------------------
 Sonic Automotive - Clearwater, Inc.           59-3501017      21799 US Highway 19 North Clearwater,
                                                               FL 33765; 813-799-1234
-----------------------------------------------------------------------------------------------------------
 Sonic Automotive Collision Center of          59-3501024      2300 Drew St., Clearwater, FL 34625;
  Clearwater, Inc.                                             813-797-6335
-----------------------------------------------------------------------------------------------------------
 Sonic Automotive of Georgia, Inc.             58-2399219      5260 Peachtree Industrial Blvd.,
                                                               Chamblee, GA 30341; 770-452-0077
-----------------------------------------------------------------------------------------------------------
 Sonic Automotive - Hwy. 153 at                      (*)       Hwy 153 at Shallowford Road
  Shallowford Road,                                            Chattanooga, TN 37042;
  Chattanooga, Inc.
-----------------------------------------------------------------------------------------------------------
 Sonic Automotive of Nashville, LLC            62-1708481      4040 Armory Oaks Drive, Nashville, TN
                                                               37204; 615-254-5641
-----------------------------------------------------------------------------------------------------------
 Sonic Automotive of Nevada, Inc.              88-0378636      3773 Howard Hughes Parkway Suite 300
                                                               North Las Vegas, NV 89109;
                                                               702-866-2222
-----------------------------------------------------------------------------------------------------------
 Sonic Automotive of Tennessee, Inc.           62-1710960      5915 Brainard Rd., Chattanooga, TN
                                                               37421; 423-899-8934
-----------------------------------------------------------------------------------------------------------
 Sonic Automotive -                            59-3523302      1307 N. Dixie Hwy. New Smyrna Beach,
  1307 N. Dixie Hwy., NSB, Inc.                                FL 32168; 904-428-9094
-----------------------------------------------------------------------------------------------------------
 Sonic Automotive -                            31-1604259      1400 Automall Dr. Columbus, OH 43228;
  1400 Automall Drive, Columbus, Inc.                          614-870-9559
-----------------------------------------------------------------------------------------------------------
 Sonic Automotive -                            31-1604276      1455 Automall Dr. Columubs, OH 43228;
  1455 Automall Drive, Columbus, Inc.                          614-870-5425
-----------------------------------------------------------------------------------------------------------
 Sonic Automotive -                            31-1604281      1495 Automall Dr. Columbus, OH 43228;
  1495 Automall Drive, Columbus, Inc.                          614-870-1495
-----------------------------------------------------------------------------------------------------------
 Sonic Automotive -                            31-1604285      1500 Automall Dr. Columbus, OH 43228;
  1500 Automall Drive, Columbus, Inc.                          614-870-8200
-----------------------------------------------------------------------------------------------------------
 Sonic Automotive -                            59-3523303      1720 Mason Ave. Daytona Beach, FL
  1720 Mason Ave., DB, Inc.                                    32117; 904-274-4775
-----------------------------------------------------------------------------------------------------------

 Sonic Automotive -                            57-1072509      1720 Mason Ave. Daytona Beach, FL
  1720 Mason Ave., DB, LLC                                     32117; 904-274-4775

-----------------------------------------------------------------------------------------------------------
 Sonic Automotive -                            59-3523301      1919 N. Dixie Hwy. New Smyrna Beach,
  1919 N. Dixie Hwy., NSB, Inc.                                FL 32168; 904-427-1313
-----------------------------------------------------------------------------------------------------------
 Sonic Automotive -                            59-3501021      21699 US Hwy. 19 N. Clearwater, FL
  21699 U.S. Hwy 19 N., Inc.                                   33765; 813-799-6400
-----------------------------------------------------------------------------------------------------------
 Sonic Automotive -                            59-3523304      241 Ridgewood Ave. Holly Hill, FL
  241 Ridgewood Ave., HH, Inc.                                 32117; 904-254-8441
-----------------------------------------------------------------------------------------------------------
 Sonic Automotive                              58-2384994      2424 Laurens Rd. Greenville, SC 29607;
  2424 Laurens Rd., Greenville, Inc.                           864-234-6400
-----------------------------------------------------------------------------------------------------------
 Sonic Automotive -                            62-1708486      2490 South Lee Highway Cleveland, OH
  2490 South Lee Highway, LLC                                  37311; 423-478-5301
-----------------------------------------------------------------------------------------------------------


(*) Entity has no I.R.S. Employer Identification Number because either it is currently dormant with no operation or has no employees.

                                                                      Primary
                                                 State or other      Standard
                                                Jurisdiction of     Industrial
 Exact Name of Registrant as Specified in its    Incorporation    Classification
                    Charter                     or Organization     Code Number
--------------------------------------------------------------------------------
 Sonic Automotive                              South Carolina         5511
  2752 Laurens Rd., Greenville, Inc.
--------------------------------------------------------------------------------
 Sonic Automotive -                            Ohio                   5511
  3700 West Broad Street, Columbus,
  Inc.
--------------------------------------------------------------------------------
 Sonic Automotive -                            Florida                5511
  3741 S. Nova Rd., PO, Inc.
--------------------------------------------------------------------------------
 Sonic Automotive -                            Ohio                   5511
  4000 West Broad Street, Columbus,
  Inc.
--------------------------------------------------------------------------------
 Sonic Automotive                              Georgia                5511
  5260 Peachtree Industrial Blvd., LLC
--------------------------------------------------------------------------------
 Sonic Automotive -                            Georgia                5511
  5585 Peachtree Industrial Blvd., LLC
--------------------------------------------------------------------------------
 Sonic Automotive -                            Tennessee              5511
  6025 International Drive, LLC
--------------------------------------------------------------------------------
 Sonic Chrysler-Plymouth-Jeep-Eagle,           North Carolina         5511
  LLC
--------------------------------------------------------------------------------
 Sonic Dodge, LLC                              North Carolina         5511
--------------------------------------------------------------------------------
 Sonic Peachtree Industrial Blvd., L.P.        Georgia                5511
--------------------------------------------------------------------------------
 Town and Country Chrysler-                    Tennessee              5511
  Plymouth-Jeep, LLC
--------------------------------------------------------------------------------
 Town and Country Chrysler-                    South Carolina         5511
  Plymouth-Jeep of Rock Hill, Inc.
--------------------------------------------------------------------------------
 Town and Country Dodge of                     Tennessee              5511
  Chattanooga, LLC
--------------------------------------------------------------------------------
 Town and Country Ford, Incorporated           North Carolina         5511
--------------------------------------------------------------------------------
 Town and Country Ford of Cleveland,           Tennessee              5511
  LLC
--------------------------------------------------------------------------------
 Town and Country Jaguar, LLC                  Tennessee              5511



                                                    I.R.S.
                                                   Employer          Address, Including Zip Code, and
 Exact Name of Registrant as Specified in its   Identification    Telephone Number, Including Area Code,
                    Charter                         Number      of Registrant's Principal Executive Office
-----------------------------------------------------------------------------------------------------------

 Sonic Automotive                              58-2384996      2752 Laurens Rd. Greenville, SC 29607;
  2752 Laurens Rd., Greenville, Inc.                           864-234-6437
-----------------------------------------------------------------------------------------------------------
 Sonic Automotive -                            31-1604296      3700 West Broad St. Columbus, OH
  3700 West Broad Street, Columbus,                            43228; 612-272-8100
  Inc.
-----------------------------------------------------------------------------------------------------------
 Sonic Automotive -                            59-3532504      3741 S. Nova Rd. Port Orange, FL
  3741 S. Nova Rd., PO, Inc.                                   32199; 940-322-1020
-----------------------------------------------------------------------------------------------------------
 Sonic Automotive -                            31-1604301      4000 W. Broad St. Columbus, OH 43228;
  4000 West Broad Street, Columbus,                            614-272-0000
  Inc.
-----------------------------------------------------------------------------------------------------------
 Sonic Automotive                              62-1716095      5260 Peachtree Industrial Blvd.
  5260 Peachtree Industrial Blvd., LLC                         Chamblee, GA 30341; 770-452-0077
-----------------------------------------------------------------------------------------------------------
 Sonic Automotive -                                   (*)      5585 Peachtree Industrial Blvd.
  5585 Peachtree Industrial Blvd., LLC                         Chamblee, GA 30341
-----------------------------------------------------------------------------------------------------------
 Sonic Automotive -                            62-1708490      6025 International Drive Chattanooga,
  6025 International Drive, LLC                                TN 37421; 423-855-4981
-----------------------------------------------------------------------------------------------------------
 Sonic Chrysler-Plymouth-Jeep-Eagle,           56-2044997      20435 Chartwell Center Drive Cornelius,
  LLC                                                          NC 28031; 704-896-3800
-----------------------------------------------------------------------------------------------------------
 Sonic Dodge, LLC                              56-2044965      20700 Torrence Chapel Rd. Cornelius,
                                                               NC 28031; 704-892-7800
-----------------------------------------------------------------------------------------------------------
 Sonic Peachtree Industrial Blvd., L.P.               (*)      5260 Peachtree Industrial Blvd.,
                                                               Chamblee, GA 30341; 770-452-0077
-----------------------------------------------------------------------------------------------------------
 Town and Country Chrysler-                    62-1708483      2496 South Lee Highway Cleveland, TN
  Plymouth-Jeep, LLC                                           37311; 432-339-8756
-----------------------------------------------------------------------------------------------------------
 Town and Country Chrysler-                    56-2044964      380 North Anderson Rd. Rock Hill, SC
  Plymouth-Jeep of Rock Hill, Inc.                             29730; 803-324-4042
-----------------------------------------------------------------------------------------------------------
 Town and Country Dodge of                     62-1708487      402 W. Martin Luther King Blvd.
  Chattanooga, LLC                                             Chattanooga, TN 37402; 423-265-0505
-----------------------------------------------------------------------------------------------------------
 Town and Country Ford, Incorporated           56-0887416      5401 E. Independence Blvd. Charlotte,
                                                               NC 28212; 704-536-5600
-----------------------------------------------------------------------------------------------------------
 Town and Country Ford of Cleveland,           62-1708484      717 South Lee Highway Cleveland, TN
  LLC                                                          37311; 423-472-5454
-----------------------------------------------------------------------------------------------------------
 Town and Country Jaguar, LLC                  62-1708491      5915 Brainard Rd. Chattanooga, TN
                                                               37421; 423-899-8934
-----------------------------------------------------------------------------------------------------------

(*) Entity has no I.R.S. Employer Identification Number because either it is currently dormant with no operation or has no employees.

PROSPECTUS

                  (Sonic Automotive Inc. Logo TM appears here)




                               Offer to Exchange
                                All Outstanding
               11% Senior Subordinated Notes Due 2008, Series A
                  ($125,000,000 Principal Amount Outstanding)
                                      for

               11% Senior Subordinated Notes Due 2008, Series B
                                ---------------

This Exchange Offer (as defined below) and all withdrawal rights hereunder will expire at 5:00 p.m., New York
City time, on December 7, 1998 (as such date may be extended from time to time, the "Expiration Date").

                                ---------------
     Sonic Automotive, Inc., a Delaware corporation (the "Company"), hereby offers (the "Exchange Offer"), upon the terms and subject to the conditions set forth in this Prospectus and the accompanying letter of transmittal (the "Letter of Transmittal"), to exchange $1,000 in principal amount of its 11% Senior Subordinated Notes Due 2008, Series A (the "New Notes") for each $1,000 in principal amount of its currently outstanding 11% Senior Subordinated Notes Due 2008, Series B (the "Old Notes") (the Old Notes and the New Notes are collectively referred to herein as the "Notes"). An aggregate principal amount of $125.0 million of Old Notes is currently outstanding. See "The Exchange Offer."

     Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Company has agreed that, starting on the Expiration Date and ending on the close of business one year after the Expiration Date, it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

     The Company will accept for exchange any and all Old Notes that are validly tendered prior to 5:00 p.m., New York City time, on the Expiration Date. Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of the Old Notes being tendered for exchange. However, the Exchange Offer is subject to the terms and provisions of the Registration Rights Agreement dated as of July 31, 1998 (the "Registration Rights Agreement"), among the Company, each of the Company's existing subsidiaries (the "Guarantors") and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, BancAmerica Robertson Stephens and NationsBanc Montgomery Securities LLC (the "Initial Purchasers"). The Old Notes may be tendered only in multiples of $1,000. See "The Exchange Offer."

     The Old Notes were issued in a transaction (the "Prior Offering") pursuant to which the Company issued an aggregate of $125.0 million principal amount of the Old Notes to the Initial Purchasers on July 31, 1998 pursuant to a Purchase Agreement dated as of July 28, 1998 (the "Purchase Agreement") among the Company, the Guarantors and the Initial Purchasers. The Initial Purchasers subsequently resold the Old Notes in reliance on Rule 144A under the Securities Act. The Company, the Guarantors and the Initial Purchasers also entered into the Registration Rights Agreement, pursuant to which the Company and the Guarantors granted certain registration rights for the benefit of the holders of the Old Notes. The Exchange Offer is intended to satisfy certain of the Company's obligations under the Registration Rights Agreement with respect to the Old Notes. See "The Exchange Offer -- Purpose and Effect."

     The Old Notes were, and the New Notes will be, issued under the Indenture dated as of July 1, 1998 (the "Indenture") among the Company, the Company's existing domestic subsidiaries and U.S. Bank Trust National Association, as trustee (in such capacity, the "Trustee"). The form and terms of the New Notes will be identical in all material respects to the form and terms of the Old Notes, except that (i) the New Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof, and
(ii) holders of New Notes will not be entitled to certain rights under the Registration Rights Agreement intended for the holders of unregistered securities. The Exchange Offer shall be deemed consummated upon the occurrence of the delivery by the Company to U.S. Bank Trust National Association, as registrar of the Old Notes (in such capacity, the "Registrar"), under the Indenture of New Notes in the same aggregate principal amount as the aggregate principal amount of Old Notes that are (cover continued on next page)


     See "Risk Factors" beginning on page 15 for a discussion of certain factors that should be considered in evaluating the Exchange Offer.
                                ---------------
THE NEW NOTES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.
                                ---------------

               The date of this Prospectus is November 5, 1998.

validly tendered by holders thereof pursuant to the Exchange Offer. See "The Exchange Offer -- Termination of Certain Rights," " -- Procedures for Tendering Old Notes" and "Description of the New Notes."


     The Notes will bear interest at a rate equal to 11% per annum. Interest on the Notes is payable semiannually, commencing February 1, 1999, on February 1 and August 1 of each year (each an "Interest Payment Date") and shall accrue from July 31, 1998 or from the most recent Interest Payment Date with respect to the Old Notes to which interest was paid or duly provided for. The Notes will mature on August 1, 2008. See "Description of Notes."


     The Notes will be redeemable for cash at the option of the Company, in whole or in part, at any time on or after August 1, 2003 at the redemption prices set forth herein, together with accrued and unpaid interest, if any, to the date of redemption. In addition, at any time on or prior to August 1, 2001, the Company may redeem up to 35% of the aggregate principal amount of the Notes originally issued with the net proceeds of one or more Public Equity Offerings (as defined herein), at a redemption price in cash equal to 111% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption; provided that at least 65% of the aggregate principal amount of the Notes originally issued remains outstanding immediately after such redemption. See "Description of the New Notes -- Optional Redemption." Upon the occurrence of a Change of Control (as defined herein), the Company will be required to make an offer to repurchase all outstanding Notes at 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of repurchase. There is no assurance that the Company will have adequate funds to repurchase the Notes upon a Change of Control. See "Description of the New Notes -- Purchase of Notes Upon a Change of Control."



     The Notes will be unsecured senior subordinated obligations of the Company and, as such, will be subordinated in right of payment to all other existing and future senior indebtedness of the Company, and will rank pari passu in right of payment with all other existing and future senior subordinated indebtedness of the Company. The Notes will be guaranteed, jointly and severally, on a senior subordinated basis (the "Guarantees") by the Guarantors. The Guarantees will be unsecured senior subordinated obligations of the Guarantors and will be subordinated in right of payment to all existing and future senior indebtedness of the Guarantors. As of June 30, 1998, on a pro forma basis after giving effect to the 1998 Acquisitions (as defined herein) and the Prior Offering and the application of the net proceeds therefrom, (i) the Company and the Guarantors would have had $4.3 million in aggregate principal amount of indebtedness outstanding which would have ranked senior in right of payment to the Notes ($2.9 million of which would have been secured) and no indebtedness pari passu to the Notes or the Guarantees, as the case may be, (ii) the Company would also have had $3.7 million of indebtedness senior to, and $5.5 million of indebtedness subordinated to, the Notes and (iii) the Guarantors would also have had $199.0 million of floor plan indebtedness and $3.2 million of additional indebtedness which would have ranked senior in right of payment to the Guarantees ($3.0 million of which would have been secured).



     Based on existing interpretations of the Securities Act by the staff of the Securities and Exchange Commission (the "Commission") set forth in "no-action" letters issued to third parties, the Company believes that New Notes issued pursuant to the Exchange Offer to any holder of Old Notes in exchange for Old Notes may be offered for resale, resold and otherwise transferred by such holder (other than (i) a broker-dealer who purchased Old Notes directly from the Company for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act or
(ii) a person that is an affiliate of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such holder is acquiring the New Notes in the ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in a distribution of the New Notes. Holders wishing to accept the Exchange Offer must represent to the Company, as required by the Registration Rights Agreement, that such conditions have been met. In addition, if such holder is not a broker-dealer, it must represent that it is not engaged in, and does not intend to engage in, a distribution of the New Notes. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "The Exchange Offer -- Resales of the New Notes" and "Plan of Distribution." This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making or other trading activities.



     As of October 30, 1998, Cede & Co. ("Cede"), as nominee for The Depository Trust Company, New York, New York ("DTC"), was the sole registered holder of the Old Notes and held the Old Notes for certain of its participants. The Company believes that no such participant is an affiliate (as such term is defined in Rule 405 of the Securities Act) of the Company. There has previously been only a limited secondary market, and no public market, for the Old Notes. The Old Notes are eligible for trading in the Private Offering, Resales and Trading through Automatic Linkages ("PORTAL") market. In addition, the Initial Purchasers have advised the Company that they currently intend to make a market in the New Notes; however, the Initial Purchasers are not obligated to do so and any market making activities may be discontinued by the Initial Purchasers at any time. Therefore, there can be no assurance that an active market for the New Notes will develop. If such a trading market develops for the New Notes, future trading prices will depend on many factors, including, among other things, prevailing interest rates, the Company's results of operations and the market for similar securities. Depending on such factors, the New Notes may trade at a discount from their principal amount. See "Risk Factors -- Absence of a Public Market for the Notes."



     The Company and the Guarantors will not receive any proceeds from this Exchange Offer, and no underwriter is being utilized in connection with the Exchange Offer. Pursuant to the Registration Rights Agreement, the Company will bear certain registration expenses.


     THE EXCHANGE OFFER IS NOT BEING MADE TO, NOR WILL THE COMPANY ACCEPT SURRENDERS FOR EXCHANGE FROM, HOLDERS OF OLD NOTES IN ANY JURISDICTION IN WHICH THE EXCHANGE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE SECURITIES OR BLUE SKY LAWS OF SUCH JURISDICTION.

     The Old Notes were issued originally in global form (the "Global Old Note"). The Global Old Note was deposited with, or on behalf of, DTC, as the initial depository with respect to the Old Notes (in such capacity, the "Depositary"). The Global Old Note is registered in the name of Cede, as nominee of DTC, and beneficial interests in the Global Old Note are shown on, and transfers thereof are effected only through, records maintained by the Depositary and its participants. The use of the Global Old Note to represent certain of the Old Notes permits the Depositary's participants, and anyone holding a beneficial interest in an Old Note registered in the name of such a participant, to transfer interests in the Old Notes electronically in accordance with the Depositary's established procedures without the need to transfer a physical certificate. New Notes issued in exchange for the Global Old Note also will be issued initially as a note in global form (the "Global New Note," and, together with the Global Old Note, the "Global Notes") and deposited with, or on behalf of, the Depositary. After the initial issuance of the Global New Note, New Notes in certificated form will be issued in exchange for a holder's proportionate interest in the Global New Note only as set forth in the Indenture.

                       NOTICE TO NEW HAMPSHIRE RESIDENTS

     NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER CHAPTER 421-B OF THE NEW HAMPSHIRE REVISED STATUTES WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER OR CLIENT, ANY REPRESENTATION INCONSISTENT WITH THE PROVISION OF THIS PARAGRAPH.
                                ---------------
     THE INFORMATION CONTAINED IN THIS PROSPECTUS HAS BEEN FURNISHED BY THE COMPANY AND OTHER SOURCES BELIEVED BY THE COMPANY TO BE RELIABLE. THIS PROSPECTUS CONTAINS SUMMARIES, BELIEVED TO BE ACCURATE, OF CERTAIN TERMS OF CERTAIN DOCUMENTS BUT REFERENCE IS MADE TO THE ACTUAL DOCUMENTS, CERTAIN OF WHICH HAVE BEEN FILED AS EXHIBITS TO THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART, FOR THE COMPLETE INFORMATION CONTAINED THEREIN. ALL SUCH
 SUMMARIES ARE QUALIFIED IN THEIR ENTIRETY BY THIS REFERENCE.  ---------------
            CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

     This Prospectus contains statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These statements appear in a number of places in this Prospectus and include statements regarding the intent, belief or current expectations of the Company, its directors or its officers with respect to, among other things: (i) potential acquisitions by the Company; (ii) the Company's financing plans;
(iii) trends affecting the Company's financial condition or results of operations; and (iv) the Company's business and growth strategies. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. Among others, factors that could adversely affect actual results and performance include local and regional economic conditions in the areas served by the Company, the level of consumer spending, relationships with manufacturers, competition, site selection and related traffic and demographic patterns, inventory management and turnover levels, realization of cost savings, and the Company's success in integrating recent and potential future acquisitions. The accompanying information contained in this Prospectus, including, without limitation, the information set forth under the headings "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" identifies important additional factors that could materially adversely affect actual results and performance. Prospective investors are urged to carefully consider such factors.

     All forward-looking statements attributable to the Company are expressly qualified in their entirety by the foregoing cautionary statement.


                             AVAILABLE INFORMATION

     The Company is subject to the informational and reporting requirements of the Exchange Act, and in accordance therewith is required to file periodic reports, proxy statements and other information with the Commission relating to its business, financial condition and other matters. Such reports, proxy statements and other information, may be inspected and copied at the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at 7 World Trade Center, Suite 1300, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The Commission maintains an Internet Web site that contains reports, proxy and information statements and other information regarding the Company and other registrants that file electronically with the Commission. The address of such site is http://www.sec.gov. Copies of all or any part of such materials may be obtained from any such office upon payment of the fees prescribed by the Commission. Such information may also be inspected and copied at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005. The Company's Class A common stock, par value $.01 per share, is traded on the New York Stock Exchange under the symbol "SAH.".

     This Prospectus constitutes a part of a registration statement (the "Registration Statement") filed by the Company with the Commission under the Securities Act. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information contained in the Registration Statement and the exhibits and schedules thereto and reference is hereby made to the Registration Statement and the exhibits and schedules thereto for further information with respect to the Company and the securities offered hereby. Statements contained herein concerning the provisions of any documents filed as an exhibit to the Registration Statement or otherwise filed with the Commission are not necessarily complete, and in each instance reference is made to the copy of such document so filed. Each such statement is qualified in its entirety by such reference.

     The Indenture (as defined herein) provides that the Company will furnish copies of the periodic reports required to be filed with the Commission under the Exchange Act to the holders of the Notes. If the Company is not subject to the periodic reporting and informational requirements of the Exchange Act, it will, to the extent such filings are accepted by the Commission, and whether or not the Company has a class of securities registered under the Exchange Act, file with the Commission, and provide the Trustee and the holders of the Notes within 15 days after such filings with, annual reports containing the information required to be contained in Form 10-K promulgated under the Exchange Act, quarterly reports containing the information required to be contained in Form 10-Q promulgated under the Exchange Act and from time to time such other information as is required to be contained in Form 8-K promulgated under the Exchange Act. If filing such reports with the Commission is not accepted by the Commission or prohibited by the Exchange Act, the Company will also provide copies of such reports, at its cost, to prospective purchasers of the Notes promptly upon written request. In addition, the Company has agreed that, for so long as any Old Notes remain outstanding as Old Notes it will furnish to the holders and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act until such time as the Company has either exchanged the Old Notes for the New Notes or until such time as the holders thereof have disposed of such Notes pursuant to an effective registration statement under the Securities Act. See "Description of the New Notes -- Certain Covenants -- Provisions of Financial Statements." Any such request and requests for the agreements summarized herein should be directed to: Mr. Todd Atenhan, Director of Investor Relations of the Company, at 5401 E. Independence Blvd., Charlotte, North Carolina 28212, telephone:
1-888-766-4218.

(Sonic Automotive Inc. Logo TM appears here)





      (Map of USA appears here with dealerships encircled within states.)

BMW and Volkswagen of            Cleveland Village Honda             Hatfield Volkswagen-Jeep          Lake Norman Dodge
 Nashville                       Dodge of Chattanooga                Heritage Lincoln-Mercury          Lone Star Ford
BMW and Volvo of                 Dyer Volvo                          Higginbotham Chevy-Olds           Nelson Bowers Ford
 Chattanooga                     Economy Honda                       Higginbotham Automobiles          Town and Country Chrysler-
Capitol Chevrolet                Fort Mill Chrysler-                 Infiniti of Chattanooga            Plymouth-Jeep of
Capitol Imports                   Plymouth-Dodge                     Ken Marks Ford                     Rock Hill
Casa Ford                        Fort Mill Ford                      Kia and Volkswagen of             Town and Country
Century BMW                      Frontier Oldsmobile-Cadillac         Chattanooga                       Ford
Clearwater Mitsubishi            Halifax Ford-Mercury                Lake Norman Chrysler-             Town and Country
Clearwater Toyota                Hatfield Hyundai-Isuzu-Subaru        Plymouth-Jeep                     Toyota
Cleveland Chrysler-              Hatfield Lincoln-Mercury                                              Toyota West
 Plymouth-Jeep                                                                                         Trader Bud's
                                                                                                        Westside
                                                                                                        Chrysler-Plymouth
                                                                                                       Trader Bud's
                                                                                                        Westside Dodge

     Dealerships listed and locations shown above are on a pro forma basis giving effect to the pending 1998 Acquisitions (as defined herein).

     This Offering Memorandum includes statistical data regarding the retail automotive industry. Unless otherwise indicated herein, such data is taken or derived from information published by (i) The Wall Street Journal, (ii) a division of Intertec Publishing Corp. in its "Ward's Dealer Business," (iii) Crain's Communications, Inc. in its "Automotive News" and "1997 Market Data Book" or (iv) the Industry Analysis Division of the National Automobile Dealers Association ("NADA") in its "Industry Analysis and Outlook" and "Automotive Executive Magazine" publications.

                              PROSPECTUS SUMMARY


     The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements (including the notes thereto) appearing elsewhere in this Prospectus. References herein to "Sonic" or the "Company" are to Sonic Automotive, Inc. and, unless the context indicates otherwise, its consolidated subsidiaries and their respective predecessors. Unless otherwise indicated, references to "pro forma" give effect to (i) the 1997 Acquisitions and the 1998 Acquisitions (each as defined herein and, collectively, the "Acquisitions"), (ii) the Company's initial public offering of its Class A Common Stock in November 1997 (the "IPO"), (iii) the reorganization of the Company in anticipation of its IPO (the "Reorganization"), and (iv) the Prior Offering and the application of the net proceeds therefrom. References to "pro forma" do not give effect to the Jordan Acquisition, the Tampa Volvo Acquisition and the Craft Acquisitions (each as defined herein).



                                  The Company

     The Company is one of the top ten automotive retailers in the United States, operating 27 dealerships and ten collision repair centers, as of June 30, 1998, in eight metropolitan areas of the southeastern and southwestern United States. Sonic sells new and used cars and light trucks, sells replacement parts, provides vehicle maintenance, warranty, paint and repair services and arranges related financing and insurance ("F&I") for its automotive customers. The Company operated dealerships as of June 30, 1998 in the Atlanta, Georgia, Charlotte, North Carolina, Chattanooga, Tennessee, Greenville/Spartanburg, South Carolina, Houston, Texas, Montgomery, Alabama, Nashville, Tennessee and Tampa/Clearwater, Florida markets, each of which the Company believes is experiencing favorable demographic trends. As of June 30, 1998, Sonic sold the following 20 domestic and foreign brands: BMW, Cadillac, Chevrolet, Chrysler, Dodge, Ford, Honda, Hyundai, Infiniti, Jaguar, Jeep, KIA, Lincoln, Mercury, Mitsubishi, Oldsmobile, Plymouth, Toyota, Volkswagen and Volvo. In several of its markets, the Company's dealerships have a significant market share for new cars and light trucks. As of September 15, 1998, the Company had acquired or entered into definitive agreements to acquire 12 additional dealerships in certain of the Company's existing markets and in new markets including Columbus, Ohio and Daytona Beach, Florida (which includes a total of two dealerships being acquired in the Jordan Acquisition and the Tampa Volvo Acquisition). Upon consummation of these acquisitions, the Company will sell the following four additional brands: Acura, Isuzu, Mercedes and Subaru. For the year ended December 31, 1997, the Company would have had pro forma revenues and EBITDA (as defined herein) of $1.8 billion and $42.8 million, respectively.


Company Strengths

     Leading Automotive Retailer. The Company is one of the top ten automotive retailers in the United States, operating 37 dealerships in ten metropolitan areas on a pro forma basis. The Company believes that its leading position in the highly fragmented automotive retailing industry combined with its strong reputation and management team, successful history of acquiring and integrating dealerships and strong financial condition have positioned the Company as a premier consolidator of automotive dealerships, thereby providing the Company with increased attractive acquisition opportunities.

     Proven Track Record of Integrating and Improving Acquisitions. In recent years, the Company has grown primarily through the acquisition of well-managed dealerships in growing metropolitan and suburban geographic markets. During 1996 and 1997, the Company acquired 16 dealerships in five states for total consideration of $104.5 million. Senior management of the Company has, collectively, acquired and integrated the operations of more than 75 dealerships during their careers. This acquisition experience allows management to identify and capitalize on opportunities for improvement, determine and implement necessary corrective actions, and minimize acquisition risk.


     Experienced Management Team. The Company is led by a strong senior management team with extensive automotive retailing and aftermarket products and services experience, including O. Bruton Smith, Chief Executive Officer, and Nelson E. Bowers, II, Executive Vice President. The members of the Company's senior management team have on average 19 years of automotive industry experience. As of June 30, 1998, the Company's senior management owned approximately 52.8% of the Company's outstanding Class A Common Stock and Class B Common Stock, par value $.01 per share (the "Class B Common Stock" and together with the Class A Common Stock, the "Common Stock").

     Consistent Record of Internal Growth. In addition to indentifying, consummating and integrating attractive acquisitions, the Company continually focuses on improving its existing dealership operations. As a result, the Company has a history of strong internal growth with average same store sales growth of 16.3%, 6.4% and 10.1% in 1995, 1996 and 1997, respectively.

     Diverse Offering of Automotive Brands, Products and Services. The Company sells on a pro forma basis a wide variety of 24 domestic and international automotive brands (38.4% of pro forma gross profit in 1997) in ten metropolitan areas which it believes (i) mitigates the effect of regional economic conditions and changing consumer preferences and (ii) reduces its reliance on any single manufacturer. In addition to selling a broad range of new vehicles, the Company has a balanced portfolio of other automotive products and services including used vehicles (16.9% of pro forma gross profit in 1997), F&I and leasing (11.6%), and parts, service and collision repair services (33.1%). The Company believes that this diverse offering of products and services improves financial stability as sales of higher margin products and services offset in part sales of lower margin new and used vehicles. In addition, sales of parts, service and collision repair services are less cyclical than vehicle sales and related product sales.

     Economies of Scale. The Company's growth through acquisitions over the past two years has resulted in increasing economies of scale as the Company integrates acquired dealerships including (i) improved terms on bank and floor plan financing, (ii) improved commissions on sales of finance and insurance products, (iii) increased vendor consolidation opportunities, (iv) reduced advertising and insurance costs as a percentage of sales, and (v) improved inventory management.


Strategy

     Acquire Dealerships. The Company believes that attractive acquisition opportunities exist for dealership groups with significant equity capital and experience in identifying, acquiring and professionally managing dealerships. The automotive retailing industry is highly fragmented, with the largest 100 dealer groups generating approximately 10% of the industry's $640 billion of total sales in 1996 and controlling less than 5% of all new vehicle dealerships in the United States. The Company believes that these factors, together with increasing capital costs of operating automobile dealerships, the lack of alternative exit strategies (especially for larger dealerships) and the aging of many dealership owners provide attractive consolidation opportunities. The Company has implemented a "hub and spoke" acquisition strategy to acquire (i) well-managed dealerships in new growing metropolitan and suburban geographic markets, and (ii) additional dealerships in its existing markets that will allow the Company to capitalize on regional economies of scale, offer a greater breadth of products and services and/or increase brand diversity. In addition, the Company selectively acquires dealerships which have underperformed the industry average but which carry attractive product lines or have attractive locations, thereby leveraging the Company's management infrastructure and improving return on investment.

     Increased Sales of Higher Margin Products and Services. The Company intends to pursue opportunities to increase its sales of higher-margin products and services by, for instance, expanding its collision repair business and increasing sales of used vehicles. The Company's collision repair business provides favorable margins and is not significantly affected by economic cycles or consumer spending habits. The Company believes that, because of the high capital investment required for collision repair shops and the cost of complying with environmental and worker safety regulations, large volume body shops will be more successful in the future than small volume shops. The Company further believes that the collision repair industry is undergoing a period of consolidation and that it is well positioned to expand its collision repair business. Sonic also believes that significant opportunities exist to improve its used vehicle departments, which historically have generated higher margins on sales than its new vehicle departments, to (i) increase the number of used vehicles sold and (ii) increase gross profit margins on sales of used vehicles. For example, the Company's ability to manage inventory levels more effectively created increased gross profit margins on sales of used vehicles to 9.9% for the first six months of 1998 from 8.5% for the first six months of 1997.

     Enhance Profit Opportunities in Finance and Insurance. The Company offers its customers a wide range of financing and leasing alternatives for the purchase of vehicles, as well as credit life, accident and health and disability insurance and extended service contracts. As a result of its size and scale, the Company has been able to negotiate with lending institutions that purchase its financing contracts and insurance carriers that underwrite its insurance policies to increase commissions on the origination of customer vehicle financing and insurance policies, which the Company believes will result in increased revenues and profitability.

     Train, Develop and Incentivize Qualified Management. The Company believes that well trained dealership personnel are the key to the long-term performance of the Company and to the profitability of its dealerships. Sonic requires all of its employees, from service technicians to regional vice presidents, to participate in in-house training programs. The Company's senior management, along with third party trainers from manufacturers, industry affiliates and vendors, formally train all employees. The Company believes that its comprehensive training of all employees and the institution of a multi-tiered management structure to supervise effectively its dealership operations provide the Company with a competitive advantage over other dealership groups. In addition, the Company employs an incentive compensation program for each officer, vice president and executive manager, a portion of which is provided in the form of Company stock options, with additional incentives based on the performance of individual profit centers. Sonic believes that this organizational structure, together with the opportunity for promotion and for equity participation, serve as a strong motivation for its employees.

     Achieve High Levels of Customer Satisfaction. Customer satisfaction has been and will continue to be a focus of the Company. The Company's personalized sales process is designed to satisfy customers by providing high-quality vehicles in a positive, "consumer friendly" buying environment. Some manufacturers offer specific performance incentives, on a per vehicle basis, if certain customer satisfaction index ("CSI") levels (which vary by manufacturer) are achieved by a dealer. Manufacturers can withhold approval of acquisitions if a dealer fails to maintain a minimum CSI score. To keep management focused on customer satisfaction, the Company includes CSI results as a component of its incentive compensation program.


                             The 1998 Acquisitions

     In March 1998, the Company acquired two dealerships and a standalone collision repair center located in Clearwater, Florida, for a total purchase price of approximately $14.9 million, subject to adjustment based on the net book value of the purchased assets and assumed liabilities as of the closing date (the "Clearwater Acquisition"). The Clearwater Acquisition was financed with $11.5 million in cash borrowed from Ford Motor Credit Company ("Ford Motor Credit") under the Company's $75.0 million secured revolving line of credit (the "Revolving Facility") and 3,960 shares of the Company's Class A Convertible Preferred Stock, par value $.10 per share (the "Preferred Stock" and, together with the Common Stock, the "Voting Stock"), with a liquidation preference of approximately $4.0 million. By April 30, 1999, the Company will be required to pay a contingent amount equal to 50% of the combined 1998 pre-tax earnings of the entities acquired, such amount not to exceed approximately $1.8 million.

     In July 1998, the Company acquired six dealerships located in Columbus, Ohio for a total purchase price of approximately $48.6 million plus the assumption of certain liabilities, subject to adjustment based on the value of the net current assets of the sellers as of the closing date (the "Hatfield Acquisition"). Of the total purchase price, the Company paid approximately $34.6 million in cash ($26.2 million of which was financed by borrowings under the Revolving Facility and the balance of which was financed by cash from the Company's existing operations, which was subsequently replenished with a portion of the net proceeds from the Prior Offering), and the balance of the total purchase price was paid by the Company's issuance to the sellers of 14,025 shares of its Preferred Stock with a liquidation preference of approximately $14.0 million.


     Also in July 1998, the Company acquired one dealership located in Greenville, South Carolina for a total purchase price of approximately $1.1 million plus the assumption of certain operating liabilities of the sellers (the "Heritage Acquisition"). Of the total purchase price, the Company paid approximately $0.7 million in cash (approximately $0.3 million of which was financed by borrowings under the Revolving Facility and approximately $0.4 million of which was financed by cash from the Company's existing operations, which was subsequently replenished with a portion of the net proceeds from the Prior Offering), and the balance of the total purchase price was paid by the Company's issuance to the sellers of 400 shares of its Preferred Stock with a liquidation preference of $0.4 million. In connection with the Heritage Acquisition, Chartown, a general partnership and an affiliate of the Company through common control ("Chartown"), acquired the real property on which the dealerships comprising the Heritage Acquisition are operated for approximately $3.0 million, and the Company currently is leasing this real property from Chartown. Chartown is expected to sell the real property underlying these dealerships to Mar Mar Realty Trust, a real estate investment trust affiliated with the Company through common control ("MMRT"), in the future. The Company did not consummate the acquisition of the assets of the Jaguar franchise that comprises a portion of the Heritage Acquisition because Jaguar Cars, a division of Ford Motor Company ("Jaguar") declined to consent to this acquisition. See "Risk Factors -- No Consent from Jaguar."

     Also in July 1998, the Company acquired one dealership located in Greenville, South Carolina and a satellite sales location in Spartanburg, South Carolina for an aggregate purchase price of approximately $3.8 million in cash (approximately $0.9 million of which was financed by borrowings under the Revolving Facility and approximately $2.9 million of which was financed with a portion of the net proceeds of the Prior Offering), warrants issued to the seller to purchase 75,000 shares of the Company's Class A Common Stock at a purchase price equal to the market value of the Class A Common Stock on the closing date and 2,166.5 shares of Preferred Stock with a liquidation preference of approximately $2.2 million (the "Century Acquisition"). The seller in the Century Acquisition is affiliated with the seller in the Heritage Acquisition. In connection with the acquisition, Chartown purchased the real property underlying the dealership and the satellite sales location. Chartown is expected to sell the real property to MMRT in the future.

     Also in July 1998, the Company acquired one dealership located in Houston, Texas for a total purchase price of approximately $11.3 million, subject to adjustment at a later date based upon a final determination of the net working capital of the acquired dealership as of the closing date (the "Casa Ford Acquisition"). Of the price paid at closing, the Company paid approximately $9.0 million in cash (all of which was financed with a portion of the net proceeds of the Prior Offering), and the balance was paid to the seller by the Company's issuance of 2,313 shares of Preferred Stock with a liquidation preference of approximately $2.3 million. In addition, the Company agreed to pay to the seller in the future an additional contingent payment equal to five times the amount by which the dealership's pre-tax earnings for 1998, if any, exceed $2.5 million, and five times the amount by which the dealership's 1999 pre-tax earnings, if any, exceed the greater of $2.5 million or the dealership's 1998 pre-tax earnings.

     Also in July 1998, the Company acquired two dealerships located in Montgomery, Alabama for a purchase price of approximately $8.1 million paid to the sellers at the closing (the "Montgomery Acquisition"). The total purchase price paid at closing was paid with approximately $3.4 million in cash (approximately $0.1 million of which was financed by cash from the Company's existing operations and approximately $3.3 million of which was financed with a portion of the net proceeds of the Prior Offering) and with 4,194.3 shares of Preferred Stock with a liquidation preference of approximately $4.2 million. The remaining $0.6 million of the cash portion of the purchase price is payable to the sellers on the first and second anniversaries of the closing date. The Company has also agreed to pay an additional payment to the sellers, not to exceed $3.3 million, contingent upon the future performance of the acquired dealerships.

     In September 1998, the Company acquired three dealerships and related assets located in the Daytona Beach, Florida area for a total purchase price of approximately $27.0 million, including the repayment of approximately $2.7 million in indebtedness owed by one of the sellers to its sole shareholder, subject to adjustment based on the net book value of the purchased assets as of the closing date (the "Higginbotham Acquisition"). The total purchase price was paid with approximately $18.2 million in cash (all of which was financed with a portion of the net proceeds from the Prior Offering), and with the issuance to the sellers of Class A Common Stock with a market value at the date of closing of approximately $8.3 million. The remaining $0.5 million of the cash portion of the purchase price is payable to the seller in December 1998. In addition, the Company also assumed certain liabilities of the sellers at closing. In connection with the Higginbotham Acquisition, it is anticipated that MMRT will acquire the real property on which these dealerships and related assets are operated in the future, and that the Company will lease these properties from MMRT.

     In addition, the Company has entered into a definitive agreement, which contains certain closing conditions and purchase price adjustments, providing for the Company's purchase of a dealership located in Chattanooga, Tennessee, for a purchase price of approximately $7.5 million plus an amount equal to the net book value of the assets of the dealership (the "Economy Honda Acquisition"). The Company's consummation of the Economy Honda Acquisition is subject to the approval of Honda, which has informed the Company that its approval is contingent upon the Company divesting its ownership of the Cleveland Village Honda dealership, which is also located in Chattanooga, prior to acquiring the Economy Honda dealership. The Company is currently negotiating with potential buyers for the sale of the Cleveland Village Honda dealership. There can be no assurance that the Company will be able to sell the Cleveland Village Honda dealership or that the approval of Honda to the Economy Honda Acquisition will be obtained. See "Risk Factors -- No Consent from Honda."


     Hereinafter the Clearwater Acquisition, the Hatfield Acquisition, the Heritage Acquisition, the Century Acquisition, the Casa Ford Acquisition, the Montgomery Acquisition, the Higginbotham Acquisition and the Economy Honda Acquisition are collectively referred to as the "1998 Acquisitions." The aggregate purchase price for the 1998 Acquisitions is approximately $127.6 million, which has been or will be paid with approximately $88.4 million in cash, with approximately 32,159 shares of Preferred Stock having an aggregate liquidation preference of approximately $32.2 million, and with 485,294 shares of Class A Common Stock having a market value at date of issuance of approximately $8.3 million. Of the $88.4 million cash portion of the aggregate purchase price, approximately $38.9 million was financed with borrowings under the Revolving Facility (which was subsequently repaid with a portion of the net proceeds from the Prior Offering), approximately $33.4 million with a portion of the net proceeds from the Prior Offering, and approximately $8.9 million with cash generated from the Company's existing operations (approximately $8.7 million of which was subsequently replenished with a portion of the net proceeds from the Prior Offering). The remaining $7.2 million of the cash portion of the aggregate purchase price for the 1998 Acquisitions will be financed with a combination of borrowings under the Revolving Facility and a portion of the net proceeds of the Prior Offering. The 1998 Acquisitions have all been consummated, except for the Economy Honda Acquisition for which the consent of Honda has not yet been obtained. There can be no assurance that such consent will be obtained. See "Risk Factors -- No Consent from Honda." In addition, the Company did not consummate the acquisition of a Jaguar franchise representing a portion of the Heritage Acquisition because Jaguar declined to consent to such acquisition. See "Risk Factors -- No Consent from Jaguar." Any manufacturer who does not consent to an acquisition may seek to terminate its franchise agreement, although relevant state franchising laws impose limitations on a manufacturer's ability to terminate a franchise. See "Risk Factors -- Manufacturers' Restrictions on Acquisitions" and "Business -- Relationships with Manufacturers." Prior to their acquisition, the Company operated the dealerships which comprise the Montgomery Acquisition, the Century Acquisition and the Casa Ford Acquisition under separate management agreements. In connection with the 1998 Acquisitions, the Company has or will acquire the following additional or new dealership franchises: Acura, BMW, Chevrolet, Chrysler, Dodge, Ford, Honda, Hyundai, Isuzu, Jeep, KIA, Lincoln, Mercedes, Mercury, Mitsubishi, Oldsmobile, Plymouth, Subaru, Toyota and Volkswagen. For additional information regarding the acquisitions described above, see "The 1998 Acquisitions."


                              Recent Developments


     In August 1998, the Company entered into a definitive agreement for the acquisition of the assets of an Infiniti dealership located in Charlotte, North Carolina and the real estate upon which the dealership is operated, which real estate the Company anticipates selling to MMRT in the future (the "Jordan Acquisition"). In September 1998, the Company entered into a definitive agreement for the acquisition of the assets of a Volvo dealership located in Tampa, Florida (the "Tampa Volvo Acquisition"). In October 1998, the Company entered into definitive agreements to acquire all of the assets of Ron Craft Chrysler Plymouth Jeep, Inc. and the real property upon which such dealership is operated, and to acquire all of the stock of Ron Craft Chevrolet-Cadillac-Oldsmobile-Geo, Inc., each of which is located in Baytown, Texas (the "Craft Acquisitions"). The pro forma information included in this Prospectus does not give effect to the Jordan Acquisition, the Tampa Volvo Acquisition or the Craft Acquisitions.


     The Company was recently awarded two new Volvo franchises and a new Oldsmobile franchise in the Atlanta market. The Company currently expects to open these new dealerships in the first half of 1999.

     On July 9, 1998, the Company entered into, subject to the approval of the Company's Board of Directors and the Company's independent directors, a Strategic Alliance Agreement and Agreement for the Mutual Referral of Acquisition Opportunities (the "Alliance Agreement") with an operating partnership controlled by MMRT. MMRT intends to acquire certain real estate associated with various automobile dealerships, automotive aftermarket retailers and other automotive related businesses and to lease such properties to the business operators located thereon. Mr. Smith, the Company's Chairman and Chief Executive Officer, serves as the chairman of MMRT's board of trustees and is presently its largest shareholder. See "Risk Factors -- Potential Conflicts of Interest" and "Certain Transactions -- Transactions with MMRT."


     Under the Alliance Agreement, the Company has agreed to refer real estate acquisition opportunities that arise in connection with its dealership acquisitions to MMRT. In exchange, MMRT has agreed to refer dealership acquisition opportunities to the Company and to provide to the Company, at the Company's cost, certain real estate development, maintenance, survey and inspection services. Pursuant to the Alliance Agreement, the Company has entered into contracts to sell the real estate associated with Town and Country Toyota and Fort Mill Ford, two of the Company's dealerships, for an aggregate purchase price of approximately $10.3 million. In addition, the Alliance Agreement provides for an agreed form of lease (the "Sonic Form Lease") pursuant to which MMRT would lease real estate to the Company should MMRT acquire real estate associated with any of the Company's operations. Presently, the Company leases or intends to lease from MMRT 29 parcels of land associated with 21 of its dealerships, including the real estate associated with Town and Country Toyota and Fort Mill Ford that the Company will lease back from MMRT, pursuant to leases substantially similar to the Sonic Form Lease. The aggregate initial annual base rent to be paid by the Company for all 29 properties under the leases with MMRT is approximately $7.8 million. MMRT has also entered into new leases with each of Town and Country Ford and Lone Star Ford which provide that the annual lease payments for their properties will each be increased to approximately $1.1 million effective January 1, 2000, as compared to current annual lease payments of approximately $0.4 million and $0.4 million, respectively.

                               The Prior Offering

     The outstanding $125.0 million aggregate principal amount of Old Notes were issued by the Company to the Initial Purchasers on July 31, 1997, pursuant to the Purchase Agreement. The Initial Purchasers subsequently resold the Old Notes in reliance on Rule 144A under the Securities Act. The Company, the Guarantors and the Initial Purchasers also entered into the Registration Rights Agreement pursuant to which the Company and the Guarantors granted certain registration rights for the benefit of the holders of the Old Notes. The Exchange Offer is intended to satisfy certain of the Company's obligations under the Registration Rights Agreement with respect to the Old Notes. See "The Exchange Offer -- Purpose and Effect."


                              The Exchange Offer

The Exchange Offer..............   The Company is offering upon the terms and
                                   subject to the conditions set forth herein and in the Letter of Transmittal to exchange the New Notes for the outstanding Old Notes.
                                   As of the date of this Prospectus, $125.0 million in aggregate principal amount of the Old Notes is outstanding. As of September 15,
                                   1998, there was one registered holder of the Old Notes, Cede & Co., which held the Old
                                   Notes for certain of its participants. See
                                   "The Exchange Offer -- Terms of the Exchange
                                   Offer."


Expiration Date.................   5:00 p.m., New York City time, on December
                                   7, 1998 as the same may be extended from time to time. See "The Exchange Offer --
                                   Expiration Date; Extensions; Amendments."


Conditions of the
 Exchange Offer..................  The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. The only condition to the Exchange Offer is the declaration by the Commission of the effectiveness of the Registration Statement of which this Prospectus constitutes a part (the "Exchange Offer Registration Statement"). See "The Exchange Offer -- Conditions of the Exchange Offer."

Termination of Certain Rights...   Pursuant to the Registration Rights
                                   Agreement and the Old Notes, holders of Old
                                   Notes have certain rights intended for the holders of unregistered securities. Holders of New Notes will not be and, upon consummation of the Exchange Offer, holders of Old Notes will no longer be, entitled to certain rights under the Registration Rights
                                   Agreement intended for holders of
                                   unregistered securities except in certain limited circumstances. See "The Exchange
                                   Offer -- Termination of Certain Rights" and "
                                   -- Procedures for Tendering Old Notes."

Accrued Interest................   The New Notes will bear interest at a rate
                                   equal to 11% per annum. Interest shall accrue from July 31, 1998 or from the most recent
                                   Interest Payment Date with respect to the Old
                                   Notes to which interest was paid or duly provided for. See "Description of the New
                                   Notes -- General."

Procedures for Tendering
 Old Notes.......................  Unless a tender of Old Notes is effected pursuant to the procedures for book-entry transfer as provided herein, each holder desiring to accept the Exchange Offer must complete and sign the Letter of Transmittal, have the signature thereon guaranteed if required by the Letter of Transmittal, and mail or deliver the Letter of Transmittal, together with the Old Notes or a Notice of Guaranteed Delivery (as defined in the Letter of Transmittal) and any other required documents (such as evidence of authority to act, if the Letter of Transmittal is signed by someone acting in a fiduciary or representative capacity), to the Exchange Agent (as defined herein) at the address set forth on the back cover page of this Prospectus prior to 5:00 p.m., New York City time, on the Expiration Date. Any Beneficial Owner (as defined herein) of the Old Notes whose Old Notes are registered in the name of a nominee, such as a broker, dealer, commercial bank or trust company and who wishes to tender

                                   Old Notes in the Exchange Offer, should
                                   instruct such entity or person to tender promptly on such Beneficial Owner's behalf. See "The Exchange Offer -- Procedures for Tendering Old Notes."

Guaranteed Delivery Procedures...  Holders of Old Notes who wish to tender their Old Notes and (i) whose Old Notes are not immediately available or (ii) who cannot deliver their Old Notes or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date (or complete the procedure for book-entry transfer on a timely basis), may tender their Old Notes according to the guaranteed delivery procedures set forth in the Letter of Transmittal. See "The Exchange Offer -- Guaranteed Delivery Procedures."

Acceptance of Old Notes and
 Delivery of New Notes..........   Following effectiveness of the Exchange
                                   Offer Registration Statement and the
                                   consummation of the Exchange Offer
                                   thereafter, the Company will accept any and all Old Notes that are properly tendered in the Exchange Offer prior to 5:00 p.m., New
                                   York City time, on the Expiration Date. The
                                   New Notes issued pursuant to the Exchange
                                   Offer will be delivered promptly after
                                   acceptance of the Old Notes. See "The
                                   Exchange Offer -- Acceptance of Old Notes for
                                   Exchange; Delivery of New Notes."

Withdrawal Rights...............   Tenders of Old Notes may be withdrawn at
                                   any time prior to 5:00 p.m., New York City time, on the Expiration Date. See "The
                                   Exchange Offer -- Withdrawal Rights."

The Exchange Agent..............   U.S. Bank Trust National Association is the
                                   exchange agent (in such capacity, the
                                   "Exchange Agent"). The address and telephone number of the Exchange Agent are set forth in "The Exchange Offer -- The Exchange Agent;
                                   Assistance."

Fees and Expenses...............   All expenses incident to the Company's and
                                   the Guarantors' consummation of the Exchange
                                   Offer and compliance with the Registration
                                   Rights Agreement will be borne by the
                                   Company. The Company will also pay certain transfer taxes applicable to the Exchange
                                   Offer. See "The Exchange Offer --  Fees and
                                   Expenses."

Resales of the New Notes........   Based on existing interpretations by the
                                   staff of the Commission set forth in
                                   "no-action" letters issued to third parties, the Company believes that New Notes issued pursuant to the Exchange Offer to any holder of Old Notes in exchange for Old Notes may be offered for resale, resold and otherwise transferred by such holder (other than (i) a broker-dealer who purchased the Old Notes directly from the Company for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the
                                   Securities Act or (ii) a person that is an affiliate of the Company within the meaning of Rule 405 under the Securities Act), without compliance with the registration and prospectus delivery provisions of the
                                   Securities Act, provided that such holder is acquiring the New Notes in the ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in a distribution of the New Notes. Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer, where such Old Notes were acquired by such broker as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "The Exchange
                                   Offer -- Resales of the New Notes" and "Plan of Distribution."

Effect of Not Tendering Old Notes
 for Exchange...................   Old Notes that are not tendered or that are
                                   not properly tendered will, following the expiration of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof. Except for certain limited circumstances, the Company will have no further obligations to provide for the registration under the Securities Act of such Old Notes following the expiration of the Exchange Offer, and such Old Notes will, bear interest at the same rate as the New Notes.


                           Description of New Notes

Notes Offered...................   $125,000,000 aggregate principal amount of
                                   11% Senior Subordinated Notes due 2008,
                                   Series B.

Maturity Date...................   August 1, 2008.

Interest Payment Dates..........   February 1 and August 1 of each year,
                                   commencing February 1, 1999.

Optional Redemption.............   The Notes are redeemable for cash at the
                                   option of the Company, in whole or in part at any time on or after August 1, 2003 at the redemption prices set forth herein, together with accrued and unpaid interest, if any, to the date of redemption. In addition, at any time prior to August 1, 2001, the Company may redeem up to 35% of the original aggregate principal amount of the Notes with the net proceeds of one or more Public Equity
                                   Offerings (as defined herein) at a redemption price in cash equal to 111% of the principal amount thereof, together with accrued and unpaid interest, if any, to the redemption date, provided that not less than 65% of the aggregate principal amount of Notes originally issued remain outstanding immediately after such redemption. See
                                   "Description of the New Notes -- Optional
                                   Redemption."

Guarantees......................   The Old Notes are, and the New Notes will
                                   be, guaranteed, jointly and severally, on a senior subordinated basis, by all of the Company's existing subsidiaries. See
                                   "Description of the New Notes -- Guarantees."

Change of Control...............   Upon the occurrence of a Change of Control,
                                   each holder of the Notes may require the Company to purchase all or a portion of such holder's Notes at a cash purchase price equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of repurchase. See
                                   "Description of the New Notes -- Purchase of
                                   Notes Upon a Change of Control."

Ranking and Asset Encumbrances...  The Notes will be unsecured senior subordinated obligations of the Company and, as such, will be subordinated in right of payment to all other existing and future senior indebtedness of the Company and will rank pari passu in right of payment with all other existing and future senior subordinated indebtedness of the Company. The Guarantees will be unsecured senior subordinated obligations of the Guarantors and will be subordinated in right of payment to all existing and future senior indebtedness of the Guarantors. As of June 30, 1998, on a pro forma basis after giving effect to the 1998 Acquisitions and the Prior Offering and the application of the net proceeds therefrom,
                                   (i) the Company and the Guarantors would have had $4.3 million in aggregate principal amount of indebtedness outstanding which would have ranked senior in right of payment to the Notes ($2.9 million of which would have been secured) and no indebtedness pari passu to the Notes or the Guarantees, as the case may be, (ii) the Company would also have had $3.7 million of indebtedness senior to, and $5.5 million of indebtedness subordinated to, the Notes and (iii) the Guarantors would also have had $199.0 million of floor plan indebtedness and $3.2 million of additional indebtedness which would have ranked senior in right of payment to the Guarantees ($3.0 million of which would have been secured).


Certain Covenants...............   The indenture relating to the Notes (the
                                   "Indenture") contains certain restrictive covenants, including, but not limited to, covenants with respect to the following matters: (i) limitation on indebtedness; (ii) limitation on restricted payments; (iii) limitation on transactions with affiliates;
                                   (iv) limitation on liens; (v) limitation on disposition of proceeds of asset sales; (vi) limitation on issuances of guarantees of and pledges for indebtedness; (vii) limitation on other senior subordinated indebtedness;
                                   (viii) limitation on dividend and other
                                   payment restrictions affecting subsidiaries;
                                   (ix) limitation on unrestricted subsidiaries;
                                   (x) limitation on the issuance of preferred stock of subsidiaries; and (xi) restrictions on mergers, consolidations and the transfer of all or substantially all of the assets of the Company. See "Description of the New
                                   Notes -- Certain Covenants."

Use of Proceeds.................   There will be no proceeds payable to the
                                   Company or the Guarantors from this Exchange
                                   Offer. The Company and the Guarantors are conducting the Exchange Offer to satisfy certain of their obligations under the Registration Rights Agreement executed in connection with the issuance of the Old
                                   Notes. See "Use of Proceeds."

Registration Rights.............   In connection with the sale of the Old
                                   Notes, the Company and the Guarantors agreed, at the Company's and the Guarantors' cost, to use their reasonable best efforts to (i) file within 60 days, and cause to become effective within 135 days, of the date of original issuance of the Old Notes, a registration statement (the "Registration Statement"), of which this Prospectus is a part, with respect to a registered offer to exchange the Old
                                   Notes for the New Notes with terms identical in all material respects to the Old Notes
                                   (except that the New Notes will not contain terms with respect to transfer restrictions or interest rate increases as described below) and (ii) cause the Exchange Offer to be consummated within 165 days of the original issuance of the Old Notes. In the event that any changes in law or the applicable interpretations of the staff of the Commission do not permit the Issuers to effect the Exchange Offer, or if the Exchange
                                   Offer Registration Statement is not declared effective within 135 days or consummated within 165 days following the date of original issuance of the Old Notes, or upon the request of any of the Initial Purchasers, or if any holder of the Old Notes is not permitted by applicable law to participate in the Exchange Offer or elects to participate in the Exchange Offer but does not receive fully tradeable New Notes pursuant to the Exchange Offer, the Issuers will use their reasonable best efforts to cause a shelf registration statement with respect to the resale of the Old Notes (the "Shelf
                                   Registration Statement") to become effective within 165 days following the date of original issuance of the Old Notes and to keep the Shelf Registration Statement effective for up to two years from the date the Shelf Registration Statement is declared effective by the Commission. The interest rate on the Old Notes is subject to increase under certain circumstances if the Company and the Guarantors are not in compliance with their obligations under the Registration
                                   Rights Agreement. See "Exchange Offer."

Absence of a Public Market for
 the Notes......................   There is no public trading market for the
                                   New Notes and the Company does not intend to apply for listing of the New Notes on any national securities exchange or for quotation of the New Notes on any automated dealer quotation system. The Company has been advised by the Initial Purchasers that they presently intend to make a market in the Notes, although they are under no obligation to do so and may discontinue any market making activities at any time without any notice. The Notes are eligible for trading in the Private Offerings, Resale and Trading through Automated Linkages ("PORTAL") market.
                                   However, no assurance can be given as to the liquidity of the trading market for the Notes or that an active public market for the Notes will develop. If an active trading market for the Notes does not develop, the market price and liquidity of the Notes may be adversely affected. If the Notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, the performance of the Company and certain other factors. See "Risk Factors
                                   -- Absence of Public Market for the Notes."

                                  Risk Factors

     See "Risk Factors" beginning on page 15 for a discussion of certain factors that should be considered by prospective investors in evaluating an investment in the Notes.

  Summary Historical and Pro Forma Consolidated Financial and Operating Data





                                                                                                    Six Months Ended June
                                                             Year Ended December 31,                         30,
                                               --------------------------------------------------- -----------------------
                                                                                         Pro
                                                             Actual                     Forma              Actual
                                               ----------------------------------- --------------- -----------------------
                                                   1995      1996(a)     1997(b)       1997(c)       1997(b)       1998
                                               ----------- ----------- ----------- --------------- ----------- -----------
                                                                                                 (Unaudited)
                                                                                   ---------------------------------------
                                                                         (Dollars in Thousands)
 Consolidated Income Statement Data:
  Revenues ...................................  $311,323    $376,867    $536,001     $ 1,806,453    $212,886    $648,840
  Cost of sales ..............................   272,130     332,122     473,003       1,584,691     189,254     566,392
                                                --------    --------    --------     -----------    --------    --------
  Gross profit ...............................    39,193      44,745      62,998         221,762      23,632      82,448
  Selling, general and administrative
    expenses .................................    28,091      32,602      46,770         161,038      17,532      59,622
  Operating income ...........................    10,270      11,067      14,906          54,095       5,704      20,975
  Interest expense, floor plan ...............     4,504       5,968       8,007          19,123       3,018       7,341
  Interest expense, other ....................       436         433       1,199          15,163         318       2,745
  Income before income taxes and
    minority interest ........................     5,436       5,021       5,998          20,997       2,503      10,904
  Net income .................................     3,238       2,983       3,702          12,678       1,540       6,804
 Consolidated Balance Sheet Data:
  Cash and cash equivalents ..................  $  8,993    $  6,679    $ 18,304                    $  9,238    $ 27,228
  Receivables, net ...........................     9,085      11,908      19,784                      12,897      35,761
  Inventories ................................    51,348      71,550     156,514                      73,410     175,515
  Property and equipment, net ................     8,527      12,467      19,081                      13,270      22,040
  Total assets ...............................    79,462     110,976     291,450                     120,384     369,623
  Notes payable -- floor plan ................    45,151      63,893     133,236                      67,855     149,670
  Long-term debt, including current
    portion (d) ..............................     6,950       6,719      49,563                       9,979      65,538
  Minority interest ..........................       200         314          --                          --          --
  Stockholders' equity .......................    16,306      26,295      84,365                      28,406     103,401
 Other Consolidated Financial Data:
  Revenues:
    Vehicle sales ............................  $267,650    $327,674    $467,858     $ 1,592,802    $185,216    $567,279
    Parts, service and collision repairs .....    35,860      42,075      57,537         176,299      22,907      68,020
    Finance and insurance ....................     7,813       7,118      10,606          37,352       4,763      13,541

  EBITDAR(e) .................................  $  7,681    $  7,619    $ 10,668     $    55,117    $  3,760    $ 19,337
  Rental expense .............................       977       1,089       2,149          12,328         543       3,837
                                                --------    --------    --------     -----------    --------    --------
  EBITDA(f) ..................................  $  6,704    $  6,530    $  8,519     $    42,789    $  3,217    $ 15,500
                                                ========    ========    ========     ===========    ========    ========
  Depreciation and amortization ..............  $    832    $  1,076    $  1,322     $     6,629    $    396    $  1,851
  Capital expenditures .......................     1,509       1,907       2,007                         886       1,261
  Ratio of EBITDA to interest expense,
    other ....................................                                               2.8x
  Ratio of long-term debt to EBITDA(g) .......
 Other Operating Data:
  Dealerships ................................         4           5          20              37           6          26
  New vehicles units sold(h) .................    10,273      11,693      15,715          48,079       6,533      16,601
  Used vehicles units sold(h) ................     5,172       5,488       6,712          32,478       2,638       9,719



                                                Six Months
                                                 Ended June
                                                    30,                                       30,
                                               -------------                             -------------
                                                    Pro
                                                   Forma
                                               -------------
                                                  1998(c)
                                               -------------
                                                (Unaudited)
                                               -------------
 Consolidated Income Statement Data:
  Revenues ...................................   $ 963,509
  Cost of sales ..............................     842,184
                                                 ---------
  Gross profit ...............................     121,325
  Selling, general and administrative
    expenses .................................      87,797
  Operating income ...........................      30,395
  Interest expense, floor plan ...............      10,061
  Interest expense, other ....................       7,651
  Income before income taxes and
    minority interest ........................      13,031
  Net income .................................       8,019
 Consolidated Balance Sheet Data:
  Cash and cash equivalents ..................   $  37,589
  Receivables, net ...........................      43,550
  Inventories ................................     228,549
  Property and equipment, net ................      23,583
  Total assets ...............................     512,177
  Notes payable -- floor plan ................     199,037
  Long-term debt, including current
    portion (d) ..............................     140,843
  Minority interest ..........................          --
  Stockholders' equity .......................     130,776
 Other Consolidated Financial Data:
  Revenues:
    Vehicle sales ............................   $ 848,235
    Parts, service and collision repairs .....      94,070
    Finance and insurance ....................      21,204

  EBITDAR(e) .................................   $  29,965
  Rental expense .............................       6,150
                                                 ---------
  EBITDA(f) ..................................   $  23,815
                                                 =========
  Depreciation and amortization ..............   $   3,133
  Capital expenditures .......................
  Ratio of EBITDA to interest expense,
    other ....................................         3.1x
  Ratio of long-term debt to EBITDA(g) .......         3.3x
 Other Operating Data:
  Dealerships ................................          37
  New vehicles units sold(h) .................      25,195
  Used vehicles units sold(h) ................      17,094


---------
(a) The Company acquired Fort Mill Ford, Inc. in February 1996. The acquisition was accounted for using the purchase method of accounting. As a result, the actual financial data does not include the results of this dealership prior to the date it was acquired by the Company. Accordingly, the actual financial data for periods after the acquisition may not be comparable to data presented for periods prior to the acquisition.

(b) The Company acquired Fort Mill Chrysler-Plymouth-Dodge in June 1997, Lake Norman Chrysler/Plymouth/Jeep and Lake Norman Dodge in September 1997, Williams Motors and Ken Marks Ford in October 1997, and the Bowers Automotive Group and Dyer & Dyer Volvo in November 1997 (collectively, the "1997 Acquisitions"). The 1997 Acquisitions were accounted for using the purchase method of accounting. As a result, the actual financial data does not include the results of operations of these dealerships prior to the date they were acquired by the Company. Accordingly, the actual financial data for periods after the acquisitions may not be comparable to data presented for periods prior to the acquisitions.
                                         (footnotes continued on following page)

(c) For information regarding the unaudited pro forma adjustments made to the Company's historical financial data, which give effect to the IPO, the Reorganization, the 1997 Acquisitions and the 1998 Acquisitions (collectively, the "Acquisitions"), and the Prior Offering and the application of the net proceeds therefrom, see "Unaudited Pro Forma Consolidated Financial Data."

(d) Long-term debt, including current portion, includes the payable to the Company's Chairman and the payable to affiliates of the Company. See the Company's Consolidated Financial Statements and the related notes included elsewhere in this Prospectus.

(e) EBITDAR is defined as earnings before interest (other than interest expense related to notes payable-floor plan), taxes, depreciation, amortization, rent expense and other non-recurring charges. While EBITDAR should not be construed as a substitute for operating income or as a better measure of liquidity than cash flows from operating activities, which are determined in accordance with generally accepted accounting principles, it is included herein to provide additional information with respect to the ability of the Company to meet future debt service, capital expenditures and working capital requirements. This measure may not be comparable to similarly titled measures reported by other companies.

(f) EBITDA is defined as earnings before interest (other than interest expense related to notes payable-floor plan), taxes, depreciation, amortization and other non-recurring charges which is consistent with the measure used to calculate the Company's Consolidated Fixed Charge Coverage Ratio for purposes of the limitations on indebtedness covenant in the Indenture. While EBITDA should not be construed as a substitute for operating income or as a better measure of liquidity than cash flows from operating activities, which are determined in accordance with generally accepted accounting principles, it is included herein to provide additional information with respect to the ability of the Company to meet future debt service, capital expenditures and working capital requirements. This measure may not be comparable to similarly titled measures reported by other companies.

(g) Ratio of long-term debt to EBITDA for the pro forma six months ended June 30, 1998 is calculated by dividing pro forma long-term debt, including current portion, at June 30, 1998 by EBITDA for the pro forma year ended December 31, 1997.

(h) The number of units sold consists of retail sales to consumers as opposed to wholesale sales.

                                 RISK FACTORS

     Prospective investors should carefully consider and evaluate all of the information set forth in this Prospectus, including the principal risk factors set forth below.


Adverse Consequences of Financial Leverage

     As of June 30, 1998, on a pro forma basis, the Company's total consolidated long-term indebtedness (including certain affiliated payables), total consolidated short-term indebtedness (including floor plan notes payable) and total stockholders' equity would have been $139.6 million, $202.1 million and $130.8 million, respectively. In addition, the Indenture and the Company's and the Guarantors' other debt instruments will allow the Company and the Guarantors to incur certain additional indebtedness, including secured indebtedness. The Indenture permits the Company to incur inventory financing without satisfaction of the fixed charge coverage test. See "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Description of the New Notes" and "Description of Certain Other Indebtedness."

     The degree to which the Company is leveraged could have important consequences to the holders of Notes, including the following: (i) the Company's ability to obtain additional financing for acquisitions, capital expenditures, working capital or general corporate purposes may be impaired in the future; (ii) a substantial portion of the Company's cash flow from operations must be dedicated to the payment of principal and interest on the Notes and borrowings under the Revolving Facility and a standardized floor plan credit facility with Ford Motor Credit for each of the Company's dealership subsidiaries (the "Floor Plan Facility" and, together with the Revolving Facility, the "Ford Credit Facilities") and other indebtedness, thereby reducing the funds available to the Company for its operations and other purposes; (iii) certain of the Company's borrowings are and will continue to be at variable rates of interest, which exposes the Company to the risk of increased interest rates; (iv) the indebtedness outstanding under the Ford Credit Facilities is secured by a pledge of substantially all the assets of the Company's dealerships and will mature prior to the maturity of the Notes; and
(v) the Company may be substantially more leveraged than certain of its competitors, which may place the Company at a relative competitive disadvantage and make the Company more vulnerable to changing market conditions and regulations. See "Description of the New Notes" and "Description of Certain Other Indebtedness."

     The Ford Credit Facilities and the Indenture contain numerous financial and operating covenants that will limit the discretion of the Company's and the Guarantors' management with respect to certain business matters. These covenants will place significant restrictions on, among other things, the ability of the Company or any of the Guarantors to incur additional indebtedness, to create liens or other encumbrances, to make certain payments and investments, and to sell or otherwise dispose of assets and merge or consolidate with other entities. The Ford Credit Facilities also require the Company and the Guarantors to meet certain financial ratios and tests. A failure of the Company and the Guarantors to comply with the obligations contained in the Ford Credit Facilities or the Indenture could result in an event of default under the Ford Credit Facilities or the Indenture, which could permit acceleration of the related debt and acceleration of debt under other instruments that may contain cross acceleration or cross-default provisions. See "Description of Certain Other Indebtedness." The Company did not meet the specified debt to tangible equity ratio covenant of the Revolving Facility at December 31, 1997, at March 31, 1998 and at June 30, 1998 and has obtained waivers with regard to such requirement from Ford Motor Credit. The waivers are subject to certain requirements to the effect that the Company meet modified ratios. In connection with the issuance of the Old Notes, the Company and Ford Motor Credit amended the Revolving Facility to provide that the Notes (which are subordinated to the Revolving Facility) will be treated as equity capital for purposes of this ratio and, accordingly, the Company is in compliance with this covenant after giving effect to its issuance of the Old Notes. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" and Note 12 to the Consolidated Financial Statements.

     The Company believes that, based on its current level of operations, it will have sufficient capital to carry on its business, including acquisitions, and will be able to meet its scheduled debt service requirements for the forseeable future, although the Company may need to refinance the repayment of principal of the Notes at maturity. However, there can be no assurance that the future cash flow of the Company will be sufficient to meet the Company's obligations and commitments. If the Company is unable to generate sufficient cash flow from operations in the future to service its indebtedness and to meet its other commitments, the Company will be required to adopt one or more alternatives, such as refinancing or restructuring its debt or equity capital. There can be no assurance that any of these actions could be effected on a timely basis or on satisfactory terms or that these actions would enable the Company to continue to satisfy its capital requirements. In addition, the terms of existing or future franchise agreements or debt agreements, including the Indenture and the Ford Credit Facilities, may prohibit the Company from adopting any of these alternatives. See " -- Stock Ownership/Issuance Limits; Limitation on Ability to Issue Additional Equity," and "Description of the New Notes."

Subordination of the Notes and the Guarantees; Asset Encumbrances; Change of
   Control Offer

     The payment of the principal of, premium, if any, and interest on the Notes will be subordinated to the prior payment in full of all existing and future senior indebtedness of the Company. Therefore, in the event of a liquidation, dissolution, reorganization or any similar proceeding regarding the Company, the assets of the Company will be available to pay obligations on the Notes only after senior indebtedness has been paid in full, and there may not be sufficient assets to pay amounts due on all or any of the Notes. In addition, the Company may not pay principal of, premium, if any, interest on or any other amounts owing in respect of the Notes, make any deposit pursuant to defeasance provisions or purchase, redeem or otherwise retire the Notes, if any senior indebtedness is not paid when due or any other default on senior indebtedness occurs and the maturity of such indebtedness is accelerated in accordance with its terms unless, in either case, such default has been cured or waived, any such acceleration has been rescinded or such indebtedness has been repaid in full. Moreover, under certain circumstances, if any non-payment default exists with respect to Designated Senior Indebtedness (as defined herein), the Company may not make any payments on the Notes for a specified time, unless such default is cured or waived, any acceleration of such indebtedness has been rescinded or such indebtedness has been repaid in full. See "Description of the New Notes -- Ranking."


     The Notes will be unsecured senior subordinated obligations of the Company and, as such, will be subordinated in right of payment with all other existing and future senior indebtedness of the Company and the Guarantors and pari passu in right of payment to all existing and future senior subordinated indebtedness of the Company and the Guarantors. As of June 30, 1998, on a pro forma basis after giving effect to the 1998 Acquisitions and the Prior Offering and the application of the net proceeds thereof, (i) the Company and the Guarantors would have had $4.3 million in aggregate principal amount of indebtedness outstanding which would have ranked senior in right of payment to the Notes ($2.9 million of which would have been secured) and no indebtedness pari passu to the Notes or the Guarantees, as the case may be, (ii) the Company would also have had $3.7 million of indebtedness senior to, and $5.5 million of indebtedness subordinated to, the Notes and (iii) the Guarantors would also have had $199.0 million of floor plan indebtedness and $3.2 million of additional indebtedness which would have ranked senior in right of payment to the Guarantees ($3.0 million of which would have been secured).


     The Notes will not be secured by any assets of the Company or the Guarantors. The indebtedness under the Ford Credit Facilities is secured by (i) a pledge by the Company of all the capital stock, membership interests and partnership interests of all of the Company's subsidiaries, (ii) guarantees by all of the Company's subsidiaries that are, in turn, secured by a lien on all of the assets of such subsidiaries (with the exception of the liens on the assets of the Company's Ford dealership subsidiaries, which liens secure only such Ford subsidiaries' obligations under the Floor Plan Facility) and (iii) a lien on all of the Company's other assets, except for real estate owned by the Company or its subsidiaries. In the event of a default on the Notes or a bankruptcy, liquidation or reorganization of the Company, such assets will be available to satisfy the obligations with respect to the indebtedness secured thereby before any payment therefrom could be made on the Notes. In addition, the Ford Credit Facilities are partially secured by a pledge of shares of Speedway Motorsports, Inc. ("Speedway Motorsports") common stock owned by Sonic Financial Corporation ("Sonic Financial"), a corporation controlled by Bruton Smith. See "Certain Transactions -- The Smith Guarantees and Pledges."

     Upon a Change of Control, the Company is required to offer to repurchase all outstanding Notes at 101% of the principal amount thereof plus accrued and unpaid interest to the repurchase date. However, there can be no assurance that sufficient funds will be available at the time of any Change of Control to make any required repurchases of Notes tendered. Moreover, the Revolving Facility provides that certain change of control events with respect to the Company would constitute a default thereunder. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to holders of Notes. There can be no assurance that the Company will be able to obtain appropriate consents under the Revolving Facility to enable it to fulfill such repurchase obligations. Notwithstanding these provisions, the Company could enter into certain transactions, including certain recapitalizations, that would not constitute a Change of Control but would increase the amount of debt outstanding at such time. See "Description of the New Notes -- Purchase of Notes Upon a Change of Control."


Dependence Upon Operations of Subsidiaries; Possible Invalidity of Guarantees; Potential Release of Guarantees; Fraudulent Conveyance

     The Notes are the obligations of the Company. As of June 30, 1998, substantially all of the consolidated assets of the Company were held by the Guarantors and substantially all of the Company's cash flow and net income were generated by the Guarantors. Therefore, the Company's ability to make interest and principal payments when due to holders of the Notes is dependent, in part, upon the receipt of sufficient funds from its subsidiaries.

     The Company's obligations under the Notes will be guaranteed on a senior subordinated basis by the Guarantors. To the extent that a court were to find, pursuant to federal or state fraudulent transfer laws or otherwise, that (i) the Guarantees were incurred by the Guarantors with intent to hinder, delay or defraud any present or future creditor or the Guarantors contemplated insolvency with a design to prefer one or more creditors to the exclusion in whole or in part of others; or (ii) a Guarantor did not receive fair consideration or reasonably equivalent value for issuing its Guarantee and the Guarantor (a) was insolvent, (b) was rendered insolvent by reason of the issuance of the Guarantee, (c) was engaged or about to engage in a business or transaction for which the remaining assets of the Guarantor constituted unreasonably small capital to carry on its business, (d) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured or (e) was a defendant in an action for money damages or had a judgment for money damages docketed against it (in either case, if after final judgment, the judgment remained unsatisfied), the court could avoid or subordinate the Guarantee in favor of the Guarantor's other creditors. Among other things, a legal challenge of a Guarantee on fraudulent conveyance grounds may focus on the benefits, if any, realized by the Guarantor as a result of the issuance by the Company of the Notes. The measure of insolvency of the Guarantor for purposes of the foregoing will vary depending upon the law of the relevant jurisdiction. Generally, however, a company would be considered insolvent for purposes of the foregoing if the sum of the company's debts is greater than all of the company's property at a fair valuation, or if the present fair saleable value of the company's assets is less than the amount that will be required to pay its probable liability on its existing debts as they become absolute and mature. There can be no assurance as to what standards a court would apply to determine whether a Guarantor was solvent at the relevant time. To the extent that a Guarantee were to be avoided as a fraudulent conveyance or held unenforceable for any other reason, holders of the Notes would cease to have any claim in respect of such Guarantor and would be creditors solely of the Company and of the Guarantors whose Guarantees had not been avoided or held unenforceable. In such event, the claims of the holders of the Notes against the issuer of an invalid Guarantee would be subject to the prior payment in full of all liabilities of such Guarantor thereunder. There can be no assurance that, after providing for all prior claims, there would be sufficient assets to satisfy the claims of the holders of the Notes relating to the voided Guarantees.

     Based upon financial and other information currently available to it, the Company believes that the Notes and the Guarantees are being incurred for proper purposes and in good faith and that each of the Company and the Guarantors is solvent and will continue to be solvent after issuing the Notes or the Guarantees, as the case may be, will have sufficient capital for carrying on its business after such issuance and will be able to pay its debts as they mature. See "Description of the New Notes," "Description of Certain Other Indebtedness" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

     The Guarantees may be released under certain circumstances upon resale, exchange or transfer by the Company of the stock of the related Guarantor or all or substantially all of the assets of such Guarantor to a non-affiliate. See "Description of the New Notes -- Certain Covenants -- Limitation on Issuances of Guarantees of and Pledges for Indebtedness."

     In addition, the Company anticipates that some of the net proceeds of the Offering will be applied to repay a portion of the indebtedness incurred by it under the Revolving Facility, which was incurred to finance acquisitions by the Company and its subsidiaries, and under the Floor Plan Facility. To the extent that a court were to find that the issuance of the Notes violated federal or state fraudulent transfer or conveyance laws, in the manner described above with respect to the Guarantors, the court could avoid or modify the Company's obligations to holders of the Notes in favor of the Company's other creditors. To the extent that the issuance of the Notes were to be avoided as a fraudulent conveyance or held unenforceable for any other reason, holders of the Notes would cease to have any claim in respect of the Company and would be creditors solely of the Guarantors whose Guarantees had not been avoided or held unenforceable. In such event, the claims of the holders of the Notes against the Company would be subject to the prior payment in full of all liabilities of the Company. There can be no assurance that, after providing for all prior claims, there would be sufficient assets to satisfy the claims of the holders of the Notes.


Dependence on Automobile Manufacturers

     Each of the Company's dealerships operates pursuant to a franchise agreement between the applicable automobile manufacturer (or authorized distributor thereof) (the "Manufacturer") and the subsidiary of the Company that operates such dealership. The Company is dependent to a significant extent on its relationships with such Manufacturers.

     Vehicles manufactured by Ford Motor Company ("Ford"), Chrysler Corporation ("Chrysler"), Toyota Motor Sales (U.S.A.) ("Toyota") and General Motors Corporation ("GM") accounted for approximately 42.4%, 18.6%, 10.9% and 6.7%, respectively, of the Company's 1997 new vehicle revenues on a pro forma basis. No other Manufacturer accounted for more than 5% of the pro forma new vehicle sales of the Company during 1997. See "Business -- New Vehicle Sales," and " -- Relationships with Manufacturers." Accordingly, a significant decline in the sale of Ford, Chrysler, Toyota or GM new cars could have a material adverse effect on the Company. Manufacturers exercise a great degree of control over the operations of the Company's dealerships. Each of the franchise agreements provides for termination or non-renewal for a variety of causes, including any unapproved change of ownership or management and other material breaches of the franchise agreements. The Company has no reason to believe that it will not be able to renew all of its existing franchise agreements upon expiration, but there can be no assurance that any of such agreements will be renewed or that the terms and conditions of such renewals will be favorable to the Company. If a Manufacturer terminates or declines to renew one or more of the Company's significant franchise agreements, such action could have a material adverse effect on the Company and its business. Actions taken by Manufacturers to exploit their superior bargaining position in negotiating the terms of such renewals or otherwise could also have a material adverse effect on the Company. See "Business -- Relationships with Manufacturers."

     The Company also depends on the Manufacturers to provide it with a desirable mix of popular new vehicles that produce the highest profit margins and which may be the most difficult to obtain from the Manufacturers. If the Company is unable to obtain a sufficient allocation of the most popular vehicles, its profitability may be materially adversely affected. In some instances, in order to obtain additional allocations of these vehicles, the Company purchases a larger number of less desirable models than it would otherwise purchase and its profitability may be materially adversely affected thereby. The Company's dealerships depend on the Manufacturers for certain sales incentives and other programs that are intended to promote dealership sales or support dealership profitability. Manufacturers have historically made many changes to their incentive programs during each year. A reduction or discontinuation of a Manufacturer's incentive programs may materially adversely affect the profitability of the Company.

     The success of each of the Company's dealerships depends to a great extent on the financial condition, marketing, vehicle design, production capabilities and management of the Manufacturers which the Company represents. Events such as strikes and other labor actions by unions, or negative publicity concerning a particular Manufacturer or vehicle model, may materially and adversely affect the Company. Similarly, the delivery of vehicles from Manufacturers later than scheduled, which may occur particularly during periods when new products are being introduced, can lead to reduced sales. Although, the Company has attempted to lessen its dependence on any one Manufacturer by establishing dealer relationships with a number of different domestic and foreign automobile Manufacturers, adverse conditions affecting Manufacturers, and Ford, Chrysler, Toyota or GM in particular, could have a material adverse effect on the Company. For instance, workers at a Chrysler engine plant went on strike in April 1997 for 29 days. The strike by the United Auto Workers caused Chrysler's vehicle production to drop during the Spring of 1997, especially for production of its most popular truck and van models. This strike materially affected the Company due to Chrysler's inability to provide the Company with a sufficient supply of new vehicles and parts during such period. In the event of another such strike, the Company may need to purchase inventory from other automobile dealers at prices higher than it would be required to pay to the affected Manufacturer in order to carry an adequate level and mix of inventory. Consequently, such events could materially adversely affect the financial results of the Company. In June 1998, the United Auto Workers went on strike at two GM facilities in Flint, Michigan. The strike lasted 53 days, causing 27 GM manufacturing facilities to shut down during the strike and severely affecting production of GM vehicles during the strike period. See "Business -- New Vehicle Sales" and " -- Relationship with Manufacturers."

     Many Manufacturers attempt to measure customers' satisfaction with their sales and warranty service experiences through systems which vary from Manufacturer to Manufacturer but which are generally known as CSI. These Manufacturers may use a dealership's CSI scores as a factor in evaluating applications for additional dealership acquisitions and other matters such as vehicle inventory allocations. The components of CSI have been modified from time to time in the past, and there is no assurance that such components will not be further modified or replaced by different systems in the future. To date, the Company has not been adversely affected by these standards and has not been denied approval of any acquisition based on low CSI scores, except for Jaguar's refusal to approve the acquisition of the Chattanooga Jaguar franchise comprising a portion of the 1997 Acquisitions which Jaguar claimed was in part due to CSI scores below the level expected of Jaguar dealership franchises. However, there can be no assurance that the Company will be able to comply with such standards in the future. Failure of the Company's dealerships to comply with the standards imposed by Manufacturers at any given time may have a material adverse effect on the Company.

     The Company must also obtain approvals by the applicable Manufacturer for any of its acquisitions. See " -- Risks Associated with Acquisitions."


Mature Industry; Cyclical and Local Nature of Automobile Sales

     The United States automobile dealership industry generally is considered a mature industry in which minimal growth is expected in unit sales of new vehicles. As a consequence, growth in the Company's revenues and earnings is likely to be significantly affected by the Company's success in acquiring and integrating dealerships and the pace and size of such acquisitions. See " -- Risks Associated with Acquisitions" and "Business -- Growth Strategy."

     The automobile industry is cyclical and historically has experienced periodic downturns characterized by oversupply and weak demand. Many factors affect the industry, including general economic conditions and consumer confidence, the level of discretionary personal income, interest rates and credit availability. For the year ended December 31, 1997, industry retail sales increased 0.1% as a result of retail car sales declines of 2.7% offset by retail truck sales gains of 3.8% from the same period in 1996. As of May 31, 1998, industry retail sales for the year to date increased 1.1% as a result of retail car sales declines of 3.2% offset by retail truck sale gains of 6.4% from the same period in 1997. Future recessions may have a material adverse effect on the Company's business.

     Local economic, competitive and other conditions also affect the performance of dealerships. The Company's dealerships currently are located in the Charlotte, Chattanooga, Daytona Beach, Nashville, Tampa/Clearwater, Houston, Atlanta, Columbus, Greenville/Spartanburg and Montgomery markets. While the Company intends to pursue acquisitions outside of these markets, the Company expects that the majority of its operations will continue to be concentrated in these areas for the foreseeable future. As a result, the Company's results of operations will depend substantially on general economic conditions and consumer spending habits in the Southeast and, to a lesser extent, in the Houston and Columbus markets, as well as various other factors, such as tax rates and state and local regulations, specific to North Carolina, Tennessee, Florida, Texas, Georgia, Ohio, South Carolina and Alabama. There can be no assurance that the Company will be able to expand geographically, or that any such expansion will adequately insulate it from the adverse effects of local or regional economic conditions. See "Business -- Strategy -- Acquire Dealerships."


Competition

     Automobile retailing is a highly competitive business with over 22,000 franchised automobile dealerships in the United States at the beginning of 1996. The Company's competition includes franchised automobile dealerships selling the same or similar makes of new and used vehicles offered by the Company in the same markets as the Company and sometimes at lower prices than those of the Company. These dealer competitors may be larger and have greater financial and marketing resources than the Company. Other competitors include other franchised dealers, private market buyers and sellers of used vehicles, used vehicle dealers, service center chains and independent service and repair shops. Gross profit margins on sales of new vehicles have been declining since 1986. The used car market faces increasing competition from non-traditional outlets such as used-vehicle "superstores," which use sales techniques such as one price shopping, and the Internet. Several groups have begun to establish nationwide networks of used vehicle superstores. In many of the markets where the Company has significant operations, used vehicle superstores operate in competition with the Company. "No negotiation" sales methods are also being tried for new cars by at least one of these superstores and by dealers for Saturn and other dealerships. Some recent market entrants may be capable of operating on smaller gross margins compared to the Company, and may have greater financial, marketing and personnel resources than the Company. In addition, Ford has announced that it is entering into joint ventures to acquire dealerships in various cities in the United States and other manufacturers may also directly enter the retail market in the future, which could have a material adverse effect on the Company. The increased popularity of short-term vehicle leasing also has resulted, as these leases expire, in a large increase in the number of late model vehicles available in the market, which puts added pressure on margins. As the Company seeks to acquire dealerships in new markets, it may face increasingly significant competition (including from other large dealer groups and dealer groups that have publicly-traded equity) as it strives to gain market share through acquisitions or otherwise.

     The Company's franchise agreements do not grant the Company the exclusive right to sell a Manufacturer's product within a given geographic area. The Company could be materially adversely affected if any of its Manufacturers award franchises to others in the same markets where the Company is operating. A similar adverse affect could occur if existing competing franchised dealers increase their market share in the Company's markets. The Company's gross margins may decline over time as it expands into markets where it does not have a leading position. These and other competitive pressures could materially adversely affect the Company's results of operations. See "Business -- Competition."


Operating Condition of Acquired Businesses

     Although the Company has conducted what it believes to be a prudent level of investigation regarding the operating condition of the businesses to be purchased in the 1998 Acquisitions in light of the circumstances of each transaction, certain unavoidable levels of risk remain regarding the actual operating condition of these businesses. Until the Company actually assumes operating control of such assets, it will not be able to ascertain their actual value and, therefore, will be unable to ascertain whether the price paid for any of the 1998 Acquisitions represented a fair valuation. The same risk regarding the actual operating condition of businesses to be acquired will also apply to future acquisitions by the Company.

Risks of Consolidating Operations as a Result of Acquisitions

     In connection with the 1998 Acquisitions, Sonic acquired or is acquiring 17 dealerships. Each of these dealerships has been operated and managed as a separate independent entity to date, and the Company's future operating results will depend on its ability to integrate the operations of these businesses and manage the combined enterprise. There can be no assurance that the management group will be able to effectively and profitably integrate in a timely manner any of the dealerships included in the 1998 Acquisitions or any future acquisitions, or to manage the combined entity without substantial costs, delays or other operational or financial problems. The inability of the Company to do so could have a material adverse effect on the Company's business, financial condition and results of operations.


Risks Associated with Acquisitions

     The retail automobile industry is considered a mature industry in which minimal growth is expected in unit sales of new vehicles. Accordingly, the Company's future growth will depend in large part on its ability to acquire additional dealerships as well as on its ability to manage expansion, control costs in its operations and consolidate dealership acquisitions, including the 1998 Acquisitions, into existing operations. In pursuing a strategy of acquiring other dealerships, including the 1998 Acquisitions, the Company faces risks commonly encountered with growth through acquisitions. These risks include, but are not limited to, incurring significantly higher capital expenditures and operating expenses, failing to assimilate the operations and personnel of the acquired dealerships, disrupting the Company's ongoing business, dissipating the Company's limited management resources, failing to maintain uniform standards, controls and policies, impairing relationships with employees and customers as a result of changes in management and causing increased expenses for accounting and computer systems, as well as integration difficulties. Failure to retain qualified management personnel at any acquired dealership may increase the risk associated with integrating such acquired dealership. Installing new computer systems has in the past disrupted existing operations as management and salespersons adjust to new technologies. In addition, as contracts with existing suppliers of the Company's computer systems expire, the Company's strategy may be to install new systems at its existing dealerships. The Company expects that it will take approximately six months to fully integrate an acquired dealership into the Company's operations and realize the full benefit of the Company's strategies and systems. There can be no assurance that the Company will be successful in overcoming these risks or any other problems encountered with such acquisitions, including in connection with the 1998 Acquisitions. Acquisitions may also result in significant goodwill and other intangible assets that are amortized in future years and reduce future stated earnings. See "The 1998 Acquisitions," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business -- Strategy -- Acquire Dealerships."

     Although there are many potential acquisition candidates that fit the Company's acquisition criteria, there can be no assurance that the Company will be able to consummate any such transactions in the future or identify those candidates that would result in the most successful combinations, or that future acquisitions will be able to be consummated at acceptable prices and terms. In addition, increased competition for acquisition candidates could result in fewer acquisition opportunities for the Company and higher acquisition prices. The magnitude, timing and nature of future acquisitions will depend upon various factors, including the availability of suitable acquisition candidates, competition with other dealer groups for suitable acquisitions, the negotiation of acceptable terms, the Company's financial capabilities, the availability of skilled employees to manage the acquired companies and general economic and business conditions.

     In addition, the Company's future growth as a result of its acquisition of automobile dealerships will depend on its ability to obtain the requisite Manufacturer approvals. There can be no assurance that it will be able to obtain such consents in the future. See " -- Manufacturers' Restrictions on Acquisitions" and "Business -- Relationships with Manufacturers."

     In certain cases, the Company may be required to file applications and obtain clearances under applicable federal antitrust laws before consummation of an acquisition. These regulatory requirements may restrict or delay the Company's acquisitions, and may increase the cost of completing such transactions.


Limitations on Financial Resources Available for Acquisitions; Possible Inability to Refinance Existing Debt

     The Company intends to finance acquisitions with cash on hand, through issuances of equity or debt securities and through borrowings under credit arrangements. There is no assurance that the Company will be able to obtain additional debt or equity securities financing. Using cash to complete acquisitions could substantially limit the Company's operating or financial flexibility. Using stock to consummate acquisitions may be prohibited by the Company's franchise agreements with Manufacturers. See " -- Stock Ownership/Issuance Limits; Limitation on Ability to Issue Additional Equity." If the Company is unable to obtain financing on acceptable terms, the Company may be required to reduce significantly the scope of its presently anticipated expansion, which could materially adversely affect the Company's business. See "The 1998 Acquisitions,"

"Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" and "Business -- Strategy -- Acquire Dealerships."

     In addition, the Company is dependent to a significant extent on its ability to finance the purchase of inventory, which in the automotive retail industry involves significant sums of money in the form of floor plan financing. As of June 30, 1998, the Company had approximately $149.7 million of floor plan indebtedness outstanding, all of which is under the Floor Plan Facility. Substantially all the assets of the Company's dealerships are pledged to secure such indebtedness, which may impede the Company's ability to borrow from other sources. Ford Motor Credit is associated with Ford. Consequently, deterioration of the Company's relationship with Ford could adversely affect its relationship with Ford Motor Credit and vice-versa. In addition, the Company must obtain new floor plan financing or obtain consents to assume such financing in connection with its acquisition of dealerships. See " -- Dependence on Automobile Manufacturers."

     Bruton Smith initially guaranteed the obligations of the Company under the Revolving Facility and such obligations were further secured with a pledge of shares of common stock of Speedway Motorsports owned by Sonic Financial, a corporation controlled by Mr. Smith, and having an estimated value at the time of pledge of approximately $50.0 million (the "Revolving Pledge"). In December 1997, upon the increase of the borrowing limit under the Revolving Facility to the maximum loan commitment of $75.0 million, Mr. Smith's personal guarantee of the Company's obligations under the Revolving Facility was released, although the Revolving Pledge remained in place and Mr. Smith was required to lend $5.5 million (the "Subordinated Smith Loan") to the Company to increase its capitalization. The Subordinated Smith Loan was required by Ford Motor Credit as a condition to its agreement to increase the borrowing limit under the Revolving Facility because the net offering proceeds to the Company from its IPO in November 1997 were significantly less than expected by the Company and Ford Motor Credit. For further discussion of the Revolving Pledge and the Subordinated Smith Loan, see "Certain Transactions -- The Smith Guarantees, Pledges and Subordinated Loan." No assurance can be given that Mr. Smith or Sonic Financial will provide similar or additional security or capitalization for the benefit of the Company in connection with future refinancings of the Company's debt or future additions or increases in financing sources of the Company.


Stock Ownership/Issuance Limits; Limitation on Ability to Issue Additional
Equity

     Standard automobile franchise agreements prohibit transfers of any ownership interests of a dealership and its parent, such as Sonic, and, therefore, often do not by their terms accommodate public trading of the capital stock of a dealership or its parent. All of the Manufacturers of which Company subsidiaries are franchisees, except for Jaguar, have agreed to permit trading in the Class A Common Stock. A number of Manufacturers impose restrictions upon the transferability of the Class A Common Stock. Ford may cause the Company to sell or resign from one or more of its Ford franchises if any person or entity (other than the current holders of the Company's Class B Common Stock and their lineal descendants and affiliates (collectively, the "Smith Group")) acquires 15% or more of the Company's voting securities. Likewise, General Motors, Toyota and Nissan Motor Corporation In U.S.A. ("Infiniti") may force the sale of their respective franchises if 20% of more of the Company's voting securities are so acquired. American Honda Co., Inc. ("Honda") may force the sale of the Company's Honda franchise if any person or entity, excluding members of the Smith Group, acquires 5% of the Common Stock (10% if such entity is an institutional investor), and Honda deems such person or entity to be unsatisfactory. Volkswagen of America, Inc. ("Volkswagen") approved of the public sale of only 25% of the voting control of the Company and requires prior approval of any change in control or management of the Company that would affect the Company's control or management of its Volkswagen franchise subsidiaries. Chrysler approved of the public sale of only 50% of the Common Stock and requires prior approval of any future sales that would result in a change in voting or managerial control of the Company. See "Business -- Relationships with Manufacturers." In a similar manner, the Company's lending arrangements require that voting control over the Company be maintained by the Smith Group. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources." Any transfer of shares of the Company's Common Stock, including a transfer by members of the Smith Group, will be outside the control of the Company and, if such transfer results in a change in control of the Company, could result in the termination or non-renewal of one or more of its franchise agreements and in a default under its credit arrangements. Moreover, these issuance limitations may impede the Company's ability to raise capital through additional equity offerings or to issue Common Stock as consideration for, and therefore, to consummate, future acquisitions. Such restrictions also may prevent or deter prospective acquirors from acquiring control of the Company and, therefore, may adversely impact the Company's equity value. See " -- Limitations on Financial Resources Available for Acquisitions; Possible Inability to Refinance Existing Debt."

Manufacturers' Restrictions on Acquisitions

     The Company is required to obtain the consent of the applicable Manufacturer prior to the acquisition of any additional dealership franchises. There can be no assurance that Manufacturers will grant such approvals. In the course of acquiring Jaguar franchises associated with dealerships in Chattanooga, Tennessee and Greenville, South Carolina, Jaguar declined to consent to the Company's proposed acquisitions of those franchises. Subsequently, the Company agreed with Jaguar not to acquire any Jaguar franchise until August 3, 2001. See " -- No Consent from Jaguar." Obtaining the consent of the Manufacturers for acquisitions of dealerships could also take a significant amount of time. Obtaining the approvals of the Manufacturers for the 1997 Acquisitions and the 1998 Acquisitions, other than Jaguar, which was not obtained, took approximately five months. Although no assurances can be given, the Company believes that Manufacturer approvals of subsequent acquisitions from Manufacturers with which the Company has previously completed applications and agreements may take less time. Excluding Jaguar, the Company has obtained Manufacturer consent to all of the 1998 Acquisitions other than from Honda in the Economy Honda Acquisition. The Company currently expects to receive the consent of Honda to the Economy Honda Acquisition prior to the closing of this acquisition, although there can be no assurance that such consent will be obtained. See " -- No Consent from Honda." If the Company experiences delays in obtaining, or fails to obtain, approvals of the Manufacturers for acquisitions of dealerships, the Company's growth strategy could be materially adversely affected. In determining whether to approve an acquisition, the Manufacturers may consider many factors, including the moral character, business experience, financial condition, ownership structure and CSI scores of the Company and its management. In addition, under an applicable franchise agreement or under state law a Manufacturer may have a right of first refusal to acquire a dealership in the event the Company seeks to acquire a dealership franchise.

     In addition, a Manufacturer may limit the number of such Manufacturers' dealerships that may be owned by the Company or the number that may be owned in a particular geographic area. For example, Ford currently limits the Company to no more than the lesser of (i) 15 Ford and 15 Lincoln Mercury dealerships or
(ii) that number of Ford and Lincoln Mercury dealerships accounting for 2% of the preceding year's retail sales of those brands in the United States. It also limits the Company to owning only one Ford dealership in any market area, as defined by Ford, having three or less Ford dealerships in it and no more than 25% of the Ford dealerships in a market area having four or more Ford dealerships. Chrysler has asked the Company to defer any further acquisitions of Chrysler or Chrysler division dealerships until it has established a proven performance record with the Chrysler dealerships it owns. BMW has made a similar request. Moreover, Chrysler has previously announced its general policy of limiting ownership to ten Chrysler dealerships in the United States, six Chrysler dealerships in the same sales zone, as determined by Chrysler, and two dealerships in the same market (but no more than one like vehicle line brand in the same market). Toyota currently limits the number of dealerships which may be owned by any one group to seven Toyota and three Lexus dealerships nationally and restricts the number of dealerships that may be owned to (i) the greater of one dealership, or 20% of the Toyota dealer count in a "Metro" market (as defined by Toyota), (ii) the lesser of five dealerships or 5% of the Toyota dealerships in any Toyota region (currently 12 geographic regions), and
(iii) two Lexus dealerships in any one of the four Lexus geographic areas. Toyota further requires that at least nine months elapse between acquisitions. Similarly, it is currently the policy of Honda to restrict any company from holding more than seven Honda or more than three Acura franchises nationally and to restrict the number of franchises to (i) one Honda dealership in a "Metro" market (a metropolitan market represented by two or more Honda dealers) with two to 10 Honda dealership points, (ii) two Honda dealerships in a Metro market with 11 to 20 Honda dealership points, (iii) three Honda dealerships in a Metro market with 21 or more Honda dealership points, (iv) no more than 4% of the Honda dealerships in any one of the 10 Honda geographic zones, (v) one Acura dealership in a Metro market (a metropolitan market with two or more Acura dealership points), and (vi) two Acura dealerships in any one of the six Acura geographic zones. Toyota and Honda also prohibit ownership of contiguous dealerships and the coupling of a franchise with any other brand without their consent. The Economy Honda Acquisition would violate Honda's contiguous dealership policy since it would result in the Company having two contiguous dealership points in Chattanooga. See "No Consent from Honda." GM has limited the number of GM dealerships that the Company may acquire during the next 12 months to five additional GM dealership locations, which number may be increased on a case-by-case basis. In addition, GM limits the maximum number of GM dealerships that the Company may acquire to 50% of the GM dealerships, by franchise line, in a GM-defined geographic market area having multiple GM dealers.

     As a condition to granting their consent to the 1997 Acquisitions, a number of Manufacturers have also imposed certain other restrictions on the Company. In addition to the restrictions under " -- Stock Ownership/Issuance Limits; Limitation on Ability to Issue Additional Equity" above, these restrictions principally consist of restrictions on (i) certain material changes in the Company or extraordinary corporate transactions such as a merger, sale of a material amount of assets or change in the Board of Directors or management of the Company which could have a material adverse effect on the Manufacturer's image or reputation or could be materially incompatible with the Manufacturer's interests; (ii) the removal of a dealership general manager without the consent of the Manufacturer; and (iii) the use of dealership facilities to sell or service new vehicles of other manufacturers. If the Company is unable to comply with these restrictions, the Company generally must (i) sell the assets of the dealerships to the Manufacturer or to a third party acceptable to the Manufacturer, or (ii) terminate the dealership agreements with the Manufacturer. Other manufacturers may impose other and more stringent restrictions in connection with future acquisitions.

     The Company will own, after giving effect to the 1998 Acquisitions, nine Chrysler franchises, seven Ford franchises, four BMW franchises, four GM franchises, three Toyota franchises, three Volkswagen franchises, three KIA franchises, three Mercury franchises, two Honda franchises, two Lincoln franchises, two Hyundai franchises, two Mitsubishi franchises, and one franchise each of Acura, Infiniti, Isuzu, Mercedes and Subaru. See " -- No Consent from Honda" and " -- No Consent from Jaguar."


No Consent from Honda


     The Company has requested the consent of Honda to the acquisition of a Honda dealership located in Chattanooga, Tennessee (the "Economy Honda Dealership") by the Company relating to the Economy Honda Acquisition. Honda has informed the Company that its acquisition of the Economy Honda Dealership would violate Honda's policy against the ownership of contiguous dealerships, which the Company has agreed to in its agreement with Honda, since the Company already owns the Cleveland Village Honda dealership located in the Chattanooga market. Therefore, Honda has further informed the Company that its approval of the Company's acquisition of the Economy Honda Dealership is contingent upon the Company divesting its ownership of the Cleveland Village Honda dealership prior to such acquisition. The Company is currently negotiating with potential buyers for the sale of the Cleveland Village Honda dealership. There can be no assurance that the Company will be able to sell the Cleveland Village Honda dealership or that the approval of Honda to the Economy Honda Acquisition will be obtained. On a pro forma basis, the Cleveland Village Honda dealership accounted for, and the Economy Honda Dealership would have accounted for, approximately 1.9% and 2.7% of the Company's 1997 revenues and approximately 2.1% and 3.0% of gross profits, respectively.



No Consent from Jaguar

     In the course of acquiring Jaguar franchises in Chattanooga, Tennessee and Greenville, South Carolina, Jaguar declined to consent to the Company's proposed acquisitions of these franchises. The Company is operating the Chattanooga Jaguar franchise pursuant to a Service and Parts Agreement with Jaguar and is providing management services to the present owners of the Greenville Jaguar franchise pursuant to a Services Agreement. Both of these arrangements will terminate upon the respective sales of these franchises to third parties approved by Jaguar in the future. In settling legal actions brought against Jaguar by the seller of the Chattanooga Jaguar franchise, the Company agreed with Jaguar not to acquire any Jaguar franchise until August 3, 2001. The Chattanooga and Greenville Jaguar franchises, individually and in the aggregate, would have accounted for less than 1% of the Company's 1997 revenues and gross profits on a pro forma basis.


Potential Conflicts of Interest

     Bruton Smith, the Chairman and Chief Executive Officer of the Company, will continue to serve as the Chairman and Chief Executive Officer of Speedway Motorsports. Accordingly, the Company will compete with Speedway Motorsports for the management time of Mr. Smith. Under his employment agreement with the Company, Mr. Smith is required to devote approximately 50% of his business time to the affairs of the Company. The remainder of his business time may be devoted to other entities including Speedway Motorsports.

     The Company has in the past and will likely in the future enter into transactions with entities controlled by either Mr. Smith or Nelson Bowers or other affiliates of the Company, including transactions with MMRT, a real estate investment trust for which Mr. Smith serves as chairman of MMRT's board of trustees and is presently its largest shareholder. The Company has recently entered into certain transactions with MMRT. See "Prospectus Summary -- Recent Developments" and "Certain Transactions -- Transactions with MMRT." The Company believes that all of its existing arrangements are favorable to the Company and were entered into on terms that, taken as a whole, reflect arm's-length negotiations, although certain lease provisions included in such transactions may be at below-market rates. Since no independent appraisals evaluating these business transactions were obtained, there can be no assurance that such transactions are on terms no less favorable than could have been obtained from unaffiliated third parties. Potential conflicts of interest could also arise in the future between the Company and these affiliated parties in connection with the enforcement, amendment or termination of these arrangements. See "Certain Transactions." The Company anticipates renegotiating its leases with all related parties at lease expiration at fair market rentals, which may be higher than current rents. For further discussion of these related party leases, see "Certain Transactions -- Certain Dealership Leases."

     In addition to his interest and responsibilities with the Company, Nelson Bowers has ownership interests in several non-Company entities, including a Toyota dealership in Cleveland, Tennessee, an auto body shop in Chattanooga, Tennessee, and an used-car auction house. These enterprises are involved in businesses that are related to, and that compete with, the businesses of the Company. Pursuant to his employment agreement, Mr. Bowers is not permitted to participate actively in the operation of those businesses and is only permitted to maintain a passive investment in these enterprises.

     Under the General Corporation Law of Delaware generally, a corporate insider is precluded from acting on a business opportunity in his individual capacity if that opportunity is one which the corporation is financially able to undertake, is in the line of the corporation's business, is of practical advantage to the corporation and is one in which the corporation has an interest or reasonable expectancy. Accordingly, corporate insiders are generally required to engage in new business opportunities of the Company only through the Company unless a majority of the Company's disinterested directors decide under the standards discussed above that it is not in the best interest of the Company to pursue such opportunities.

     The Company's Amended and Restated Certificate of Incorporation (the "Certificate") contains provisions providing that transactions between the Company and its affiliates must be no less favorable to the Company than would be available in corporate transactions in arm's-length dealing with an unrelated third party. Moreover, any such transactions involving aggregate payments in excess of $500,000 must be approved by a majority of the Company's directors and a majority of the Company's independent directors. Otherwise, the Company must obtain an opinion as to the financial fairness of the transaction to be issued by an investment banking or appraisal firm of national standing. In addition, the terms of the Ford Credit Facilities restrict, and the terms of the Indenture will restrict, certain transactions with affiliates. See "Description of the New Notes -- Certain Covenants -- Limitation on Transactions with Affiliates."


Lack of Majority of Independent Directors

     Independent directors do not constitute a majority of the Board, and the Company's Board may not have a majority of independent directors in the future. In the absence of a majority of independent directors, the Company's executive officers, who also are principal stockholders and directors, could establish policies and enter into transactions without independent review and approval thereof, subject to certain restrictions under the Certificate. These and other transactions could present the potential for a conflict of interest between the Company and its minority stockholders and the controlling officers, stockholders or directors. See "Management."


Dependence on Key Personnel and Limited Management and Personnel Resources

     The Company's success depends to a significant degree upon the continued contributions of its management team (particularly its senior management) and service and sales personnel. Additionally, Manufacturer franchise agreements require the prior approval of the applicable Manufacturer before any change is made in franchise general managers. For instance, Volvo has required that Nelson Bowers and Richard Dyer maintain a 20% interest in, and be the general managers of, the Company's Volvo dealerships formerly owned by them. Consequently, the loss of the services of one or more of these key employees could have a material adverse effect on the Company. Although the Company has employment agreements with Bruton Smith, Bryan Scott Smith, Dennis D. Higginbotham, Nelson Bowers, Theodore M. Wright, O. Ken Marks, Jr. and Jeffrey
C. Rachor, the Company will not have employment agreements in place with other key personnel. In addition, as the Company expands it may need to hire additional managers and will likely be dependent on the senior management of any businesses acquired. The market for qualified employees in the industry and in the regions in which the Company operates, particularly for general managers and sales and service personnel, is highly competitive and may subject the Company to increased labor costs in periods of low unemployment. The loss of the services of key employees or the inability to attract additional qualified managers could have a material adverse effect on the Company. In addition, the lack of qualified management or employees employed by the Company's potential acquisition candidates may limit the Company's ability to consummate future acquisitions. See "Business -- Strategy -- Acquire Dealerships," " -- Competition" and "Management."


Seasonality

     The Company's business is seasonal, with a disproportionate amount of revenues occurring in the second, third and fourth fiscal quarters. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."


Imported Product Restrictions and Foreign Trade Risks

     Certain motor vehicles retailed by the Company, as well as certain major components of vehicles retailed by the Company, are of foreign origin. Accordingly, the Company is subject to the import and export restrictions of various jurisdictions and is dependent to some extent upon general economic conditions in and political relations with a number of foreign countries, particularly Germany, Japan and Sweden. Additionally, fluctuations in currency exchange rates may adversely affect the Company's sales of vehicles produced by foreign manufacturers. Imports into the United States may also be adversely affected by increased transportation costs and tariffs, quotas or duties.


Adverse Effect of Governmental Regulation; Environmental Regulation Compliance Costs

     The Company is subject to a wide range of federal, state and local laws and regulations, such as local licensing requirements, and consumer protection laws. The violation of these laws and regulations can result in civil and criminal penalties being levied against the Company or in a cease and desist order against Company operations that are not in compliance. Future acquisitions by the Company may also be subject to regulation, including antitrust reviews. The Company believes that it complies in all material respects with all laws and regulations applicable to its business, but future regulations may be more stringent and require the Company to incur significant additional costs.

     The Company's facilities and operations are also subject to federal, state and local laws and regulations relating to environmental protection and human health and safety, including those governing wastewater discharges, air emissions, the operation and removal of underground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials and wastes and the remediation of contamination associated with such disposal or release. Certain of these laws and regulations may impose joint and several liability on certain statutory classes of persons for the costs of investigation and/or remediation of contaminated properties, regardless of fault or the legality of the original disposal. These persons include the present or former owner or operator of a contaminated property and companies that generated, disposed of or arranged for the disposal of hazardous substances found at the property.

     Past and present business operations of the Company subject to such laws and regulations include the use, storage handling and contracting for recycling or disposal of hazardous or toxic substances or wastes, including environmentally sensitive materials such as motor oil, waste motor oil and filters, transmission fluid, antifreeze, freon, waste paint and lacquer thinner, batteries, solvents, lubricants, degreasing agents, gasoline and diesel fuels. The Company is subject to other laws and regulations as a result of the past or present existence of underground storage tanks at many of the Company's properties. The Company, like many of its competitors, has incurred, and will continue to incur, capital and operating expenditures and other costs in complying with such laws and regulations. In addition, soil and groundwater contamination exist at certain of the Company's properties, and there can be no assurance that other properties have not been contaminated by any leakage from underground storage tanks or by any spillage or other releases of hazardous or toxic substances or wastes. In addition, in connection with the Company's recent or expected acquisitions, the Company could become subject to new or unforeseen environmental costs or liabilities, certain of which could be material.

     Certain laws and regulations, including those governing air emissions and underground storage tanks, have been amended so as to require compliance with new or more stringent standards as of future dates. The Company cannot predict what other environmental legislation or regulations will be enacted in the future, how existing or future laws or regulations will be administered or interpreted or what environmental conditions may be found to exist in the future. Compliance with new or more stringent laws or regulations, stricter interpretation of existing laws or the future discovery of environmental conditions may require additional expenditures by the Company, some of which may be material. See "Business -- Governmental Regulations and Environmental Matters."


Concentration of Voting Power


     The Common Stock is divided into two classes with different voting rights, which allows for the maintenance of control of the Company by the holders of the Class B Common Stock. As of October 23, 1998, the holders of Class B Common Stock had approximately 89.7% of the combined voting power of the outstanding Voting Stock, representing 52.8% of the outstanding shares of Voting Stock. Consequently, holders of Class B Common Stock effectively have the ability to elect all of the directors of the Company and to control all other matters requiring the approval of the Company's stockholders. See "Principal Stockholders."



Year 2000 Compliance

     The Company recognizes the need to ensure that its operations will not be adversely impacted by Year 2000 software failures and it has completed an assessment of its own operations in this regard. The Company has determined that its systems are currently Year 2000 compliant and that the costs associated with making its systems Year 2000 compliant were immaterial. However, many of the Company's lenders and suppliers, including the Company's suppliers that provide finance and insurance products, may be impacted by Year 2000 complications. The Company is in the process of making inquiries to its lenders and suppliers regarding their Year 2000 compliance efforts, and it is reviewing the Year 2000 disclosures in documents filed with the Commission for those lenders and suppliers that are publicly-held companies. The Company does not believe that failure of the Company's lenders or suppliers to ensure that their computer systems are Year 2000 compliant will have a material adverse impact on the Company's business, results of operations, and financial condition, although no assurances can be given in this regard. Furthermore, there can be no assurances that Year 2000 deficiencies on the part of dealerships to be acquired by the Company would not have a material adverse impact on the Company's business, results of operations, and financial condition.

     The Company has not yet established a contingency plan in the event that its expectations regarding Year 2000 problems are incorrect, but the Company intends to create such a contingency plan within the next six months. At this time, it is impossible to state with certainty whether Year 2000 computer software or equipment failures on the part of the Company or third parties involved with the Company will have a material adverse impact on the Company's results of operations, liquidity and financial condition. However, based on the Company's assessment of its own operations, the Company believes that it is adequately prepared to deal with Year 2000 problems which may arise.


Significant Materiality of Goodwill

     On a pro forma basis, goodwill would have represented approximately 32.8% and 128.6% of the Company's total assets and stockholders' equity, respectively, as of June 30, 1998. Goodwill arises when an acquiror pays more for a business than the fair value of the tangible and separately measurable intangible net assets. Generally accepted accounting principles require that this and all other intangible assets be amortized over the period benefited. The Company determined that the period benefited by the goodwill will be no less than 40 years. If the Company were not to separately recognize a material intangible asset having a benefit period less than 40 years, or were not to give effect to shorter benefit periods of factors giving rise to a material portion of the goodwill, earnings reported in periods immediately following the acquisition would be overstated. In later years, the Company would be burdened by a continuing charge against earnings without the associated benefit to income valued by management in arriving at the consideration paid for the businesses. Earnings in later years also could be significantly affected if management determined then that the remaining balance of goodwill was impaired. The Company reviewed with its independent accountants all of the factors and related future cash flows which it considered in arriving at the amount incurred in the 1998 Acquisitions. The Company concluded that the anticipated future cash flows associated with intangible assets recognized in the acquisitions will continue indefinitely, and there is no persuasive evidence that any material portion will dissipate over a period shorter than 40 years.


Absence of a Public Market for the Notes

     The Notes are new securities for which there currently is no trading market and there can be no assurance as to the liquidity of any market for the Notes that may develop, the ability of holders of the Notes to sell their Notes, or the prices at which holders of the Notes would be able to sell their Notes. If such markets were to exist, the Notes could trade at prices higher or lower than their initial purchase prices depending on many factors, including prevailing interest rates, the Company's operating results and the market for similar securities. Although the Initial Purchasers have informed the Company that they currently intend to make a market in the Notes, the Initial Purchasers are not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Notes. The Notes are eligible for trading in the PORTAL market. The Company does not intend to apply for listing of the Notes, or if issued, the Exchange Notes on any securities exchange or for quotation on the National Association of Securities Dealers Automated Quotation System.


Consequences of Failure to Exchange

     Untendered Old Notes that are not exchanged for New Notes pursuant to the Exchange Offer will remain restricted securities. Old Notes will continue to be subject to the following restrictions on transfer and limitation of rights: (i) Old Notes may be resold only if registered pursuant to the Securities Act, if an exemption from registration is available thereunder, or if neither such registration nor such exemption is required by law, (ii) Old Notes shall bear a legend restricting transfer in the absence of registration or an exemption therefrom, (iii) a holder of Old Notes who desires to sell or otherwise dispose of all or any part of its Old Notes under an exemption from registration under the Securities Act, if requested by the Company, must deliver to the Company an opinion of counsel reasonably satisfactory in form and substance to the Company, that such exemption is available and (iv) the Old Notes may no longer have rights under the Registration Rights Agreement. Consequently, the Old Notes will have less liquidity than the New Notes but will bear interest at the same rate as that borne by the New Notes.

                               THE EXCHANGE OFFER

Purpose and Effect

     The Old Notes were issued by the Company to the Initial Purchasers on July 31, 1998, pursuant to the Purchase Agreement. The Initial Purchasers subsequently resold the Old Notes in reliance on Rule 144A under the Securities Act.

     In connection with the sale of the Old Notes, the purchasers thereof became entitled to the benefits of certain registration rights. Pursuant to the Registration Rights Agreement, the Company and the Guarantors agreed, for the benefit of the holders of the Old Notes, at the Company's and the Guarantors' cost, to use their reasonable best efforts (i) to file with the Commission the Registration Statement of which this Prospectus is a part within 60 days after the date of original issue of the Old Notes, (ii) to cause the Registration Statement to be declared effective under the Securities Act within 135 days of the date of original issue of the Old Notes, (iii) to keep the Registration Statement effective until the closing of the Exchange Offer, and (iv) to cause the Exchange Offer to be consummated within 165 days of the original issue date of the Old Notes.

     In the event that any changes in law or the applicable interpretations of the staff of the Commission do not permit the Company and the Guarantors to effect the Exchange Offer, or if for any other reason the Exchange Offer Registration Statement is not declared effective within 135 days of the date of original issue of the Old Notes or the Exchange Offer is not consummated within 165 days of the date of original issue of the Old Notes, or upon the request of any of the Initial Purchasers, or if a holder of the Old Notes is not permitted by applicable law to participate in the Exchange Offer or elects to participate in the Exchange Offer but does not receive fully tradeable New Notes pursuant to the Exchange Offer, the Company and the Guarantors will, in lieu of effecting the registration of the New Notes pursuant to the Exchange Offer Registration Statement and at the Company's and the Guarantors' cost, (a) as promptly as practicable, file with the Commission the Shelf Registration Statement covering resales of the Old Notes, (b) use their reasonable best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act by the 165th day after the original issue of the Old Notes and (c) use their reasonable best efforts to keep effective the Shelf Registration Statement for a period of two years after its effective date (or for such shorter period that will terminate when all of the Notes covered by the Shelf Registration Statement have been sold pursuant thereto or cease to be outstanding). The Company will, in the event of the filing of a Shelf Registration Statement, provide to each holder of the Old Notes copies of the prospectus which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement for the Notes has become effective and take certain other actions as are required to permit unrestricted resales of the Notes. A holder of Notes who sells such Notes pursuant to the Shelf Registration Statement generally will be required to be named as a selling security holder in the related prospectus and to deliver the prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such a holder (including certain indemnification obligations).

     In the event that (a) the Exchange Offer Registration Statement is not filed with the Commission on or prior to the 60th calendar day following the date of original issue of the Old Notes, (b) the Exchange Offer Registration Statement is not declared effective on or prior to the 135th calendar day following the date of original issue of the Old Notes, (c) the Exchange Offer is not consummated or a Shelf Registration Statement is not declared effective, in either case, on or prior to the 165th day following the date of original issue of the Old Notes or (d) the Shelf Registration Statement is declared effective but shall thereafter become unusable for more than 30 days in the aggregate in any consecutive twelve-month period (each such event referred to in clauses (a) through (d) above, a "Registration Default"), the interest rate borne by the Notes shall be increased by one-quarter of one percent per annum upon the occurrence of each Registration Default, which rate (as increased as aforesaid) will increase by one quarter of one percent each 90-day period that such additional interest continues to accrue under any such circumstance, with an aggregate maximum increase in the interest rate equal to one percent (1%) per annum. The Shelf Registration Statement will be required to remain effective until the second anniversary of the Old Notes. Following the cure of all Registration Defaults the accrual of additional interest will cease and the interest rate will revert to the original rate.

     The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which is available upon request to the Company.


Consequences of Failure to Exchange Old Notes

     In the event the Exchange Offer is consummated, the Company will not be required to file a Shelf Registration Statement relating to any outstanding Old Notes other than those held by persons not eligible to participate in the Exchange Offer, and the interest rate on such Old Notes will remain at its initial level of 11%. The Exchange Offer shall be deemed to have been consummated upon the earlier to occur of (i) the Company having exchanged New Notes for all outstanding Old Notes

(other than Old Notes held by persons not eligible to participate in the Exchange Offer) pursuant to the Exchange Offer and (ii) the Company having exchanged, pursuant to the Exchange Offer, New Notes for all Old Notes that have been tendered and not withdrawn on the Expiration Date. Upon consummation, holders of Old Notes seeking liquidity in their investment would have to rely on exemptions to registration requirements under the securities laws, including the Securities Act. See "Risk Factors -- Consequences of Failure to Exchange."


Terms of the Exchange Offer

     The Company hereby offers, upon the terms and subject to the conditions set forth herein and in the accompanying Letter of Transmittal, to exchange $1,000 in principal amount of the New Notes for each $1,000 in principal amount of the outstanding Old Notes. The Company will accept for exchange any and all Old Notes that are validly tendered on or prior to 5:00 p.m., New York City time, on the Expiration Date. Tenders of the Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered for exchange. However, the Exchange Offer is subject to the terms and provisions of the Registration Rights Agreement. See " -- Conditions of the Exchange Offer."

     Old Notes may be tendered only in multiples of $1,000. Subject to the foregoing, holders of Old Notes may tender less than the aggregate principal amount represented by the Old Notes held by them, provided that they appropriately indicate this fact on the Letter of Transmittal accompanying the tendered Old Notes (or so indicate pursuant to the procedures for book-entry transfer).


     As of the date of this Prospectus, $125.0 million in aggregate principal amount of the Old Notes is outstanding. As of October 30, 1998, there was one registered holder of the Old Notes, Cede, as nominee for DTC, which held the Old Notes for certain of its participants. Solely for reasons of administration, the Company has fixed the close of business on November 3, 1998 as the record date (the "Record Date") for purposes of determining the persons to whom this Prospectus and the Letter of Transmittal will be mailed initially. Only a holder of the Old Notes (or such holder's legal representative or attorney-in-fact) may participate in the Exchange Offer. There will be no fixed record date for determining holders of the Old Notes entitled to participate in the Exchange Offer. The Company believes that, as of the date of this Prospectus, no such holder is an affiliate (as defined in Rule 405 under the Securities Act) of the Company.


     The Company shall be deemed to have accepted validly tendered Old Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders of Old Notes and for the purposes of receiving the New Notes from the Company.

     If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.


Expiration Date; Extensions; Amendments


     The Expiration Date shall be December 7, 1998 at 5:00 p.m., New York City time, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the Expiration Date shall be the latest date and time to which the Exchange Offer is extended.


     In order to extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral or written notice and will make a public announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

     The Company reserves the right, in its sole discretion (subject to the terms and provisions of the Registration Rights Agreement), (i) to delay accepting any Old Notes, (ii) to extend the Exchange Offer, (iii) if any of the conditions set forth below under " -- Conditions of the Exchange Offer" shall not have been satisfied, to terminate the Exchange Offer, by giving oral or written notice of such delay, extension, or termination to the Exchange Agent, and (iv) to amend the terms of the Exchange Offer in any manner. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders of the Old Notes. Modification of the Exchange Offer, including, but not limited to, (i) extension of the period during which the Exchange Offer is open and
(ii) satisfaction of the conditions set forth below under " -- Conditions of the Exchange Offer", may require that at least ten business days remain in the Exchange Offer.

Conditions of the Exchange Offer

     The Exchange Offer is not conditioned upon any minimum principal amount of the Old Notes being tendered for exchange. However, the Exchange Offer is conditioned upon the declaration by the Commission of the effectiveness of the Exchange Offer Registration Statement of which this Prospectus constitutes a part.


Termination of Certain Rights

     The Registration Rights Agreement provides that, subject to certain exceptions, in the event of a Registration Default, holders of Old Notes are entitled to receive additional interest on their Notes. See " -- Purpose and Effect." Holders of New Notes will not be and, upon consummation of the Exchange Offer, holders of Old Notes will no longer be, entitled to (i) the right to receive additional interest provided for in the event of a Registration Default or (ii) certain other rights under the Registration Rights Agreement intended for holders of Old Notes, except in certain limited circumstances. The Exchange Offer shall be deemed consummated upon the delivery by the Company to the Registrar under the Indenture of New Notes in the same aggregate principal amount as the aggregate principal amount of Old Notes that are tendered by holders thereof pursuant to the Exchange Offer.


Accrued Interest

     The New Notes will bear interest at a rate equal to 11% per annum, which interest shall accrue from July 31, 1998 or from the most recent interest payment date with respect to the Old Notes to which interest was paid or duly provided for. See "Description of Notes -- Principal, Maturity and Interest."


Procedures for Tendering Old Notes

     The tender of a holder's Old Notes as set forth below and the acceptance thereof by the Company will constitute a binding agreement between the tendering holder and the Company upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal. Except as set forth below, a holder who wishes to tender Old Notes for exchange pursuant to the Exchange Offer must transmit such Old Notes, together with a properly completed and duly executed Letter of Transmittal (or comply with the procedure for book-entry transfer if delivery of such Old Notes is to be made by book-entry transfer to an account maintained by the Exchange Agent at DTC as set forth below), including all other documents required by such Letter of Transmittal, to the Exchange Agent at the address set forth on the back cover page of this Prospectus prior to 5:00 p.m., New York City time, on the Expiration Date. THE METHOD OF DELIVERY OF OLD NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDER. IF SUCH DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. INSTEAD OF DELIVERY BY MAIL, IT IS RECOMMENDED THAT THE HOLDER USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

     Each signature on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the Old Notes surrendered for exchange pursuant hereto are tendered (i) by a registered holder of the Old Notes who has not completed either the box entitled "Special Exchange Instructions" or the box entitled "Special Delivery Instructions" in the Letter of Transmittal, or (ii) by an Eligible Institution (as defined herein). In the event that a signature on a Letter of Transmittal or a notice of withdrawal, as the case may be, is required to be guaranteed, such guarantee must be by a firm which is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or otherwise be an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (collectively, "Eligible Institutions"). If the Letter of Transmittal is signed by a person other than the registered holder of the Old Notes, the Old Notes surrendered for exchange must either (i) be endorsed by the registered holder, with the signature thereon guaranteed by an Eligible Institution, or (ii) be accompanied by a bond power, in satisfactory form as determined by the Company in its sole discretion, duly executed by the registered holder, with the signature thereon guaranteed by an Eligible Institution. The term "registered holder" as used herein with respect to the Old Notes means any person in whose name the Old Notes are registered on the books of the Registrar.

     Any financial institution that is a participant in DTC's Book-Entry Transfer Facility system may make book-entry delivery of the Old Notes by causing DTC to transfer such Old Notes into the Exchange Agent's account in accordance with DTC's ATOP procedures for such transfer, and in such case no Letter of Transmittal is required to be transmitted to the Exchange Agent.

     All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of Old Notes tendered for exchange will be determined by the Company in its sole discretion, which determination shall be final and binding. The Company reserves the absolute right to reject any and all Old Notes not properly tendered and to reject any Old Notes the Company's acceptance of which might, in the judgment of the Company or its counsel, be unlawful. The Company also reserves the absolute right to waive any defects or irregularities or conditions of the Exchange Offer as to particular Old Notes either before or after the Expiration Date (including the right to waive the ineligibility of any holder who seeks to tender Old Notes in the Exchange Offer). The interpretation of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) by the Company shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes for exchange must be cured within such period of time as the Company shall determine. The Company will use reasonable efforts to give notification of defects or irregularities with respect to tenders of Old Notes for exchange but shall not incur any liability for failure to give such notification. Tenders of the Old Notes will not be deemed to have been made until such irregularities have been cured or waived.

     If any Letter of Transmittal, endorsement, bond power, power of attorney or any other document required by the Letter of Transmittal is signed by a trustee, executor, corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and, unless waived by the Company, proper evidence satisfactory to the Company, in its sole discretion, of such person's authority to so act must be submitted.

     Any beneficial owner of the Old Notes (a "Beneficial Owner") whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender Old Notes in the Exchange Offer should contact such registered holder promptly and instruct such registered holder to tender on such Beneficial Owner's behalf. If such Beneficial Owner wishes to tender directly, such Beneficial Owner must, prior to completing and executing the Letter of Transmittal and tendering Old Notes, make appropriate arrangements to register ownership of the Old Notes in such Beneficial Owner's name. Beneficial Owners should be aware that the transfer of registered ownership may take considerable time.

     By tendering, each registered holder will represent to the Company that, among other things (i) the New Notes to be acquired in connection with the Exchange Offer by the holder and each Beneficial Owner of the Old Notes are being acquired by the holder and each Beneficial Owner in the ordinary course of business of the holder and each Beneficial Owner, (ii) the holder and each Beneficial Owner are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the New Notes, (iii) the holder and each Beneficial Owner acknowledge and agree that any person participating in the Exchange Offer for the purpose of distributing the New Notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the New Notes acquired by such person and cannot rely on the position of the staff of the Commission set forth in "no-action" letters that are discussed herein under " -- Resales of the New Notes," (iv) that if the holder is a broker-dealer that acquired Old Notes as a result of market making or other trading activities, it will deliver a prospectus in connection with any resale of New Notes acquired in the Exchange Offer, (v) the holder and each Beneficial Owner understand that a secondary resale transaction described in clause (iii) above should be covered by an effective registration statement containing the selling security holder information required by Item 507 of Regulation S-K of the Securities Act, and
(vi) neither the holder nor any Beneficial Owner is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company except as otherwise disclosed to the Company in writing.


Guaranteed Delivery Procedures

     Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available or (ii) who cannot deliver their Old Notes or any other documents required by the Letter of Transmittal to the Exchange Agent prior to the Expiration Date (or complete the procedure for book-entry transfer on a timely basis), may tender their Old Notes according to the guaranteed delivery procedures set forth in the Letter of Transmittal. Pursuant to such procedures:
(i) such tender must be made by or through an Eligible Institution and a Notice of Guaranteed Delivery (as defined in the Letter of Transmittal) must be signed by such holder, (ii) on or prior to the Expiration Date, the Exchange Agent must have received from the holder and the Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number or numbers of the tendered Old Notes, and the principal amount of tendered Old Notes, stating that the tender is being made thereby and guaranteeing that, within four business days after the date of delivery of the Notice of Guaranteed Delivery, the tendered Old Notes, a duly executed Letter of Transmittal and any other required documents will be deposited by the Eligible Institution with the Exchange Agent, and (iii) such properly completed and executed documents required by the Letter of Transmittal and the tendered Old Notes in proper form for transfer must be received by the Exchange Agent within four business days after the date of delivery of the Notice of Guaranteed Delivery. Any Holder who wishes to tender Old Notes pursuant to the guaranteed delivery procedures described above must ensure that the Exchange Agent receives the Notice of Guaranteed Delivery and Letter of Transmittal relating to such Old Notes prior to 5:00 p.m., New York City time, on the Expiration Date.


Acceptance of Old Notes for Exchange; Delivery of New Notes

     Upon satisfaction or waiver of all the conditions to the Exchange Offer, the Company will accept any and all Old Notes that are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date. The New Notes issued pursuant to the Exchange Offer will be delivered promptly after acceptance of the Old Notes. For purposes of the Exchange Offer, the Company shall be deemed to have accepted validly tendered Old Notes, when, as, and if the Company has given oral or written notice thereof to the Exchange Agent.

     In all cases, issuances of New Notes for Old Notes that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of such Old Notes, a properly completed and duly executed Letter of Transmittal and all other required documents, or after completion of the procedure for book-entry transfer, as the case may be; provided, however, that the Company reserves the absolute right to waive any defects or irregularities in the tender or conditions of the Exchange Offer. If any tendered Old Notes are not accepted for any reason, such unaccepted Old Notes will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the Exchange Offer.


Withdrawal Rights

     Tenders of the Old Notes may be withdrawn by delivery of a written notice to the Exchange Agent at its address set forth on the back cover page of this Prospectus at any time prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the certificate number or numbers and principal amount of such Old Notes, as applicable), (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by a bond power in the name of the person withdrawing the tender, in satisfactory form as determined by the Company in its sole discretion, duly executed by the registered holder, with the signature thereon guaranteed by an Eligible Institution together with any other documents required upon transfer by the Indenture, and (iv) specify the name in which such Old Notes are to be re-registered, if different from the Depositor, pursuant to such documents of transfer. Any questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, in its sole discretion. The Old Notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the Exchange Offer. Any Old Notes which have been tendered for exchange but which are withdrawn will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal. Properly withdrawn Old Notes may be re-tendered by following one of the procedures described under "The Exchange Offer -- Procedures for Tendering Old Notes" at any time on or prior to the Expiration Date.


The Exchange Agent; Assistance

     U.S. Bank Trust National Association is the Exchange Agent. All tendered Old Notes, executed Letters of Transmittal and other related documents should be directed to the Exchange Agent. Questions and requests for assistance and requests for additional copies of this Prospectus, the Letter of Transmittal and other related documents should be addressed to the Exchange Agent as follows:

                       BY REGISTERED OR CERTIFIED MAIL:
                     U.S. Bank Trust National Association
                             180 East Fifth Street
                              Mail Code: SPFT0210
                           St. Paul, Minnesota 55101
                           Attn: Specialized Finance

                         BY HAND OR OVERNIGHT COURIER:
                     U.S. Bank Trust National Association
                             180 East Fifth Street
                              Mail Code: SPFT0210
                           St. Paul, Minnesota 55101
                           Attn: Specialized Finance

                                 BY FACSIMILE:
                              (612) 244-1537 (MN)
                   Confirm by Telephone: (612) 244-5011 (MN)


Fees and Expenses

     All expenses incident to the Company's consummation of the Exchange Offer and compliance with the Registration Rights Agreement will be borne by the Company including, without limitation: (i) all registration and filing fees and expenses (including fees and expenses of compliance with state securities or Blue Sky laws), (ii) printing expenses (including expenses of printing certificates for the New Notes in a form eligible for deposit with DTC and of printing Prospectuses), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, and (v) fees and disbursements of independent certified public accountants.

     The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptance of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.


     The Company will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.


Accounting Treatment

     The New Notes will be recorded at the same carrying value as the Old Notes, as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss will be recognized by the Company for accounting purposes. The expenses of the Exchange Offer will be amortized over the term of the New Notes.


Resales of the New Notes

     Based on an interpretation by the staff of the Commission set forth in "no-action" letters issued to third parties, the Company believes that the New Notes issued pursuant to the Exchange Offer to a holder in exchange for Old Notes may be offered for resale, resold and otherwise transferred by such holder (other than (i) a broker-dealer who purchased Old Notes directly from the Company for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act, or (ii) a person that is an affiliate of the Company within the meaning of Rule 405 under the Securities
Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such holder is acquiring the New Notes in the ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in a distribution of the New Notes. The Company has not requested or obtained an interpretive letter from the Commission staff with respect to this Exchange Offer, and the Company and the holders are not entitled to rely on interpretive advice provided by the staff to other persons, which advice was based on the facts and conditions represented in such letters. However, the Exchange Offer is being conducted in a manner intended to be consistent with the facts and conditions represented in such letters. If any holder acquires New Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of the New Notes, such holder cannot rely on the position of the staff of the Commission enunciated in Morgan Stanley & Co., Incorporated (available June 5, 1991), Exxon Capital Holdings Corporation (available April 13, 1989), Mary Kay Cosmetics, Inc. (available June 5, 1991) and Warnaco, Inc. (available October 11, 1991), or interpreted in the Commission's letter to Shearman & Sterling (available July 2, 1993), or similar "no-action" or interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction, unless an exemption from registration is otherwise available. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such broker-dealer as a result of market making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

     It is expected that the New Notes will be freely transferable by the holders thereof, subject to the limitations described in the immediately preceding paragraph. Sales of New Notes acquired in the Exchange Offer by holders who are "affiliates" of the Company within the meaning of the Securities Act will be subject to certain limitations on resale under Rule 144 of the Securities Act. Such persons will only be entitled to sell New Notes in compliance with the volume limitations set forth in Rule 144, and sales of New Notes by affiliates will be subject to certain Rule 144 requirements as to the manner of sale, notice and the availability of current public information regarding the Company. Any such persons must consult their own legal counsel for advice as to any restrictions that might apply to the resale of their Notes.


                                USE OF PROCEEDS

     There will be no proceeds payable to the Company or the Guarantors from the Exchange Offer. The Company and the Guarantors are conducting the Exchange Offer to satisfy certain of their obligations under the Registration Rights Agreement executed in connection with the issuance of the Old Notes.


                             THE 1998 ACQUISITIONS

     The Clearwater Acquisition. In March 1998, the Company completed the Clearwater Acquisition effective January 1, 1998, which is comprised of a Toyota dealership, a Mitsubishi dealership and a collision repair center, each located in Clearwater, Florida, for a total purchase price of approximately $14.9 million, subject to adjustment based on the net book value of the purchased assets and assumed liabilities as of the closing date. The Clearwater Acquisition was financed with $11.5 million in cash borrowed from Ford Motor Credit under the Revolving Facility and 3,960 shares of Preferred Stock with a liquidation preference of approximately $4.0 million as of the date of the acquisition. By April 30, 1999, the Company will be required to pay a contingent amount equal to 50% of the combined 1998 pre-tax earnings of the entities acquired, such amount not to exceed approximately $1.8 million.

     The Hatfield Acquisition. In July 1998, the Company completed the Hatfield Acquisition, which is comprised of six individual dealerships located in Columbus, Ohio selling Chrysler, Plymouth, Dodge, Hyundai, Isuzu, Jeep, KIA, Lincoln, Mercury, Subaru, Toyota and Volkswagen brands of vehicles, for a total purchase price of approximately $48.6 million plus the assumption of certain liabilities, subject to adjustment based on the value of the net current assets of the sellers as of the closing date. Of the total purchase price, the Company paid approximately $34.6 million in cash ($26.2 million of which was financed by borrowings under the Revolving Facility and the balance of which was financed by cash from the Company's existing operations, which was subsequently replenished with a portion of the net proceeds from the Prior Offering), and the balance of the total purchase price was paid by the Company's issuance to the sellers of 14,025 shares of its Preferred Stock with a liquidation preference of approximately $14.0 million.


     The Heritage Acquisition. In July 1998, the Company completed the Heritage Acquisition, which is comprised of a Lincoln-Mercury dealership located in Greenville, South Carolina, for a total purchase price of approximately $1.1 million plus the assumption of certain operating liabilities of the sellers. Of the total purchase price, the Company paid approximately $0.7 million in cash (approximately $0.3 million of which was financed by borrowings under the Revolving Facility and approximately $0.4 million of which was financed by cash from the Company's existing operations, which was subsequently replenished with a portion of the net proceeds from the Prior Offering), and the balance of the total purchase price was paid by the Company's issuance to the sellers of 400 shares of its Preferred Stock with a liquidation preference of $0.4 million. In connection with the Heritage Acquisition, Chartown acquired the real property on which the dealerships comprising the Heritage Acquisition are operated for approximately $3.0 million, and the Company currently is leasing this real property from Chartown. Chartown is expected to sell this real property to MMRT in the future. The Company did not consummate the acquisition of the assets of the Jaguar franchise that comprises a portion of the Heritage Acquisition because Jaguar declined to consent to this acquisition. See "Risk Factors -- No Consent from Jaguar."

     The Century Acquisition. Also in July 1998, the Company completed the Century Acquisition, which is comprised of a BMW dealership located in Greenville, South Carolina and a satellite sales location in Spartanburg, South Carolina. The total consideration paid by the Company for the Century Acquisition consisted of approximately $3.8 million in cash (approximately $0.9 million of which was financed by borrowings under the Revolving Facility and approximately $2.9 million of which was financed with a portion of the net proceeds of the Prior Offering), the issuance to the seller of warrants to purchase 75,000 shares of the Company's Class A Common Stock at a purchase price equal to the market value of the Class A Common

Stock on the closing date and the issuance to the seller of 2,166.5 shares of Preferred Stock with a liquidation preference of approximately $2.2 million. The seller under the Century Acquisition is affiliated with the seller under the Heritage Acquisition. In connection with the Century Acquisition, Chartown acquired the real property on which the dealership and satellite sales location comprising the Century Acquisition are operated for approximately $5.0 million, and the Company is currently leasing this real property from Chartown. Chartown is expected to sell the real property to MMRT in the future.

     The Casa Ford Acquisition. Also in July 1998, the Company completed the Casa Ford Acquisition, which is comprised of a Ford dealership located in the Houston, Texas area, for a total purchase price paid at closing of approximately $11.3 million. The price paid at closing is subject to adjustment at a later date based upon a final determination of the net working capital of the acquired dealership as of the closing date. Of the price paid at closing, the Company paid approximately $9.0 million in cash (all of which was financed with a portion of the net proceeds of the Prior Offering), and the balance was paid to the seller by the Company's issuance of 2,313 shares of Preferred Stock with a liquidation preference of approximately $2.3 million. In addition, the Company agreed to pay to the seller in the future an additional contingent payment equal to five times the amount by which the dealership's pre-tax earnings for 1998, if any, exceed $2.5 million, and five times the amount by which the dealership's 1999 pre-tax earnings, if any, exceed the greater of $2.5 million or the dealership's 1998 pre-tax earnings.

     The Montgomery Acquisition. Also in July 1998, the Company completed the Montgomery Acquisition, which is comprised of a Chevrolet dealership, a KIA dealership, a Mitsubishi dealership and a Hyundai dealership located in Montgomery, Alabama, for a total purchase price of approximately $8.1 million paid to the sellers at the closing. Of the purchase price paid at the closing, the Company paid approximately $3.4 million in cash (approximately $0.1 million of which was financed by cash from the Company's existing operations and approximately $3.3 million of which was financed with a portion of the net proceeds of the Prior Offering), and issued 4,194.3 shares of Preferred Stock to the sellers having an aggregate liquidation preference of approximately $4.2 million. The remaining $0.6 million of the cash portion of the purchase price is payable to the sellers on the first and second anniversaries of the closing date. The Company has also agreed to pay an additional payment to the sellers, not to exceed $3.3 million, contingent upon the future performance of the acquired dealerships. The Company has agreed to pay 51% of this additional payment, if any, to the sellers in the form of Preferred Stock, and 49% of such payments in cash.

     The Higginbotham Acquisition. In September 1998, the Company completed the Higginbotham Acquisition, which is comprised of three individual dealerships selling Acura, Chevrolet, Ford, Mercedes, Mercury and Oldsmobile brands of vehicles, as well as two standalone used vehicle dealerships and an automobile financing company, located in the Daytona Beach, Florida area for a total purchase price of approximately $27.0 million, including the repayment of approximately $2.7 million in indebtedness owed by one of the sellers to its sole shareholder, subject to adjustment based on the net book value of the purchased assets as of the closing date. The total purchase price was paid with approximately $18.2 million in cash (all of which was financed with a portion of the net proceeds from the Prior Offering), and with the issuance to the sellers of Class A Common Stock with a market value at the date of closing of approximately $8.3 million. The remaining $0.5 million of the cash portion of the purchase price is payable to the seller in December 1998. In addition, the Company also assumed certain liabilities of the sellers at closing. In connection with the Higginbotham Acquisition, it is anticipated that MMRT will acquire the real property on which these dealerships and related assets are operated in the future, and that the Company will lease these properties from MMRT.

     The Economy Honda Acquisition. In March 1998, the Company signed a stock purchase agreement regarding the Economy Honda Acquisition, which is comprised of one Honda dealership located in Chattanooga, Tennessee. The Company has agreed to pay a total price of $7.5 million plus an amount equal to the net book value of the assets of the Economy Honda dealership. Preferred Stock will be issued for 51% of the total purchase price, not to exceed $5.1 million in liquidation preference as of the closing of the acquisition. The Company's consummation of the Economy Honda Acquisition is subject to the approval of Honda, which has informed the Company that its approval is contingent upon the Company divesting its ownership of the Cleveland Village Honda dealership, which is also located in Chattanooga, prior to acquiring the Economy Honda dealership. The Company is currently negotiating with potential buyers for the sale of the Cleveland Village Honda dealership. There can be no assurance that the Company will be able to sell the Cleveland Village Honda dealership or that the approval of Honda to the Economy Honda Acquisition will be obtained. See "Risk Factors -- No Consent from Honda."


     The 1998 Acquisitions. The aggregate purchase price for the 1998 Acquisitions is approximately $127.6 million, which has been or will be paid with approximately $88.4 million in cash, with approximately 32,159 shares of Preferred Stock having an aggregate liquidation preference of approximately $32.2 million, and with 485,294 shares of Class A Common Stock having a market value at date of issuance of approximately $8.3 million. Of the $88.4 million cash portion of the aggregate purchase price, approximately $38.9 million was financed with borrowings under the Revolving Facility (which was subsequently repaid with a portion of the net proceeds from the Prior Offering), approximately $33.4 million with a portion of the net proceeds from the Prior Offering and approximately $8.9 million with cash generated from the Company's existing operations (approximately $8.7 million of which was subsequently replenished with a portion of the net proceeds from the Prior Offering). The remaining $7.2 million of the cash portion of the aggregate purchase price for the 1998 Acquisitions will be financed with a combination of borrowings under the Revolving Facility and a portion of the net proceeds of the Prior Offering. The 1998 Acquisitions have all been consummated, except for the Economy Honda Acquisition for which the consent of Honda has not yet been obtained. There can be no assurance that such consent will be obtained. See "Risk Factors -- No Consent from Honda." In addition, the Company did not consummate the acquisition of a Jaguar franchise representing a portion of the Heritage Acquisition because Jaguar declined to consent to such acquisition. See "Risk Factors -- No Consent from Jaguar." Any Manufacturer who does not consent to an acquisition may seek to terminate its franchise agreement, although relevant state franchising laws impose limitations on a Manufacturer's ability to terminate a franchise. See "Risk Factors -- Manufacturers' Restrictions on Acquisitions" and "Business -- Relationships with Manufacturers." Prior to their acquisition, the Company operated the dealerships which comprise the Montgomery Acquisition, the Century Acquisition and the Casa Ford Acquisition under separate management agreements.


     Future Acquisitions. The Company intends to pursue additional acquisitions in the future that will be financed with cash, debt or equity financing or a combination thereof. See "Prospectus Summary -- Recent Developments." Although the Company has identified and has held preliminary discussions with several potential acquisition candidates, some of which may be material, at this time the Company has no agreements to effect any such acquisitions other than the Economy Honda Acquisition, the Jordan Acquisition and the Tampa Volvo Acquisition. There is no assurance that the Company will consummate any future acquisition, that any future acquisition will be on favorable terms to the Company or that financing for such acquisitions will be available. Under the Company's acquisition agreements, it is a condition (which condition may be waived) to the Company's obligation to close an acquisition that the consent of the applicable Manufacturer be obtained. No assurance can be given that any such consents will be obtained. See "Risk Factors -- Risks Associated with Acquisitions" and " -- Limitations on Financial Resources Available for Acquisitions; Possible Inability to Refinance Existing Debt" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

                                CAPITALIZATION

     The following table sets forth the capitalization of the Company as of June 30, 1998, (i) on an actual basis and (ii) as adjusted on a pro forma basis for the pending 1998 Acquisitions and the Prior Offering and the application of the net proceeds therefrom. See "Use of Proceeds" and the Company's Consolidated Financial Statements and the related notes thereto included elsewhere in this Prospectus.



                                                 As of June 30, 1998
                                          ---------------------------------
                                               Actual         As Adjusted
                                          ---------------- ----------------
                                                   (In thousands)
       Short-term debt: (a)                 $    1,234       $    3,034
                                            ==========       ==========
       Long-term debt:
        Revolving Facility (b) ..........   $   48,758       $       --
        Mortgage notes ..................        3,914            3,914
        Notes offered hereby ............           --          124,063(c)
        Subordinated Smith Loan .........        5,500            5,500
        Other debt ......................        6,132            6,132
                                            ----------       ----------
  Total long-term debt ..................       64,304          139,609
                                            ----------       ----------
       Stockholders' equity .............      103,401(d)       130,776(e)
                                            ----------       ----------
  Total capitalization ..................   $  167,705       $  270,385
                                            ==========       ==========

---------
(a) Includes current maturities of long-term debt and excludes $149.7 million (actual) and $199.0 million (as adjusted) of short-term notes payable-floor plan.

(b) As adjusted, the Company would have had $75.0 million of availability under the Revolving Facility, subject to the satisfaction of certain conditions.


(c) Represents the $125.0 million principal amount of the Notes less unamortized discount of $937,000.

(d) Includes Class A Common Stock, $.01 par value, 50,000,000 shares authorized, 5,027,452 shares issued and outstanding; Class B Common Stock, $.01 par value, 15,000,000 shares authorized, 6,250,000 shares issued and outstanding; and preferred stock, $.10 par value, 3,000,000 shares authorized, 13,034 shares issued and outstanding.

(e) In connection with the Hatfield Acquisition and the Economy Honda Acquisition, the Company has issued or intends to issue approximately 19,125 additional shares of Preferred Stock with an aggregate liquidation preference of approximately $19.1 million. The actual number of shares of Preferred Stock to be so issued may vary depending on purchase price adjustments in certain of the 1998 Acquisitions. In connection with the Higginbotham Acquisition, the Company has issued Class A Common Stock having a market value at the date of issuance of approximately $8.3 million.

                     SELECTED CONSOLIDATED FINANCIAL DATA

     The selected consolidated statement of operations data for the years ended December 31, 1995, 1996 and 1997 and the selected consolidated balance sheet data as of December 31, 1996 and 1997 are derived from the Company's audited financial statements together with the notes thereto, included elsewhere in this Prospectus. The selected consolidated statement of operations data for the year ended December 31, 1994 and the selected consolidated balance sheet data as of December 31, 1995 are derived from the Company's audited financial statements not included herein. The selected consolidated statement of operations data for the year ended December 31, 1993 and the selected consolidated balance sheet data as of December 31, 1993 and 1994 are derived from the Company's unaudited financial statements not included herein. The selected consolidated statement of operations data for the six months ended June 30, 1997 and June 30, 1998, and the selected balance sheet data as of June 30, 1998, are derived from the Company's unaudited financial statements included elsewhere in this Prospectus. In the opinion of management, these unaudited financial statements reflect all adjustments necessary for a fair presentation of its results of operations and financial condition. All such adjustments are of a normal recurring nature. The unaudited pro forma consolidated financial data for the year ended December 31, 1997 and as of and for the six month period ended June 30, 1998, are derived from the Unaudited Pro Forma Consolidated Financial Data included elsewhere in this Prospectus. The selected consolidated financial data should be read in conjunction with "Unaudited Pro Forma Consolidated Financial Data", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements for the year ended December 31, 1997 and the unaudited Consolidated Financial Statements for the six months ended June 30, 1998, and related notes included elsewhere in this Prospectus.

                                                            Year Ended December 31,
                                     ---------------------------------------------------------------------
                                                                    Actual
                                     ---------------------------------------------------------------------
                                          1993          1994          1995        1996(a)       1997(b)
                                     ------------- ------------- ------------- ------------- -------------
                                                 (Dollars in thousands except per share data)
Consolidated Income
 Statement Data:
 Revenues ..........................   $ 238,291     $ 267,734     $ 311,323     $ 376,867     $ 536,001
 Cost of sales .....................     209,113       233,833       272,130       332,122       473,003
                                       ---------     ---------     ---------     ---------     ---------
 Gross profit ......................      29,178        33,901        39,193        44,745        62,998
 Selling, general and adminis-
  trative expenses .................      22,070        23,810        28,091        32,602        46,770
 Operating income ..................       6,320         9,253        10,270        11,067        14,906
 Interest expense, floor plan ......       2,743         3,001         4,504         5,968         8,007
 Interest expense, other ...........         263           443           436           433         1,199
 Income before income taxes
  and minority interest ............       3,314         5,809         5,436         5,021         5,998
 Net income ........................       2,613         3,676         3,238         2,983         3,702
 Diluted net income per share ......      N/A           N/A           N/A           N/A              0.53
 Weighted average common
  shares outstanding
  (000's) ..........................      N/A           N/A           N/A           N/A            6,949
Consolidated Balance
 Sheet Data:
 Cash and cash equivalents .........   $   3,507     $   4,723     $   8,993     $   6,679     $  18,304
 Receivables, net ..................       7,020         8,645         9,085        11,908        19,784
 Inventories .......................      35,870        46,266        51,348        71,550       156,514
 Property and equipment, net .......       7,546         8,226         8,527        12,467        19,081
 Total assets ......................      54,917        69,061        79,462       110,976       291,450
 Notes payable -- floor plan .......      32,231        41,626        45,151        63,893       133,236
 Long-term debt, including
  current portion(e) ...............       4,142         3,773         6,950         6,719        49,563
 Minority interest .................         139           177           200           314            --
 Stockholders' equity ..............       2,543         5,343        16,306        26,295        84,365
Other Consolidated
 Financial Data:
 Revenues:
  Vehicle sales ....................   $ 204,243     $ 228,569     $ 267,650     $ 327,674     $ 467,858
  Parts, service and collision
   repairs .........................      30,337        33,984        35,860        42,075        57,537
  Finance and
   insurance .......................       3,711         5,181         7,813         7,118        10,606
 EBITDAR(f) ........................   $   5,462     $   8,086     $   7,681     $   7,619     $  10,668
 Rental expense ....................       1,097           996           977         1,089         2,149
                                       ---------     ---------     ---------     ---------     ----------
 EBITDA(g) .........................   $   4,365     $   7,090     $   6,704     $   6,530     $   8,519
                                       =========     =========     =========     =========     ==========
 Depreciation and amortization .....   $     788     $     838     $     832     $   1,076     $   1,322
 Capital expenditures ..............       2,559         1,260         1,509         1,907         2,007
 Ratio of EBITDA to interest
  expense, other ...................
 Ratio of long-term debt to
  EBITDA(h) ........................
 Ratio of earnings to fixed
  charges(i) .......................         6.3x          8.5x          8.1x          7.3x         4.1 x
Other Operating Data:
 Dealerships .......................           4             4             4             5            20
 New vehicles units sold(j) ........       9,429         9,686        10,273        11,693        15,715
 Used vehicles units sold(j) .......       4,104         4,374         5,172         5,488         6,712



                                        Year Ended
                                       December 31,           Six Months Ended June 30,
                                     ---------------- ------------------------------------------
                                            Pro                                         Pro
                                           Forma                Actual                 Forma
                                     ---------------- --------------------------- --------------
                                          1997(c)        1997(b)         1998         1998(c)
                                     ---------------- ------------- ------------- --------------
                                                             (Unaudited)
                                     -----------------------------------------------------------
                                            (Dollars in thousands except per share data)
Consolidated Income
 Statement Data:
 Revenues ..........................    $1,806,453      $ 212,886     $ 648,840    $  963,509
 Cost of sales .....................    1,584,691         189,254       566,392       842,184
                                        ----------      ---------     ---------    ----------
 Gross profit ......................      221,762          23,632        82,448       121,325
 Selling, general and adminis-
  trative expenses .................      161,038          17,532        59,622        87,797
 Operating income ..................       54,095           5,704        20,975        30,395
 Interest expense, floor plan ......       19,123           3,018         7,341        10,061
 Interest expense, other ...........       15,163             318         2,745         7,651
 Income before income taxes
  and minority interest ............       20,997           2,503        10,904        13,031
 Net income ........................       12,678           1,540         6,804         8,019
 Diluted net income per share ......         0.88(d)       N/A              0.58         0.55(d)
 Weighted average common
  shares outstanding
  (000's) ..........................       14,415(d)       N/A           11,637        14,658(d)
Consolidated Balance
 Sheet Data:
 Cash and cash equivalents .........                    $   9,238     $  27,228    $   37,589
 Receivables, net ..................                       12,897        35,761        43,550
 Inventories .......................                       73,410       175,515       228,549
 Property and equipment, net .......                       13,270        22,040        23,583
 Total assets ......................                      120,384       369,623       512,177
 Notes payable -- floor plan .......                       67,855       149,670       199,037
 Long-term debt, including
  current portion(e) ...............                        9,979        65,538       140,843
 Minority interest .................                           --            --            --
 Stockholders' equity ..............                       28,406       103,401       130,776
Other Consolidated
 Financial Data:
 Revenues:
  Vehicle sales ....................    $1,592,802      $ 185,216     $ 567,279    $  848,235
  Parts, service and collision
   repairs .........................      176,299          22,907        68,020        94,070
  Finance and
   insurance .......................       37,352           4,763        13,541        21,204
 EBITDAR(f) ........................    $  55,117       $   3,760     $  19,337    $   29,965
 Rental expense ....................       12,328             543         3,837         6,150
                                        ----------      ---------     ----------   ----------
 EBITDA(g) .........................    $  42,789       $   3,217     $  15,500    $   23,815
                                        ==========      =========     ==========   ==========
 Depreciation and amortization .....    $   6,629       $     396     $   1,851    $    3,133
 Capital expenditures ..............                          886         1,261
 Ratio of EBITDA to interest
  expense, other ...................         2.8 x                                       3.1 x
 Ratio of long-term debt to
  EBITDA(h) ........................                                                     3.3 x
 Ratio of earnings to fixed
  charges(i) .......................         2.1 x            6.0x         3.7 x         2.3 x
Other Operating Data:
 Dealerships .......................           37               6            26            37
 New vehicles units sold(j) ........       48,079           6,553        16,601        25,195
 Used vehicles units sold(j) .......       32,478           2,638         9,719        17,094


                                                   (footnotes on following page)

---------
(a) The Company acquired Fort Mill Ford, Inc. in February 1996. This acquisition was accounted for using the purchase method of accounting. As a result, the actual financial data does not include the results of this dealership prior to the date it was acquired by the Company. Accordingly, the actual financial data for periods after the acquisition may not be comparable to data presented for periods prior to the acquisition.

(b) The Company acquired Fort Mill Chrysler-Plymouth-Dodge in June 1997, Lake Norman Chrysler/Plymouth/Jeep and Lake Norman Dodge in September 1997, Williams Motors and Ken Marks Ford in October 1997, and the Bowers Automotive Group and Dyer & Dyer Volvo in November 1997. The 1997 Acquisitions were accounted for using the purchase method of accounting. As a result, the actual financial data does not include the results of operations of these dealerships prior to the date they were acquired by the Company. Accordingly, the actual financial data for periods after the acquisitions may not be comparable to data presented for periods prior to the acquisitions.

(c) For information regarding the unaudited pro forma adjustments made to the Company's historical financial data, which give effect to the IPO, the Reorganization, the Acquisitions, and the Prior Offering and the application of the net proceeds therefrom, see "Unaudited Pro Forma Consolidated Financial Data."

(d) Weighted average common shares outstanding assumes a Class A Common Stock price of $12.00 per share (the price per share of Class A Common Stock in the IPO) for the Preferred Stock conversion factor. Had the Company used a Class A Common Stock price of $16.44 (the June 30, 1998 closing price for shares of Class A Common Stock on the NYSE), the pro forma weighted average common shares outstanding would have been 13,691,000 and 13,934,000 resulting in a pro forma diluted net income per share of $0.93 and $0.58 for the pro forma twelve months ended December 31, 1997 and the pro forma six months ended June 30, 1998, respectively.

(e) Long-term debt, including current portion, includes the payable to the Company's Chairman and the Company's payable to affiliates of the Company. See the Company's Consolidated Financial Statements and the related notes thereto included elsewhere in this Prospectus.

(f) EBITDAR is defined as earnings before interest (other than interest expense related to notes payable-floor plan), taxes, depreciation, amortization, rent expense and other non-recurring charges. While EBITDAR should not be construed as a substitute for operating income or as a better measure of liquidity than cash flows from operating activities, which are determined in accordance with generally accepted accounting principles, it is included herein to provide additional information with respect to the ability of the Company to meet future debt service, capital expenditures and working capital requirements. This measure may not be comparable to similarly titled measures reported by other companies.

(g) EBITDA is defined as earnings before interest (other than interest expense related to notes payable-floor plan), taxes, depreciation, amortization and other non-recurring charges which is consistent with the measure used to calculate the Company's Consolidated Fixed Charge Coverage Ratio for purposes of the limitation on indebtedness covenant in the Indenture. While EBITDA should not be construed as a substitute for operating income or as a better measure of liquidity than cash flows from operating activities, which are determined in accordance with generally accepted accounting principles, it is included herein to provide additional information with respect to the ability of the Company to meet future debt service, capital expenditures and working capital requirements. This measure may not be comparable to similarly titled measures reported by other companies.

(h) Ratio of long-term debt to EBITDA for the pro forma six months ended June 30, 1998 is calculated by dividing pro forma long-term debt, including current portion, at June 30, 1998 by EBITDA for the pro forma year ended December 31, 1997.

(i) Fixed charges is defined as interest (other than interest expense related to notes payable-floor plan) and such portion of rent expense determined to be representative of the interest factor. The ratio of earnings to fixed charges is calculated by adding fixed charges to income before income taxes and minority interest and dividing the sum by fixed charges.

(j) The number of units sold consists of retail sales to consumers as opposed to wholesale sales.

                UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA

     The following unaudited pro forma consolidated statement of operations for the year ended December 31, 1997 reflects the historical accounts of the Company for that period, adjusted giving effect to the Acquisitions, the IPO, the Reorganization, and the Prior Offering and the application of the net proceeds therefrom, as if those events had occurred on the first day of the period presented. The following unaudited pro forma combined and consolidated statement of operations for the six months ended June 30, 1998 reflects the historical accounts of the Company for that period, adjusted to give effect to the 1998 Acquisitions (other than the Clearwater Acquisition which was effective as of January 1, 1998), and the Prior Offering and the application of the net proceeds therefrom, as if those events had occurred on the first day of the period presented. The following unaudited pro forma consolidated balance sheet as of June 30, 1998 reflects the historical accounts of the Company as of that date as adjusted to give pro forma effect to the 1998 Acquisitions (other than the Clearwater Acquisition, the Heritage Acquisition, the Montgomery Acquisition, the Century Acquisition, and the Casa Ford Acquisition, which are included in the historical accounts of the Company) and the Prior Offering and the application of the net proceeds therefrom, as if those events had occurred on June 30, 1998.

     The unaudited pro forma consolidated financial data and accompanying notes should be read in conjunction with the Consolidated Financial Statements and related notes of the Company as well as the financial statements and related notes of the Clearwater Dealerships and Affiliated Companies, the Hatfield Automotive Group, Economy Honda Cars, Casa Ford of Houston, Inc., Higginbotham Automotive Group, the Bowers Dealerships and Affiliated Companies, Lake Norman Dodge Inc. and Affiliated Companies, Ken Marks Ford Inc. and Dyer and Dyer, Inc., all of which are included elsewhere in this Prospectus. Such unaudited pro forma consolidated data and accompanying notes do not give effect to the Fort Mill Acquisition, the Williams Acquisition or the financing thereof because such transactions are not required to be presented in this Prospectus on a pro forma basis in accordance with SEC rules. The Company believes that the assumptions used in the following statements provide a reasonable basis on which to present the unaudited pro forma financial data. The unaudited pro forma consolidated financial data are provided for informational purposes only and should not be construed to be indicative of the Company's financial condition, results of operations or covenant compliance had the transactions and events described above been consummated on the dates assumed, and are not intended to project the Company's financial condition on any future date or its results of operation for any future period.

           Unaudited Pro Forma Consolidated Statement of Operations
                         Year Ended December 31, 1997




                                                                             The Acquisition                  -----------------
                                                                ----------------------------s (a)                 Pro Forma
                                              ------------------  Hatfield    Higginbotham  ------------------   Adjustments
                                                     1997        Automotive    Automotive       Other 1998         for the
                                   Actual(b)   Acquisitions(c)    Group(d)        Group      Acquisitions(e)     Acquisitions
                                  ----------- ----------------- ------------ -------------- ----------------- -----------------
                                                              (in thousands except per share data)
Revenues:
 Vehicle sales .................. $467,858    $364,756          $251,981     $102,594       $405,613             $
 Parts, service and
  collision repair ..............   57,537      42,164           16,400        10,496         49,702
 Finance and insurance              10,606       7,723            6,899         3,060          8,505                    559 (f)
                                  --------    --------          --------     --------       --------             ----------
 Total revenues .................  536,001     414,643          275,280       116,150        463,820                    559
Cost of sales ...................  473,003     361,902          244,330        98,430        407,905                   (879)(g)
                                  --------    --------          --------     --------       --------             ----------
Gross profit ....................   62,998      52,741           30,950        17,720         55,915                  1,438
Selling, general and
 administrative
 expenses .......................   46,770      40,801           20,193        13,099         43,151                 (5,925)(h)
                                                                                                                      2,658 (j)
Management bonus ................                                 7,121                                              (7,121)(h)
Depreciation and
 amortization ...................    1,322         914              221           338          1,245                   (436)(l)
                                                                                                                       (601)(j)
                                                                                                                      3,611 (m)
                                                                                                                 ----------
Operating income ................   14,906      11,026            3,415         4,283         11,519                  9,252
Interest expense, floor
 plan ...........................    8,007       4,722            3,663         1,208          4,258                 (2,608)(n)
Interest expense, other .........    1,199         234                            303          1,969                   (923)(j)
                                                                                                                        267 (p)
                                                                                                                       (698)(q)
Other income ....................      298         180              224            20            466
                                  --------    --------          --------     --------       --------
Income before income
 taxes and minority
 interest .......................    5,998       6,250              (24)        2,792          5,758                 13,214
Provision for income
 taxes ..........................    2,249         178                                         1,140                  5,401 (r)
                                                                                                                      4,211 (t)
                                                                                                                 ----------
Income before minority
 interest .......................    3,749       6,072              (24)        2,792          4,618                  3,602
Minority interest in
 earnings of subsidiary                 47
                                  --------
Net income ...................... $  3,702    $  6,072          $   (24)     $  2,792       $  4,618             $    3,602
                                  ========    ========          ========     ========       ========             ==========
Pro forma basic net
 income per share ...............
Pro forma weighted
 average common
 shares
 outstanding -- basic
 (000's) ........................
Pro forma diluted net
 income per share (v) ...........
Pro forma weighted
 average common
 shares
 outstanding -- diluted
 (000's) (v) ....................



                                        Pro Forma           Pro Forma
                                       Adjustments           for the
                                         for the         Reorganization,
                                     Reorganization,    the Acquisitions,
                                       the IPO and         the IPO and
                                   the Prior Offering   the Prior Offering
                                  -------------------- -------------------
                                  (in thousands except
                                        per share
                                         data)
Revenues:
 Vehicle sales ..................    $                 $1,592,802
 Parts, service and
  collision repair ..............                        176,299
 Finance and insurance                                    37,352
                                                       ----------
 Total revenues .................                      1,806,453
Cost of sales ...................                      1,584,691
                                                       ----------
Gross profit ....................                        221,762
Selling, general and
 administrative
 expenses .......................            291 (i)     161,038
Management bonus ................
Depreciation and
 amortization ...................             15 (k)       6,629
Operating income ................           (306)         54,095
Interest expense, floor
 plan ...........................           (127)(o)      19,123
Interest expense, other .........         12,812 (o)      15,163
Other income ....................                          1,188
                                                       ----------
Income before income
 taxes and minority
 interest .......................        (12,991)         20,997
Provision for income
 taxes ..........................              6 (s)       8,319
                                          (4,866) (u)
                                     -----------
Income before minority
 interest .......................         (8,131)         12,678
Minority interest in
 earnings of subsidiary                      (47) (k)
                                     -----------
Net income ......................    $    (8,084)      $  12,678
                                     ===========       ==========
Pro forma basic net
 income per share ...............                      $    1.08
                                                       ==========
Pro forma weighted
 average common
 shares
 outstanding -- basic
 (000's) ........................                         11,735
                                                       ==========
Pro forma diluted net
 income per share (v) ...........                      $    0.88
                                                       ==========
Pro forma weighted
 average common
 shares
 outstanding -- diluted
 (000's) (v) ....................                         14,415
                                                       ==========


(See accompanying notes to Unaudited Pro Forma Consolidated Statement of
                                  Operations)

           Unaudited Pro Forma Consolidated Statement of Operations
                        Six Months Ended June 30, 1998




                                                            The 1998 Acquisitions (a)
                                               ---------------------------------------------------
                                                                   Higginbotham
                                                    Hatfield        Automotive       Other 1998
                                    Actual(b)   Automotive Group       Group      Acquisitions(e)
                                   ----------- ------------------ -------------- -----------------
                                                (in thousands except per share data)
Revenues:
 Vehicle sales ...................  $567,279        $133,661          $57,829         $ 89,466
 Parts, service and collision
  repair .........................    68,020           8,774            5,363           11,913
 Finance and insurance ...........    13,541           4,190            1,583            1,819
                                    --------        --------          -------         --------
 Total revenues ..................   648,840         146,625           64,775          103,198
Cost of sales ....................   566,392         130,221           55,166           90,480
                                    --------        --------          -------         --------
Gross profit .....................    82,448          16,404            9,609           12,718
Selling, general and adminis-
 trative expenses ................    59,622          11,308            6,948           10,014
Management bonus .................                     3,181
Depreciation and
 amortization ....................     1,851             158              144              269
Operating income .................    20,975           1,757            2,517            2,435
Interest expense, floor plan .....     7,341           1,245              566              948
Interest expense, other ..........     2,745                              145              264
Other income .....................        15             244               20               69
                                    --------        --------          -------         --------
Income before income taxes .......    10,904             756            1,826            1,292
Provision for income taxes .......     4,100                                               298
Net income .......................  $  6,804        $    756          $ 1,826         $    994
                                    ========        ========          =======         ========
Pro forma basic net income
 per share .......................
Pro forma weighted average
 common shares
 outstanding -- basic
 (000's) .........................
Pro forma diluted net income
 per share (v) ...................
Pro forma weighted average
 common shares
 outstanding -- diluted
 (000's) (v) .....................



                                       Pro Forma         Pro Forma         Pro Forma
                                      Adjustments       Adjustments         for the
                                        for the           for the       Acquisitions and
                                      Acquisitions    Prior Offering   the Prior Offering
                                   ----------------- ---------------- -------------------
                                     (in thousands except per share
                                                  data)
Revenues:
 Vehicle sales ...................    $                $                   $ 848,235
 Parts, service and collision
  repair .........................                                            94,070
 Finance and insurance ...........            71 (f)                          21,204
                                      ----------                           ---------
 Total revenues ..................            71                             963,509
Cost of sales ....................           (75)(g)                         842,184
                                      ----------                           ---------
Gross profit .....................           146                             121,325
Selling, general and adminis-
 trative expenses ................          (661)(h)                          87,797
                                             566 (j)
Management bonus .................        (3,181)(h)
Depreciation and
 amortization ....................          (149)(j)                           3,133
                                             (68)(l)
                                             928 (m)
                                      ----------
Operating income .................         2,711                              30,395
Interest expense, floor plan .....            24 (n)          (63)(o)         10,061
Interest expense, other ..........           (79)(j)        4,765 (o)          7,651
                                            (189)(q)
Other income .....................                                               348
                                                                           ---------
Income before income taxes .......         2,955           (4,702)            13,031
Provision for income taxes .......         1,146 (r)       (1,763)(w)          5,012
                                           1,231 (t)
                                      ----------
Net income .......................    $      578       $   (2,939)         $   8,019
                                      ==========       ==========          =========
Pro forma basic net income
 per share .......................                                         $    0.68
                                                                           =========
Pro forma weighted average
 common shares
 outstanding -- basic
 (000's) .........................                                            11,749
                                                                           =========
Pro forma diluted net income
 per share (v) ...................                                         $    0.55
                                                                           =========
Pro forma weighted average
 common shares
 outstanding -- diluted
 (000's) (v) .....................                                            14,658
                                                                           =========


(See accompanying notes to Unaudited Pro Forma Consolidated Statement of
                                  Operations)

---------

(a) The Company has obtained Manufacturer consent to all of the 1998 Acquisitions other than from Honda in the Economy Honda Acquisition, which the Company expects to receive prior to the closing of the acquisition. There can be no assurance that such consent will be obtained. The Company's request for consent to the acquisition of a Jaguar franchise included in the 1997 Acquisitions and a Jaguar franchise included in the Heritage Acquisition was denied. The two Jaguar franchises and the Economy Honda Dealership, which are included in the Unaudited Pro Forma Consolidated Financial Data, represented in the aggregate 3.2% and 3.3% of the Company's pro forma revenues and gross profit for 1997, and 2.8% and 2.7% of the Company's pro forma revenues and gross profit for the first six months of 1998. See "Risk Factors -- No Consent from Jaguar" and " -- No Consent from Honda."


(b) The actual consolidated statement of operations data for the Company for the year ended December 31, 1997 includes the results of operations of the following dealerships and dealership groups acquired during the year ended December 31, 1997 (the "1997 Acquisitions") from their respective dates of acquisition:


                                             Date
         Dealership Acquired            of Acquisition
------------------------------------- ------------------
  Fort Mill Chrysler-Plymouth-Dodge   June 3, 1997
  Lake Norman Dealerships             September 1, 1997
  Ken Marks Ford                      October 1, 1997
  Williams Motors                     October 10, 1997
  Dyer Volvo                          November 1, 1997
  Bowers Dealerships                  November 1, 1997

   The actual consolidated statement of operations data for the Company the six months ended June 30, 1998 includes the results of operations of the following dealerships and dealership groups acquired during the first six months of 1998 from their respective dates of acquisition:

                                                         Date
                Dealership Acquired                 of Acquisition
-------------------------------------------------- ----------------
  Clearwater Dealerships and Affiliate Companies   January 1, 1998
  Casa Ford of Houston, Inc.                       May 1, 1998
  Capitol Chevrolet and Imports                    April 1, 1998
  Century BMW                                      April 1, 1998
  Heritage Lincoln Mercury                         April 1, 1998

(c) Reflects the results of operations of the 1997 Acquisitions for the period from January 1, 1997 to their respective dates of acquisition. Pro forma adjustments have not been presented to include the results of (i) Fort Mill Chrysler-Plymouth-Dodge for the period from January 1, 1997 to June 3, 1997, the effective date of the acquisition or (ii) Williams Motors for the period from January 1, 1997 to October 10, 1997, the effective date of acquisition, because management believes such results are not material.

(d) The combined statement of operations data for Hatfield Automotive Group include the results of Trader Bud's Westside Chrysler-Plymouth from May 1, 1997, the effective date of the acquisition by Hatfield Automotive Group. Pro forma adjustments have not been presented to include the results of operations of Trader Bud's Westside Chrysler-Plymouth for the four month period ended April 30, 1997 because management believes such results are not material.

(e) Reflects the results of operations of the 1998 Acquisitions (other than the Hatfield Acquisition and the Higginbotham Acquisition) for the year ended December 31, 1997 and reflects the results of operations of the 1998 Acquisitions (other than the Hatfield Acquisition, the Higginbotham Acquisition and the Clearwater Acquisition) from January 1, 1998 to their respective dates of acquisition. Certain historical amounts have been reclassified to conform to the Company's method of presentation.
 (f) Reflects finance and insurance revenues generated by the 1997 Acquisitions and the 1998 Acquisitions in the amounts of $252,000 and $307,000, respectively for the year ended December 31, 1997, and by the 1998 Acquisitions (other than the Clearwater Acquisition) in the amount of $71,000 for the six months ended June 30, 1998, that were paid directly to the dealership owners or wholly-owned management companies and excluded from revenue in the historical financial statements of the acquired dealerships. No adjustment has been made to reflect such amounts for the Economy Honda Acquisition, the Montgomery Acquisition, the Hatfield Acquisition, the Century Acquisition or the Heritage Acquisition as such amounts could not be reasonably ascertained.
                                        (footnotes continued on following pages)

(g) Adjustment reflects the conversion from the LIFO Method of inventory accounting to the FIFO Method of inventory accounting for the 1997 Acquisitions and the 1998 Acquisitions (other than the Hatfield Acquisition and the Clearwater Acquisition) in the amounts of $371,000 and $508,000, respectively, for the year ended December 31, 1997 and for the 1998 Acquisitions (other than the Hatfield Acquisition and the Clearwater Acquisition) in the amount of $75,000 for the six months ended June 30, 1998, to conform to the Company's method of accounting for vehicle inventories.

(h) Reflects the net decrease in selling, general and administrative expenses related to the net reduction in salaries, bonuses, fringe benefits and related expenses of owners and officers of the acquired dealerships who have become or will become employees, consistent with reduced salaries pursuant to employment agreements with the Company, or whose positions have been or will be eliminated as part of the Acquisitions.

 (i) Reflects the increase in salaries of existing officers who entered into employment agreements with the Company, effective upon consummation of the IPO.


 (j) Reflects the increase in rent expense related to lease agreements entered into with the sellers of certain acquired dealerships for the dealerships' real property that will not be acquired by the Company, and the decreases in depreciation expense and interest expense related to mortgage indebtedness encumbering such property of approximately $9.5 million bearing interest at rates from 7.0% to 9.5%.


(k) Reflects the elimination of minority interest in earnings as a result of the acquisition of the 31% minority interest in Town & Country Toyota for $3.2 million of Class B Common Stock in connection with the Reorganization, and the amortization over 40 years of approximately $1.2 million in goodwill arising from such acquisition.

 (l) Reflects the elimination of amortization expense related to goodwill that arose in previous acquisitions in certain of the acquired dealerships from the effective date of the acquisitions.

(m) Reflects the amortization over an assumed useful life of 40 years, of intangible assets, consisting primarily of goodwill, resulting from the Acquisitions which were assumed to occur on January 1, 1997. Certain of the 1998 Acquisitions have purchase agreements which require the Company to pay additional amounts in cash or Preferred Stock based on future operating results. Amount includes amortization of the additional goodwill associated with the $1.8 million contingent purchase price related to the Clearwater Acquisition. Should the Company be required to pay the maximum additional amounts contingent in the purchase agreements for the pending 1998 Acquisitions (other than Casa Ford), the Company would incur goodwill amortization charges in addition to the amounts recorded in the Unaudited Pro Forma Consolidated Statements of Operations of approximately $81,000 in 1997 and $40,000 for the six months ended June 30, 1998, respectively. The Company's purchase agreement for Casa Ford does not provide a maximum contingent amount to be paid based on future operating results, therefore a maximum additional amount of amortization expense cannot be estimated. See "The 1998 Acquisitions" and "Unaudited Pro Forma Consolidated Balance Sheet."

(n) Reflects the decrease in interest expense, floor plan resulting from the refinancing of the notes payable, floor plan arrangements of the Company and the dealerships being acquired, under the Floor Plan Facility as if such refinancing had occurred at the beginning of the period presented. The aggregate balance of notes payable, floor plan arrangements of the Company and the dealerships being acquired was $232.3 million and $200.6 million at December 31, 1997 and June 30, 1998, respectively, prior to the assumed repayment by the Company reflected in (o) below. The average interest rate under the Floor Plan Facility is approximately 7.6% compared to historical interest rates ranging from 7.8% to 9.5%.

(o) Reflects the increase in interest expense associated with the Notes issued in the Prior Offering and the decrease in interest expense as a result of the assumed repayment of approximately $48.8 million of debt outstanding under the Revolving Facility and $1.5 million of debt outstanding under the Floor Plan Facility with the net proceeds from the Prior Offering not used to finance the pending 1998 Acquisitions. See "Use of Proceeds."

(p) In connection with the Bowers Acquisition, the Company issued a promissory note to the former owner in the amount of $4.0 million bearing interest at NationsBank's prime rate less 0.5%. This adjustment reflects an increase in interest expense related to the promissory note assuming a prime rate of 8.5% as if the note was issued at the beginning of the period presented.


(q) Reflects the decrease in interest expense related to debt, other than mortgage indebtedness, which has not or will not be assumed of approximately $7.4 million bearing interest at rates from 8.5% to 10.0%.


                                         (footnotes continued on following page)

 (r) Reflects the net increase in provision for income taxes resulting from pro forma adjustments above, computed using a combined statutory income tax rate of approximately 39%.

(s) Reflects the net increase in the provision for income taxes due to the amortization of goodwill related to the acquisition of the minority interest pursuant to the Reorganization, calculated at the combined statutory income tax rate of 39.9%.

 (t) Certain of the acquired dealerships were not subject to federal and state income taxes because they were either S corporations, partnerships, or limited liability companies during the period indicated. Upon completion of these acquisitions, these dealerships will be subject to federal and state income tax as C corporations. This adjustment reflects the resulting increase in the federal and state income tax provision as if these entities had been taxable at the combined statutory income tax rate of approximately 39%.

(u) Reflects the net decrease in the provision for income taxes resulting from adjustments (i) and (o), computed using a combined statutory income tax rate of 37.5%.

(v) Pro forma basic and diluted net income per share and the related weighted average shares outstanding for the year ended December 31, 1997 have been adjusted to reflect the issuance of 5 million shares of Class A Common Stock in connection with the IPO and the issuance of 485,294 shares of Class A Common Stock in connection with the Higginbotham Acquisition as if such shares had been issued on January 1, 1997. Pro forma diluted net income per share and the related weighted average shares outstanding for the year ended December 31, 1997 includes the dilutive effect of the issuance of 32,159 shares of Preferred Stock in connection with the 1998 Acquisitions. Warrants to purchase 44,391 shares of Class A Common Stock issued in January 1998 in connection with the consummation of the 1997 Acquisitions and warrants to purchase 75,000 shares of Class A Common Stock to be issued in connection with the 1998 Acquisitions were not included in the reported amounts because they were anti-dilutive. Pro forma net income per share and the related weighted average shares outstanding for the six months ended June 30, 1998 includes the dilutive effect of the issuance of 32,159 shares of Preferred Stock in connection with the 1998 Acquisitions and warrants to purchase 75,000 shares of Class A Common Stock issued in connection with the Century Acquisition as if such shares and warrants had been issued on January 1, 1998. The following is a reconciliation of the pro forma weighted average shares for the year ended December 31, 1997 and the six months ended June 30, 1998:



                                                                                      Six Months
                                                                     Year Ended          Ended
                                                                 December 31, 1997   June 30, 1998
                                                                ------------------- --------------
       Weighted Average Shares -- Basic (actual) ..............         6,949           11,264
       Issuance of Common Stock in connection with IPO ........         4,301               --
       Issuance of Common Stock in connection with Higginbotham
        Acquisition ...........................................           485              485
                                                                        -----           ------
       Weighted Average Shares -- Basic (pro forma) ...........        11,735           11,749
                                                                       ======           ======
       Weighted Average Shares -- Diluted (actual) ............         6,949           11,637
       Issuance of Common Stock in connection with Higginbotham
        Acquisition ...........................................           485              485
       Issuance of common Stock in connection with IPO ........         4,301               --
       Class A Convertible Preferred Stock ....................         2,680            2,518
       Warrants ...............................................            --               18
                                                                       ------           ------
       Weighted Average Shares -- Diluted (pro forma) .........        14,415           14,658
                                                                       ======           ======

(w) Reflects the net decrease in the provision for income taxes resulting from adjustment (o) computed using a combined statutory income tax rate of 37.5%.

                Unaudited Pro Forma Consolidated Balance Sheet
                              As of June 30, 1998

                                                      The 1998 Acquisitions
                                            ------------------------------------------
                                                                                            Pro Forma           Pro Forma
                                              Hatfield    Higginbotham                     Adjustments         Adjustments
                                             Automotive    Automotive     Other 1998       for the 1998          for the
                                   Actual       Group         Group      Acquisitions      Acquisitions      Prior Offering
                                 ---------- ------------ -------------- -------------- ------------------- ------------------
                                                                        (in thousands)
Assets
Current Assets:
 Cash and cash equivalents        $ 27,228     $14,200       $ 4,628        $ 7,266       $   (58,950)(a)     $  120,126(b)
                                                                                                4,300 (h)
                                                                                              (15,733)(c)        (65,476)(d)
 Receivables ...................    35,761       3,294         2,292            496            (2,292)(c)
 Inventories ...................   175,515      33,733         9,893          4,023             3,866 (e)
                                                                                                1,519 (a)
 Finance notes receivable ......                               2,480                              (41)(c)
 Deferred incomes taxes ........       669
 Due from affiliates ...........     1,084          --
 Other current assets ..........     3,854         480           557             57              (512)(c)
                                  --------     -------       -------        -------       -----------
    Total current assets .......   244,111      51,707        19,850         11,842           (67,843)            54,650
Property and equipment, net         22,040         952         2,922          1,731
                                                                                               (4,062)(f)
Finance notes receivable .......                               1,564                               (4)(c)
Goodwill, net ..................   102,948         971           847                           65,308 (a)
                                                                                               (1,818)(g)
Other assets ...................       524                       374                             (374)(c)          3,937 (b)
                                  --------                   -------                      -----------         ----------
    Total assets ...............  $369,623     $53,630       $25,557        $13,573       $    (8,793)        $   58,587
                                  ========     =======       =======        =======       ===========         ==========
Liabilities and
Stockholders' Equity
Current Liabilities:
 Notes payable-floor plan ......  $149,670     $35,343       $11,033                      $     4,300(h)      $   (1,542)(d)
                                                                                                  233 (a)
 Trade accounts payable ........     7,971       1,374           980            205              (980)(c)
 Accrued interest ..............     1,584         156            10                              (10)(c)
 Other accrued liabilities .....    17,949       1,195         1,896            902            (1,607)(c)
 Dividends payable .............                                 250                             (250)(c)
 Payable for Acquisitions ......    15,726                                                      1,250 (a)        (15,176)(d)
 Payable to affiliates .........       445         609         3,035                           (3,644)(c)
 Current maturities of
  long-term debt ...............       789                       112                             (112)(f)
                                  --------                   -------                      -----------
    Total current
     liabilities ...............   194,134      38,677        17,316          1,107              (820)           (16,718)
Long-term debt .................    54,644                     1,064                              (20)(c)        124,063 (b)
                                                                                               (1,044)(f)        (48,758)(d)
Payable to the Company's
Chairman .......................     5,500
Payable to affiliates ..........     4,160       8,325                                         (8,325)(c)
Deferred income taxes ..........     1,079                                       78
Income tax payable .............     6,705                                                        234 (e)
Stockholders' Equity:
 Receivable from
  stockholder ..................        --          --                                                                --
 Common Stock of
  combined companies ...........                 2,825         3,064             50            (5,939)(a)
 Preferred Stock ...............    11,763                                                     19,125 (a)
 Class A Common Stock ..........        50                                                      8,250 (a)
 Class B Common Stock ..........        63
 Paid-in capital ...............    68,535       1,744                                         (1,744)(a)
 Retained earnings and
  members' and partners'
  equity .......................    22,990       2,059         4,113         12,338           (13,258) (a)
                                                                                               (4,160)(c)
                                                                                                3,632 (e)
                                                                                               (2,906)(f)
                                                                                               (1,818)(g)
Total stockholders' equity .....   103,401       6,628         7,177         12,388             1,182
                                  --------     -------       -------        -------       -----------
Total liabilities and
stockholders' equity ...........  $369,623     $53,630       $25,557        $13,573       $    (8,793)        $   58,587
                                  ========     =======       =======        =======       ===========         ==========



                                      Pro Forma
                                     for the 1998
                                   Acquisitions and
                                  the Prior Offering
                                 -------------------
Assets
Current Assets:
 Cash and cash equivalents             $ 37,589
 Receivables ...................         39,551
 Inventories ...................        228,549
 Finance notes receivable ......          2,439
 Deferred incomes taxes ........            669
 Due from affiliates ...........          1,084
 Other current assets ..........          4,436
                                       --------
    Total current assets .......        314,317
Property and equipment, net              23,583
Finance notes receivable .......          1,560
Goodwill, net ..................        168,256
Other assets ...................          4,461
                                       --------
    Total assets ...............       $512,177
                                       ========
Liabilities and
Stockholders' Equity
Current Liabilities:
 Notes payable-floor plan ......       $199,037
 Trade accounts payable ........          9,550
 Accrued interest ..............          1,740
 Other accrued liabilities .....         20,335
 Dividends payable .............
 Payable for Acquisitions ......          1,800
 Payable to affiliates .........            445
 Current maturities of
  long-term debt ...............            789
                                       --------
    Total current
     liabilities ...............        233,696
Long-term debt .................        129,949
Payable to the Company's
Chairman .......................          5,500
Payable to affiliates ..........          4,160
Deferred income taxes ..........          1,157
Income tax payable .............          6,939
Stockholders' Equity:
 Receivable from
  stockholder ..................             --
 Common Stock of
  combined companies ...........
 Preferred Stock ...............         30,888
 Class A Common Stock ..........          8,300
 Class B Common Stock ..........             63
 Paid-in capital ...............         68,535
 Retained earnings and
  members' and partners'
  equity .......................         22,990
Total stockholders' equity .....        130,776
                                       --------
Total liabilities and
stockholders' equity ...........       $512,177
                                       ========

   (See accompanying notes to Unaudited Pro Forma Consolidated Balance Sheet)

---------
(a) Reflects the preliminary allocation of the aggregate purchase price of the 1998 Acquisitions (other than the Clearwater Acquisition, the Heritage Acquisition, the Montgomery Acquisition, the Century Acquisition, and the Casa Ford Acquisition, which are included in the historical accounts of the Company) based on the estimated fair value of the net assets acquired. Because the carrying amount of the net assets acquired, which primarily consist of accounts receivable, inventory, equipment, and floor plan indebtedness, approximates their fair value, management believes the application of purchase accounting will not result in a significant adjustment to the carrying amount of those net assets. The amount of goodwill and the corresponding amortization actually recorded may ultimately be different from amounts estimated here, depending on the actual fair value of tangible net assets acquired at closing of the 1998 Acquisitions. The estimated purchase price allocation consists of the following:



                                                    Hatfield    Higginbotham
                                                   Automotive    Automotive    Other 1998
                                                      Group        Group      Acquisitions     Total
                                                  ------------ ------------- -------------- ----------
                                                                     (in thousands)
       Estimated total consideration:

        Cash ....................................    $34,525      $18,244        $ 6,181     $58,950
        Payable for acquisitions ................         --          500          1,300       1,800
        Class A Common Stock ....................         --        8,250             --       8,250
        Preferred Stock .........................     14,025           --          5,100      19,125
                                                     -------      -------        -------     -------
         Total ..................................     48,550       26,994         12,581      88,125
                                                     -------      -------        -------     -------
       Less: Estimated fair value of tangible net
        assets acquired .........................     10,752        7,734          4,331      22,817
                                                     -------      -------        -------     -------
       Excess of purchase price over fair value of
        net tangible assets acquired ............    $37,798      $19,260        $ 8,250     $65,308
                                                     =======      =======        =======     =======


  The Company has obtained Manufacturer consent to all of the 1998 Acquisitions other than from Honda in the Economy Honda Acquisition, which the Company expects to receive prior to the closing of the acquisition. There can be no assurance that such consent will be obtained. The Company's request for consent to the acquisition of a Jaguar franchise included in the 1997 Acquisitions and a Jaguar franchise included in the Heritage Acquisition was denied. The two Jaguar franchises and the Economy Honda Dealership, which are included in the Unaudited Pro Forma Consolidated Financial Data, represented in the aggregate 3.2% and 3.3% of the Company's pro forma revenues and gross profit for 1997, and 2.8% and 2.7% of the Company's pro forma revenues and gross profit for the first six months of 1998. See "Risk Factors -- No Consent from Jaguar" and " -- No Consent from Honda."


(b) Reflects the proceeds (net of estimated debt issuance costs of $3.9 million) to the Company from the issuance of $125.0 million of the Notes in the Prior Offering, less unamortized discount of $937,000.

(c) Reflects the elimination of certain assets and liabilities other than goodwill, real property and related mortgage indebtedness of the acquired dealerships that will not be acquired.

(d) Reflects the net proceeds from the Prior Offering in excess of amounts required to consummate the 1998 Acquisitions (other than the Clearwater Acquisition) that will be used to repay amounts outstanding under the Revolving Facility, the Floor Plan Facility and the Payable for Acquisitions.

(e) Reflects the conversion from the LIFO Method of inventory accounting to the FIFO Method of inventory accounting at certain of the acquired dealerships, including the resulting tax liability calculated at the applicable statutory income tax rate ranging from 37.9% to 38.9%.

(f) Reflects the elimination of real property and related mortgage indebtedness at certain of the dealerships which are not being acquired.

(g) Reflects the elimination of goodwill that arose in previous acquisitions of certain of the acquired dealerships.

(h) Reflects the proceeds received from the issuance of floor plan notes payable used to finance vehicles acquired in the Economy Honda Acquisition.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion of the results of operations and financial condition should be read in conjunction with the Sonic Automotive, Inc. and Subsidiaries Consolidated Financial Statements and the related notes thereto included elsewhere herein.


Overview

     The Company is one of the leading automotive retailers in the United States, operating 27 dealerships and ten collision repair centers in the southeastern and southwestern United States as of June 30, 1998. Sonic sells new and used cars and light trucks, sells replacement parts, provides vehicle maintenance, warranty, paint and repair services and arranges related F&I for its automotive customers. The Company's business is geographically diverse, with dealership operations in the Atlanta, Charlotte, Chattanooga, Greenville/Spartanburg, Houston, Montgomery, Nashville and Tampa/Clearwater markets as of June 30, 1998. Sonic sold 20 domestic and foreign brands as of June 30, 1998, consisting of BMW, Cadillac, Chevrolet, Chrysler, Dodge, Ford, Honda, Hyundai, Infiniti, Jaguar, Jeep, KIA, Lincoln, Mercury, Mitsubishi, Oldsmobile, Plymouth, Toyota, Volkswagen and Volvo.

     New vehicle revenues include both the sale and lease of new vehicles. Used vehicle revenues include amounts received for used vehicles sold to retail customers, other dealers and wholesalers. Other operating revenues include parts and services revenues, fees and commissions for arranging F&I and sales of third party extended warranties for vehicles (collectively, "F&I transactions"). In connection with vehicle financing contracts, the Company receives a fee (a "finance fee") from the lender for originating the loan. If, within 90 days of origination, the customer pays off the loans through refinancing or selling/trading in the vehicle or defaults on the loan, the finance company will assess a charge (a "chargeback") for a portion of the original commission. The amount of the chargeback depends on how long the related loan was outstanding. As a result, the Company has established reserves based on its historical chargeback experience. The Company also sells warranties provided by third-party vendors, and recognizes a commission at the time of sale.

     While the automotive retailing business is cyclical, Sonic sells several products and services that are not closely tied to the sale of new and used vehicles. Such products and services include the Company's parts and service and collision repair businesses, both of which are not dependent upon near-term new vehicle sales volume. One measure of cyclical exposure in the automotive retailing business is based on the dealerships' ability to cover fixed costs with gross profit from revenues independent of vehicle sales. According to this measurement of "fixed coverage," a higher percentage of non-vehicle sales revenue to fixed costs indicates a lower exposure to economic cycles. Each manufacturer requires its dealerships to report fixed coverage according to a specific method, and the methods used vary widely among the manufacturers and are not comparable.

     The Company's cost of sales and profitability are also affected by the allocations of new vehicles which its dealerships receive from Manufacturers. When the Company does not receive allocations of new vehicle models adequate to meet customer demand, it purchases additional vehicles from other dealers at a premium to the Manufacturer's invoice, reducing the gross margin realized on the sales of such vehicles. In addition, the Company follows a disciplined approach in selling vehicles to other dealers and wholesalers when the vehicles have been in the Company's inventory longer than the guidelines set by the Company. Such sales are frequently at or below cost and, therefore, reduce the Company's overall gross margin on vehicle sales. The Company's salary expense, employee benefits costs and advertising expenses comprise the majority of its selling, general and administrative ("SG&A") expenses. The Company's interest expense fluctuates based primarily on the level of the inventory of new vehicles held at its dealerships, substantially all of which is financed (such financing being called "floor plan financing") as well as the amount of indebtedness incurred for acquisitions.

     The Company has accounted for all of its dealership acquisitions using the purchase method of accounting and, as a result, does not include in its financial statements the results of operations of these dealerships prior to the date they were acquired by the Company. The Consolidated Financial Statements of the Company discussed below reflect the results of operations, financial position and cash flows of each of the Company's dealerships acquired prior to June 30, 1998. As a result of the effects of the Acquisitions, the historical consolidated financial information described in "Management's Discussion and Analysis of Financial Condition and Results of Operations" is not necessarily indicative of the results of operations, financial position and cash flows of the Company in the future or the results of operations, financial position and cash flows which would have resulted had the Acquisitions occurred at the beginning of the periods presented in the Consolidated Financial Statements.

     The automobile industry is cyclical and historically has experienced periodic downturns, characterized by oversupply and weak demand. Many factors affect the industry including general economic conditions and consumer confidence, the level of discretionary personal income, interest rates and available credit.

     The Company's profit margins are primarily impacted by changes in the percentage of revenues attributed to new vehicle sales.


Results of Operations

     The following table summarizes, for the periods presented, the percentages of total revenues represented by certain items reflected in the Company's statement of operations.



                                                                   Percentage of Total Revenues for
                                                                                 Three Months Ended     Six Months Ended
                                                  Year Ended December 31,             June 30,              June 30,
                                            ----------------------------------- --------------------- ---------------------
                                                1995        1996        1997       1997       1998       1997       1998
                                            ----------- ----------- ----------- ---------- ---------- ---------- ----------
     Revenues:
     New vehicle sales .................... 60.0 %      62.0 %      64.2 %          65.1%      60.7%      64.5%      59.7%
     Used vehicle sales ................... 26.0 %      24.9 %      23.1 %          22.2%      27.2%      22.5%      27.7%
     Parts, service and collision repair .. 11.5 %      11.2 %      10.7 %          10.5%      10.1%      10.8%      10.5%
     Finance and insurance ................ 2.5 %       1.9 %       2.0 %            2.2%       2.0%       2.2%       2.1%
     Total revenues. ...................... 100.0%      100.0%      100.0%         100.0%     100.0%     100.0%     100.0%
     Cost of sales ........................  87.4%       88.1%       88.2%          88.8%      87.5%      88.9%      87.3%
     Gross profit .........................  12.6%       11.9%       11.8%          11.2%      12.5%      11.1%      12.7%
     Selling, general and administrative ..   9.3%        8.9%        9.0%           8.2%       9.1%       8.4%       9.5%
     Operating income ..................... 3.2 %       2.9 %       2.8 %            3.0%       3.4%       2.7%       3.2%
     Interest expense ..................... 1.6 %       1.7 %       1.7 %            1.6%       1.5%       1.6%       1.6%
     Income before income taxes ........... 1.7 %       1.3 %       1.5 %            1.4%       1.9%       1.2%       1.7%

     Six Months Ended June 30, 1998 Compared to Six Months Ended June 30, 1997

     Revenues. Revenues grew in each of the Company's primary revenue areas for the first six months of 1998 as compared with the first six months of 1997, causing total revenues to increase 204.8% to $648.8 million. New vehicle sales revenue increased 182.4% to $387.5 million in the first six months of 1998, compared with $137.2 million in the first six months of 1997. The increase was due primarily to an increase in new vehicle unit sales of 153.3% to 16,601, as compared with 6,553 in the first six months of 1997 resulting principally from additional unit sales contributed by the acquisitions of Jeff Boyd Chrysler-Plymouth-Dodge in June 1997; Lake Norman Dodge and Affiliates in September 1997; Ken Marks Ford in October 1997; Dyer Volvo and the Bowers Dealerships and Affiliated Companies in November 1997; Clearwater Toyota, Clearwater Mitsubishi, and Clearwater Collision Center in January 1998; Century BMW, Heritage Lincoln Mercury, and Capitol Chevrolet and Imports in April 1998; and Casa Ford in May 1998 (the "Closed Acquisitions"). The remainder of the increase was due to an 11.5% increase in the average selling price of new vehicles resulting principally from sales of higher priced import vehicles contributed by the Closed Acquisitions.

     Used vehicle revenues from retail sales increased 305.6% to $132.5 million in the first six months of 1998 from $32.7 million in the first six months of 1997. The increase was due primarily to an increase in used vehicle unit sales of 268.4% to 9,719, as compared with 2,638 in the first six months of 1997, resulting from additional unit sales contributed by the Closed Acquisitions. The remainder of the increase was due to a 10.1% increase in the average selling price of used vehicles resulting principally from sales of higher priced luxury and import vehicles contributed by the Closed Acquisitions along with an increase in used vehicle revenues of 15.2% in the first six months of 1998 compared to the first six months of 1997 from used vehicle revenues from stores owned for longer than one year.

     The Company's parts, service and collision repair revenue increased 196.9% to $68.0 million in the first six months of 1998 compared to $22.9 million in the first six months of 1997, due principally to the Closed Acquisitions. Finance and insurance revenue increased $8.8 million, or 184.3%, due principally to increased new vehicle sales and related financing.

     Gross Profit. Gross profit increased 248.9% to $82.4 million in the first six months of 1998 from $23.6 million in the first six months of 1997 due principally to increases in revenues contributed by dealerships acquired. Gross profit as a percentage of sales increased to 12.7% from 11.1% due to increases in new vehicle gross margins resulting from sales of higher margin import vehicles contributed by acquired dealerships, as well as improved gross margins of used vehicles resulting from efforts made to improve management of used vehicle inventories. Additionally, gross margin percentages for each profit center are affected by the mix of revenues within each profit center, correspondingly. Used vehicle revenues increased and new vehicle revenues decreased as a percentage of total revenues from 15.3% and 64.4% in the first six months of 1997, respectively, compared to 20.4% and 59.7% for the first six months of 1998, respectively. The revenue mix resulted in increased used vehicle gross profits and decreased new vehicle gross profits as a percentage of the total gross profits from 11.7% and 38.0%, respectively, in the first six months of 1997 to 16.0% and 36.3% in the first six months of 1998.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses, including depreciation and amortization, increased 242.9% to $61.5 million in the first six months of 1998 from $17.9 million in the first six months of 1997. Such expenses as a percentage of revenues increased to 9.5% from 8.4% due principally to expenses inherent with the initial growth and formation of the Company. Additionally, as gross profits and gross profit margins increase expenses related to employees commissions for sales of related products increase, respectively.

     Interest Expense, Floorplan. Interest expense, floorplan increased 143.3% to $7.3 million from $3.0 million, due primarily to floorplan interest incurred by the Closed Acquisitions. As a percentage of total revenues, floor plan interest decreased from 1.4% to 1.1% primarily due to decreased interest rates under the Company's floor plan financing arrangements, as well as improved management of inventory levels.

     Interest Expense, Other. Interest expense, other increased 764.2% to $2.7 million from $0.3 million, due primarily to interest incurred on acquisition related indebtedness.

     Net Income. As a result of the factors noted above, the Company's net income increased by $5.3 million in the first six months of 1998 compared to the first six months of 1997.


     Three Months Ended June 30, 1998 Compared to Three Months Ended June 30,
1997

     Revenues. Revenues grew in each of the Company's primary revenue areas for the three months ended June 30, 1998 as compared with the three months ended June 30, 1997, causing total revenues to increase 237.8% to $385.5 million. New vehicle sales revenue increased 214.5% to $233.7 million for the three months ended June 30, 1998, compared with $74.3 million for the three months ended June 30, 1997. The increase was due primarily to an increase in new vehicle unit sales of 182.6% to 9,984, as compared with 3,533 for the three months ended June 30, 1997 resulting principally from additional unit sales contributed by the Closed Acquisitions. The remainder of the increase was due to a 11.3% increase in the average selling price of new vehicles resulting principally from sales of higher priced import vehicles contributed by the Closed Acquisitions.

     Used vehicle revenues from retail sales increased 344.5% to $76.0 million for the three months ended June 30, 1998 from $17.1 million for the comparable period of 1997. The increase was due primarily to an increase in used vehicle unit sales of 293.4% to 5,386 as compared with 1,369 for the three months ended June 30, 1997, resulting from additional unit sales contributed by the Closed Acquisitions. The remainder of the increase was due to a 13.0% increase in the average selling price of used vehicles resulting principally from sales of higher priced luxury and import vehicles contributed by the Closed Acquisitions along with an increase in used vehicle revenues of 12.1% for the three months ended June 30, 1998 compared to the three months ended June 30, 1997 from used vehicle revenues on a same store basis

     The Company's parts, service and collision repair revenue increased 227.2% to $39.0 million for the three months ended June 30, 1998 compared to $11.9 million for the same period of the prior year, due principally to the Closed Acquisitions. Finance and insurance revenue increased $5.2 million, or 201.2%, due principally to increased new vehicle sales and related financing.

     Gross Profit. Gross profit increased 276.7% to $48.2 million for the three months ended June 30, 1998 from $12.8 million for the three months ended June 30, 1997 due principally to increases in revenues contributed by dealerships acquired. Gross profit as a percentage of sales increased to 12.5% from 11.2% due to increases in new vehicle gross margins resulting from sales of higher margin import vehicles contributed by acquired dealerships, as well as improved gross margins of used vehicles resulting from efforts made to improve management of used vehicle inventories.

     Additionally, gross margin percentages for each profit center are affected by the mix of revenues within each profit center, correspondingly. Used vehicle revenues increased and new vehicle revenues decreased as a percentage of total revenues from 14.9% and 65.1% for the three months ended June 30, 1997, respectively, compared to 19.7% and 60.6% for the three months ended June 30, 1998, respectively. The revenue mix resulted in increased used vehicle gross profits and decreased new vehicle gross profits as a percentage of the total gross profits from 11.9% and 39.7%, respectively, for the three months ended June 30, 1997 to 16.1% and 37.0% for the three months ended June 30, 1998.

     Selling, General and Administrative Expenses. Selling, general and administrative expenses, including depreciation and amortization, increased 273.3% to $35.0 million for the three months ended June 30, 1998 from $9.4 million for the same period in the prior year. Such expenses as a percentage of revenues increased to 9.1% from 8.2% due principally to expenses inherent with the initial growth and formation of the Company. Additionally, as gross profits and gross profit margins increase expenses related to employees commissions for sales of related products increase, respectively.

     Interest Expense, Floorplan. Interest expense, floorplan increased 144.4% to $4.1 million from $1.7 million, due primarily to floorplan interest incurred by the Closed Acquisitions. As a percentage of total revenues, floor plan interest decreased from 1.5% to 1.1% primarily due to decreased interest rates under the Company's floor plan financing arrangements, as well as improved management of inventory levels.

     Interest Expense, Other. Interest expense, other increased 932.3% to $1.7 million from $0.2 million, due primarily to interest incurred on acquisition related indebtedness.

     Net Income. As a result of the factors noted above, the Company's net income increased by $3.7 million for the three months ended June 30, 1998 compared to comparable period of 1997.


     Twelve Months Ended December 31, 1997 Compared to Twelve Months Ended December 31, 1996

     Revenues. Revenues grew in each of the Company's primary revenue areas for 1997 as compared with 1996, causing total revenues to increase 42.2% to $536.0 million. New vehicle sales revenue increased 47.0% to $343.9 million, compared with $233.9 million. New vehicle unit sales increased from 11,693 to 15,715, accounting for 34.4% of the increase in vehicle sales revenues. The remainder of the increase was primarily due to a 9.4% increase in the average selling price resulting from changes in vehicle prices, particularly a shift in customer preference to higher cost light trucks and sport utility vehicles, and additional revenues from the 1997 Acquisitions.

     Used vehicle revenues from retail sales increased 25.1% from $68.0 million in 1996 to $85.1 million in 1997. The increase in used vehicle revenues was due principally to additional revenues contributed from the 1997 Acquisitions in the fourth quarter of 1997.

     The Company's parts, service and collision repair revenue increased 36.7% to $57.5 million from $42.1 million, and declined as a percentage of revenue to 10.7% from 11.2%. The increase in service and parts revenue was due principally to increased parts revenue, including wholesale parts, from the Company's Lone Star Ford and Fort Mill Ford locations and additional revenues from the 1997 Acquisitions in the fourth quarter 1997. F&I revenue increased $3.5 million, due principally to increased new vehicle sales and related financings.

     Gross Profit. Gross profit increased 40.8% in 1997 to $63.0 million from $44.7 million in 1996 due to increases in new vehicle sales revenues principally at the Company's Lone Star Ford and Fort Mill Ford locations and additional revenues from the 1997 Acquisitions in the third and fourth quarters of 1997. Parts and service revenue increases also contributed to the increase in gross profit.

     Selling, General and Administrative Expenses. SG&A expenses, including depreciation and amortization, increased 42.8% from $33.7 million to $48.1 million. These expenses increased due to increases in sales volume as well as expenses associated with the 1997 Acquisitions and the Company's IPO.

     Interest Expense, floor plan. Interest expense, floor plan increased 34.2% to $8.0 million from $6.0 million, primarily due to the 1997 Acquisitions. As a percentage of total revenues, floor plan interest decreased from 1.6% to 1.5%.

     Interest Expense, other. Interest expense, other increased 176.9% from $0.4 million to $1.2 million. The increase in interest expense was due to funding of the 1997 Acquisitions in the fourth quarter.

     Net Income. As a result of the factors noted above, the Company's net income increased by $0.7 million in 1997 compared to 1996.


     Year Ended December 31, 1996 Compared to Year Ended December 31, 1995

     Revenues. The Company's total revenue increased 21.2% to $376.9 million in 1996 from $311.3 million in 1995. New vehicle sales increased 25.2% to $234.0 million in 1996 from $186.9 million in 1995, primarily because of the acquisition in February 1996 of the Company's Fort Mill Ford dealership. The inclusion of the results of the Fort Mill Ford dealership accounted for 69.0% of the Company's overall increase in new vehicle sales in 1996. Of the increase in sales, 60.7% was attributable to increases in unit sales from 1995 to 1996. The remainder of the increase in new vehicle sales in 1996 was largely attributable to an increase in average unit sales prices of 10.0% which the Company believes was primarily due to changes in inventory mix (in response to shifting customer preferences to light trucks and sport utility vehicles) and general increases in new vehicle sales prices.

     Used vehicle revenues from retail sales increased 12.0% to $68.0 million in 1996 from $60.8 million in 1995. The inclusion of the results of the Company's Fort Mill Ford dealership accounted for substantially all of this increase in used vehicle sales. The Company attributes the remainder of the increase in its used vehicle sales in 1996 to increases of approximately 5.6% in the average retail-selling price per vehicle sold. Increases in average retail selling prices were due to changes in product mix and general price increases.

     The Company's parts, service and collision repair revenue increased 17.3% to $42.1 million for 1996, compared to $35.9 million in 1995. Of this increase, $4.4 million or 64.5% was due to the inclusion of the Company's Fort Mill Ford dealership in the 1996 results of operations. The remainder of the increase was principally the result of improved service operations and wholesale parts distribution at the Company's Town and Country Ford dealership. F&I revenues declined $0.7 million, or 8.9%, due principally to reductions in sales of finance and insurance products at Town and Country Ford.

     Gross Profit. Gross profit increased 14.2% in 1996 to $44.7 million from $39.2 million in 1995 primarily due to the addition of the Fort Mill Ford dealership. Gross profit decreased from 12.6% to 11.9% as a percentage of sales due principally to declines in F&I income and declines in gross profit margins on the sale of used vehicles. Gross margins on new vehicles increased primarily due to increases in the average selling price per unit due to a change in mix of new vehicles sold, particularly higher margin light trucks and sport utility vehicles.

     Selling, General and Administrative Expenses. The Company's SG&A expenses increased $4.8 million, or 16.4%, from $28.9 million in 1995 to $33.7 million in 1996. However, as a percentage of revenue, SG&A expenses decreased from 9.3% to 8.9%. Expenses associated with the Fort Mill Ford dealership acquired by the Company in 1996 accounted for approximately 91.4% of this increase. The Company attributes the remainder of the increase in selling, general and administrative expenses primarily to higher compensation levels in 1996 and to an increase in advertising expenses.

     Interest Expense, floor plan. The Company's interest expense, floor plan in 1996 increased 32.5% to $6.0 million from $4.5 million in 1995. Of this increase, $1.0 million or 70.4% was attributable to floor plan financing at the Company's Fort Mill Ford dealership acquired in February 1996. The remainder of the increase primarily reflects an increase in floor plan interest rates during 1996.

     Interest Expense, other. The Company's interest expense, other was $0.4 million in 1996 and 1995.

     Net Income. The Company's net income in 1996 decreased 6.3% to $3.0 million from $3.2 million in 1995. This decrease was principally caused by increased interest costs related to floor plan financing and debt assumed in the acquisition of Fort Mill Ford.


     Liquidity and Capital Resources

     The Company's principal needs for capital resources are to finance acquisitions and fund debt service and working capital requirements. Historically, the Company has relied primarily upon internally generated cash flows from operations, borrowings under its various credit facilities and borrowings and capital contributions from its stockholders to finance its operations and expansion. On November 10, 1997, the Company completed its IPO providing approximately $53.7 million of additional capital resources for the consummation of the 1997 Acquisitions.

     On July 31, 1998, the Company completed the Prior Offering of the Old Notes receiving approximately $120.1 million in net proceeds. These proceeds were used to pay the cash portions of the purchase prices for certain 1998 Acquisitions and repay indebtedness under the Revolving Facility. The Notes bear interest at 11% per annum and will mature on August 1, 2008. The Notes are unsecured senior subordinated obligations of the Company and, as such, are subordinated in right of payment to all other existing and future senior indebtedness. In the Indenture, the Company and the Guarantors have agreed to certain negative covenants, including covenants restricting or prohibiting the payment of dividends, the incurrence of additional indebtedness, investment of funds, sales of assets as well as other customary covenants.

     The Company currently has in place the Floor Plan Facility, a standardized floor plan credit facility with Ford Motor Credit for each of the Company's dealership subsidiaries. As of June 30, 1998, there was an aggregate of $149.7 million outstanding under the Floor Plan Facility. The Floor Plan Facility at June 30, 1998 had an effective rate of prime less 0.9%, subject to certain incentives and other adjustments, which was 7.6%. Typically new vehicle floor plan indebtedness exceeds the related inventory balances. The inventory balance is generally reduced by the Manufacturer's purchase discounts, and such reduction is not reflected in the related floor plan liability. These Manufacturer purchase discounts are standard in the industry, typically occur on all new vehicle purchases, and are not used to offset the related floor plan liability. These discounts are aggregated and generally paid to the Company by the Manufacturer on a quarterly basis. The related floor plan liability becomes due as vehicles are sold.

     The Company makes monthly interest payments on the amount financed under the Floor Plan Facility but is not required to make loan principal repayments prior to the sale of the vehicles. The underlying notes are due when the related vehicles are sold and are collateralized by vehicle inventories and other assets of the relevant dealership subsidiary. The Floor Plan Facility contains a number of covenants including, among others, covenants restricting the Company with respect to the creation of liens and changes in ownership, officers and key management personnel.

     The Company generated net cash of $2.1 million and $7.8 million from operating activities in 1996 and 1997, respectively. The 1997 increase was attributable principally to a decrease in receivables, inventory levels and increased net income.

     During the first six months of 1998, the Company generated net cash of $3.0 million from operating activities, compared to $4.0 million in the first six months of 1997. The decrease was attributable principally an increase in receivables due to additional acquisitions and revenue growth.

     Cash used in investing activities, excluding amounts paid in acquisitions, was approximately $1.2 million for the year ended December 31, 1997 and related primarily to acquisitions of property and equipment. Cash used in investing activities was $1.5 million, $6.7 million and $86.8 million in 1995, 1996 and 1997 respectively, including $1.5 million, $1.9 million and $2.0 million of capital expenditures during such periods.

     Cash used for investing activities, excluding amounts paid in acquisitions, was approximately $1.3 million for the first six months of 1998 and related primarily to acquisitions of property and equipment.

     In 1996, cash provided by financing activities of $2.3 million primarily reflected the purchase of capital stock by a stockholder of the Company, the proceeds of which were used to fund the acquisition of Fort Mill Ford and the purchase of capital stock by a stockholder of Town & Country Ford. Cash provided by financing activities for the year ended December 31, 1997 was $90.7 million principally due to proceeds of the IPO and debt incurred for certain acquisitions.

     Cash provided by financing activities for the first six months of 1998 of $15.0 million primarily reflects amounts borrowed under the Revolving Facility to finance acquisitions.

     In August 1997, the Company obtained a $20 million loan from NationsBank, N.A. (the "NationsBank Facility"). The proceeds from the NationsBank Facility were used in the consummation of the acquisition of the two Lake Norman dealerships and of the Fort Mill Chrysler-Plymouth-Dodge dealership. The NationsBank Facility was guaranteed by Mr. Bruton Smith personally, which guarantee was released in February 1998. The NationsBank Facility matured in February 1998 and was repaid in full with proceeds of the IPO and the Revolving Facility.

     In October 1997, the Company obtained the Revolving Facility from Ford Motor Credit in the principal amount of $26.0 million. In December 1997, the Company increased the aggregate amount available to borrow under this facility to a maximum of $75.0 million pursuant to the Revolving Facility's terms. The Revolving Facility bears interest at the Revolving Facility Prime Rate and will mature in December 1999, unless the Company requests that such term be extended, at the option of Ford Motor Credit, for additional one-year terms. No assurance can be given that such extensions will be granted. The proceeds from the Revolving Facility were used in the consummation of the acquisition of Ken Marks Ford in 1997, the Clearwater Acquisition in March 1998 and the repayment in February 1998 of $8.2 million of the amount borrowed under the NationsBank Facility. Amounts to be drawn under the Revolving Facility are anticipated by the Company to be used for the acquisition of additional dealership subsidiaries in the future and to provide general working capital needs of the Company not to exceed $10 million. At June 30, 1998 the balance outstanding on the Revolving Facility was $48.8 million and the Revolving Credit Facility Prime Rate was 8.5% per annum. All of the indebtedness outstanding under the Revolving Facility was repaid with a portion of the net proceeds of the Prior Offering on July 31, 1998.

     The Company agreed under the Revolving Facility not to pledge any of its assets to any third party (with the exception of currently encumbered real estate and assets of the Company's dealership subsidiaries that are subject to previous pledges or liens). The Revolving Facility also contains certain negative covenants made by the Company, including covenants restricting or prohibiting the payment of dividends, capital expenditures and material dispositions of assets as well as other customary covenants. Additional negative covenants include specified ratios of (i) total debt to tangible equity (as defined in the Revolving Facility), (ii) current assets to current liabilities, (iii) earnings before interest, taxes, depreciation and amortization (EBITDA) to fixed charges, (iv) EBITDA to interest expense, (v) EBITDA to total debt and (vi) the current lending commitment under the Revolving Facility to scaled assets (as defined in the Revolving Facility). Moreover, the loss of voting control over the Company by the Smith Group or the failure by the Company, with certain exceptions, to own all the outstanding equity, membership or partnership interests in its dealership subsidiaries will constitute an event of default under the Revolving Facility. The Company did not meet the specified debt to tangible equity ratios required by the Revolving Facility at December 31, 1997, at March 31, 1998 and at June 30, 1998 and has obtained waivers with regard to such requirement from Ford Motor Credit. The waivers are subject to certain requirements to the effect that the Company must meet modified ratios. In connection with the issuance of the Old Notes, the Company and Ford Motor Credit amended the Revolving Facility to provide that the Notes (which are subordinated to the Revolving Facility) will be treated as equity capital for purposes of this ratio and, accordingly, the Company is currently in compliance with this covenant after its issuance of the Old Notes. See "Description of Certain Other Indebtedness."

     Capital expenditures, excluding amounts paid in acquisitions, were $1.5 million, $1.9 million and $2.0 million in 1995, 1996 and 1997, respectively. The Company's principal capital expenditures typically include building improvements and equipment for use in the Company's dealerships. Capital expenditures in 1995 and 1996 were primarily attributable to expenditures for the addition of a standalone used car lot in 1996 and other capital improvements at the Lone Star Ford dealership. During 1997, the Company completed its previously announced acquisitions of Fort Mill Chrysler-Plymouth-Dodge, Williams Motors, Dyer Volvo, the Bowers Dealerships and Affiliated Companies and Ken Marks Ford, Inc. with an aggregate purchase price, net of cash purchased, of $85.6 million.

     Capital expenditures, excluding amounts paid in acquisitions, were $0.9 million and $1.3 million for the six months ended June 30, 1997 and 1998, respectively. The Company expects total capital expenditures for 1998 to approximate $2.5 million. The Company's principal capital expenditures typically include building improvements and equipment for use in the Company's dealerships.

     In 1997, the Company authorized 3 million shares of "blank check" preferred stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. In March 1998, the Board of Directors designated 300,000 shares of preferred stock as Preferred Stock, which was divided into 100,000 of Series I Convertible Preferred Stock, par value $0.10 per share (the "Series I Preferred Stock"), 100,000 shares of Series II Convertible Preferred Stock, par value $0.10 per share (the "Series II Preferred Stock"), and 100,000 shares of Series III Convertible Preferred Stock, par value $0.10 per share (the "Series III Preferred Stock").

     The Preferred Stock has a liquidation preference of $1,000 per share. Each share of Preferred Stock is convertible, at the option of the holder, into that number of shares of Class A Common Stock as is determined by dividing $1,000 by the average closing price for the Class A Common Stock on the NYSE for the 20 days preceding the date of issuance of the shares of Preferred Stock (the "Market Price"). Conversion of Series II Preferred Stock and Series III Preferred Stock is subject to certain adjustments which have the effect of limiting increases and decreases in the value of the Class A Common Stock receivable upon conversion by 10% of the original value of the shares of Series II Preferred Stock or Series III Preferred Stock.

     The Preferred Stock is redeemable at the Company's option at any time after the date of issuance. The redemption price of the Series I Preferred Stock is $1,000 per share. The redemption price for the Series II Preferred Stock and Series III Preferred Stock is as follows: (i) prior to the second anniversary of the date of issuance, the redemption price is the greater of $1,000 per share or the aggregate Market Price of the Class A Common Stock into which it could be converted at the time of redemption, and (ii) after the second anniversary of the date of issuance, the redemption price is the aggregate Market Price of the Class A Common Stock into which it could be converted at the time of redemption.

     Each share of Preferred Stock entitles its holder to a number of votes equal to that number of shares of Class A Common Stock into which it could be converted as of the record date for the vote. Holders of preferred stock are entitled to participate in dividends payable on the Class A Common Stock on an "as-if-converted" basis. The Preferred Stock has no preferential dividends.

     In July 1998, the Company completed the Hatfield Acquisition for a total purchase price of $48.6 million, paid with $34.6 million in cash and with 14,025 shares of Series I Preferred Stock having a liquidation preference of approximately $14.0 million. Of the cash portion of the purchase price, approximately $26.2 million was financed with borrowings under the Revolving Facility, which was subsequently repaid with a portion of the net proceeds from the Prior Offering, and approximately $8.4 million was financed with cash from the Company's existing operations, which was subsequently replenished with a portion of the net proceeds from the Prior Offering.

     On January 1, 1998, the Company began operation and obtained control of Clearwater Toyota, Clearwater Mitsubishi and Clearwater Collision Center. On April 1, 1998, the Company began operation and obtained control of Capitol Chevrolet and Imports, Century BMW and Heritage Lincoln-Mercury. On May 1, 1998, the Company began operation and obtained control of Casa Ford of Houston, Inc. The aggregate purchase price for the Clearwater Acquisition, the Montgomery Acquisition, the Century Acquisition, the Heritage Acquisition, and the Casa Ford Acquisition was approximately $40.7 million, paid with approximately $29.0 million in cash and with 13,034 shares of Preferred Stock (381 shares of Series I Preferred Stock, 6,380 shares of Series II Preferred Stock, and 6,273 shares of Series III Preferred Stock) having an aggregate liquidation preference of approximately $13.0 million and an estimated fair value of approximately $11.7 million. Of the $29.0 million cash portion of the aggregate purchase price, approximately $12.7 million was financed with borrowings under the Revolving Facility, which was subsequently repaid with a portion of the net proceeds from the Prior Offering, approximately $15.6 million was financed with a portion of the net proceeds from the Prior Offering, and approximately $0.1 million was paid with cash generated from the Company's existing operations. The remaining $0.6 million of the cash portion of the purchase price is payable to the seller of the Montgomery Acquisition on the first and second anniversaries of the closing date of the Montgomery Acquisition. In addition, the Company granted to the seller of the Century Acquisition warrants to purchase 75,000 shares of the Company's Class A Common Stock at a purchase price equal to the market value of the Class A Common Stock on the date of grant. In accordance with terms of the Clearwater Acquisition and the Montgomery Acquisition, the Company may be required to pay additional amounts up to $5.1 million contingent on the future performance of the dealerships acquired in such acquisitions. In addition, in accordance with the terms of the Casa Ford Acquisition, the Company may be required to pay additional amounts to the seller equal to five times the amount by which the dealership's pre-tax earnings for 1998, if any, exceed $2.5 million, and five times the amount by which the dealership's pre-tax earnings for 1999, if any, exceed the greater of $2.5 million or the dealership's 1998 pre-tax earnings. Any additional amounts paid will be accounted for as additional goodwill. The Payable for Acquisitions in the amount of $15.7 million included in the accompanying consolidated financial statements represents the consideration to be paid for the Montgomery Acquisition, Century Acquisition, Heritage Acquisition, and Casa Ford Acquisition, which were closed in July 1998. The Company did not consummate the acquisition of the assets of the Jaguar franchise that comprises a portion of the Heritage Acquisition.


     In September 1998, the Company completed the Higginbotham Acquisition for a total purchase price of approximately $27.0 million, including the repayment of approximately $2.7 million in indebtedness owed by one of the sellers to its sole shareholder, subject to adjustment based on the net book value of the purchased assets as of the closing date. The total purchase price was paid with approximately $18.2 million in cash (all of which was financed with a portion of the net proceeds from the Prior Offering), and with the issuance to the sellers of Class A Common Stock with a market value at the date of closing of approximately $8.3 million. The remaining $0.5 million of the cash portion of the purchase price is payable to the seller in December 1998. In addition, the Company also assumed certain liabilities of the sellers at closing. In connection with the Higginbotham Acquisition, MMRT is anticipated to acquire the real property on which these dealerships and related assets are operated, and the Company will then lease these properties from MMRT.

     In March 1998, the Company signed a stock purchase agreement regarding the Economy Honda Acquisition. The Company has agreed to pay a total price of $7.5 million plus an amount equal to the net book value of the assets of the Economy Honda Acquisition dealership. Preferred Stock will be issued for 51% of the total purchase price, not to exceed $5.1 million in liquidation preference as of the closing of the acquisition. The Company's consummation of the Economy Honda Acquisition is subject to the approval of Honda, which has informed the Company that its approval is contingent upon the Company divesting its ownership of the Cleveland Village Honda dealership prior to acquiring the Economy Honda dealership. The Company is currently negotiating with potential buyers for the sale of the Cleveland Village Honda dealership.


     Of the approximately $88.4 million cash portion of the aggregate purchase price for the 1998 Acquisitions, approximately $38.9 million was obtained from borrowings under the Revolving Facility (which was subsequently repaid with a portion of the net proceeds from the Prior Offering), approximately $33.4 million was obtained with a portion of the net proceeds from the Prior Offering, and approximately $8.9 million was obtained with cash generated from the Company's existing operations (approximately $8.7 million of which was subsequently replenished with a portion of the net proceeds from the Prior Offering). The remaining $7.2 million of the cash portion of the aggregate purchase price will be financed with a combination of borrowings under the Revolving Facility and a portion of the net proceeds of the Prior Offering. The Economy Honda Acquisition is expected to be consummated, subject to certain closing conditions, in the fourth quarter of 1998.

     The Company incurred a tax liability of approximately $7.1 million in connection with the change in its tax basis of accounting for inventory from LIFO to FIFO, which is payable over a six-year period beginning in January 1998. In addition, in connection with the Montgomery Acquisition and the Casa Ford Acquisition, the Company will incur an additional estimated tax liability in the amount of approximately $2.2 million as a result of the change in accounting for the inventory from LIFO to FIFO, which will be a payable over a six year period. As of June 30, 1998, the remaining cumulative balance of the LIFO tax liability was $8.8 million. The Company expects to be pay such obligation with cash provided by operations.

     The Company believes that the net proceeds from the Prior Offering, together with funds generated through future operations and availability of borrowings under its floor plan financing (or any replacements thereof) and its other credit arrangements will be sufficient to fund its debt service and working capital requirements and any seasonal operating requirements, including its currently anticipated internal growth, for the foreseeable future. The Company expects to fund any future acquisitions from its future cash flow from operations, additional debt financing (including the Revolving Facility) or the issuance of Class A Common Stock or the issuance of Preferred Stock or other convertible instruments.


Year 2000 Compliance

     The Company recognizes the need to ensure that its operations will not be adversely impacted by Year 2000 software failures and it has completed an assessment of its own operations in this regard. The Company has determined that its systems are currently Year 2000 compliant and the costs associated with making its systems Year 2000 compliant were immaterial. However, many of the Company's lenders and suppliers, including suppliers that provide finance and insurance products, may be impacted by Year 2000 complications. The Company is in the process of making inquiries to its lenders and suppliers regarding their Year 2000 compliance efforts, and it is reviewing the Year 2000 disclosures in documents filed with the Commission for those lenders and suppliers that are publicly-held companies. The Company does not believe that failure of the Company's lenders or suppliers to ensure that their computer systems are Year 2000 compliant will have a material adverse impact on the Company's business, results of operations, and financial condition, although no assurances can be given in this regard. Furthermore, there can be no assurances that Year 2000 deficiencies on the part of dealerships to be acquired by the Company would not have a material adverse impact on the Company's business, results of operations, and financial condition.

     The Company has not yet established a contingency plan in the event that its expectations regarding Year 2000 problems are incorrect, but the Company intends to create such a contingency plan within the next six months. At this time, it is impossible to state with certainty whether Year 2000 computer software or equipment failures on the part of the Company or third parties involved with the Company will have a material adverse impact on the Company's results of operations, liquidity and financial condition. However, based on the Company's assessment of its own operations, the Company believes that it is adequately prepared to deal with Year 2000 problems which may arise.


Significant Materiality of Goodwill

     Goodwill represents the excess purchase price over the estimated fair value of the tangible and separately measurable intangible net assets acquired. The cumulative amount of goodwill at December 31, 1997 and June 30, 1998 was $75.0 million and $104.5 million, respectively. As a percentage of total assets and stockholders' equity, goodwill, net of accumulated amortization, represented 25.5% and 88.1%, respectively, at December 31, 1997, and 27.8% and 99.6%, respectively, at June 30, 1998. Generally accepted accounting principles require that goodwill and all other intangible assets be amortized over the period benefited. The Company has determined that the period benefited by the goodwill will be no less than 40 years and, accordingly, is amortizing goodwill over a 40 year period. If the Company were not to separately recognize a material intangible asset having a benefit period of less than 40 years, or were not to give effect to shorter benefit periods of factors giving rise to a material portion of the goodwill, earnings reported in periods immediately following the acquisition would be overstated. In later years, the Company would be burdened by a continuing charge against earnings without the associated benefit to income valued by management in arriving at the consideration paid for the businesses acquired. Earnings in later years also could be significantly affected if management then determined that the remaining balance of goodwill was impaired. The Company periodically compares the carrying value of goodwill with the anticipated undiscounted future cash flows from operations of the businesses acquired in order to evaluate the recoverability of goodwill. The Company has concluded that the anticipated future cash flows associated with intangible assets recognized in its acquisitions will continue indefinitely, and these is no pervasive evidence that any material portion will dissipate over a period shorter than 40 years.


Seasonality

     The Company's operations are subject to seasonal variations. The first quarter generally contributes less revenue and operating profits than the second, third and fourth quarters. Seasonality is principally caused by weather conditions and the timing of manufacturer incentive programs and model changeovers.


Effects of Inflation

     Due to the relatively low levels of inflation in 1995, 1996 and 1997, inflation did not have a significant effect on the Company's results of operations for those periods.

New Accounting Standards

     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income." This Standard establishes standards of reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. This Statement will be effective for the Company's fiscal year ending December 31, 1998, and the Company does not intend to adopt this Statement prior to the effective date. Had the Company early adopted this Statement, it would have reported comprehensive income of $2.4 million, $2.1 million and $3.8 million for the years ended December 31, 1995, 1996 and 1997, respectively. The Company adopted the interim-period reporting requirements of this standard for the six months ended June 30, 1998. Comprehensive income amounted to $1.5 million and $6.8 million for the six months ended June 30, 1997 and June 30, 1998, respectively.

     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information." This Standard redefines how operating segments are determined and requires disclosure of certain financial and descriptive information about a company's operating segments. This Statement will be effective for the Company's fiscal year ending December 31, 1998, and need not be applied to interim financial statements in the initial year of its application. The Company has not yet completed its analysis of which operating segments it will disclose, if any.


Recent Developments


     In August 1998, the Company entered into a definitive agreement for the acquisition of the assets of the Jordan Acquisition. In September 1998, the Company entered into a definitive agrement for the acquisition of the assets of the Tampa Volvo Acquisition. In October 1998, the Company entered into definitive agreements to acquire all of the assets of Ron Craft Chrysler Plymouth Jeep, Inc. and all of the stock of Ron Craft
Chevrolet-Cadillac-Oldsmobile-Geo, Inc.


     The Company was recently awarded two new Volvo franchises and a new Oldsmobile franchise in the Atlanta market. The Company currently expects to open these new dealerships in the first half of 1999.

     On July 9, 1998, the Company entered into, subject to the approval of the Company's Board of Directors and the Company's independent directors, the Alliance Agreement with an operating partnership controlled by MMRT. MMRT intends to acquire certain real estate associated with various automobile dealerships, automotive aftermarket retailers and other automotive related businesses and to lease such properties to the business operators located thereon. Mr. Smith, the Company's Chairman and Chief Executive Officer, serves as the chairman of MMRT's board of trustees and is presently its largest shareholder. See "Risk Factors -- Potential Conflicts of Interest" and "Certain Transactions -- Transactions with MMRT."


     Under the Alliance Agreement, the Company has agreed to refer real estate acquisition opportunities that arise in connection with its dealership acquisitions to MMRT. In exchange, MMRT has agreed to refer dealership acquisition opportunities to the Company and to provide to the Company, at the Company's cost, certain real estate development, maintenance, survey and inspection services. Pursuant to the Alliance Agreement, the Company has entered into contracts to sell the real estate associated with Town and Country Toyota and Fort Mill Ford, two of the Company's dealerships, for an aggregate purchase price of approximately $10.3 million. In addition, the Alliance Agreement provides for an agreed form of lease (the "Sonic Form Lease") pursuant to which MMRT would lease real estate to the Company should MMRT acquire real estate associated with any of the Company's operations. Presently, the Company leases or intends to lease from MMRT 29 parcels of land associated with 21 of its dealerships, including the real estate associated with Town and Country Toyota and Fort Mill Ford that the Company will lease back from MMRT, pursuant to leases substantially similar to the Sonic Form Lease. The aggregate initial annual base rent to be paid by the Company for all 29 properties under the leases with MMRT is approximately $7.8 million. MMRT has also entered into new leases with each of Town and Country Ford and Lone Star Ford which provide that the annual lease payments for their properties will each be increased to approximately $1.1 million effective January 1, 2000, as compared to current annual lease payments of approximately $0.4 million and $0.4 million, respectively.

                                   BUSINESS

     The Company is one of the top ten automotive retailers in the United States, operating 27 dealerships and ten collision repair centers, as of June 30, 1998, in eight metropolitan areas of the southeastern and southwestern United States. Sonic sells new and used cars and light trucks, sells replacement parts, provides vehicle maintenance, warranty, paint and repair services and arranges related F&I for its automotive customers. The Company operated dealerships as of June 30, 1998 in the Atlanta, Charlotte, Chattanooga, Greenville/Spartanburg, Houston, Montgomery, Nashville and Tampa/Clearwater markets, each of which the Company believes is experiencing favorable demographic trends. As of June 30, 1998, Sonic sold the following 20 domestic and foreign brands: BMW, Cadillac, Chevrolet, Chrysler, Dodge, Ford, Honda, Hyundai, Infiniti, Jaguar, Jeep, KIA, Lincoln, Mercury, Mitsubishi, Oldsmobile, Plymouth, Toyota, Volkswagen and Volvo. In several of its markets, the Company's dealerships have a significant market share for new cars and light trucks. As of September 15, 1998, the Company had acquired or entered into definitive agreements to acquire 12 additional dealerships in certain of the Company's existing markets and in new markets including Columbus and Daytona Beach (which includes a total of two dealerships being acquired in the Jordan Acquisition and the Tampa Volvo Acquisition). Upon consummation of these acquisitions, the Company will sell the following four additional brands:
Acura, Isuzu, Mercedes and Subaru. For the year ended December 31, 1997, the Company would have had pro forma revenues and EBITDA of $1.8 billion and $42.8 million, respectively.


Company Strengths

     Leading Automotive Retailer. The Company is one of the top ten automotive retailers in the United States, operating 37 dealerships in ten metropolitan areas on a pro forma basis. The Company believes that its leading position in the highly fragmented automotive retailing industry combined with its strong reputation and management team, successful history of acquiring and integrating dealerships and strong financial condition have positioned the Company as a premier consolidator of automotive dealerships, thereby providing the Company with increased attractive acquisition opportunities.

     Proven Track Record of Integrating and Improving Acquisitions. In recent years, the Company has grown primarily through the acquisition of well-managed dealerships in growing metropolitan and suburban geographic markets. During 1996 and 1997, the Company acquired 16 dealerships in five states for total consideration of $104.5 million. Senior management of the Company has, collectively, acquired and integrated the operations of more than 75 dealerships during their careers. This acquisition experience allows management to identify and capitalize on opportunities for improvement, determine and implement necessary corrective actions, and minimize acquisition risk.

     Experienced Management Team. The Company is led by a strong senior management team with extensive automotive retailing and aftermarket products and services experience, including O. Bruton Smith, Chief Executive Officer, and Nelson E. Bowers, II, Executive Vice President. The members of the Company's senior management team have on average 19 years of automotive industry experience. As of June 30, 1998, the Company's senior management and employees owned approximately 52.8% of the Company's outstanding Common Stock.

     Consistent Record of Internal Growth. In addition to identifying, consummating and integrating attractive acquisitions, the Company continually focuses on improving its existing dealership operations. As a result, the Company has a history of strong internal growth with average same store sales growth of 16.3%, 6.4% and 10.1% in 1995, 1996 and 1997, respectively.

     Diverse Offering of Automotive Brands, Products and Services. The Company sells on a pro forma basis a wide variety of 24 domestic and international automotive brands (38.4% of pro forma gross profit in 1997) in ten metropolitan areas which it believes (i) mitigates the effect of regional economic conditions and changing consumer preferences and (ii) reduces its reliance on any single manufacturer. In addition to selling a broad range of new vehicles, the Company has a balanced portfolio of other automotive products and services including used vehicles (16.9% of pro forma gross profit in 1997), F&I and leasing (11.6%), and parts, service and collision repair services (33.1%). The Company believes that this diverse offering of products and services improves financial stability as sales of higher margin products and services offset in part sales of lower margin new and used vehicles. In addition, sales of parts, service and collision repair services are less cyclical than vehicle sales and related product sales.

     Economies of Scale. The Company's growth through acquisitions over the past two years has resulted in increasing economies of scale as the Company integrates acquired dealerships including (i) improved terms on bank and floor plan financing, (ii) improved commissions on sales of finance and insurance products, (iii) increased vendor consolidation opportunities, (iv) reduced advertising and insurance costs as a percentage of sales, and (v) improved inventory management.

Strategy

     Acquire Dealerships. The Company believes that attractive acquisition opportunities exist for dealership groups with significant equity capital and experience in identifying, acquiring and professionally managing dealerships. The automotive retailing industry is highly fragmented, with the largest 100 dealer groups generating approximately 10% of the industry's $640 billion of total sales in 1996 and controlling less than 5% of all new vehicle dealerships in the United States. The Company believes that these factors, together with increasing capital costs of operating automobile dealerships, the lack of alternative exit strategies (especially for larger dealerships) and the aging of many dealership owners provide attractive consolidation opportunities. The Company has implemented a "hub and spoke" acquisition strategy to acquire (i) well-managed dealerships in new growing metropolitan and suburban geographic markets, and (ii) additional dealerships in its existing markets that will allow the Company to capitalize on regional economies of scale, offer a greater breadth of products and services and/or increase brand diversity. In addition, the Company selectively acquires dealerships which have underperformed the industry average but which carry attractive product lines or have attractive locations, thereby leveraging the Company's management infrastructure and improving return on investment.

     Increased Sales of Higher Margin Products and Services. The Company intends to pursue opportunities to increase its sales of higher-margin products and services by, for instance, expanding its collision repair business and increasing sales of used vehicles. The Company's collision repair business provides favorable margins and is not significantly affected by economic cycles or consumer spending habits. The Company believes that, because of the high capital investment required for collision repair shops and the cost of complying with environmental and worker safety regulations, large volume body shops will be more successful in the future than small volume shops. The Company further believes that the collision repair industry is undergoing a period of consolidation and that it is well positioned to expand its collision repair business. Sonic also believes that significant opportunities exist to improve its used vehicle departments, which historically have generated higher margins on sales than its new vehicle departments, to (i) increase the number of used vehicles sold and (ii) increase gross profit margins on sales of used vehicles. For example, the Company's ability to manage inventory levels more effectively created increased gross profit margins on sales of used vehicles to 9.9% for the first six months of 1998 from 8.5% for the first six months of 1997.

     Enhance Profit Opportunities in Finance and Insurance. The Company offers its customers a wide range of financing and leasing alternatives for the purchase of vehicles, as well as credit life, accident and health and disability insurance and extended service contracts. As a result of its size and scale, the Company has been able to negotiate with lending institutions that purchase its financing contracts and insurance carriers that underwrite its insurance policies to increase commissions on the origination of customer vehicle financing and insurance policies, which the Company believes will result in increased revenues and profitability.

     Train, Develop and Incentivize Qualified Management. The Company believes that well trained dealership personnel are the key to the long-term performance of the Company and to the profitability of its dealerships. Sonic requires all of its employees, from service technicians to regional vice presidents, to participate in in-house training programs. The Company's senior management, along with third party trainers from manufacturers, industry affiliates and vendors, formally train all employees. The Company believes that its comprehensive training of all employees and the institution of a multi-tiered management structure to supervise effectively its dealership operations provide the Company with a competitive advantage over other dealership groups. In addition, the Company employs an incentive compensation program for each officer, vice president and executive manager, a portion of which is provided in the form of Company stock options, with additional incentives based on the performance of individual profit centers. Sonic believes that this organizational structure, together with the opportunity for promotion and for equity participation, serve as a strong motivation for its employees.

     Achieve High Levels of Customer Satisfaction. Customer satisfaction has been and will continue to be a focus of the Company. The Company's personalized sales process is designed to satisfy customers by providing high-quality vehicles in a positive, "consumer friendly" buying environment. Some manufacturers offer specific performance incentives, on a per vehicle basis, if certain CSI levels (which vary by manufacturer) are achieved by a dealer. Manufacturers can withhold approval of acquisitions if a dealer fails to maintain a minimum CSI score. To keep management focused on customer satisfaction, the Company includes CSI results as a component of its incentive compensation program.



Industry Overview

     Automotive retailing, with approximately $640 billion in 1996 retail sales, is the largest consumer retail market in the United States, representing approximately 8% of the domestic gross product based on data collected by NADA and the U.S. Department of Commerce. Retail sales of new vehicles, which are sold exclusively through new vehicle dealers, were approximately

$328 billion. In addition, used vehicle retail sales in 1996 were estimated at $311 billion, with approximately $260 billion in sales by franchised and independent dealers and the balance in privately negotiated transactions. From 1992 to 1996, new vehicles sales have grown at an annual compound rate of 10.5%, while used vehicle sales have grown at a rate of 15.8% for retail used vehicle sales and 6.7% for wholesale used vehicle sales. This significant increase in sales revenue is primarily because the average price of a new vehicle has risen at a compound average rate of 6.2% from 1992 to 1996 and newer, high-quality used vehicles now comprise a larger part of the used vehicle market. During this period, unit sales grew at rates of only 4.0% for new vehicles, 6.4% for retail used vehicles and 1.4% for wholesale used vehicles.

     The following table sets forth information regarding vehicle sales by new vehicle dealerships for the periods indicated.



                                                  United States New Vehicle Dealers' Vehicle Sales (1)
                                               ----------------------------------------------------------
                                                     1992         1993       1994       1995       1996
                                               --------------- ---------- ---------- ---------- ---------
                                                        (Units in millions; dollars in billions)
New vehicle unit sales. ......................        12.9        13.9       15.1       14.7       15.1
New vehicle sales (2) ........................    $  220.3      $ 253.3    $ 289.1    $ 301.2    $ 328.4
Used vehicle unit sales-retail ...............         9.3         9.9       10.9       11.5       11.9
Used vehicle sales-retail (2) ................    $   77.1      $  90.7    $ 110.6    $ 126.9    $ 137.9
Used vehicle unit sales-wholesale ............         6.9         6.4        6.9        7.0        7.3
Used vehicle sales-wholesale (2) .............   $    26.2(3)   $  24.3    $  27.9    $  30.4    $  33.9
Total vehicle sales ..........................   $   323.6      $ 368.3    $ 427.6    $ 458.5    $ 500.2
Annual growth in total vehicle sales .........          --         13.8%      16.1%       7.2%       9.1%

---------
(1) Reflects new vehicle dealership sales at retail and wholesale. In addition, sales by independent retail used vehicle dealers were approximately $81, $100, $134, $130 and $122 billion, respectively, and casual used car sales were estimated at approximately $36, $33, $40, $52 and $51 billion, respectively, for each of the five years ended December 31, 1996. As of the date of this Prospectus, NADA has not published information for 1997 similar to that presented in the table.
(2) Sales figures are calculated by multiplying unit sales by the average sales price for the year.
(3) The NADA did not report the averages sales price for wholesale transactions prior to 1993. As a result, the 1992 wholesale used vehicle sales were calculated using the 1993 average wholesale price for used vehicles.

     For the year ended December 31, 1997, industry retail sales increased by 0.1% as a result of retail car sales declines of 2.7% offset by retail truck sale gains of 3.8% from the same period in 1996. As of May 31, 1998, industry retail sales for the year to date increased 1.1% as a result of retail car sales declines of 3.2% offset by retail truck sale gains of 6.4% from the same period in 1997.

     In addition to new and used vehicles, dealerships offer a wide range of other products and services, including repair and warranty work, replacement parts, extended warranty coverage, financing and credit insurance. In 1996, the average dealership's revenue consisted of 57.7% new vehicles sales, 30.4% used vehicle sales, and 11.9% other products and services. As a result of intense competition for new vehicle sales, the average dealership generates the majority of its profits from the sale of used vehicles and other products and services, including finance and insurance, mechanical and collision repair, and parts and service. In 1996, for example, a used vehicle earned an average gross margin of 11.0% as compared to a new vehicle's average gross margin of 6.4%, in each case for sales by new vehicle dealerships. As is typical in the retailing industry, dealership profitability varies widely across different stores and, ultimately, profitability depends on effective management of inventory, competition, marketing, quality control and, most importantly, responsiveness to the customer.

     New Vehicle Sales. Franchised dealerships were originally established by automobile manufacturers for the distribution of their new vehicles. In return for exclusive distribution rights within specified territories, manufacturers exerted significant influence over their dealers by limiting the transferability of ownership in dealerships, designating the dealership's location, and managing the supply and composition of the dealership's inventory. These arrangements resulted in the proliferation of small, single-owner operations that, at their peak in the late 1940's, totaled almost 50,000. As a result of competitive, economic and political pressures during the 1970's and 1980's, significant changes and consolidation occurred in the automotive retail industry. One of the most significant changes was the increased penetration by foreign manufacturers and the resulting loss of market share by domestic car makers, which forced many dealerships to close or sell to better-capitalized dealership groups. According to industry data, the number of franchised dealerships has declined from approximately 25,000 dealerships in 1990 to approximately 22,000 in 1996. Although significant consolidation has taken place since the automotive retailing industry's inception, the industry today remains highly fragmented, with the largest 100 dealer groups generating approximately 10% of total sales revenues and controlling less than 5% of all franchised dealerships.

     Used Vehicle Sales. Sales of used vehicles have increased over the past five years, primarily as a result of the substantial increase in new vehicle prices and the greater availability of newer used vehicles due to the increased popularity of short-term leases. Like the new vehicle market, the used vehicle market is highly fragmented, with approximately 22,000 new vehicle dealers accounting for approximately $172 billion in 1996 sales. In addition, an even greater number of independent used car dealers accounted for approximately $122 billion in 1996 sales. Privately negotiated transactions accounted for the remaining 1996 sales, estimated at $51 billion. In addition, an increasing number of used vehicles are being sold by "superstore" outlets, which market only used vehicles and offer a wide selection of low mileage, popular models. In 1996, the top 100 new vehicle dealer groups accounted for less than 2% of used vehicle sales.

     Industry Consolidation. The Company believes that further consolidation is likely due to increased capital requirements of dealerships, the limited number of viable alternative exit strategies for dealership owners, and the desire of certain manufacturers to strengthen their brand identity by consolidating their franchised dealerships. The Company also believes that an opportunity exists for dealership groups with significant equity capital, and experience in identifying, acquiring and professionally managing dealerships, to acquire additional dealerships for cash, stock, debt or a combination thereof. Publicly owned dealer groups, such as the Company, are able to offer prospective sellers tax advantaged transactions through the use of publicly traded stock which may, in certain circumstances, make them more attractive to prospective sellers.


Dealership Operations

     After giving effect to the 1998 Acquisitions, the Company will own eight dealerships in the Charlotte market, ten dealerships in the Nashville/Chattanooga market, two dealerships in the Greenville/Spartanburg market, six dealerships in the Columbus market, three dealerships in the Daytona Beach market, three dealerships in the Tampa/Clearwater market, two dealerships in the Montgomery market, two dealerships in the Houston market, and one dealership in the Atlanta market.

     Since 1990 the Company has grown significantly, as a result of the acquisition and integration of new vehicle dealerships and an increase in revenues at its existing dealerships. The following table sets forth the name, brands, year of acquisition and location of the dealerships acquired by or awarded to the Company or its predecessors since 1990 and the dealership to be acquired by the Company pursuant to the pending Economy Honda Acquisition:


                                                       Year
                                                     Acquired       Location
Dealerships and Brands                              ---------- -----------------
Town & Country Toyota .............................   1990     Charlotte
Fort Mill Ford ....................................   1996     Charlotte
Fort Mill Chrysler-Plymouth-Dodge .................   1997     Charlotte
Lake Norman Dodge .................................   1997     Charlotte
Lake Norman Chrysler-Plymouth-Jeep-Eagle ..........   1997     Charlotte
Town & Country Chrysler-Plymouth-Jeep of Rock Hill    1997     Charlotte
Freedom Ford ......................................   1997     Tampa/Clearwater
Infiniti of Chattanooga ...........................   1997     Chattanooga
Town & Country Ford of Cleveland ..................   1997     Chattanooga
Cleveland Village Honda ...........................   1997     Chattanooga
Cleveland Chrysler-Plymouth-Jeep-Eagle ............   1997     Chattanooga
European Motors of Nashville
  "BMW, Volkswagen" ...............................   1997     Nashville
European Motors
  "BMW, Volvo" ....................................   1997     Chattanooga
Dodge of Chattanooga ..............................   1997     Chattanooga
KIA - VW of Chattanooga ...........................   1997     Chattanooga
Dyer Volvo ........................................   1997     Atlanta
Hatfield Volkswagen-Jeep ..........................   1998     Columbus
Trader Bud's Westside Chrysler Plymouth
  "KIA" ...........................................   1998     Columbus
Hatfield Lincoln Mercury ..........................   1998     Columbus
Trader Bud's Westside Dodge .......................   1998     Columbus
Toyota West .......................................   1998     Columbus
Hatfield Hyundai-Isuzu-Subaru .....................   1998     Columbus
Century BMW .......................................   1998     Greenville/
                                                               Spartanburg

                                       Year
                                     Acquired       Location
Dealerships and Brands              ---------- -----------------
Heritage Lincoln Mercury ..........   1998     Greenville/
                                               Spartanburg
Economy Honda1 ....................   1998     Chattanooga
Capitol Chevrolet
  "KIA" ...........................   1998     Montgomery
Capitol Imports
  "Hyundai, Mitsubishi" ...........   1998     Montgomery
Casa Ford .........................   1998     Houston
Clearwater Mitsubishi .............   1998     Tampa/Clearwater
Clearwater Toyota .................   1998     Tampa/Clearwater
Higginbotham Automobiles
  "Acura, Mercedes" ...............   1998     Daytona Beach
Higginbotham Chevy-Olds
  "Chevrolet, Oldsmobile" .........   1998     Daytona Beach
Halifax Ford-Mercury ..............   1998     Daytona Beach

---------
 1 The Company has not obtained the consent of Honda to the acquisition of the Economy Honda dealership. See "Risk Factors -- No Consent from Honda."


Dealership Management

     Operations of the dealerships are overseen by Regional Vice Presidents, who report to the Company's Chief Operating Officer. Each of the Company's dealerships is managed by an Executive Manager who is responsible for the operations of the dealership and the dealership's financial and customer satisfaction performance. The Executive Manager is responsible for selecting, training and retaining dealership personnel. All Executive Managers report to the Company's senior management on a regular basis and prepare a comprehensive monthly financial and operating statement of their dealership. In addition, the Company's senior management meets on a monthly basis with its Executive Managers to address changing customer preferences, operational concerns and to share best practices, such as maintaining a customer-friendly buying environment, maximizing potential revenues per new vehicle sale through increased F&I penetration, using customer calling and coupon programs to attract and retain service customers, and continued training of dealership personnel.

     Each Executive Manager is complemented by a team which includes two senior managers who aid in the operation of the dealership. The General Sales Manager is primarily responsible for the operations, personnel, financial performance and customer satisfaction performance of the new vehicle sales, used vehicle sales, and finance and insurance departments. The Parts and Service Director is primarily responsible for the operations, personnel, financial and customer satisfaction performance of the service, parts and collision repair departments (if applicable). Each of the departments of the dealership typically has a manager who reports to the General Sales Manager or Parts and Service Director.


     The Company's Regional Vice Presidents are as listed, with their region of responsibility and age, on the following table:



Name                          Age    Region of Responsibility
---------------------------- -----   -----------------------------------------------------
Ken Marks, Jr. .............  35     Florida
Jeffrey C. Rachor ..........  36     Mid-South (Tennessee, Georgia, Kentucky and Alabama)
Ivan A. Tufty ..............  57     Texas
William Sullivan ...........  65     North Carolina and South Carolina

New Vehicle Sales

     As of June 30, 1998, the Company sold 20 brands of cars and light trucks, 24 brands on a pro forma basis (including Jaguar, which the Company sells pursuant to an interim services agreement with the seller under the Heritage Acquisition). See "Risk Factors -- No Consent from Jaguar." The products have a broad range of prices from lower priced, or economy vehicles, to luxury vehicles. The Company believes that its brand, product and price diversity reduces the risk of changes in customer preferences, product supply shortages and aging products. Approximately 4.4% of new vehicle sales in 1997 were luxury brands (for example, BMW, Cadillac, Infiniti and Volvo). See "Risk Factors -- Dependence on Automobile Manufacturers."

The following table presents information with respect to the Company's new vehicle sales:


                                                                                                     Six Months Ended
                                                 Year Ended December 31,                                 June 30,
                          --------------------------------------------------------------------- ---------------------------
                               1993          1994          1995          1996          1997          1997          1998
                          ------------- ------------- ------------- ------------- ------------- ------------- -------------
                                                               (dollars in thousands)
 Unit sales .............       9,429         9,686        10,273        11,693        15,715         6,553        16,601
 Sales revenue ..........   $ 153,138     $ 164,970     $ 186,859     $ 233,979     $ 343,941     $ 137,208     $ 387,466
 Gross profit ...........   $  11,087     $  12,103     $  13,926     $  18,001     $  26,427     $   8,977     $  29,919
 Gross profit margin ....         7.2%          7.3%          7.5%          7.7%          7.7%          6.5%          7.7%

     New vehicle sales include retail lease transactions and lease-type transactions, both of which are arranged by the Company. New vehicle leases generally have short terms. Lease customers, therefore, return to the new vehicle market more frequently. Leases also provide a source of late-model, generally low mileage, vehicles for its used vehicle inventory. Generally, leased vehicles are under warranty for the entire lease term, which allows the Company to provide repair service to the lessee throughout the term of the lease.


Used Vehicle Sales

     The Company sells a broad variety of makes and models of used cars, vans, trucks and sport utility vehicles. Used vehicles are obtained by the Company through customer trade-ins, at "closed" auctions which may be attended only by new vehicle dealers and which offer off-lease, rental and fleet vehicles, and at "open" auctions which offer repossessed vehicles and vehicles sold by other dealers. The Company sells its used vehicles to retail customers and, in the case of vehicles in poor condition or vehicles which remain unsold for a specified period of time, to other dealers or wholesalers. Sales to other dealers or wholesalers are frequently close to or below cost and therefore negatively affect the Company's gross margin on used vehicle sales.

     The following table sets forth information on the Company's used vehicle sales:


                                                                                                     Six Months Ended
                                                   Year Ended December 31,                               June 30,
                               ---------------------------------------------------------------- --------------------------
                                   1993         1994         1995         1996         1997         1997          1998
                               ------------ ------------ ------------ ------------ ------------ ------------ -------------
                                                                 (dollars in thousands)
 Retail unit sales ...........      4,104        4,374       5,172        5,488        6,712        2,638         9,719
 Retail sales revenue ........   $ 37,742     $ 47,537     $60,766      $68,054      $85,132      $32,666      $132,508
 Retail gross profit .........      3,964        5,182       5,792        5,748        7,294        2,772        13,162
 Retail gross margin .........       10.5%        10.9%        9.5%         8.4%         8.6%         8.5%          9.9%
 Wholesale unit sales ........      4,189        4,656       5,009        5,344        7,287        2,750         9,011
 Wholesale sales revenue .....   $ 13,363     $ 16,062     $20,025      $25,642      $38,785      $15,342      $ 47,305
 Wholesale gross profit ......         27           43         (45)         (23)        (599)        (145)         (193)
 Wholesale gross margin ......        0.2%         0.3%       (0.2)%       (0.1)%       (1.5)%       (0.9)%        (0.4)%
 Total unit sales ............      8,293        9,030      10,181       10,832       13,999        5,388        18,730
 Total revenue ...............   $ 51,105     $ 63,599     $80,791      $93,696      $123,917     $48,008      $179,813
 Total gross profit ..........      3,991        5,225       5,747        5,725        6,695        2,627        12,969
 Total gross margin ..........        7.8%         8.2%        7.1%         6.1%         5.5%         5.5%          7.2%

Service and Part Sales

     As of June 30, 1998, the Company provided service and parts at each of its franchised dealerships. The Company also provided maintenance and repair services at its 27 new vehicle dealership facilities (37 on a pro forma basis), offering both warranty and non-warranty services. Service and parts sales provide higher gross margins than vehicle sales.

     The following table sets forth information regarding the Company's service and parts sales:



                                                                                                   Six Months Ended
                                                  Year Ended December 31,                              June 30,
                              ---------------------------------------------------------------- -------------------------
                                  1993         1994         1995         1996         1997         1997         1998
                              ------------ ------------ ------------ ------------ ------------ ------------ ------------
                                                                (dollars in thousands)
 Sales revenue ..............   $ 27,243     $ 30,298     $ 31,958     $ 37,132     $ 51,033     $ 20,220     $ 60,687
 Gross profit ...............      9,540       10,344       11,003       12,593       18,118        6,821       24,427
 Gross profit margin ........       35.0%        34.1%        34.4%        33.9%        35.5%        33.7%        40.3%

Collision Repair

     As of June 30, 1998, the Company operated collision repair centers, or body shops, at ten of its dealership locations (13 on a pro forma basis). The Company's collision repair business provides favorable margins and, similar to service and parts, is not significantly affected by business cycles or consumer preferences. In addition, because of the higher cost of used vehicles, insurance adjusters are more hesitant to declare a vehicle a total loss, resulting in more significant, and higher cost, repair jobs.

     The following table sets forth information regarding the Company's collision repair operations:



                                                                                              Six Months Ended
                                                 Year Ended December 31,                          June 30,
                               ----------------------------------------------------------- -----------------------
                                   1993        1994        1995        1996        1997        1997        1998
                               ----------- ----------- ----------- ----------- ----------- ----------- -----------
                                                             (dollars in thousands)
 Sales revenue ...............   $ 3,094     $ 3,686     $ 3,903     $ 4,942     $ 6,504     $ 2,687     $ 7,333
 Gross profit ................     1,516       1,870       1,956       2,452       3,092       1,283       3,797
 Gross profit margin .........      49.0%       50.7%       50.1%       49.6%       47.5%       47.8%       51.8%

Finance and Insurance

     The Company offers its customers a wide range of financing and leasing alternatives for the purchase of vehicles. In addition, as part of each sale, the Company additionally offers customers credit life, accident and health and disability insurance to cover the financing cost of their vehicle, as well as warranty or extended service contracts.

     The Company assigns its vehicle financing contracts and leases to other parties, instead of directly financing sales, which reduces the Company's exposure to loss from financing activities. The Company receives a commission from the lender for originating and assigning the loan or lease but is assessed a chargeback fee by the lender if a loan is canceled, in most cases, within 90 days of making the loan. Early cancellation can result from early repayment because of refinancing of the loan, the sale or trade-in of the vehicle, or default on the loan. The Company establishes an allowance to absorb estimated chargebacks and refunds. Finance and insurance commission revenue is recorded net of such chargebacks. Commission expense related to finance and insurance commission revenue is charged to cost of sales upon recognition of such revenue.

     The following table sets forth information regarding the Company's finance and insurance operations:



                                                                                       Six Months Ended
                                             Year Ended December 31,                       June 30,
                              ------------------------------------------------------ ---------------------
                                 1993       1994       1995       1996       1997       1997       1998
                              ---------- ---------- ---------- ---------- ---------- ---------- ----------
 Commission revenue .........    3,711      5,181      7,813      7,118     10,606      4,763     13,541
 Gross profit ...............    3,043      4,359      6,561      6,043      8,856      3,931     11,344
 Gross margin ...............     82.0%      84.1%      84.0%      84.9%      83.5%      82.5%      83.8%

Sales and Marketing

     The Company's marketing and advertising activities vary among its dealerships and among its markets. The Company advertises primarily through television, newspapers, radio and direct mail and regularly conducts special promotions designed to focus vehicle buyers on its product offerings. The Company also utilizes computer technology to aid sales people in prospecting for customers. Under arrangements with certain Manufacturers, the Company receives a subsidy for a portion of its advertising expenses incurred in connection with a manufacturer's vehicles.


Relationships with Manufacturers

     Each of the Company's dealerships operates under a separate franchise or dealer agreement (a "Dealer Agreement") which governs the relationship between the dealership and the Manufacturer. In general, each Dealer Agreement specifies the location of the dealership for the sale of vehicles and for the performance of certain approved services in a specified market area. The designation of such areas generally does not guarantee exclusivity within a specified territory. In addition, most Manufacturers allocate vehicles on a "turn and earn" basis which rewards high volume. A Dealer Agreement requires the dealer to meet specified standards regarding showrooms, the facilities and equipment for servicing vehicles, inventories, minimum net working capital, personnel training, and other aspects of the business. The Dealer Agreement with each dealership also gives the related Manufacturer the right to approve the dealership's general manager and any material change in management or ownership of the dealership. Each Manufacturer may terminate a Dealer Agreement under certain circumstances, such as a change in control of the dealership without Manufacturer approval, the impairment of the reputation or financial condition of the dealership, the death, removal or withdrawal of the dealership's general manager, the conviction of the dealership or the dealership's owner or general manager of certain crimes, the failure to adequately operate the dealership or maintain wholesale financing arrangements, insolvency or bankruptcy of the dealership or a material breach of other provisions of the Dealer Agreement.

     Many automobile manufacturers are still developing their policies regarding public ownership of dealerships. The Company believes that these policies will continue to change as more dealership groups sell their stock to the public, and as the established, publicly-owned dealership groups acquire more franchises. To the extent that new or amended manufacturer policies restrict the number of dealerships which may be owned by a dealership group, or the transferability of the Company's Common Stock, such policies could have a material adverse effect on the Company. See "Risk Factors -- Dependence on Automobile Manufacturers," " -- Manufacturers' Restrictions on Acquisitions," " -- Stock Ownership/Issuance Limits; Limitation on Ability to Issue Additional Equity" and " -- Concentration of Voting Power."

     The Company has received notice from Jaguar in which Jaguar has declined to consent to the acquisition of the assets of two Jaguar dealerships, one in Chattanooga and another in Greenville. On a pro forma basis, each of the Jaguar dealerships on an individual basis and in the aggregate would have accounted for less than 1% of the Company's 1997 revenues and gross profits. See "Risk Factors -- No Consent from Jaguar."


     The Company has received notice from Honda that its approval of the Company's acquisition of the Economy Honda Dealership is contingent upon the Company divesting its ownership of the Cleveland Village Honda dealership prior to such acquisition. Honda's stated reason for this condition is that the Company's ownership of the Economy Honda Dealership and the Cleveland Village Honda dealership would violate Honda's policy against the ownership of contiguous dealerships, and the Company agreed to comply with this policy pursuant to its agreement with Honda. The Company is currently negotiating with potential buyers for the sale of the Cleveland Village Honda dealership. There can be no assurance that the Company will be able to sell the Cleveland Village Honda dealership or that the approval of Honda to the Economy Honda Acquisition will be obtained. On a pro forma basis, the Cleveland Village Honda dealership accounted for, and the Economy Honda Dealership would have accounted for, approximately 1.9% and 2.7% of the Company's 1997 revenues and approximately 2.1% and 3.0% of gross profits, respectively. See "Risk Factors -- No Consent from Honda."


     The Company's Dealer Agreement with Ford requires the Company to deliver to Ford all Securities and Exchange Commission filings made by the Company or third-parties with respect to the Company, including Schedules 13D and 13G. If any such filing shows that (a) any person or entity would acquire 15% or more of Sonic's voting securities, (b) any person or entity that owns or controls 15% or more of Sonic's voting securities (or other securities convertible into such voting securities) intends or may intend to acquire additional voting securities of Sonic, (c) an extraordinary corporate transaction, such as a merger or liquidation, involving Sonic or any of its subsidiaries is anticipated, (d) a material asset sale involving Sonic or any of its subsidiaries is anticipated, (e) a change in Sonic's Board of Directors or management is planned or has occurred, or (f) any other material change in Sonic's business or corporate structure is planned or has occurred, then the Company must give Ford notice of such event. If Ford reasonably determines that such an event is not in its interest, the Company may be required to sell or resign from one or more of its Ford franchises. Should Sonic or any of its Ford franchisee subsidiaries enter into an agreement to transfer the assets of a Ford franchisee subsidiary to a third party, the right of first refusal described in the Ford Dealer Agreement will apply.

     Under the Company's Dealer Agreements with Toyota and Infiniti, Toyota and Infiniti have the right to approve any ownership or voting rights of Sonic of 20% or greater by any individual or entity. Honda may force the sale of the Company's Honda franchise if any person or entity, other than members of the Smith Group, acquires 5% or greater of the Common Stock (10% or greater if such entity is an institutional investor), and Honda deems such person or entity to be unsatisfactory. Volkswagen approved the sale of no more than 25% of the voting control of Sonic in its IPO, and any future changes in ownership or transfers among the Company's current stockholders that could effect the voting or managerial control of Sonic's Volkswagen franchisee subsidiaries requires the prior approval of Volkswagen. Similarly, Chrysler has approved of the public sale of only 50% of the Common Stock and requires prior approval of any future sales that would result in a change in voting or managerial control of the Company.

     Certain state statutes in Florida and other states limit manufacturers' control over dealerships. Under Florida law, notwithstanding any contrary terms in a dealer agreement, manufacturers may not unreasonably withhold approval for the sale of a dealership. Acceptable grounds for disapproval include material shortcomings in the character, financial condition or business experience of the proposed transferee. In addition, dealerships may challenge manufacturers' attempts to establish new dealerships in the dealer's markets, and state regulators may deny applications to establish new dealerships for a number of reasons, including a determination that the manufacturer is adequately represented in the area. Manufacturers must have "good cause" for any termination or failure to renew a dealer agreement, and an automaker's license to distribute vehicles in Florida may be revoked if, among other things, the automaker has forced or attempted to force an automobile dealer to accept delivery of motor vehicles not ordered by that dealer.

     Under Texas law, despite the terms of contracts between manufacturers and dealers, manufacturers may not unreasonably withhold approval of a transfer of a dealership. It is unreasonable under Texas law for a manufacturer to reject a prospective transferee of a dealership who is of good moral character and who otherwise meets the manufacturer's written, reasonable and uniformly applied standards or qualifications relating to the prospective transferee's business experience and financial qualifications. In addition, under Texas law and the laws of other states, franchised dealerships may challenge manufacturers' attempts to establish new franchises in the franchised dealers' markets, and state regulators may deny applications to establish new dealerships for a number of reasons, including a determination that the manufacturer is adequately represented in the region. Texas law limits the ability of manufacturers to terminate or fail to renew franchises. In addition, other laws in Texas and elsewhere limit the ability of manufacturers to withhold their approval for the relocation of a franchise or require that disputes be arbitrated. In addition, a manufacturer's license to distribute vehicles in Texas may be revoked if, among other things, the manufacturer has forced or attempted to force an automobile dealer to accept delivery of motor vehicles not ordered by that dealer.

     Georgia law provides that no manufacturer may arbitrarily reject a proposed change of control or sale of an automobile dealership, and any manufacturer challenging such a transfer of a dealership must provide written reasons for its rejection to the dealer. Manufacturers bear the burden of proof to show that any disapproval of a proposed transfer of a dealership is not arbitrary. If a manufacturer terminates a franchise agreement due to a proposed transfer of the dealership or for any other reason not considered to constitute good cause under Georgia law, such termination will be ineffective. As an alternative to rejecting or accepting a proposed transfer of a dealership or terminating the franchise agreement, Georgia law provides that a manufacturer may offer to purchase the dealership on the same terms and conditions offered to the prospective transferee.

     Under Tennessee law, a manufacturer may not modify, terminate or refuse to renew a franchise agreement with a dealer except for good cause, as defined in the governing Tennessee statutes. Further, a manufacturer may be denied a Tennessee license, or have an existing license revoked or suspended if the manufacturer modifies, terminates, or suspends a franchise agreement due to an event not constituting good cause. Good cause includes material shortcomings in the character, financial condition or business experience of the dealer. A manufacturer's Tennessee license may also be revoked if the manufacturer prevents or attempts to prevent the sale or transfer of the dealership by unreasonably withholding consent to the transfer.

     Alabama law prohibits manufacturers from terminating or refusing to continue or renew a franchise agreement except for "good cause." "Good cause" to discontinue a relationship may exist if, for example, a dealer violates a material term of, or fails to perform its duties under, a franchise agreement. In addition, a manufacturer is prohibited from interfering with the transfer of a dealership unless the transfer is to a person who would not qualify for a dealer's license under Alabama law. Finally, a manufacturer may not unreasonably establish a new dealership within the market area of an existing dealer. A manufacturer who violates Alabama law may be required to pay the dealer for the damages incurred, as well as the costs of suing the manufacturer for damages including attorneys fees.

     Under Ohio law, a dealer must obtain manufacturer approval before it can sell or transfer an interest in a dealership. The manufacturer may only prohibit the sale or transfer, however, for "good cause" after considering, among other things, the proposed new owner's business experience and financing. Similarly, a manufacturer may terminate or refuse to continue or renew a franchise agreement only for "good cause" considering, for example, the dealership's sales, the dealer's investment in the business, and the dealer's satisfaction of its warranty obligations. Finally, a manufacturer may not site a new dealership in a relevant market area without either the consent of the local dealers or by showing "good cause." Dealers may protest a manufacturer's actions to the Ohio Motor Vehicle Dealers Board, and eventually the courts, if there is no "good cause" for the transfer restriction or termination or siting of a new dealership. If the manufacturer violates Ohio's automobile franchise law, a dealer may be entitled to double its actual damages, as well as court costs and attorneys fees, from a manufacturer.

     South Carolina law forbids a manufacturer from imposing unreasonable restrictions on a dealer's rights to transfer, sell, or renew a franchise agreement unless the dealer is compensated. A manufacturer may not terminate or refuse to renew a franchise agreement without due cause. Further, although a dealer must obtain the manufacturer's consent to transfer a dealership, the manufacturer may not unreasonably withhold its consent. Finally, manufacturers are generally prohibited from acting in bad faith or engaging in arbitrary or unconscionable conduct. Manufacturers who violate South Carolina's law may be liable for double the actual damages incurred by the dealer and/or punitive damages in limited circumstances.

Competition

     The retail automotive industry is highly competitive. Depending on the geographic market, the Company competes with both dealers offering the same brands and product lines as the Company and dealers offering other automakers' vehicles. The Company also competes for vehicle sales with auto brokers and leasing companies. The Company competes with small, local dealerships and with large multi-franchise auto dealerships. Many of the Company's competitors are larger and have greater financial and marketing resources and are more widely known than the Company. Some of the Company's competitors also may utilize marketing techniques, such as the Internet or "no negotiation" sales methods, not currently used by the Company.

     The Company also competes with regional and national car rental companies, which sell their used rental cars, and used automobile "superstores," such as AutoNation and CarMax. The used vehicle superstores generally offer a greater and more varied selection of vehicles than the Company's dealerships. In addition, Ford has announced that it is entering into joint ventures to acquire dealerships in various cities in the United States and other manufacturers may also directly enter the retail market in the future, which could have a material adverse effect on the Company. As the Company seeks to acquire dealerships in new markets, it may face significant competition (including competition from other publicly-owned dealer groups) as it strives to gain market share. See "Risk Factors -- Competition."

     The Company believes that the principal competitive factors in vehicle sales are the marketing campaigns conducted by automakers, the ability of dealerships to offer a wide selection of the most popular vehicles, the location of dealerships and the quality of customer service. Other competitive factors include customer preference for makes of automobiles, pricing (including manufacturer rebates and other special offers) and warranties.

     In addition to competition for vehicle sales, the Company also competes with other auto dealers, service stores, auto parts retailers and independent mechanics in providing parts and service. The Company believes that the principal competitive factors in parts and service sales are price, the use of factory-approved replacement parts, the familiarity with a dealer's makes and models and the quality of customer service. A number of regional and national chains offer selected parts and service at prices that may be lower than the Company's prices.

     In arranging or providing financing for its customers' vehicle purchases, the Company competes with a broad range of financial institutions. The Company believes that the principal competitive factors in providing financing are convenience, interest rates and contract terms.

     The Company's success depends, in part, on national and regional automobile-buying trends, local and regional economic factors and other regional competitive pressures. The Company sells its vehicles in the Charlotte, Chattanooga, Nashville, Tampa/Clearwater, Houston, Atlanta, Columbus, Daytona Beach, Greenville/Spartanburg and Montgomery markets. Conditions and competitive pressures affecting these markets, such as price-cutting by dealers in these areas, or in any new markets the Company enters, could adversely affect the Company, although the retail automobile industry as a whole might not be affected. See "Risk Factors -- Competition."


Governmental Regulations and Environmental Matters

     A number of regulations affect the Company's business of marketing, selling, financing and servicing automobiles. The Company also is subject to laws and regulations relating to business corporations generally.

     Under North Carolina, South Carolina, Tennessee, Florida, Georgia, Texas, Ohio and Alabama law as well as the laws of other states into which the Company may expand, the Company must obtain a license in order to establish, operate or relocate a dealership or operate an automotive repair service. These laws also regulate the Company's conduct of business, including its advertising and sales practices. Other states may have similar requirements.

     The Company's operations are also subject to laws governing consumer protection. Automobile dealers and manufacturers are subject to so-called "Lemon Laws" that require a manufacturer or the dealer to replace a new vehicle or accept it for a full refund within one year after initial purchase if the vehicle does not conform to the manufacturer's express warranties and the dealer or manufacturer, after a reasonable number of attempts, is unable to correct or repair the defect. Federal laws require certain written disclosures to be provided on new vehicles, including mileage and pricing information.

     The imported automobiles purchased by the Company are subject to United States customs duties and, in the ordinary course of its business, the Company may, from time to time, be subject to claims for duties, penalties, liquidated damages, or other charges. Currently, United States customs duties are generally assessed at 2.5% of the customs value of the automobiles imported, as classified pursuant to the Harmonized Tariff Schedule of the United States. See "Risk Factors -- Imported Product Restrictions and Foreign Trade Risk."

     The Company's financing activities with its customers are subject to federal truth-in-lending, consumer leasing and equal credit opportunity regulations as well as state and local motor vehicle finance laws, installment finance laws, usury laws and other installment sales laws. Some states regulate finance fees that may be paid as a result of vehicle sales. State and federal environmental regulations, including regulations governing air and water quality and the storage and disposal of gasoline, oil and other materials, also apply to the Company.

     The Company believes that it complies in all material respects with the laws affecting its business. Possible penalties for violation of any of these laws include revocation of the Company's licenses and fines. In addition, many laws may give customers a private cause of action.

     As with automobile dealerships generally, and service parts and body shop operations in particular, the Company's business involves the use, storage, handling and contracting for recycling or disposal of hazardous or toxic substances or wastes, including environmentally sensitive materials such as motor oil, waste motor oil and filters, transmission fluid, antifreeze, freon, waste paint and lacquer thinner, batteries, solvents, lubricants, degreasing agents, gasoline and diesel fuels. The Company's business also involves the past and current operation and/or removal of aboveground and underground storage tanks containing such substances or wastes. Accordingly, the Company is subject to regulation by federal, state and local authorities establishing health and environmental quality standards, and liability related thereto, and providing penalties for violations of those standards. The Company is also subject to laws, ordinances and regulations governing remediation of contamination at facilities it operates or to which it sends hazardous or toxic substances or wastes for treatment, recycling or disposal.

     The Company believes that it does not have any material environmental liabilities and that compliance with environmental laws and regulations will not, individually or in the aggregate, have a material adverse effect on the Company's results of operations or financial condition. However, soil and groundwater contamination is known to exist at certain properties used by the Company. Furthermore, environmental laws and regulations are complex and subject to frequent change. In addition, the Company may assume environmental liabilities, some of which may be material, in connection with its acquisitions. There can be no assurance that compliance with amended, new or more stringent laws or regulations, stricter interpretations of existing laws or the future discovery of environmental conditions will not require additional expenditures by the Company, or that such expenditures will not be material. See "Risk Factors -- Adverse Effect of Government Regulation; Environmental Regulatory Compliance Costs."

Facilities
     The Company's principal executive offices are located at 5401 East Independence Boulevard, Charlotte, North Carolina 28218, and its telephone number is (704) 532-3301. These executive offices are located on the premises owned by Town & Country Ford. The following table identifies each of the properties to be utilized by the Company's operations and their respective locations, after giving effect to the pending Economy Honda Acquisition:



Dealership                             Location
-------------------------------------- --------------------------------
  Town & Country Ford                  5401 East Independence Blvd.
                                       Charlotte, NC
  Lone Star Ford                       8477 North Freeway
                                       Houston, TX
  Fort Mill Ford                       788 Gold Hill Rd.
                                       Fort Mill, SC
  Fort Mill Chrysler-Plymouth-Dodge    3310 Hwy. 51
                                       Fort Mill, SC
  Town & Country Toyota                9101 South Blvd.
                                       Charlotte, NC
  Frontier Oldsmobile-Cadillac         2501 Roosevelt Blvd.
                                       Monroe, NC
  Freedom Ford                         24825 US Hwy. 19 North,
                                       Clearwater & 3925 Tampa Rd.,
                                       Oldsmar, FL
  Dyer Volvo                           5260 Peachtree Industrial Blvd.
                                       Atlanta, GA
  Lake Norman Chrysler-Plymouth-Jeep   Chartwell Center Dr.
                                       Cornelius, NC

Dealership                                  Location
------------------------------------------- ----------------------------------
         Lake Norman Dodge                  I-77 & Torrence Chapel Rd.
                                            Cornelius, NC
         KIA/VW of Chattanooga              6015 International Dr.
                                            Chattanooga, TN
         BMW/VW of Nashville                630 Murfreeboro Pike
                                            Nashville, TN
         BMW/Volvo of Chattanooga           5949 Brainard Rd
                                            Chattanooga, TN
         Infiniti of Chattanooga            5915 Brainard Rd.
                                            Chattanooga, TN
         Town & Country Ford of Cleveland   2496 South Lee Hwy.
                                            Cleveland, TN
         Dodge of Chattanooga               402 West Martin Luther King Blvd.
                                            Chattanooga, TN
         Cleveland Village Imports          2490 & 2492 South Lee Hwy.
                                            Cleveland, TN
         Cleveland Chrysler-Plymouth-Jeep   717 South Lee Hwy.
                                            Cleveland, TN
         Town & Country Chrysler-Plymouth-  803 North Anderson Rd.
           Jeep of Rock Hill                Rock Hill, SC
         Volkswagen West &                  1455 Automall Dr.
           Jeep Eagle West                  Columbus, OH
         Hatfield KIA &                     3700 West Broad St.
           Trader Bud's Westside            Columbus, OH
           Chrysler-Plymouth
         Hatfield Lincoln Mercury           1495 Automall Dr.
                                            Columbus, OH
         Trader Bud's Westside Dodge        4000 West Broad
                                            Columbus, OH
         Toyota West                        1500 Automall Dr.
                                            Columbus, OH
         Hatfield Hyundai &                 1400 Automall Dr.
           Hatfield Isuzu &                 Columbus, OH
           Hatfield Subaru
         Century BMW                        2752 Laurens Rd.
                                            Greenville, SC
         Heritage Lincoln Mercury           2424 Laurens Rd.
                                            Greenville, SC
         Economy Honda                      Hwy 153 Shallowford Rd
                                            Chattanooga, TN
         Capital Chevrolet                  711 Eastern Blvd.
                                            Montgomery, AL
         Capital KIA                        845 Eastern Blvd.
                                            Montgomery, AL
         Capital Hyundai &                  190 Eastern Blvd.
           Capital Mitsubishi               Montgomery, AL
         Casa Ford                          4701 I-10 East
                                            Baytown, TX
         Clearwater Mitsubishi              21699 US Hwy 19N
                                            Clearwater, FL
         Clearwater Toyota                  21799 US Hwy 19N
                                            Clearwater, FL
         Clearwater Collision Center        2300 Drew Street
                                            Clearwater, FL

Dealership                   Location
---------------------------- ---------------------
  Halifax Ford-Mercury       1307 N. Dixie Hwy.
                             New Smyrna Beach, FL
  Higginbotham Chevy-Olds    1919 N. Dixie Hwy.
                             New Smyrna Beach, FL
  Higginbotham Automobiles   1720 Mason Ave.
                             Daytona Beach, FL
  Sunrise Auto World         241 Ridgewood Ave.
                             Holly Hill, FL
  HMC Finance                3741 S. Nova Rd.
                             Port Orange, FL

     The Company's dealerships are generally located along major U.S. or interstate highways. One of the principal factors considered by the Company in evaluating an acquisition candidate is its location. The Company prefers to acquire dealerships located along major thoroughfares, primarily interstate highways with ease of access, which can be easily visited by prospective customers.

     The Company owns certain of the real estate associated with Town & Country Toyota and Fort Mill Ford. The remainder of the properties utilized by the Company's dealership operations are leased. The Company believes that its facilities are adequate for its current needs. In connection with its acquisition strategy, the Company generally intends to lease the real estate associated with a particular dealership whenever practicable.

     On July 9, 1998, the Company entered into, subject to the approval of the Company's Board of Directors and the Company's independent directors, the Alliance Agreement with MMRT. MMRT owns certain real estate associated with various automobile dealerships, automotive aftermarket retailers and other automotive related businesses and leases such properties to the business operators located thereon. Mr. Smith, the Company's Chairman and Chief Executive Officer, serves as the chairman of MMRT's board of trustees and is presently its controlling shareholder. See "Certain Transactions -- Transactions with MMRT."

     Under the terms of its franchise agreements, the Company must maintain an appropriate appearance and design of its facilities and is restricted in its ability to relocate its dealerships. See " -- Relationships with Manufacturers."

Employees
     As of June 30, 1998, the Company employed approximately 3,600 people, of whom approximately 570 were employed in managerial positions, 1,230 were employed in non-managerial sales positions, 760 were employed in non-managerial parts and service positions and 1,040 were employed in administrative support positions.

     The Company believes that many dealerships in the retail automobile industry have difficulty in attracting and retaining qualified personnel for a number of reasons, including the historical inability of dealerships to provide employees with an equity interest in the profitability of the dealerships. The Company provides certain executive officers, managers and other employees with stock options and all employees with a stock purchase plan and believes this type of equity incentive is attractive to existing and prospective employees of the Company. See "Management -- Stock Option Plan" and " -- Employee Stock Purchase Plan" and "Risk Factors -- Dependence on Key Personnel and Limited Management and Personnel Resources."

     The Company believes that its relationship with its employees is good. None of the Company's employees is represented by a labor union. Because of its dependence on the Manufacturers, however, the Company may be affected by labor strikes, work slowdowns and walkouts at the Manufacturer's manufacturing facilities. See "Risk Factors -- Dependence on Automobile Manufacturers."

Legal Proceedings and Insurance
     From time to time, the Company is named in claims involving the manufacture of automobiles, contractual disputes and other matters arising in the ordinary course of the Company's business. Currently, no legal proceedings are pending against or involve the Company that, in the opinion of management, could reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of the Company.

     Because of their vehicle inventory and nature of business, automobile retail dealerships generally require significant levels of insurance covering a broad variety of risks. The Company's insurance includes an umbrella policy as well as insurance on its real property, comprehensive coverage for its vehicle inventory, general liability insurance, employee dishonesty coverage and errors and omissions insurance in connection with its vehicle sales and financing activities.

                                  MANAGEMENT

Executive Officers and Directors; Key Personnel

     The executive officers, directors and key personnel of the Company, and their ages as of the date of this Prospectus, are as follows:



Name                            Age  Position(s) with the Company
------------------------------ ----- ---------------------------------------------------------------
     O. Bruton Smith .........  71   Chairman, Chief Executive Officer and Director*
     Bryan Scott Smith .......  31   President, Chief Operating Officer and Director*
     Dennis D. Higginbotham ..  47   President of Retail Operations*
     Nelson E. Bowers, II ....  53   Executive Vice President and Director*
     Theodore M. Wright ......  36   Chief Financial Officer, Vice President -- Finance, Treasurer,
                                     Secretary and Director*
     William P. Benton .......  74   Director
     William R. Brooks .......  48   Director
     William I. Belk .........  49   Director
     Jeffrey C. Rachor .......  36   Regional Vice President -- Mid South Region
     O. Ken Marks, Jr ........  35   Regional Vice President -- Florida
     Ivan A. Tufty ...........  57   Regional Vice President -- Texas
     William M. Sullivan .....  65   Regional Vice President -- North and South Carolina


---------
* Executive Officer

     O. Bruton Smith has been the Chairman, Chief Executive Officer and a director of the Company since its organization in 1997. Mr. Smith currently is, and since their acquisition by either the Company or Sonic Financial has been, a director and the president of each of the Company's dealerships. Mr. Smith has worked in the retail automobile industry since 1966. Mr. Smith's initial term as a director of the Company will expire at the annual meeting of stockholders of the Company to be held in 2000. Mr. Smith is also the chairman and chief executive officer, a director and controlling shareholder, either directly or through Sonic Financial, of Speedway Motorsports, Inc. ("SMI"). SMI is a public company traded on the NYSE. Among other things, it owns and operates the following NASCAR racetracks: Atlanta Motor Speedway, Bristol Motor Speedway, Charlotte Motor Speedway, Sears Point Raceway and Texas Motor Speedway. He is also the executive officer and a director of each of SMI's operating subsidiaries. Additionally, Mr. Smith serves as chairman of the board of trustees of Mar Mar Realty Trust, a Maryland real estate investment trust. Under his employment agreement with the Company, Mr. Smith is required to devote approximately 50% of his business time to the Company's business.

     Bryan Scott Smith has been the President and Chief Operating Officer of the Company since April 1997 and a director of the Company since its organization in 1997. Mr. Smith, who is the son of Bruton Smith, has been an executive officer of Town and Country Ford since 1993, and was a minority owner of both Town and Country Ford and Fort Mill Ford prior to the acquisition by the Company of those dealerships in 1997. Mr. Smith joined the Company's predecessor in January 1991 on a full-time basis as an assistant used car manager. In August of 1991, Mr. Smith became the used car manager at Town & Country Ford. Mr. Smith was promoted to General Manager of Town & Country Ford in November 1992 where he remained until his appointment to President and Chief Operating Officer of the Company in April of 1997. Mr. Smith's term as a director of the Company will expire at the annual meeting of stockholders of the Company to be held in 1998.

     Dennis D. Higginbotham has been the President of Retail Operations of the Company since September 1998. Prior to joining the Company, Mr. Higginbotham owned a controlling interest in, and served as the president of, Higginbotham Chevrolet-Oldsmobile (from 1976 until September 1998), Halifax Ford-Mercury (from 1987 until September 1998) and Higginbotham Automobiles (from 1995 until September 1998), each of which was acquired by the Company in September 1998. Mr. Higginbotham has worked in the automobile industry since 1965.

     Nelson E. Bowers, II has been the Executive Vice President and a director of the Company since December 1997. Prior to joining the Company, Mr. Bowers owned a controlling interest in the Bowers automobile dealership group (the "Bowers Dealerships") which were acquired by the Company in 1997, and he has worked in the retail automobile industry since 1974. Mr. Bowers has served on national dealer councils for BMW and Volvo and has owned and operated dealerships since 1979. Several of the dealerships previously owned by Mr. Bowers have been awarded the highest awards available from manufacturers for customer satisfaction. Mr. Bowers' term as a director of the Company will expire at the annual meeting of stockholders to be held in 1999.

     Theodore M. Wright has been the Chief Financial Officer, Vice President-Finance, Treasurer and Secretary of the Company since April 1997, and a director of the Company since June 1997. Before joining the Company, Mr. Wright was a Senior Manager and in charge of the Columbia, South Carolina office of Deloitte & Touche LLP. Prior to joining the Columbia office, Mr. Wright was a Senior Manager in Deloitte & Touche LLP's National Office Accounting Research and SEC Services Departments from 1994 to 1995. From 1992 to 1994 Mr. Wright was an audit manager with Deloitte & Touche LLP. Mr. Wright's term as a director of the Company will expire at the annual meeting of stockholders to be held in 1999.

     William R. Brooks has been a director of the Company since its formation. Mr. Brooks also served as the Company's Treasurer, Vice President and Secretary from its organization in February 1997 to April 1997 when Mr. Wright was appointed to those positions. Since December 1994, Mr. Brooks has been the Vice President, Treasurer, Chief Financial Officer and a director of SMI. Mr. Brooks also serves as an executive officer and a director for various operating subsidiaries of SMI. Before the formation of SMI in December 1994, Mr. Brooks was the Vice President of the Charlotte Motor Speedway and a Vice President and a director of Atlanta Motor Speedway. Mr. Brooks joined Sonic Financial from Price Waterhouse in 1983. At Sonic Financial, he was promoted from Manager to Controller in 1985 and again to Chief Financial Officer in 1989. Mr. Brooks' term as a director of the Company will expire at the annual meeting of stockholders to be held in 2000.

     William P. Benton became a director of the Company in December 1997. Since January 1997, Mr. Benton has been the Executive Director of Ogilvy & Mather, a world-wide advertising agency. Mr. Benton has been a director of Speedway Motorsports, Inc. since February 1995 and a director of Allied Holdings, Inc. since February 1998. He is also a consultant to the Chairman and Chief Executive Officer of TI Group. Prior to his appointment at Ogilvy & Mather, Mr. Benton served as Vice Chairman of Wells, Rich, Greene/BDDP, Inc., an advertising agency with offices in New York and Detroit. Mr. Benton retired from Ford Motor Company as its Vice President of Marketing Worldwide in 1984 after a 37-year career with that company. Mr. Benton's term as a director of the Company will expire at the annual meeting of stockholders to be held in 1998.

     William I. Belk became a director of the Company in March 1998. Mr. Belk is currently the Vice President and Director for Monroe Hardware Company, Director for Piedmont Ventures, Inc., and Treasurer and Director for Old Well Water, Inc. Mr. Belk previously held the position of Chairman and Director for certain Belk stores (a privately held retail department store chain). Mr. Belk's term as a director of the Company will expire at the annual meeting of stockholders to be held in 1998.

     Jeffrey C. Rachor is a Regional Vice President of the Company and has held this position since the Company's acquisition of the Bowers Dealerships in 1997. Mr. Rachor has over 13 years experience in automobile retailing and was the chief operating officer of the Bowers Dealerships from 1989 until their acquisition by the Company in 1997. During this period, Mr. Rachor has also served at various times as the general manager of Toyota, Saturn and Chrysler-Plymouth-Jeep-Eagle dealerships. Prior to joining the Bowers organization, Mr. Rachor was an assistant regional manager with American Suzuki Motor Corporation from 1987 to 1989 and a Metro Sales Manager and a District Sales Manager with GM's Buick Motor Division from 1983 to 1987.

     O. Ken Marks, Jr. is a Regional Vice President of the Company and has held this position since the Company's acquisition of Ken Marks Ford in 1997. Prior to joining the Company, Mr. Marks owned a controlling interest in Ken Marks Ford and operated that dealership as its chief executive since prior to 1992. Mr. Marks is a Chairman's award winner from Ford and has over 13 years experience in auto retailing. Ken Marks Ford is one of the top 100 automobile dealerships in the United States and one of the 30 largest Ford dealerships.

     Ivan A. Tufty is a Regional Vice President of the Company and has held this position since the consummation of the Company's IPO in 1997. Mr. Tufty also is the Executive Manager of Lone Star Ford, a position he has held since 1990. Under Mr. Tufty's leadership, Lone Star Ford has been recognized as one of the 30 largest Ford dealerships and one of the 100 largest dealerships in the United States. Mr. Tufty has over 40 years of experience in auto retailing and was a dealer principal and equity owner for 12 years.

     William M. Sullivan is a Regional Vice President of the Company and has held this position since the consummation of the Company's IPO in 1997. Mr. Sullivan also is the Vice-President of Town & Country Ford, a position he has held since prior to 1992. Mr. Sullivan has over 25 years experience in auto retailing as an Executive Manager, head of F&I and in other roles.

     The Board of Directors of the Company is divided into three classes, each of which, after a transitional period, will serve for three years, with one class being elected at the Company's annual shareholder meeting each year. Messrs. Bruton Smith and Brooks belong to the class of directors whose term expires in 2000, Messrs. Bowers and Wright belong to the class of directors whose term expires in 1999, and Messrs. Scott Smith, Benton and Belk belong to the class of directors whose term expires in 1998. The executive officers are elected annually by, and serve at the discretion of, the Company's Board of Directors.


Committees of the Board

     There are two standing committees of the Board of Directors of the Company, the Audit Committee and the Compensation Committee. The Audit Committee was appointed on March 20, 1998 and consists of Messrs. Benton, Belk and Brooks. The Compensation Committee currently has no members and its functions are being performed by the full Board of Directors. The Board of Directors intends to select members for its Compensation Committee at the annual Board of Directors meeting to occur after the 1998 annual meeting of the Company's stockholders. Set forth below is a summary of the principal functions of each committee. There were no meetings held for either of the committees during 1997.

     Audit Committee. The Audit Committee recommends the appointment of the Company's independent auditors, determines the scope of the annual audit to be made, reviews the conclusions of the auditors and reports the findings and recommendations thereof to the Board, reviews the Company's auditors, the adequacy of the Company's system of internal control and procedures and the role of management in connection therewith, reviews transactions between the Company and its officers, directors and principal stockholders, and performs such other functions and exercises such other powers as the Board from time to time may determine.

     Compensation Committee. The Compensation Committee administers certain compensation and employee benefit plans of the Company, annually reviews and determines executive officer compensation, including annual salaries, bonus performance goals, bonus plan allocations, stock option grants and other benefits, direct and indirect, of all executive officers and other senior officers of the Company. The Compensation Committee administers the Company's Stock Option Plan and the Company's Employee Stock Purchase Plan, and periodically reviews the Company's executive compensation programs and takes action to modify programs that yield payments or benefits not closely related to the Company or executive performance. The policy of the Compensation Committee's program for executive officers is to link pay to business strategy and performance in a manner which is effective in attracting, retaining and rewarding key executives while also providing performance incentives and awarding equity-based compensation to align the long-term interests of executive officers with those of Company stockholders. It is the Compensation Committee's objective to offer salaries and incentive performance pay opportunities that are competitive in the marketplace.

     The Company currently has no standing nominating committee.

     During 1997, there was one meeting of the Board of Directors of the Company, with each director attending the meeting.


Executive Compensation

     The following table sets forth compensation paid by or on behalf of the Company to the Chief Executive Officer of the Company and to its other executive officer with earnings greater than $100,000 during the year for services rendered during the Company's fiscal years ended December 31, 1995, 1996 and 1997:


                          Summary Compensation Table



                                               Annual Compensation
                                 ------------------------------------------------       Long-Term
                                                                                   Compensation Awards
                                                                                        Number of
                                                                      Other              Shares
                                                                      Annual           Underlying          All Other
Name and Principal Position(s)    Year   Salary (1)   Bonus(2)   Compensation(3)       Options(4)       Compensation(5)
-------------------------------- ------ ------------ ---------- ----------------- -------------------- ----------------
O. Bruton Smith                  1997     $326,704          --       $15,000                 --               --
  Chairman, Chief Executive      1996      164,750          --       33,350                  --               --
  Officer and Director           1995      142,200          --       41,350                  --               --
Bryan Scott Smith                1997      273,767    $ 18,331             (5)           99,875               --
  President, Chief Operating     1996       48,000     230,714             (5)               --               --
  Officer and Director           1995       48,000     168,670             (5)               --               --

---------
(1) Does not include the dollar value of perquisites and other personal benefits.

(2) The amounts shown are cash bonuses earned in the specified year and paid in the first quarter of the following year.

(3) The Company provides Bruton Smith with the use of automobiles for personal use, the annual cost of which is reflected as Other Annual Compensation.

(4) The Company's Stock Option Plan was adopted in September 1997. Therefore, no options were granted to any of the Company's executive officers in 1996 or 1995.

(5) The aggregate amount of perquisites and other personal benefits received did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for such executive officer.

Employment Agreements

     The Company entered into employment agreements in 1997 with Messrs. Bruton Smith, Scott Smith, Bowers, Wright, Marks and Rachor in 1997, and with Mr. Higginbotham in 1998 (the "Employment Agreements"), which provide for an annual base salary and certain other benefits. Pursuant to the Employment Agreements, the 1998 base salaries of Messrs. Bruton Smith, Scott Smith, Bowers, Wright, Marks, Rachor and Higginbotham will be $350,000, $300,000, $400,000, $180,000,
$48,000, $150,000 and $400,000, respectively. The executives will also receive such additional increases as may be determined by the Compensation Committee. The Employment Agreements, except those of Messrs. Higginbotham, Rachor and Marks, provide for the payment of annual performance-based bonuses equal to a percentage of the executive's base salary, upon achievement by the Company (or relevant region) of certain performance objectives, based on the Company's pre-tax income, to be established by the Compensation Committee. The Employment Agreement for Mr. Higginbotham provides for the payment of bonuses as may be determined and ratified from time to time by the Compensation Committee. The Employment Agreements of Messrs. Rachor and Marks provide for the payment of annual performance-based bonuses, paid in equal installments on a monthly basis, equal to a percentage of the pre-tax earnings of subsidiaries of the Company located within his regions of responsibility, in the case of Mr. Rachor, and of Ken Marks Ford in the case of Mr. Marks. Under the terms of his Employment Agreement, the Company will employ Mr. Bruton Smith through November 2000. Under the terms of their respective Employment Agreements, the Company will employ Messrs. Scott Smith, Bowers, Wright, Marks and Rachor for five years or until their respective Employment Agreements are terminated by the Company or the executive. Under the terms of his Employment Agreement, the Company will employ Mr. Higginbotham for three years or until his Employment Agreement is terminated by the Company or by him. Messrs. Scott Smith, Bowers, Wright, Marks and Rachor also receive under their Employment Agreements, options pursuant to the Company's Stock Option Plan, for 99,875 shares, 79,313 shares, 38,188 shares, 35,250 shares and 41,125 shares, of the Class A Common Stock, respectively, exercisable at the IPO price, vesting in three equal annual installments beginning October 1998 and expiring in October 2007. Mr. Higginbotham's Employment Agreement provides that he will receive options to purchase Class A Common Stock in an amount and on terms consistent with the grants of options for similar employees of the Company. To date, no options have been granted to Mr. Higginbotham.

     Each of the Employment Agreements contain similar noncompetition provisions. These provisions, during the term of the Employment Agreement, (i) prohibit the disclosure or use of confidential Company information, and (ii) prohibit competition with the Company for the Company's employees and its customers, interference with the Company's relationships with its vendors, and employment with any competitor of the Company in specified territories. The provisions referred to in (ii) above shall also apply for a period of two years following the expiration or termination of an Employment Agreement. With respect to Messrs. Bruton Smith, Scott Smith and Wright, the geographic restrictions apply in any Standard Metropolitan Statistical Area ("SMSA") or county in which the Company has a place of business at the time their employment ends. With respect to Messrs. Bowers and Rachor, the restrictions apply only in the SMSA's for Houston, Charlotte, Chattanooga, and Nashville, provided that such noncompetition provisions do not apply to the operation of Saturn of Chattanooga. With respect to Mr. Marks, the territorial restrictions apply only in the SMSA's or counties in which the Company has a place of business and about which Marks had access to confidential information or for which he had operational or managerial involvement.
With respect to Mr. Higginbotham, the territorial restrictions apply only in the SMSA's for Atlanta, Charlotte, Chattanooga, Columbus, Daytona Beach, Houston, Montgomery, Nashville and Tampa-St. Petersburg-Clearwater.

                             CERTAIN TRANSACTIONS

Registration Rights Agreement

     In connection with the acquisition by the Company of Town & Country Ford, Lone Star Ford, Fort Mill Ford, Town & Country Toyota and Frontier Oldsmobile-Cadillac in 1997, the Company entered into a Registration Rights Agreement dated as of June 30, 1997 (the "Class B Registration Rights Agreement") with Sonic Financial, Bruton Smith, Scott Smith and William S. Egan. Sonic Financial, Bruton Smith, Scott Smith and Egan Group, LLC, an assignee of Mr. Egan (the "Egan Group") currently are the owners of record of 4,440,625, 1,035,625, 478,125 and 295,625 shares of Class B Common Stock, respectively. Upon the registration of any of their shares or as otherwise provided in the Certificate, such shares will automatically be converted into a like number of shares of Class A Common Stock. Subject to certain limitations, the Class B Registration Rights Agreement provides Sonic Financial, Bruton Smith, Scott Smith and the Egan Group with certain piggyback registration rights that permit them to have their shares of Common Stock, included in any registration statement pertaining to the registration of Class A Common Stock for issuance by the Company or for resale by them or other selling security holders, with the exception of registration statements on Forms S-4 and S-8 relating to exchange offers (and certain other transactions) and employee stock compensation plans, respectively. The Class B Registration Rights Agreement expires in November 2007. Sonic Financial is controlled by the Company's Chairman and Chief Executive Officer, Bruton Smith.


The Smith Advance

     In connection with the acquisition by the Company of Fort Mill Chrysler-Plymouth-Dodge, Bruton Smith advanced approximately $3.5 million to the Company (the "Smith Advance"). The Smith Advance was used by the Company to pay a portion of the cash consideration for this acquisition at closing. The Smith Advance was evidenced by a demand note bearing interest at the minimum statutory rate of 3.83% per annum. The Company repaid in full the principal of and interest on the Smith Advance from the proceeds of the IPO in November 1997. Shortly following the Company's repayment of the Smith Advance, Mr. Smith made the Subordinated Smith Loan to the Company in the amount of $5.5 million. The financial effect to the Company from the repayment of the Smith Advance and the subsequent Subordinated Smith Loan was substantially the same as if the Smith Advance had not been repaid but instead had been increased from $3.5 million to $5.5 million. See "The Smith Guarantees, Pledges and Subordinated Loan."


The Smith Guarantees, Pledges and Subordinated Loan

     Under the NationsBank Facility, Bruton Smith guaranteed the obligations of the Company and secured his guarantee with a pledge of shares of common stock of Speedway Motorsports, owned directly by him. In February 1998, the Company repaid in full the amounts owed under the NationsBank Facility and Mr. Smith's guarantee was released.

     Mr. Smith initially guaranteed the obligations of the Company under the Revolving Facility and such obligations were further secured with the Revolving Pledge of shares of common stock of Speedway Motorsports, owned by Sonic Financial, a corporation controlled by Mr. Smith, and having an estimated value at the time of pledge of approximately $50.0 million.

     In December 1997, upon the increase of the borrowing limit under the Revolving Facility to the maximum loan commitment of $75.0 million, Mr. Smith's personal guarantee of the Company's obligations under the Revolving Facility was released, although the Revolving Pledge remained in place and Mr. Smith was required to lend the Subordinated Smith Loan of $5.5 million to the Company to increase its capitalization. The Subordinated Smith Loan was required by Ford Motor Credit as a condition to its agreement to increase the borrowing limit under the Revolving Facility because the net offering proceeds to the Company from its IPO in November 1997 were significantly less than expected by the Company and Ford Motor Credit. The Subordinated Smith Loan is evidenced by the Company's Subordinated Promissory Note dated December 1, 1997 in favor of Mr. Smith, bears interest at NationsBank's announced prime rate plus 0.5% and matures on November 30, 2000. All amounts owed by the Company to Mr. Smith under the Subordinated Smith Loan are subordinate in right of payment to all amounts owed by the Company under the Ford Credit Facilities pursuant to the terms of a Subordination Agreement dated as of December 15, 1997 between Mr. Smith and Ford Motor Credit. For further discussion of these lending arrangements, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."


Transactions with MMRT

     The Company has entered into, subject to the approval of the Company's Board of Directors and the Company's independent directors, the Alliance Agreement with MMRT. Mr. Smith, the Company's Chairman and Chief Executive Officer, serves as the chairman of MMRT's board of trustees and is presently its controlling shareholder. Under the Alliance Agreement, the

Company has agreed to refer real estate acquisition opportunities that arise in connection with its dealership acquisitions to MMRT. In exchange, MMRT has agreed to refer dealership acquisition opportunities to the Company and to provide certain real estate development and maintenance services to the Company. MMRT will also arrange for property inspections and environmental reports for prospective dealership properties at the Company's cost. Pursuant to the Alliance Agreement, the Company has entered into contracts to sell the real estate associated with Town and Country Toyota and Fort Mill Ford, two of the Company's dealerships, for an aggregate purchase price of approximately $10.3 million. In addition, the Alliance Agreement provides for an agreed form of lease (the "Sonic Form Lease") pursuant to which MMRT would lease real estate to the Company in connection with MMRT's future acquisitions of real estate associated with the Company's operations. Presently, the Company leases or intends to lease from MMRT 29 parcels of land associated with 21 of its dealerships, including the real estate associated with Town and Country Toyota and Fort Mill Ford that the Company will lease back from MMRT pursuant to leases substantially similar to the Sonic Form Lease. The aggregate initial annual base rent to be paid by the Company for all 29 properties under the leases with MMRT is approximately $7.8 million.


     The Company entered into the Alliance Agreement with MMRT rather than with an unaffiliated third party for purposes consistent with the Company's acquisition strategy. The Company is familiar with MMRT's growth and operating strategy and believes that MMRT is well-positioned to identify and refer attractive dealership acquisition opportunities for the Company in the course of MMRT's acquisitions of real property. In addition, the Company's relationship with MMRT will assist the Company in negotiating transactions with sellers of dealerships that the Company has identified for acquisition. Many dealership sellers who own their dealership's real property wish to sell the dealership real property as well as dealership businesses. Inclusion of real estate in a transaction may allow the Company to negotiate an acquisition on more favorable terms. Finally, MMRT will provide development assistance to the Company which will enable the Company to avoid additional costs associated with hiring employees with real estate development expertise. For these reasons, the Company feels that MMRT's growth and operating strategies are closely-aligned with the Company's dealership acquisition strategy and that the Alliance Agreement with MMRT will provide significant benefits to the Company on an ongoing basis.

     For acquisitions identified by the Company, the Alliance Agreement is intended to operate in two different contexts, depending on whether the dealership seller owns the dealership real property or leases the dealership real property from an unaffiliated third party. For acquisitions where the dealership seller owns the dealership real property, the Company will negotiate acquisition of the real property from the seller on an arms'-length basis and will assign its negotiated purchase rights to MMRT. MMRT will then acquire the real property from the seller. The Company and MMRT will subsequently enter into a lease agreement regarding the dealership real property using the Sonic Form Lease to satisfy all non-economic terms of the lease agreement. The economic terms of the lease agreement will be negotiated between the Company and MMRT and will depend on several factors, including the projected earnings capacity of the dealership, the quality, age and condition of the dealership structure(s), the location of the dealership property and the rent paid for comparable commercial properties. In accordance with the requirements of the Company's Amended and Restated Certificate of Incorporation, the terms of any lease agreement with MMRT involving aggregate payments in excess of $500,000 will be subject to the approval of the Company's Board of Directors and of the Company's independent directors to ensure that such terms are no less favorable to the Company than would be available to the Company in an arms'-length transaction dealing with an unrelated third party. In addition, where necessary, the Company will obtain independent appraisals to determine the fairness of lease terms to the Company.

     For acquisitions where the dealership real property is owned by an unaffiliated third party and is leased to the dealership seller, MMRT will negotiate with the unaffiliated third party to acquire the dealership real property. If MMRT is successful in acquiring the dealership real property and the Company completes its acquisition of the dealership business, then the Company and MMRT will enter into a lease agreement regarding the dealership real property using the Sonic Form Lease and will determine the economic terms of the Lease Agreement according to the principles described in the paragraph above.

     The Company has agreed to sell the dealership real properties for the Town and Country Toyota and Fort Mill Ford dealerships, which the Company currently owns, to MMRT for approximately $5.7 million and $4.6 million, respectively. The sales price for each of these parcels of real property was determined in negotiations between the Company and MMRT based on the projected earnings capacity of the dealership, from which a monthly lease payment was calculated. Using this rent calculation, the Company and MMRT agreed to a capitalization rate for the lease payments in order to determine a purchase price for the properties themselves. This capitalization rate was based on several factors, including the quality, age and condition of the dealership structure(s), the location of the dealership property, the value of the properties for alternative uses, the availability of similar properties in the area and recent sales prices for comparable commercial properties in the area. An additional factor in determining the sales price for each of the properties were independent appraisals obtained by the Company for the Town and Country Toyota and Fort Mill Ford properties in December 1997 and February 1996, respectively.

These appraisals, after giving effect to the passage of time, indicate that the sales price payable to the Company by MMRT for each of the properties exceeds the appraised fair value of such properties determined in the independent appraisals. The Company's Chief Executive Officer determined the sales price for each of these properties, such determination being subject to the approval by the Company's Board of Directors and the Company's independent directors to ensure that the sales are on terms no less favorable to the Company than would be available to the Company in an arms'-length transaction dealing with an unrelated third party. In giving their approval for these sales, the Company's directors are expected to evaluate the earnings capacities of the dealerships and the capitalization rates for the related leases through an analysis of the factors stated above as well as the previously mentioned independent appraisals.

     MMRT has entered into new leases with each of Town and Country Ford and Lone Star Ford which provide that the annual lease payments for their properties will each be increased to approximately $1.1 million effective January 1, 2000, as compared to current annual lease payments of approximately $0.4 million and $0.3 million, respectively. The lease rates for Town and Country Ford and Lone Star Ford are currently at below market rates, as supported by independent appraisal. Accordingly, MMRT, as a condition to its agreement to purchase these properties, required that the Company agree to enter into new lease agreements with MMRT that would reflect fair market rent payments beginning January 1, 2000. The increase in lease rates for Town and Country Ford and Lone Star Ford effective January 1, 2000 is subject to the approval of the Company's Board of Directors and of the Company's independent directors. As required by the Company's Amended and Restated Certificate of Incorporation, the terms of these transactions must be no less favorable to the Company than those available from an unrelated third party.


Certain Dealership Leases

     Certain of the properties leased by the Company's dealership subsidiaries are owned by officers, directors or holders of 5% or more of the Common Stock of the Company or their affiliates. These leases contain terms comparable to, or more favorable to the Company than, terms that would be obtained from unaffiliated third parties. Town & Country Ford operates at facilities leased from STC Properties, a North Carolina joint venture ("STC"). Town & Country Ford maintains a 5% undivided interest in STC and Sonic Financial owns the remaining 95% of STC. The STC lease on the Town & Country Ford facilities will expire in October 2000. Annual payments under the STC lease were $510,085 for each of 1995 and 1996, and $409,200 in 1997. Current minimum rent payments are $409,000 annually ($34,083 monthly) through 1999. In connection with the Alliance Agreement between MMRT and the Company, MMRT has agreed to purchase the real property on which Town & Country Ford is operated from STC and has entered into a lease with Town & Country Ford whereby the annual lease payment by Town & Country Ford will be increased to approximately $1.1 million effective January 1, 2000.

     Lone Star Ford operates, in part, at facilities leased from Viking Investments Associates, a Texas association ("Viking"), which is controlled by Mr. Bruton Smith. Annual payments under the Viking lease were $331,302, $360,000 and $360,000 for 1995, 1996 and 1997, respectively. Minimum annual rents under this lease are $360,000 ($30,000 monthly), such amount being below market. In connection with the Alliance Agreement, MMRT has agreed to purchase the real property on which Lone Star Ford is operated from Viking and has entered into a lease with Lone Star Ford whereby the annual lease payment by Lone Star Ford will be increased to approximately $1.1 million effective January 1, 2000.

     KIA of Chattanooga operates at facilities leased from KIA Land Development, a company in which Nelson Bowers, the Company's Executive Vice President and a director, maintains an ownership interest. The Company negotiated this lease in connection with the Bowers Acquisition. This triple net lease expires in 2007 and the rent will be $11,070 per month. Annual payments under this lease were $22,140 for 1997. The Company may renew this lease at its option for two additional five year terms. At each renewal, the lessor may adjust lease rents to reflect fair market rents for the property.

     European Motors operates at its Chattanooga facilities under a triple net lease from Mr. Bowers. The Company negotiated this lease in connection with the Bowers Acquisition. The European Motors lease expires in 2007 and provides for monthly rent of $23,320. Annual payments under this lease were $46,640 for 1997. This lease also provides for renewals on terms identical to the KIA of Chattanooga lease.

     Infiniti of Chattanooga operates at facilities leased from JAG Properties, a company in which Mr. Bowers maintains an ownership interest. The Company negotiated this lease in connection with the Bowers Acquisition. Annual payments under this lease were $55,704 for 1997. This triple net lease expires in 2017 and provides for monthly rent of $27,852. The Company may renew this lease on terms identical to the KIA of Chattanooga renewal options.

     Cleveland Chrysler-Plymouth-Jeep-Eagle leases its facilities from Cleveland Properties LLC, a limited liability company in which Mr. Bowers maintains an ownership interest. The Company negotiated this lease in connection with the Bowers

Acquisition. This triple net lease expires in 2011, provides for monthly rent of $23,452 and may be renewed on terms identical to the KIA of Chattanooga lease. Annual payments under this lease were $46,904 for 1997.

     Cleveland Village Honda operates at facilities leased from Nelson Bowers and another individual. Mr. Bowers owns a 75% undivided interest in the land and buildings leased by Cleveland Village Honda, with the remaining interests owned by an unrelated party. Such land and buildings are leased under two leases: one is a triple net fixed lease expiring in October 2000 with rent of $12,858 per month and the other, pertaining to a used car lot, is a month-to-month lease with rent of $3,000 per month. Annual payments under this lease were $31,716 for 1997.

     In September 1998, MMRT entered into agreements to acquire all of the foregoing properties in which Mr. Bowers has an interest subject to the existing leases with the Company.

     In July 1998, simultaneously with the closing of the Heritage Acquisition, Chartown, a general partnership controlled by Mr. Bruton Smith and an affiliate of the Company ("Chartown"), acquired the real property upon which the Heritage Lincoln-Mercury dealership is operated for approximately $3.0 million. Chartown and the Company's subsidiary that acquired the assets of the Heritage Lincoln-Mercury dealership then entered into a lease agreement pursuant to which the subsidiary leases the real property from Chartown. The lease is for a ten year term with an option on the part of the lessee to extend for two additional five-year terms. The annual base rental under this lease is $349,860, adjusted every five years based on the consumer price index. The Company anticipates that Chartown will sell this real estate property to MMRT in the future.

     Also in July 1998, simultaneously with the closing of the Century Acquisition, Chartown acquired two separate parcels of real property upon which the BMW dealership and the satellite sales location are operated, respectively, for approximately $5.0 million. Chartown and the Company's subsidiary that acquired the assets of Century BMW then entered into separate two lease agreements for the BMW dealership property and the satellite sales location property, respectively, pursuant to which the subsidiary leases each of these properties from Chartown. Each of the leases is for a ten year term with an option on the part of the lessee to extend for two additional five-year terms. The annual base rentals under the BMW dealership lease and the satellite sales location lease are $420,000 and $112,805, respectively, adjusted every five years based on the consumer price index. The Company anticipates that Chartown will sell each of these real estate properties to MMRT in the future.


Chartown Transactions

     Chartown is a general partnership engaged in real estate development and management. Before the Reorganization, Town & Country Ford maintained a 49% partnership interest in Chartown with the remaining 51% held by SMDA Properties, LLC, a North Carolina limited liability company ("SMDA"). Bruton Smith owns an 80% direct membership interest in SMDA with the remaining 20% owned indirectly through Sonic Financial. In addition, Sonic Financial also held a demand promissory note for approximately $1.6 million issued by Chartown (the "Chartown Note"), which was uncollectible due to insufficient funds. As part of the Reorganization, the Chartown Note was canceled and Town & Country Ford transferred its partnership interest in Chartown to Sonic Financial for nominal consideration. In connection with that transfer, Sonic Financial agreed to indemnify Town & Country Ford for any and all obligations and liabilities, whether known or unknown, relating to Chartown and Town & Country Ford's ownership thereof.


The Bowers Volvo Note

     In connection with Volvo's approval of the Company's acquisition of a Volvo franchise in the Bowers Acquisition, Volvo, among other things, conditioned its approval upon Nelson Bowers acquiring and maintaining a 20% interest in the Company's Sonic Automotive of Chattanooga, LLC ("Chattanooga Volvo") subsidiary that will operate the Volvo franchise. Mr. Bowers financed all of the purchase price for this 20% interest by issuing a promissory note (the "Bowers Volvo Note") in favor of Sonic Automotive of Nevada, Inc. ("Sonic Nevada"), the wholly owned subsidiary of the Company that controls a majority interest in Chattanooga Volvo. The Bowers Volvo Note is secured by Mr. Bowers' interest in Chattanooga Volvo.


     The Bowers Volvo Note is for a principal amount of $900,000 and bears interest at the lowest applicable federal rate as published by the U.S. Treasury Department in effect on November 17, 1997. Accrued interest is payable annually. The operating agreement of Chattanooga Volvo provides that profits and distributions are to be allocated first to Mr. Bowers to the extent of interest to be paid on the Bowers Volvo Note and next to the other members of Chattanooga Volvo according to their percentages of ownership. No other profits or any losses of Chattanooga Volvo will be allocated to Mr. Bowers under this arrangement. Mr. Bowers' interest in Chattanooga Volvo will be redeemed and the Bowers Volvo Note will be due and payable in full when Volvo no longer requires Mr. Bowers to maintain his interest in Chattanooga Volvo.

Other Transactions

     Beginning in early 1997, certain of the Sonic Dealerships entered into arrangements to sell to their customers credit life insurance policies underwritten by American Heritage Life Insurance Company, an insurer unaffiliated with the Company ("American Heritage"). American Heritage in turn reinsures all of these policies with Provident American Insurance Company, a Texas insurance company ("Provident American"). Under these arrangements, the Sonic Dealerships paid an aggregate of $576,000 to American Heritage in premiums for these policies for the year ended December 31, 1997. The Company terminated this arrangement with American Heritage in 1997. Provident American is a wholly owned subsidiary of Sonic Financial.

     Town & Country Ford and Lone Star Ford had each made several non-interest bearing advances to Sonic Financial, a company controlled by Bruton Smith. In preparation for the Reorganization, a demand promissory note by Sonic Financial evidencing $2.1 million of these advances was canceled in June 1997 in exchange for the redemption of certain shares of the capital stock of Town & Country Ford held by Sonic Financial. In addition, a demand promissory note by Sonic Financial evidencing of $0.5 million of these advances was canceled in June 1997 pursuant to a dividend. Approximately $0.5 million remain outstanding under these arrangements at December 31, 1997.

     As part of the purchase price in connection with the Company's acquisition of the Bowers Automotive Group in November 1997, the Company issued its promissory note in the original principal amount of $4.0 million in favor of Nelson Bowers (the "Bowers Acquisition Note"). The Bowers Acquisition Note is payable in 28 equal quarterly installments and bears interest at the prime rate less 0.5%.

     The Company made certain advances to its shareholder, Sonic Financial, in 1997, which amounts are currently outstanding. As of December 31, 1997, the amounts receivable from Sonic Financial with respect to such advances totalled $622,000.

     Town and Country Toyota has an amount payable to Bruton Smith, which payable totals approximately $0.8 million as of December 31, 1997. This loan bears interest at 8.75% per annum.

     Certain subsidiaries of the Company (such subsidiaries together with the Company and Sonic Financial being hereinafter referred to as the "Sonic Group") have joined with Sonic Financial in filing consolidated federal income tax returns for several years. Such subsidiaries joined with Sonic Financial in filing for 1996 and for the period ending on June 30, 1997. Under applicable federal tax law, each corporation included in Sonic Financial's consolidated return is jointly and severally liable for any resultant tax. Under a tax allocation agreement dated as of June 30, 1997, however, the Company agreed to pay to Sonic Financial, in the event that additional federal income tax is determined to be due, an amount equal to the Company's separate federal income tax liability computed for all periods in which any member of the Sonic Group has been a member of Sonic Financial's consolidated group less amounts previously recorded by the Company. Also pursuant to such agreement, Sonic Financial agreed to indemnify the Company for any additional amount determined to be due from Sonic Financial's consolidated group in excess of the federal income tax liability of the Sonic Group for such periods. The tax allocation agreement establishes procedures with respect to tax adjustments, tax claims, tax refunds, tax credits and other tax attributes relating to periods ending prior to the time that the Sonic Group shall leave Sonic Financial's consolidated group.

     The Company acquired Town & Country Ford, Lone Star Ford, Town & Country Toyota, Fort Mill Ford and Frontier Oldsmobile-Cadillac (the "Initial Dealerships") in the Reorganization pursuant to four separate stock subscription agreements (the "Subscription Agreements"). The Subscription Agreements provide for the acquisition of 100% of the capital stock or membership interests, as the case may be, of each of the Initial Dealerships from Sonic Financial, Bruton Smith, the Egan Group (an assignee of Mr. Egan) and Bryan Scott Smith in exchange for certain amounts of the Company's issued and outstanding Class B Common Stock. See "Principal Stockholders."

     For additional information concerning related party transactions of the Company, see Note 7 to the Consolidated Financial Statements of Sonic and for the businesses being acquired in the 1998 Acquisitions, see "The 1998 Acquisitions" and the Consolidated Financial Statements of the dealerships being acquired in the pending 1998 Acquisitions contained elsewhere herein.

                            PRINCIPAL STOCKHOLDERS


     The following table sets forth certain information regarding the beneficial ownership of the Company's Voting Stock as of October 23, 1998, by
(i) each stockholder who is known to the Company to own beneficially five percent or more of each class of the outstanding Voting Stock, (ii) each director of Sonic, (iii) each executive officer of Sonic (including the Chief Executive Officer), and (iv) all directors and executive officers of Sonic as a group. Holders of Class A Common Stock are entitled to one vote per share on all matters submitted to a vote of the stockholders of the Company. Holders of Class B Common Stock are entitled to ten votes per share on all matters submitted to a vote of the stockholders, except that the Class B Common Stock is entitled to only one vote per share with respect to any transaction proposed or approved by the Board of Directors of the Company or proposed by all the holders of the Class B Common Stock or as to which any member of the Smith Group or any affiliate thereof has a material financial interest other than as a then existing stockholder of the Company constituting a (a) "going private" transaction (as defined herein), (b) disposition of substantially all of the Company's assets, (c) transfer resulting in a change in the nature of the Company's business, or (d) merger or consolidation in which current holders of Common Stock would own less than 50% of the Common Stock following such transaction. In the event of any transfer outside of the Smith Group or the Smith Group holds less than 15% of the total number of shares of Common Stock outstanding, such transferred shares or all shares, respectively, of Class B Common Stock will automatically convert into an equal number of shares of Class A Common Stock. Holders of Preferred Stock are entitled to one vote per each share of Class A Common Stock into which such Preferred Stock is convertible into as of the record date of the Annual Meeting on all matters submitted to a vote of the stockholders of the Company. Except as otherwise indicated below, each of the persons named in the table has sole voting and investment power with respect to the securities beneficially owned by him or it as set forth opposite his or its name subject to community property laws where applicable.





                                                                            Number of
                                               Number of    Percentage of   Shares of
                                               Shares of     Outstanding     Class B
                                                Class A        Class A        Common
                                             Common Stock       Common        Stock
              Beneficial Owner                   Owned          Stock         Owned
------------------------------------------- -------------- --------------- -----------
O. Bruton Smith (2)(3) ....................   12,700                *       5,476,250
Sonic Financial Corporation (2) ...........      --                --       4,440,625
Bryan Scott Smith (2) .....................   33,292 (4)            *         478,125
Nelson E. Bowers, II ......................   26,438 (5)            *              --
Theodore M. Wright ........................   12,729 (6)            *              --
William R. Brooks .........................   10,000 (7)            *              --
William P. Benton .........................   10,000 (7)            *              --
William I. Belk ...........................   10,000 (7)            *              --
Citicorp (8)(10) .......................... 500,000              8.95%             --
Citibank, N.A. (9)(10) .................... 500,000              8.95%             --
Wellington Management Company,
 LLP (11)(13) ............................. 497,000              8.89%             --
Wellington Trust Company, N.A.
 (12)(13) ................................. 308,300              5.52%             --
Scott Fink (14) ...........................      --                --              --
Michael S. Cohen (15) .....................      --                --              --
Dan E. Hatfield (16) ......................      --                --              --
Bud C. Hatfield (16) ......................      --                --              --
Century Auto Sales, Inc. (17) .............      --                --              --
Aldo B. Paret (18) ........................      --                --              --
Frank McGough (19) ........................
Dennis D. Higginbotham (20) ............... 485,294              8.68%             --
All directors and executive officers as
 a group (8 persons) (1) .................. 600,453             10.73%      5,954,375



                                             Percentage of
                                              Outstanding      Number of      Percentage of    Percentage of
                                                Class B        Shares of       Outstanding    all Outstanding
                                                Common      Preferred Stock     Preferred         Voting
              Beneficial Owner                   Stock           Owned            Stock          Stock (1)
------------------------------------------- -------------- ----------------- --------------- ----------------
O. Bruton Smith (2)(3) ....................      88.33%              --              --            46.45%
Sonic Financial Corporation (2) ...........      71.62%              --              --            37.58%
Bryan Scott Smith (2) .....................       7.71%              --              --             4.32%
Nelson E. Bowers, II ......................         --               --              --                *
Theodore M. Wright ........................         --               --              --                *
William R. Brooks .........................         --               --              --                *
William P. Benton .........................         --               --              --                *
William I. Belk ...........................         --               --              --                *
Citicorp (8)(10) ..........................         --               --              --             4.23%
Citibank, N.A. (9)(10) ....................         --               --              --             4.23%
Wellington Management Company,
 LLP (11)(13) .............................         --               --              --             4.21%
Wellington Trust Company, N.A.
 (12)(13) .................................         --               --              --             2.61%
Scott Fink (14) ...........................         --            1,980            7.32%               *
Michael S. Cohen (15) .....................         --            1,980            7.32%               *
Dan E. Hatfield (16) ......................         --            3,750           13.86%               *
Bud C. Hatfield (16) ......................         --            8,971           33.15%               *
Century Auto Sales, Inc. (17) .............         --           2,166.5           8.01%               *
Aldo B. Paret (18) ........................         --            2,313            8.55%               *
Frank McGough (19) ........................                      4,194.3          15.50%               *
Dennis D. Higginbotham (20) ...............         --               --              --             4.11%
All directors and executive officers as
 a group (8 persons) (1) ..................      96.04%              --              --            55.46%


---------
     * Less than one percent


(1) The percentage of total voting power is as follows: O. Bruton Smith, 79.19%, Sonic Financial Corporation, 64.21%. Bryan Scott Smith, 6.96%, and Citicorp, Citibank, N.A.,Wellington Management Company, LLP, Wellington Trust Company, N.A., Century Auto Sales, Inc., and Messrs. Bowers, Wright, Brooks, Benton, Belk, Fink, Cohen, Dan E. Hatfield, Bud C. Hatfield, Paret, McGough and Higginbotham, less than 1%.


(2) The address of such person or group is 5401 East Independence Boulevard, Charlotte, North Carolina 28218.


                                         (footnotes continued on following page)

(3) The Schedule 13D filed by the beneficial owner indicates that the shares of Common Stock shown as owned by such person or group include all of the shares shown as owned by Sonic Financial Corporation ("Sonic Financial") elsewhere in the table. Bruton Smith owns the substantial majority Sonic Financial's outstanding capital stock.

(4) Represents one-third of 99,875 shares that underlie options to purchase shares of Class A Common Stock granted by the Company pursuant to the Company's 1997 Stock Option Plan, which became exercisable in three equal installments beginning in October 1998.

(5) Represents one-third of 79,313 shares that underlie options to purchase shares of Class A Common Stock granted by the Company pursuant to the Company's Stock Option Plan, which became exercisable in three equal installments beginning in October 1998.

(6) Represents one-third of 38,188 shares that underlie options to purchase shares of Class A Common Stock granted by the Company pursuant to the Company's Stock Option Plan, which became exercisable in three equal installments beginning in October 1998.

(7) Represents 10,000 shares that underlie options to purchase shares of Class A Common Stock granted by the Company pursuant to the Directors Plan, which become exercisable in December 1998 subject to shareholder approval of the Director's Plan.

(8) The Schedule 13D filed by the beneficial owner indicates that the shares of Common Stock shown as owned by such entity or group include all the shares shown as owned by Citibank, N.A. elsewhere in the table. Citicorp owns all of the outstanding capital stock of Citibank, N.A.

(9) The Schedule 13D filed by the beneficial owner indicates that Citibank, N.A. has sole voting power as to 72,000 shares of the 500,000 shares shown with no voting power as to the remainder and has shared dispositive power over all 500,000 shares.

(10) The address of such entity is 399 Park Avenue, New York, New York 10043.

(11) The Schedule 13D filed by the beneficial owner indicates that Wellington Management Company has shared voting power as to 223,700 shares of the 497,000 shares shown with no voting power as to the remainder and has shared dispositive power over all 497,000 shares.

(12) The Schedule 13D filed by the beneficial owner indicates that Wellington Trust Company, N.A. has shared voting power as to 84,600 shares of the 308,300 shares shown with no voting power as to the remainder and has shared dispositive power over all 308,300 shares.

(13) The address of such entity is 75 State Street, Boston, Massachusetts
  02109.

(14) The address of such person is 3030 Turtle Brooke, Clearwater, Florida
33761.

(15) The address of such person is 49 Rolling Hill Lane, Old Westbury, New York 11568.

(16) The address of such person is 1500 Automall Drive, Columbus, Ohio 43228.

(17) The address of such entity is 2323 Laurens Road, Greenville, South Carolina 29607.

(18) The address of such person is 4615 Southwest Freeway, Suite 600, Houston, Texas 77027.

(19) The address of such person is 711 Eastern Blvd., Montgomery, Alabama
36117.

(20) The address of such person is 104 South Riverside Dr., New Smyrna Beach, Florida 32168

                   DESCRIPTION OF CERTAIN OTHER INDEBTEDNESS

The Revolving Facility

     In October 1997, the Company obtained the Revolving Facility from Ford Motor Credit in the principal amount of $26.0 million. In December 1997, the Company increased the aggregate amount available to borrow under this facility to a maximum $75.0 million pursuant to the Revolving Facility's terms. The Revolving Facility bears interest at the Revolving Facility Prime Rate and matures in December 1999, unless the Company requests that such term be extended, at the option of Ford Motor Credit, for additional one year terms. No assurance can be given that such extensions will be granted. The proceeds from the Revolving Facility were used in the consummation of the acquisition of Ken Marks Ford in 1997, the Clearwater Acquisition, the Hatfield Acquisition and the repayment in February 1998 of $8.2 million of the amount borrowed under the NationsBank Facility. Amounts to be drawn under the Revolving Facility are anticipated by the Company to be used for paying a portion of the cash purchase price of the pending 1998 Acquisitions, to refinance designated indebtedness, for the acquisition of additional dealership subsidiaries in the future and to provide general working capital needs of the Company not to exceed $10 million. At September 15, 1998, no amounts were outstanding under the Revolving Facility.

     The Company agreed under the Revolving Facility not to pledge any of its assets to any third party (with the exception of currently encumbered real estate and assets of the Company's dealership subsidiaries that are subject to previous pledges or liens). The Revolving Facility also contains certain negative covenants made by the Company, including covenants restricting or prohibiting the payment of dividends, capital expenditures and material dispositions of assets as well as other customary covenants. Additional covenants include specified ratios of (i) total debt to tangible equity (as defined in the Revolving Facility) no greater than 14 to 1 before December 31, 1998 and thereafter no greater than 8 to 1 (the "Total Base Capital Ratio"),
(ii) total adjusted debt (as defined in the Revolving Facility) to tangible equity no greater than 4 to 1 before December 31, 1998 and thereafter no greater than 2.5 to 1 (the "Adjusted Total Base Capital Ratio"), (iii) current assets to current liabilities of at least 1.25 to 1, (iv) earnings before interest, taxes, depreciation, amortization and rent expense (EBITDAR) less capital expenditures to fixed charges of at least 1.3 to 1 for each fiscal quarter, (v) earnings before interest, taxes, depreciation and amortization (EBITDA) to interest expense of at least 2 to 1 for each fiscal quarter, (vi) EBITDA to total adjusted debt of more than 1 to 2.25 and (vii) the current lending commitment under the Revolving Facility to scaled assets (as defined in the Revolving Facility) of more than 3.5 to 1. Moreover, the loss of voting control over the Company by the Smith Group or the failure by the Company, with certain exceptions, to own all the outstanding equity, membership or partnership interests in its dealership subsidiaries will constitute an event of default under the Revolving Facility. The Company did not meet the Total Base Capital Ratio and the Adjusted Total Base Capital Ratio covenants at December 31, 1997, at March 31, 1998 and at June 30, 1998 and has obtained waivers with regard to such requirement from Ford Motor Credit. The waivers are subject to the requirement that the Company meet a Total Base Capital Ratio and Adjusted Total Base Capital Ratio of 16 to 1 and 4 to 1, respectively, after June 30, 1998 and 8 to 1 and 2.5 to 1, respectively, after December 31, 1998. The Company and Ford Motor Credit have amended the Revolving Credit Facility to provide that the Notes (which are subordinated to the Revolving Facility) will be treated as equity capital for purposes of these ratios and, accordingly, the Company is in compliance with these covenants after giving effect to the issuance of the Notes. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

     The indebtedness under the Ford Credit Facilities is secured by (i) a pledge by the Company of all the capital stock, membership interests and partnership interests of all of the Company's subsidiaries, (ii) guaranties by all of the Company's subsidiaries that are, in turn, secured by a lien on all of the assets of such subsidiaries (with the exception of the liens on the assets of the Company's Ford dealership subsidiaries, which liens only secure such Ford subsidiaries' obligations under the Floor Plan Facility) and (iii) a lien on all of the Company's other assets, except for real estate owned by the Company or its subsidiaries. In addition, the Revolving Facility is partially secured by a pledge of shares of SMI common stock owned by Sonic Financial, a corporation controlled by Bruton Smith. See "Certain Transactions -- The Smith Guarantees and Pledges."


The Floor Plan Facility

     The Company currently has in place the Floor Plan Facility, a standardized floor plan credit facility with Ford Motor Credit for each of the Company's dealership subsidiaries. Each dealership subsidiary has its own agreement with Ford Motor Credit for its inventory financing needs. As of June 30, 1998, there was an aggregate of $149.7 million outstanding under the Floor Plan Facility. The Floor Plan Facility at September 15, 1998 had an effective rate of prime less 0.9%, subject to certain incentives and other adjustments, which was 7.6%. Typically new vehicle floor plan indebtedness exceeds the related inventory balances. The inventory balance is generally reduced by the Manufacturer's purchase discounts, and such reduction is not reflected in the related floor plan liability. These Manufacturer purchase discounts are standard in the industry, typically occur on all new vehicle purchases, and are not used to offset the related floor plan liability. These discounts are aggregated and generally paid to the Company by the Manufacturer on a quarterly basis. The related floor plan liability becomes due as vehicles are sold.

     The Company makes monthly interest payments on the amount financed under the Floor Plan Facility but is not required to make loan principal repayments prior to the sale of the vehicles. The underlying notes are due when the related vehicles are sold and are collateralized by vehicle inventories and other assets of the applicable dealership subsidiary. For a description of the security for repayment of the indebtedness of the Company and its subsidiaries under the Floor Plan Facility, see " -- The Revolving Facility."

                         DESCRIPTION OF THE NEW NOTES

     The Old Notes were, and the New Notes will be, issued under an Indenture dated as of July 1, 1998 (the "Indenture") among the Company, the Guarantors and U.S. Bank Trust National Association, as trustee (the "Trustee"), a copy of the form of which will be made available to prospective purchasers of the Notes upon request to the Company. Upon the issuance of the New Notes, the Indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended
(the "Trust Indenture Act"). References to ("Section   ") mean the applicable
Section of the Indenture.

     EXCEPT AS OTHERWISE INDICATED BELOW, THE FOLLOWING SUMMARY APPLIES TO BOTH THE OLD NOTES AND THE NEW NOTES. AS USED HEREIN, THE TERM "NOTES" SHALL MEAN THE OLD NOTES AND THE NEW NOTES, UNLESS OTHERWISE INDICATED.

     The form and terms of the New Notes are substantially identical to the form and terms of the Old Notes, except that (i) the New Notes will have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof and (ii) holders of New Notes will not be, and upon consummation of the Exchange Offer, holders of the Old Notes will no longer be, entitled to certain rights under the Registration Rights Agreement intended for the holders of unregistered securities, except in certain limited circumstances. The New Notes will be issued solely in exchange for an equal principal amount of Old Notes. As of the date hereof, $125.0 million aggregate principal amount of Old Notes is outstanding. See "The Exchange Offer."

     The following summary of the material provisions of the Indenture does not purport to be complete, and where reference is made to particular provisions of the Indenture, such provisions, including the definitions of certain terms, are qualified in their entirety by reference to all of the provisions of the Indenture and those terms made a part of the Indenture by the Trust Indenture Act. For definitions of certain capitalized terms used in the following summary, see " -- Certain Definitions" or "The Exchange Offer."


General

     The Notes will mature on August 1, 2008, will be limited to $125,000,000 aggregate principal amount, and will be unsecured senior subordinated obligations of the Company. Each Note will bear interest at the rate of 11% per annum from July 31, 1998 or from the most recent interest payment date to which interest has been paid, payable semiannually in arrears on February 1 and August 1 in each year, commencing February 1, 1999, to the Person in whose name the Note (or any predecessor Note) is registered at the close of business on the January 15 or July 15 next preceding such interest payment date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. (Sections 202, 301 and 309).

     Principal of, premium, if any, and interest on the Notes will be payable, and the Notes will be exchangeable and transferable, at the office or agency of the Company in The City of New York maintained for such purposes (which initially will be the corporate trust office of the Trustee); provided, however, that payment of interest may be made at the option of the Company by check mailed to the Person entitled thereto as shown on the security register. (Sections 301, 305 and 1002) The Notes will be issued only in fully registered form without coupons, in denominations of $1,000 and any integral multiple thereof. (Section 302) No service charge will be made for any registration of transfer, exchange or redemption of Notes, except in certain circumstances for any tax or other governmental charge that may be imposed in connection therewith. (Section 305)

     As discussed under "The Exchange Offer," pursuant to the Registration Rights Agreement, the Company and the Guarantors have agreed for the benefit of the holders of the Old Notes, at the Company's and the Guarantors' cost to use their reasonable best efforts, (i) to effect a registered Exchange Offer under the Securities Act to exchange the Old Notes for the New Notes, which will have terms identical in all material respects to the Old Notes (except that the New Notes will not contain terms with respect to transfer restrictions or requirements for exchange or registration) and (ii) in the event that any changes in law or applicable interpretations of the staff of the Commission do not permit the Company to effect the Exchange Offer, or if for any other reason the Exchange Offer is not consummated within 165 calendar days after the original issue of the Old Notes, or upon the request of any Initial Purchaser, or if any holder of the Old Notes is not permitted by applicable law to participate in the Exchange Offer or elects to participate in the Exchange Offer but does not receive fully tradable New Notes, to register the Old Notes for resale under the Securities Act through a shelf registration statement (the "Shelf Registration Statement"). In the event that (a) the Registration Statement of which this Prospectus is a part is not filed with the Commission on or prior to the 60th calendar day following the date of original issue of the Old Notes, (b) the Registration Statement has not been declared effective on or prior to the 135th calendar day following the date of original issue of the Old Notes, (c) the Exchange Offer is not consummated or a Shelf Registration Statement is not declared effective, in either case, on or prior to the 165th calendar day following the date of original issue of the Old Notes or (d) the Shelf Registration Statement is declared effective but shall thereafter become unusable for more than 30 days in the aggregate (each such event referred to in clauses (a) through (d) above, a "Registration Default"), the interest rate borne by the Old Notes shall be increased by one-quarter of one percent per annum upon the occurrence of each Registration Default, which rate (as increased as aforesaid) will increase by an additional one quarter of one percent each 90-day period that such additional interest continues to accrue under any such circumstance, with an aggregate maximum increase in the interest rate equal to one percent (1%) per annum. The Shelf Registration Statement will be required to remain effective until the second anniversary of the issuance of the Old Notes. Following the cure of all Registration Defaults the accrual of additional interest will cease and the interest rate will revert to the original rate. See "Exchange Offer; Registration Rights."

     All payments of principal and interest will be made by the Company in same day funds. The Notes will trade in the Same-Day Funds Settlement System of The Depository Trust Company (the "Depositary" or "DTC") until maturity, and secondary market trading activity for the Notes will therefore settle in same day funds.

     When issued, the New Notes will be a new issue of securities with no established trading market. No assurance can be given as to the liquidity of the trading market for the Notes. See "Risk Factors -- Absence of Public Market for the Notes."


Guarantees

     Payment of the Notes is guaranteed by the Guarantors jointly and severally, fully and unconditionally, on a senior subordinated basis. The Guarantors are comprised of all of the direct and indirect Restricted Subsidiaries of the Company on the Issue Date. Substantially all of the Company's operations are conducted through its subsidiaries. In addition, if any Restricted Subsidiary of the Company becomes a guarantor or obligor in respect of any other Indebtedness of the Company or any of the Restricted Subsidiaries, the Company shall cause such Restricted Subsidiary to enter into a supplemental indenture pursuant to which such Restricted Subsidiary shall agree to guarantee the Company's obligations under the Notes. If the Company defaults in payment of the principal of, premium, if any, or interest on the Notes, each of the Guarantors will be unconditionally, jointly and severally obligated to duly and punctually pay the same.

     The obligations of each Guarantor under its Guarantee are limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor, and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, will result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under Federal or state law. Each Guarantor that makes a payment or distribution under its Guarantee shall be entitled to a contribution from any other Guarantor in a pro rata amount based on the net assets of each Guarantor determined in accordance with GAAP.

     Notwithstanding the foregoing, in certain circumstances a Guarantee of a Guarantor may be released pursuant to the provisions of subsection (c) under " -- Certain Covenants -- Limitation on Guarantees by Restricted Subsidiaries." The Company also may, at any time, cause a Restricted Subsidiary to become a Guarantor by executing and delivering a supplemental indenture providing for the guarantee of payment of the Notes by such Restricted Subsidiary on the basis provided in the Indenture.


Optional Redemption

     The Notes will be subject to redemption at any time on or after August 1, 2003, at the option of the Company, in whole or in part, on not less than 30 nor more than 60 days' prior notice, in amounts of $1,000 or an integral multiple thereof, at the following redemption prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning August 1 of the years indicated below:



                   Redemption
Year                 Price
---------------- -------------
  2003 .........     105.500%
  2004 .........     103.667%
  2005 .........     101.833%

and thereafter at 100% of the principal amount, in each case, together with accrued and unpaid interest, if any, to the redemption date (subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date).

     In addition, at any time prior to August 1, 2001, the Company, at its option, may use the net proceeds of one or more Public Equity Offerings to redeem up to an aggregate of 35% of the aggregate principal amount of Notes originally issued under the Indenture at a redemption price equal to 111% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date; provided that at least 65% of the initial aggregate principal amount of Notes remains outstanding immediately after the occurrence of such redemption. In order to effect the foregoing redemption, the Company must mail a notice of redemption no later than 30 days after the closing of the related Public Equity Offering and must consummate such redemption within 60 days of the closing of the Public Equity Offering.

     If less than all of the Notes are to be redeemed, the Trustee shall select the Notes or portions thereof to be redeemed in compliance with the requirements of the principal national security exchange, if any, on which the Notes are listed, or if the Notes are not so listed, on a pro rata basis, by lot or by any other method the Trustee shall deem fair and reasonable; provided, that Notes redeemed in part shall be redeemed only in integral multiples of $1,000; provided, further, that any such redemption pursuant to the provisions relating to a Public Equity Offering shall be made on a pro rata basis or on as nearly a pro rata basis as practicable (subject to the procedures of The Depository Trust Company or any other Depositary). (Sections 203, 1101, 1105 and 1107)


Sinking Fund

     The Notes will not be entitled to the benefit of any sinking fund.


Purchase of Notes Upon a Change of Control

     If a Change of Control shall occur at any time, then each holder of Notes shall have the right to require that the Company purchase such holder's Notes in whole or in part in integral multiples of $1,000, at a purchase price (the "Change of Control Purchase Price") in cash in an amount equal to 101% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Purchase Date"), pursuant to the offer described below (the "Change of Control Offer") and in accordance with the other procedures set forth in the Indenture.

     Within 30 days of any Change of Control, the Company shall notify the Trustee thereof and give written notice of such Change of Control to each holder of Notes, by first-class mail, postage prepaid, at his address appearing in the security register, stating, among other things, that a Change of Control has occurred and the date of such event; the circumstances and relevant facts regarding such Change of Control (including, but not limited to, information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control); the purchase price and the purchase date which shall be fixed by the Company on a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed, or such later date as is necessary to comply with requirements under the Exchange Act; that any Note not tendered will continue to accrue interest; that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; and certain other procedures that a holder of Notes must follow to accept a Change of Control Offer or to withdraw such acceptance. (Section 1014)

     If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the Change of Control Purchase Price for all of the Notes that might be delivered by holders of the Notes seeking to accept the Change of Control Offer. See " -- Ranking." The failure of the Company to make or consummate the Change of Control Offer or pay the Change of Control Purchase Price when due will give the Trustee and the holders of the Notes the rights described under "Events of Default."

     In addition to the obligations of the Company under the Indenture with respect to the Notes in the event of a Change of Control, all of the Company's Indebtedness under the Floor Plan Facility and the Revolving Facility also contain an event of default upon a Change of Control as defined therein which obligates the Company to repay amounts outstanding under such indebtedness upon an acceleration of the Indebtedness issued thereunder. In addition, a Change of Control could result in a termination or nonrenewal of one or more of the Company's franchise agreements or its agreements with the Manufacturers.

     The term "all or substantially all" as used in the definition of "Change of Control" has not been interpreted under New York law (which is the governing law of the Indenture) to represent a specific quantitative test. As a consequence, in the event the holders of the Notes elected to exercise their rights under the Indenture and the Company elected to contest such election, there could be no assurance as to how a court interpreting New York law would interpret the phrase.

     The existence of a holder's right to require the Company to repurchase such holder's Notes upon a Change of Control may deter a third party from acquiring the Company in a transaction which constitutes a Change of Control.

     The provisions of the Indenture will not afford holders of the Notes the right to require the Company to repurchase the Notes in the event of a highly leveraged transaction or certain transactions with the Company's management or its Affiliates, including a reorganization, restructuring, merger or similar transaction (including, in certain circumstances, an acquisition


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of the Company by management or its affiliates) involving the Company that may adversely affect holders of the Notes, if such transaction is not a transaction defined as a Change of Control. A transaction involving the Company's management or its Affiliates, or a transaction involving a recapitalization of the Company, will result in a Change of Control if it is the type of transaction specified by such definition.

     The Company will comply with the applicable tender offer rules, including Rule 14e-1 under the Exchange Act, and any other applicable securities laws or regulations in connection with a Change of Control Offer.


Ranking

     The payment of the principal of, premium, if any, and interest on, the Notes will be subordinated, as set forth in the Indenture, in right of payment, to the prior payment in full of all Senior Indebtedness. The Notes will be senior subordinated indebtedness of the Company ranking pari passu with all other existing and future senior subordinated indebtedness of the Company and senior to all existing and future Subordinated Indebtedness of the Company.

     Upon the occurrence of any default in the payment of any Designated Senior Indebtedness beyond any applicable grace period and after the receipt by the Trustee from a representative of holders of any Designated Senior Indebtedness (collectively, a "Senior Representative") of written notice of such default, no payment (other than payments previously made pursuant to the provisions described under " -- Defeasance or Covenant Defeasance of Indenture") or distribution of any assets of the Company of any kind or character (excluding certain permitted equity interests or subordinated securities) may be made on account of the principal of, premium, if any, or interest on, the Notes or on account of the purchase, redemption, defeasance or other acquisition of or in respect of, the Notes unless and until such default shall have been cured or waived or shall have ceased to exist or such Designated Senior Indebtedness shall have been discharged or paid in full after which the Company shall resume making any and all required payments in respect of the Notes, including any missed payments.

     Upon the occurrence and during the continuance of any non-payment default with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may then be accelerated immediately (a "Non-payment Default") and after the receipt by the Trustee and the Company from a Senior Representative of written notice of such Non-Payment Default, no payment (other than payments previously made pursuant to the provisions described under " -- Defeasance or Covenant Defeasance of Indenture") or distribution of any assets of the Company of any kind or character (excluding certain permitted equity interests or subordinated securities) may be made by the Company on account of the principal of, premium, if any, or interest on, the Notes or on account of the purchase, redemption, defeasance or other acquisition of, or in respect of, the Notes for the period specified below (the "Payment Blockage Period").

     The Payment Blockage Period shall commence upon the receipt of notice of the Non-payment Default by the Trustee and the Company from a Senior Representative and shall end on the earliest of (i) the 179th day after such commencement, (ii) the date on which such Non-payment Default (and all other Non-payment Defaults as to which notice is given after such Payment Blockage Period is initiated) is cured, waived or ceases to exist or on which such Designated Senior Indebtedness is discharged or paid in full or (iii) the date on which such Payment Blockage Period (and all Non-payment Defaults as to which notice is given after such Payment Blockage Period is initiated) shall have been terminated by written notice to the Company or the Trustee from the Senior Representative initiating such Payment Blockage Period, after which, in the case of clauses (i), (ii) and (iii), the Company will promptly resume making any and all required payments in respect of the Notes, including any missed payments. In no event will a Payment Blockage Period extend beyond 179 days from the date of the receipt by the Company or the Trustee of the notice initiating such Payment Blockage Period (such 179-day period referred to as the "Initial Period"). Any number of notices of Non-payment Defaults may be given during the Initial Period; provided that during any period of 365 consecutive days only one Payment Blockage Period, during which payment of principal of, premium, if any, or interest on, the Notes may not be made, may commence and the duration of such period may not exceed 179 days. No Non-payment Default with respect to Designated Senior Indebtedness that existed or was continuing on the date of the commencement of any Payment Blockage Period will be, or can be, made the basis for the commencement of a second Payment Blockage Period, whether or not within a period of 365 consecutive days, unless such default has been cured or waived for a period of not less than 90 consecutive days.

     If the Company fails to make any payment on the Notes when due or within any applicable grace period, whether or not on account of the payment blockage provisions referred to above, such failure would constitute an Event of Default under the Indenture and would enable the holders of the Notes to accelerate the maturity thereof. See " -- Events of Default."

     The Indenture will provide that in the event of any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or its assets, or any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary, or whether or not


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

involving insolvency or bankruptcy, or any assignment for the benefit of creditors or other marshaling of assets or liabilities of the Company, all Senior Indebtedness must be paid in full before any payment or distribution (excluding distributions of certain permitted equity interests or subordinated securities) is made on account of the principal of, premium, if any, or interest on the Notes or on account of the purchase, redemption, defeasance or other acquisition of or in respect of the Notes (other than payments previously made pursuant to the provisions described under " -- Defeasance or Covenant Defeasance of Indenture").

     By reason of such subordination, in the event of liquidation or insolvency, creditors of the Company who are holders of Senior Indebtedness may recover more, ratably, than the holders of the Notes, and funds which would be otherwise payable to the holders of the Notes will be paid to the holders of the Senior Indebtedness to the extent necessary to pay the Senior Indebtedness in full and the Company may be unable to meet its obligations fully with respect to the Notes.

     Each Guarantee of a Guarantor will be an unsecured senior subordinated obligation of such Guarantor, ranking pari passu with, or senior in right of payment to, all other existing and future Indebtedness of such Guarantor that is expressly subordinated to Senior Guarantor Indebtedness. The Indebtedness evidenced by the Guarantees will be subordinated to Senior Guarantor Indebtedness to substantially the same extent as the Notes are subordinated to Senior Indebtedness and during any period when payment on the Notes is blocked by Designated Senior Indebtedness, payment on the Guarantees is similarly blocked.

     "Senior Indebtedness" means the principal of, premium, if any, and interest (including interest, to the extent allowable, accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law) on any Indebtedness of the Company (other than as otherwise provided in this definition), whether outstanding on the Issue Date or thereafter created, incurred or assumed, and whether at any time owing, actually or contingent, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. Notwithstanding the foregoing, "Senior Indebtedness" shall (x) include the Floor Plan Facility and the Revolving Facility to the extent the Company is a party thereto and (y) not include (i) Indebtedness evidenced by the Notes, (ii) Indebtedness that is subordinate or junior in right of payment to any Indebtedness of the Company, (iii) Indebtedness which when incurred and without respect to any election under
Section 1111(b) of Title 11 United States Code, is without recourse to the Company, (iv) Indebtedness which is represented by Redeemable Capital Stock,
(v) any liability for foreign, federal, state, local or other taxes owed or owing by the Company to the extent such liability constitutes Indebtedness,
(vi) Indebtedness of the Company to a Subsidiary or any other Affiliate of the Company or any of such Affiliate's Subsidiaries, (vii) to the extent it might constitute Indebtedness, amounts owing for goods, materials or services purchased in the ordinary course of business or consisting of trade accounts payable owed or owing by the Company, and amounts owed by the Company for compensation to employees or services rendered to the Company, (viii) that portion of any Indebtedness which at the time of issuance is issued in violation of the Indenture and (ix) Indebtedness evidenced by any guarantee of any Subordinated Indebtedness or Pari Passu Indebtedness.

     "Designated Senior Indebtedness" means (i) all Senior Indebtedness under the Floor Plan Facility or the Revolving Facility and (ii) any other Senior Indebtedness which at the time of determination has an aggregate principal amount outstanding of at least $25 million and which is specifically designated in the instrument evidencing such Senior Indebtedness or the agreement under which such Senior Indebtedness arises as "Designated Senior Indebtedness" by the Company.

     "Senior Guarantor Indebtedness" means the principal of, premium, if any, and interest (including interest, to the extent allowable, accruing after the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law) on any Indebtedness of any Guarantor (other than as otherwise provided in this definition), whether outstanding on the Issue Date or thereafter created, incurred or assumed, and whether at any time owing, actually or contingent, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to any Guarantee. Notwithstanding the foregoing, "Senior Guarantor Indebtedness" shall (x) include the Floor Plan Facility and the Revolving Facility to the extent any Guarantor is a party thereto and (y) not include (i) Indebtedness evidenced by the Guarantees, (ii) Indebtedness that is subordinated or junior in right of payment to any Indebtedness of any Guarantor, (iii) Indebtedness which when incurred and without respect to any election under Section 1111(b) of Title 11 United States Code, is without recourse to any Guarantor, (iv) Indebtedness which is represented by Redeemable Capital Stock, (v) any liability for foreign, federal, state, local or other taxes owed or owing by any Guarantor to the extent such liability constitutes Indebtedness, (vi) Indebtedness of any Guarantor to a Subsidiary or any other Affiliate of the Company or any of such Affiliate's Subsidiaries, (vii) to the extent it might constitute Indebtedness, amounts owing for goods, materials or services purchased in the ordinary course of business or consisting of trade accounts payable owed or owing by such Guarantor, and amounts owed by such Guarantor for compensation to employees or services rendered to such Guarantor,
(viii) that portion of any Indebtedness which at the time of issuance


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is issued in violation of the Indenture and (ix) Indebtedness evidenced by any guarantee of any Subordinated Indebtedness or Pari Passu Indebtedness.

     The Indenture will limit, but not prohibit, the incurrence by the Company and its Subsidiaries of additional Indebtedness, and the Indenture will prohibit the incurrence by the Company of Indebtedness that is subordinated in right of payment to any Senior Indebtedness of the Company and senior in right of payment to the Notes.


     As of June 30, 1998, on a pro forma basis, (i) the Company and the Guarantors would have had $4.3 million in aggregate principal amount of indebtedness outstanding which would have ranked senior in right of payment to the Notes ($2.9 million of which would have been secured) and no indebtedness pari passu to the Notes or the Guarantees, as the case may be, (ii) the Company would also have had $3.7 million of indebtedness senior to, and $5.5 million of indebtedness subordinated to, the Notes and (iii) the Guarantors would also have had $199.0 million of floor plan indebtedness and $3.2 million of additional indebtedness which would have ranked senior in right of payment to the Guarantees ($3.0 million of which would have been secured). See "Risk Factors -- Leverage" and "Capitalization".



Certain Covenants

     The Indenture contains, among others, the following covenants:

     Limitation on Indebtedness. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, create, issue, incur, assume, guarantee or otherwise in any manner become directly or indirectly liable for the payment of or otherwise incur, contingently or otherwise (collectively, "incur"), any Indebtedness (including any Acquired Indebtedness), unless such Indebtedness is incurred by the Company or any Guarantor or constitutes Acquired Indebtedness of a Restricted Subsidiary and, in each case, the Company's Consolidated Fixed Charge Coverage Ratio for the most recent four full fiscal quarters for which financial statements are available immediately preceding the incurrence of such Indebtedness taken as one period is at least equal to or greater than 2.00:1. (Section 1008)

     Notwithstanding the foregoing, the Company and, to the extent specifically set forth below, the Restricted Subsidiaries may incur each and all of the following (collectively, the "Permitted Indebtedness"):

      (i) Indebtedness of the Company and the Guarantors under the Company's Revolving Facility (including any refinancing (as defined below) thereof) in an aggregate principal amount at any one time outstanding not to exceed the greater of (a) $75 million or (b) 30% of the Company's Consolidated Tangible Assets, in any case under the Revolving Facility (including any refinancing thereof) or in respect of letters of credit thereunder;

      (ii) Indebtedness of the Company and the Guarantors under any Inventory Facility;

      (iii) Indebtedness of the Company pursuant to the Notes or the Exchange Notes and Indebtedness of any Guarantor pursuant to a Guarantee of the Notes or the Exchange Notes;

      (iv) Indebtedness of the Company or any Restricted Subsidiary outstanding on the Issue Date, listed on a schedule thereto and not otherwise referred to in this definition of "Permitted Indebtedness;"

      (v) Indebtedness of the Company owing to a Restricted Subsidiary; provided that any Indebtedness of the Company owing to a Restricted Subsidiary that is not a Guarantor is made pursuant to an intercompany note in the form attached to the Indenture and is unsecured and is subordinated in right of payment from and after such time as the Notes shall become due and payable (whether at Stated Maturity, acceleration or otherwise) to the payment and performance of the Company's obligations under the Notes; provided, further, that any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to a Restricted Subsidiary) shall be deemed to be an incurrence of such Indebtedness by the Company or other obligor not permitted by this clause
   (v);

      (vi) Indebtedness of a Wholly Owned Restricted Subsidiary owing to the Company or another Wholly Owned Restricted Subsidiary; provided that any such Indebtedness is made pursuant to an intercompany note in the form attached to the Indenture; provided, further, that (a) any disposition, pledge or transfer of any such Indebtedness to a Person (other than a disposition, pledge or transfer to the Company or a Wholly Owned Restricted Subsidiary) shall be deemed to be an incurrence of such Indebtedness by the obligor not permitted by this clause (vi), and (b) any transaction pursuant to which any Wholly Owned Restricted Subsidiary, which has Indebtedness owing to the Company or any other Wholly Owned Restricted Subsidiary, ceases to be a Wholly Owned Restricted Subsidiary shall be deemed to be the incurrence of Indebtedness by such Wholly Owned Restricted Subsidiary that is not permitted by this clause (vi);


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      (vii) guarantees of any Restricted Subsidiary made in accordance with the provisions of " -- Limitation on Issuances of Guarantees of and Pledges for Indebtedness;"

      (viii) obligations of the Company or any Guarantor entered into in the ordinary course of business (a) pursuant to Interest Rate Agreements designed to protect the Company or any Restricted Subsidiary against fluctuations in interest rates in respect of Indebtedness of the Company or any Restricted Subsidiary as long as such obligations do not exceed the aggregate principal amount of such Indebtedness then outstanding, (b) under any Currency Hedging Agreements, relating to (i) Indebtedness of the Company or any Restricted Subsidiary and/or (ii) obligations to purchase or sell assets or properties, in each case, incurred in the ordinary course of business of the Company or any Restricted Subsidiary; provided, however, that such Currency Hedging Agreements do not increase the Indebtedness or other obligations of the Company or any Restricted Subsidiary outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder or
   (c) under any Commodity Price Protection Agreements which do not increase the amount of Indebtedness or other obligations of the Company or any Restricted Subsidiary outstanding other than as a result of fluctuations in commodity prices or by reason of fees, indemnities and compensation payable thereunder;

      (ix) Indebtedness of the Company or any Restricted Subsidiary represented by Capital Lease Obligations or Purchase Money Obligations or other Indebtedness incurred or assumed in connection with the acquisition or development of real or personal, movable or immovable, property in each case incurred for the purpose of financing or refinancing all or any part of the purchase price or cost of construction or improvement of property used in the business of the Company, in an aggregate principal amount pursuant to this clause (ix) not to exceed $20 million outstanding at any time; provided that the principal amount of any Indebtedness permitted under this clause (ix) did not in each case at the time of incurrence exceed the Fair Market Value, as determined by the Company in good faith, of the acquired or constructed asset or improvement so financed;

      (x) obligations arising from agreements by the Company or a Restricted Subsidiary to provide for indemnification, customary purchase price closing adjustments, earn-outs or other similar obligations, in each case, incurred in connection with the acquisition or disposition of any business or assets of a Restricted Subsidiary;

      (xi) Indebtedness evidenced by letters of credit in the ordinary course of business to support the Company's or any Restricted Subsidiary's insurance or self-insurance obligations for workers' compensation and other similar insurance coverages;

      (xii) any renewals, extensions, substitutions, refundings, refinancings or replacements (collectively, a "refinancing") of any Indebtedness described in clauses (iii) and (iv) of this definition of "Permitted Indebtedness," including any successive refinancings so long as the borrower under such refinancing is the Company or, if not the Company, the same as the borrower of the Indebtedness being refinanced and the aggregate principal amount of Indebtedness represented thereby (or if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness plus any accreted value attributable thereto since the original issuance of such Indebtedness) does not exceed the initial principal amount of such Indebtedness plus the lesser of (I) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (II) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing and (A) in the case of any refinancing of Indebtedness that is Subordinated Indebtedness, such new Indebtedness is made subordinated to the Notes at least to the same extent as the Indebtedness being refinanced and (B) in the case of Pari Passu Indebtedness or Subordinated Indebtedness, as the case may be, such refinancing does not reduce the Average Life to Stated Maturity or the Stated Maturity of such Indebtedness; and

      (xiii) Indebtedness of the Company and its Restricted Subsidiaries or any Guarantor in addition to that described in clauses (i) through (xii) above, and any renewals, extensions, substitutions, refinancings or replacements of such Indebtedness, so long as the aggregate principal amount of all such Indebtedness shall not exceed $10 million outstanding at any one time in the aggregate.

     For purposes of determining compliance with this "Limitation on Indebtedness" covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness permitted by this covenant, the Company in its sole discretion shall classify such item of Indebtedness and only be required to include the amount of such Indebtedness as one of such types.


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     Limitation on Restricted Payments. (a) The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly:

      (i) declare or pay any dividend on, or make any distribution to holders of, any shares of the Company's Capital Stock (other than dividends or distributions payable solely in shares of its Qualified Capital Stock or in options, warrants or other rights to acquire shares of such Qualified Capital Stock);

      (ii) purchase, redeem, defease or otherwise acquire or retire for value, directly or indirectly, the Company's Capital Stock or any Capital Stock of any Affiliate of the Company, including any Subsidiary of the Company (other than Capital Stock of any Wholly Owned Restricted Subsidiary of the Company), or options, warrants or other rights to acquire such Capital Stock;

      (iii) make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled principal payment, sinking fund payment or maturity, any Subordinated Indebtedness;

      (iv) declare or pay any dividend or distribution on any Capital Stock of any Restricted Subsidiary to any Person (other than (a) to the Company or any of its Wholly Owned Restricted Subsidiaries or (b) dividends or distributions made by a Restricted Subsidiary (i) organized as a partnership, limited liability company or similar pass-through entity to the holders of its Capital Stock in amounts sufficient to satisfy the tax liabilities arising from their ownership of such Capital Stock or (ii) on a pro rata basis to all stockholders of such Restricted Subsidiary); or

      (v) make any Investment in any Person (other than any Permitted
Investments)

(any of the foregoing actions described in clauses (i) through (v), other than any such action that is a Permitted Payment (as defined below), collectively, "Restricted Payments") (the amount of any such Restricted Payment, if other than cash, shall be the Fair Market Value of the assets proposed to be transferred, as determined by the board of directors of the Company, whose determination shall be conclusive and evidenced by a board resolution), unless
(1) immediately before and immediately after giving effect to such proposed Restricted Payment on a pro forma basis, no Default or Event of Default shall have occurred and be continuing and such Restricted Payment shall not be an event which is, or after notice or lapse of time or both, would be, an "event of default" under the terms of any Indebtedness of the Company or its Restricted Subsidiaries; (2) immediately before and immediately after giving effect to such Restricted Payment on a pro forma basis, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions described under " -- Limitation on Indebtedness;" and (3) after giving effect to the proposed Restricted Payment, the aggregate amount of all such Restricted Payments declared or made after the Issue Date and all Designation Amounts does not exceed the sum of:

  (A)  $5 million;

  (B) 50% of the aggregate Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning on the first day of the Company's fiscal quarter in which the Issue Date occurs and ending on the last day of the Company's last fiscal quarter ending prior to the date of the Restricted Payment (or, if such aggregate cumulative Consolidated Net Income shall be a loss, minus 100% of such loss);

  (C) the aggregate Net Cash Proceeds received after the Issue Date by the Company either (x) as capital contributions in the form of common equity to the Company or (y) from the issuance or sale (other than to any of its Subsidiaries) of Qualified Capital Stock of the Company or any options, warrants or rights to purchase such Qualified Capital Stock of the Company (except, in each case, to the extent such proceeds are used to purchase, redeem or otherwise retire Capital Stock or Subordinated Indebtedness as set forth below in clause (ii) or (iii) of paragraph (b) below) (and excluding the Net Cash Proceeds from the issuance of Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid);

  (D) the aggregate Net Cash Proceeds received after the Issue Date by the Company (other than from any of its Subsidiaries) upon the exercise of any options, warrants or rights to purchase Qualified Capital Stock of the Company (and excluding the Net Cash Proceeds from the exercise of any options, warrants or rights to purchase Qualified Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid);

  (E) the aggregate Net Cash Proceeds received after the Issue Date by the Company from the conversion or exchange, if any, of debt securities or Redeemable Capital Stock of the Company or its Restricted Subsidiaries into or for Qualified Capital Stock of the Company plus, to the extent such debt securities or Redeemable Capital Stock were issued after the Issue Date, upon the conversion or exchange of such debt securities or Redeemable Capital Stock,


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

      the aggregate of Net Cash Proceeds from their original issuance (and excluding the Net Cash Proceeds from the conversion or exchange of debt securities or Redeemable Capital Stock financed, directly or indirectly, using funds borrowed from the Company or any Subsidiary until and to the extent such borrowing is repaid); and

  (F) (a) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the Issue Date, an amount (to the extent not included in Consolidated Net Income) equal to the lesser of the return of capital with respect to such Investment and the initial amount of such Investment, in either case, less the cost of the disposition of such Investment and net of taxes, and (b) in the case of the designation of an Unrestricted Subsidiary as a Restricted Subsidiary (as long as the designation of such Subsidiary as an Unrestricted Subsidiary was deemed a Restricted Payment), the Fair Market Value of the Company's interest in such Subsidiary provided that such amount shall not in any case exceed the amount of the Restricted Payment deemed made at the time the Subsidiary was designated as an Unrestricted Subsidiary.

(b) Notwithstanding the foregoing, and in the case of clauses (ii) through (iv) below, so long as no Default or Event of Default is continuing or would arise therefrom, the foregoing provisions shall not prohibit the following actions (each of clauses (i) through (iv) and (viii) being referred to as a "Permitted Payment"):

   (i) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment was permitted by the provisions of paragraph (a) of this Section and such payment shall have been deemed to have been paid on such date of declaration and shall not have been deemed a "Permitted Payment" for purposes of the calculation required by paragraph (a) of this Section;

   (ii) the repurchase, redemption, or other acquisition or retirement for value of any shares of any class of Capital Stock of the Company in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares or scrip), or out of the Net Cash Proceeds of a substantially concurrent issuance and sale for cash (other than to a Subsidiary) of, other shares of Qualified Capital Stock of the Company; provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clause (3)(C) of paragraph (a) of this Section;

   (iii) the repurchase, redemption, defeasance, retirement or acquisition for value or payment of principal of any Subordinated Indebtedness or Redeemable Capital Stock in exchange for, or in an amount not in excess of the Net Cash Proceeds of, a substantially concurrent issuance and sale for cash (other than to any Subsidiary of the Company) of any Qualified Capital Stock of the Company, provided that the Net Cash Proceeds from the issuance of such shares of Qualified Capital Stock are excluded from clause (3)(C) of paragraph (a) of this Section;

   (iv) the repurchase, redemption, defeasance, retirement, refinancing, acquisition for value or payment of principal of any Subordinated Indebtedness (other than Redeemable Capital Stock) (a "refinancing") through the substantially concurrent issuance of new Subordinated Indebtedness of the Company, provided that any such new Subordinated Indebtedness (1) shall be in a principal amount that does not exceed the principal amount so refinanced (or, if such Subordinated Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, then such lesser amount as of the date of determination), plus the lesser of (I) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or
   (II) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing; (2) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Notes; (3) has a Stated Maturity for its final scheduled principal payment later than the Stated Maturity for the final scheduled principal payment of the Notes; and (4) is expressly subordinated in right of payment to the Notes at least to the same extent as the Subordinated Indebtedness to be refinanced;

   (v) the purchase, redemption, or other acquisition or retirement for value of any class of Capital Stock of the Company from employees, former employees, directors or former directors of the Company or any Subsidiary pursuant to the terms of the agreements pursuant to which such Capital Stock was acquired in an amount not to exceed $1.0 million in the aggregate in any calendar year;

   (vi) the repurchase, redemption or other acquisition or retirement for value of Capital Stock of the Company issued pursuant to acquisitions by the Company to the extent required by or needed to comply with the requirements of any of the Manufacturers with which the Company or a Restricted Subsidiary is a party to a franchise agreement;


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

   (vii) the repurchase, redemption, defeasance, retirement or acquisition for value or payment of principal on the Smith Subordinated Loan; and

   (viii) the payment of the contingent purchase price of an acquisition to the extent such payment would be deemed a Restricted Payment. (Section
   1009)

     Limitation on Transactions with Affiliates. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with or for the benefit of any Affiliate of the Company (other than the Company or a Wholly Owned Restricted Subsidiary) unless such transaction or series of related transactions is entered into in good faith and in writing and (a) such transaction or series of related transactions is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that would be available in a comparable transaction in arm's-length dealings with an unrelated third party,
(b) with respect to any transaction or series of related transactions involving aggregate value in excess of $500,000 the Company delivers either an officers' certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (a) above or such transaction or series of related transactions is approved by a majority of the Disinterested Directors of the board of directors of the Company, or in the event there is only one Disinterested Director, by such Disinterested Director, and (c) with respect to any transaction or series of related transactions involving aggregate value in excess of $1 million, either (i) such transaction or series of related transactions has been approved by a majority of the Disinterested Directors of the board of directors of the Company, or in the event there is only one Disinterested Director, by such Disinterested Director, or (ii) the Company delivers to the Trustee a written opinion of an investment banking firm of national standing or other recognized independent expert with experience appraising the terms and conditions of the type of transaction or series of related transactions for which an opinion is required stating that the transaction or series of related transactions is fair to the Company or such Restricted Subsidiary from a financial point of view; provided, however, that this provision shall not apply to (i) employee benefit arrangements with any officer or director of the Company, including under any stock option or stock incentive plans, entered into in the ordinary course of business; (ii) any transaction permitted as a Restricted Payment pursuant to the covenant described in " -- Limitation on Restricted Payments"; (iii) the payment of customary fees to directors of the Company and its Restricted Subsidiaries;
(iv) any transaction with any officer or member of the Board of Directors of the Company involving indemnification arrangements; and (v) loans or advances to officers of the Company in the ordinary course of business not to exceed $1 million in any calendar year. (Section 1010)

     Limitation on Liens. The Company will not, and will not cause or permit any Restricted Subsidiary to, directly or indirectly, create, incur or affirm any Lien of any kind securing any Pari Passu Indebtedness or Subordinated Indebtedness (including any assumption, guarantee or other liability with respect thereto by any Restricted Subsidiary) upon any property or assets (including any intercompany notes) of the Company or any Restricted Subsidiary owned on the Issue Date or acquired after the Issue Date, or assign or convey any right to receive any income or profits therefrom, unless the Notes or a Guarantee in the case of Liens of a Guarantor are directly secured equally and ratably with (or, in the case of Subordinated Indebtedness, prior or senior thereto, with the same relative priority as the Notes shall have with respect to such Subordinated Indebtedness) the obligation or liability secured by such Lien except for Liens (A) securing any Indebtedness which became Indebtedness pursuant to a transaction permitted under " -- Consolidation, Merger, Sale of Assets" or securing Acquired Indebtedness which was created prior to (and not created in connection with, or in contemplation of) the incurrence of such Pari Passu Indebtedness or Subordinated Indebtedness (including any assumption, guarantee or other liability with respect thereto by any Restricted Subsidiary) and which Indebtedness is permitted under the provisions of "-- Limitation on Indebtedness" or (B) securing any Indebtedness incurred in connection with any refinancing, renewal, substitutions or replacements of any such Indebtedness described in clause (A), so long as the aggregate principal amount of Indebtedness represented thereby (or if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness plus any accreted value attributable thereto since the original issuance of such Indebtedness) is not increased by such refinancing by an amount greater than the lesser of (i) the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced or (ii) the amount of premium or other payment actually paid at such time to refinance the Indebtedness, plus, in either case, the amount of expenses of the Company incurred in connection with such refinancing, provided, however, that in the case of clauses (A) and (B), any such Lien only extends to the assets that were subject to such Lien securing such Indebtedness prior to the related acquisition by the Company or its Restricted Subsidiaries. Notwithstanding the foregoing, any Lien securing the Notes granted pursuant to this covenant shall be automatically and unconditionally released and discharged upon the release by the holders of the Pari Passu Indebtedness or Subordinated Indebtedness described above of their Lien on the property or assets of the Company or any Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness), at such time as the holders of all such


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

Pari Passu Indebtedness or Subordinated Indebtedness also release their Lien on the property or assets of the Company or such Restricted Subsidiary, or upon any sale, exchange or transfer to any Person not an Affiliate of the Company of the property or assets secured by such Lien, or of all of the Capital Stock held by the Company or any Restricted Subsidiary in, or all or substantially all the assets of, any Restricted Subsidiary creating such Lien. (Section 1011)


     Limitation on Sale of Assets. (a) The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless (i) at least 80% of the consideration from such Asset Sale consists of (A) cash or Cash Equivalents, (B) the assumption of Senior Indebtedness or Senior Guarantor Indebtedness by the party acquiring the assets from the Company of any Restricted Subsidiary, (C) Replacement Assets or
(D) a combination of any of the foregoing; and (ii) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets subject to such Asset Sale (as determined by the board of directors of the Company and evidenced in a board resolution); provided that any notes or other obligations received by the Company or any such Restricted Subsidiary from any transferee of assets from the Company or such Restricted Subsidiary that are converted by the Company or such Restricted Subsidiary into cash at Fair Market Value within 30 days after receipt shall be deemed to be cash for purposes of this provision.

     (b) If all or a portion of the Net Cash Proceeds of any Asset Sale are not required to be applied to repay permanently any Senior Indebtedness or Senior Guarantor Indebtedness then outstanding as required by the terms thereof, or the Company determines not to apply such Net Cash Proceeds to the permanent prepayment of such Senior Indebtedness or Senior Guarantor Indebtedness or if no such Senior Indebtedness or Senior Guarantor Indebtedness is then outstanding, then the Company or a Restricted Subsidiary may within 365 days of the Asset Sale invest the Net Cash Proceeds in Replacement Assets. The amount of such Net Cash Proceeds not used or invested within 365 days of the Asset Sale as set forth in this paragraph constitutes "Excess Proceeds."

     (c) When the aggregate amount of Excess Proceeds exceeds $10 million or more, the Company will apply the Excess Proceeds to the repayment of the Notes and any other Pari Passu Indebtedness outstanding with similar provisions requiring the Company to make an offer to purchase such Indebtedness with the proceeds from any Asset Sale as follows: (A) the Company will make an offer to purchase (an "Offer") from all holders of the Notes in accordance with the procedures set forth in the Indenture in the maximum principal amount (expressed as a multiple of $1,000) of Notes that may be purchased out of an amount (the "Note Amount") equal to the product of such Excess Proceeds multiplied by a fraction, the numerator of which is the outstanding principal amount of the Notes, and the denominator of which is the sum of the outstanding principal amount of the Notes and such Pari Passu Indebtedness (subject to proration in the event such amount is less than the aggregate Offered Price (as defined herein) of all Notes tendered) and (B) to the extent required by such Pari Passu Indebtedness to permanently reduce the principal amount of such Pari Passu Indebtedness, the Company will make an offer to purchase or otherwise repurchase or redeem Pari Passu Indebtedness (a "Pari Passu Offer") in an amount (the "Pari Passu Debt Amount") equal to the excess of the Excess Proceeds over the Note Amount; provided that in no event will the Company be required to make a Pari Passu Offer in a Pari Passu Debt Amount exceeding the principal amount of such Pari Passu Indebtedness plus the amount of any premium required to be paid to repurchase such Pari Passu Indebtedness. The offer price for the Notes will be payable in cash in an amount equal to 100% of the principal amount of the Notes plus accrued and unpaid interest, if any, to the date (the "Offer Date") such Offer is consummated (the "Offered Price"), in accordance with the procedures set forth in the Indenture. To the extent that the aggregate Offered Price of the Notes tendered pursuant to the Offer is less than the Note Amount relating thereto or the aggregate amount of Pari Passu Indebtedness that is purchased in a Pari Passu Offer is less than the Pari Passu Debt Amount, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes and Pari Passu Indebtedness surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon the completion of the purchase of all the Notes tendered pursuant to an Offer and the completion of a Pari Passu Offer, the amount of Excess Proceeds, if any, shall be reset at zero.

     (d) If the Company becomes obligated to make an Offer pursuant to clause
(c) above, the Notes and the Pari Passu Indebtedness shall be purchased by the Company, at the option of the holders thereof, in whole or in part in integral multiples of $1,000, on a date that is not earlier than 30 days and not later than 60 days from the date the notice of the Offer is given to holders, or such later date as may be necessary for the Company to comply with the requirements under the Exchange Act.

     (e) The Indenture will provide that the Company will comply with applicable securities laws or regulations in connection with an Offer. (Section
1012)


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

     Limitation on Issuances of Guarantees of and Pledges for Indebtedness. (a) The Company will not cause or permit any Restricted Subsidiary, other than a Guarantor, directly or indirectly, to secure the payment of any Senior Indebtedness of the Company and the Company will not, and will not permit any Restricted Subsidiary to, pledge any intercompany notes representing obligations of any Restricted Subsidiary (other than a Guarantor) to secure the payment of any Senior Indebtedness unless in each case such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a guarantee of payment of the Notes by such Restricted Subsidiary, which guarantee shall be on the same terms as the guarantee of the Senior Indebtedness (if a guarantee of Senior Indebtedness is granted by any such Restricted Subsidiary) except that the guarantee of the Notes need not be secured and shall be subordinated to the claims against such Restricted Subsidiary in respect of Senior Indebtedness to the same extent as the Notes are subordinated to Senior Indebtedness of the Company under the Indenture.

     (b) The Company will not cause or permit any Restricted Subsidiary (which is not a Guarantor), directly or indirectly, to guarantee, assume or in any other manner become liable with respect to any Indebtedness of the Company or any Restricted Subsidiary unless such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a Guarantee of the Notes on the same terms as the guarantee of such Indebtedness except that (A) such guarantee need not be secured unless required pursuant to " -- Limitation on Liens," (B) if such Indebtedness is by its terms Senior Indebtedness, any such assumption, guarantee or other liability of such Restricted Subsidiary with respect to such Indebtedness shall be senior to such Restricted Subsidiary's Guarantee of the Notes to the same extent as such Senior Indebtedness is senior to the Notes and (C) if such Indebtedness is by its terms expressly subordinated to the Notes, any such assumption, guarantee or other liability of such Restricted Subsidiary with respect to such Indebtedness shall be subordinated to such Restricted Subsidiary's Guarantee of the Notes at least to the same extent as such Indebtedness is subordinated to the Notes.

     (c) Notwithstanding the foregoing, any Guarantee by a Restricted Subsidiary of the Notes shall provide by its terms that it (and all Liens securing the same) shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary, which transaction is in compliance with the terms of the Indenture and such Restricted Subsidiary is released from all guarantees, if any, by it of other Indebtedness of the Company or any Restricted Subsidiaries or (ii) the release by the holders of the Indebtedness of the Company of their security interest or their guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness), at such time as (A) no other Indebtedness of the Company has been secured or guaranteed by such Restricted Subsidiary, as the case may be, or (B) the holders of all such other Indebtedness which is secured or guaranteed by such Restricted Subsidiary also release their security interest in or guarantee by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness). (Section 1013)

     Limitation on Senior Subordinated Indebtedness. The Company will not, and will not permit or cause any Guarantor to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise in any manner become directly or indirectly liable for or with respect to or otherwise permit to exist any Indebtedness that is subordinate in right of payment to any Indebtedness of the Company or such Guarantor, as the case may be, unless such Indebtedness is also pari passu with the Notes or the Guarantee of such Guarantor or subordinated in right of payment to the Notes or such Guarantee at least to the same extent as the Notes or such Guarantee are subordinated in right of payment to Senior Indebtedness or Senior Indebtedness of such Guarantor, as the case may be, as set forth in the Indenture. (Section 1017)

     Limitation on Subsidiary Preferred Stock. The Company will not permit (a) any Restricted Subsidiary of the Company to issue, sell or transfer any Preferred Stock, except for (i) Preferred Stock issued or sold to, held by or transferred to the Company or a Wholly Owned Restricted Subsidiary, and (ii) Preferred Stock issued by a Person prior to the time (A) such Person becomes a Restricted Subsidiary, (B) such Person merges with or into a Restricted Subsidiary or (C) a Restricted Subsidiary merges with or into such Person; provided that such Preferred Stock was not issued or incurred by such Person in anticipation of the type of transaction contemplated by subclause (A), (B) or
(C) or (b) any Person (other than the Company or a Wholly Owned Restricted Subsidiary) to acquire Preferred Stock of any Restricted Subsidiary from the Company or any Restricted Subsidiary, except, in the case of clause (a) or (b), upon the acquisition of all the outstanding Capital Stock of such Restricted Subsidiary in accordance with the terms of the Indenture. (Section 1015)

     Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries. The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distribution on its Capital Stock or any other interest or participation in or measured by its profits, (ii) pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (iii) make any Investment in the Company or any other Restricted Subsidiary or (iv) transfer any of its properties or assets to the Company or any other Restricted Subsidiary, except for: (a) any encumbrance or restriction pursuant to an agreement in effect on the Issue Date; (b) any encumbrance or restriction, with respect to a Restricted Subsidiary that is not a Restricted Subsidiary of the Company on the Issue Date, in existence at the time such Person becomes a Restricted Subsidiary of the Company and not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary, provided that such encumbrances and restrictions are not applicable to the Company or any Restricted Subsidiary or the properties or assets of the Company or any Restricted Subsidiary other than such Subsidiary which is becoming a Restricted Subsidiary; (c) customary provisions contained in an agreement that has been entered into for the sale or other disposition of all or substantially all of the Capital Stock or assets of a Restricted Subsidiary; provided however that the restrictions are applicable only to such Restricted Subsidiary or assets;
(d) any encumbrance or restriction existing under or by reason of applicable law; (e) customary provisions restricting subletting or assignment of any lease governing any leasehold interest of any Restricted Subsidiary; (f) covenants in franchise agreements with Manufacturers customary for franchise agreements in the automobile retailing industry; (g) any encumbrance or restriction contained in any Purchase Money Obligations for property to the extent such restriction or encumbrance restricts the transfer of such property; (h) any encumbrances or restrictions in security agreements securing Indebtedness (other than Subordinated Indebtedness) of a Guarantor (including any Inventory Facility) (to the extent that such Liens are otherwise incurred in accordance with "-- Limitation on Liens") that restrict the transfer of property subject to such agreements, provided that any such encumbrance or restriction is released to the extent the underlying Lien is released or the related Indebtedness is repaid; and (i) any encumbrance or restriction existing under any agreement that extends, renews, refinances or replaces the agreements containing the encumbrances or restrictions in the foregoing clauses (a) and (b), or in this clause (i), provided that the terms and conditions of any such encumbrances or restrictions are no more restrictive in any material respect than those under or pursuant to the agreement evidencing the Indebtedness so extended, renewed, refinanced or replaced. (Section 1016)

     Limitation on Unrestricted Subsidiaries. The Company may designate after the Issue Date any Subsidiary as an "Unrestricted Subsidiary" under the Indenture (a "Designation") only if:

      (a) no Default shall have occurred and be continuing at the time of or after giving effect to such Designation;

      (b) the Company would be permitted to make an Investment (other than a Permitted Investment) at the time of Designation (assuming the effectiveness of such Designation) pursuant to the first paragraph of " -- Limitation on Restricted Payments" above in an amount (the "Designation Amount") equal to the greater of (1) the net book value of the Company's interest in such Subsidiary calculated in accordance with GAAP or (2) the Fair Market Value of the Company's interest in such Subsidiary as determined in good faith by the Company's board of directors;

      (c) the Company would be permitted under the Indenture to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the covenant described under " -- Limitation on Indebtedness" at the time of such Designation (assuming the effectiveness of such Designation);

      (d) such Unrestricted Subsidiary does not own any Capital Stock in any Restricted Subsidiary of the Company which is not simultaneously being designated an Unrestricted Subsidiary;

      (e) such Unrestricted Subsidiary is not liable, directly or indirectly, with respect to any Indebtedness other than Unrestricted Subsidiary Indebtedness, provided that an Unrestricted Subsidiary may provide a Guarantee for the Notes; and

      (f) such Unrestricted Subsidiary is not a party to any agreement, contract, arrangement or understanding at such time with the Company or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company or, in the event such condition is not satisfied, the value of such agreement, contract, arrangement or understanding to such Unrestricted Subsidiary shall be deemed a Restricted Payment.

     In the event of any such Designation, the Company shall be deemed to have made an Investment constituting a Restricted Payment pursuant to the covenant " -- Limitation on Restricted Payments" for all purposes of the Indenture in the Designation Amount.

     The Indenture will also provide that the Company shall not and shall not cause or permit any Restricted Subsidiary to at any time (x) provide credit support for, or subject any of its property or assets (other than the Capital Stock of any Unrestricted Subsidiary) to the satisfaction of, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness) (other than Permitted Investments in Unrestricted Subsidiaries) or (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary. For purposes of the foregoing, the

Designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be deemed to be the Designation of all of the Subsidiaries of such Subsidiary.

     The Company may revoke any Designation of a Subsidiary as an Unrestricted Subsidiary (a "Revocation") if:

      (a) no Default shall have occurred and be continuing at the time of and after giving effect to such Revocation;

      (b) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately following such Revocation would, if incurred at such time, have been permitted to be incurred for all purposes of the Indenture; and

      (c) unless such redesignated Subsidiary shall not have any Indebtedness outstanding (other than Indebtedness that would be Permitted Indebtedness), immediately after giving effect to such proposed Revocation, and after giving pro forma effect to the incurrence of any such Indebtedness of such redesignated Subsidiary as if such Indebtedness was incurred on the date of the Revocation, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the covenant described under " -- Limitation on Indebtedness."

     All Designations and Revocations must be evidenced by a resolution of the board of directors of the Company delivered to the Trustee certifying compliance with the foregoing provisions. (Section 1018)

     Provision of Financial Statements. Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, the Company and each Guarantor (to the extent such Guarantor would be required if subject to Section 13(a) or 15(d) of the Exchange Act) will, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which the Company and such Guarantor would have been required to file with the Commission pursuant to Sections 13(a) or 15(d) if the Company or such Guarantor were so subject, such documents to be filed with the Commission on or prior to the date (the "Required Filing Date") by which the Company and such Guarantor would have been required so to file such documents if the Company and such Guarantor were so subject. The Company and any Guarantor will also in any event (x) within 15 days of each Required Filing Date (i) transmit by mail to all holders, as their names and addresses appear in the security register, without cost to such holders and (ii) file with the Trustee copies of the annual reports, quarterly reports and other documents which the Company and such Guarantor would have been required to file with the Commission pursuant to Sections 13(a) or 15(d) of the Exchange Act if the Company and such Guarantor were subject to either of such Sections and (y) if filing such documents by the Company and such Guarantor with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder at the Company's cost. If any Guarantor's financial statements would be required to be included in the financial statements filed or delivered pursuant to the Indenture if the Company were subject to Section 13(a) or 15(d) of the Exchange Act, the Company shall include such Guarantor's financial statements in any filing or delivery pursuant to the Indenture. The Indenture also provides that, so long as any of the Notes remain outstanding, the Company will make available to any prospective purchaser of Notes or beneficial owner of Notes in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act, until such time as the Company has either exchanged the Notes for securities identical in all material respects which have been registered under the Securities Act or until such time as the holders thereof have disposed of such Notes pursuant to an effective registration statement under the Securities Act. (Section 1019)

     Additional Covenants. The Indenture also contains covenants with respect to the following matters: (i) payment of principal, premium and interest; (ii) maintenance of an office or agency in The City of New York; (iii) arrangements regarding the handling of money held in trust; (iv) maintenance of corporate existence; (v) payment of taxes and other claims; (vi) maintenance of properties; and (vii) maintenance of insurance.


Consolidation, Merger, Sale of Assets

     The Company will not, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of Persons, or permit any of its Restricted Subsidiaries to enter into any such transaction or series of related transactions, if such transaction or series of related transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a Consolidated basis to any other Person or group of Persons, unless at the time and after giving effect thereto (i) either (a) the Company will be the continuing corporation (in the case of a consolidation or merger involving the Company) or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a Consolidated basis (the

"Surviving Entity") will be a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person expressly assumes, by a supplemental indenture, in a form reasonably satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indenture and the Registration Rights Agreement, as the case may be, and the Notes and the Indenture and the Registration Rights Agreement will remain in full force and effect as so supplemented; (ii) immediately before and immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness not previously an obligation of the Company or any of its Restricted Subsidiaries which becomes the obligation of the Company or any of its Restricted Subsidiaries as a result of such transaction as having been incurred at the time of such transaction), no Default or Event of Default will have occurred and be continuing; (iii) immediately before and immediately after giving effect to such transaction on a pro forma basis (on the assumption that the transaction occurred on the first day of the four-quarter period for which financial statements are available ending immediately prior to the consummation of such transaction with the appropriate adjustments with respect to the transaction being included in such pro forma calculation), the Company (or the Surviving Entity if the Company is not the continuing obligor under the Indenture) could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under the provisions of " -- Certain Covenants -- Limitation on Indebtedness;" (iv) at the time of the transaction, each Guarantor, if any, unless it is the other party to the transactions described above, will have by supplemental indenture confirmed that its Guarantee shall apply to such Person's obligations under the Indenture and under the Notes; (v) at the time of the transaction if any of the property or assets of the Company or any of its Restricted Subsidiaries would thereupon become subject to any Lien, the provisions of " -- Certain Covenants -- Limitation on Liens" are complied with; and (vi) at the time of the transaction the Company or the Surviving Entity will have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officers' certificate and an opinion of counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, transfer, lease or other transaction and the supplemental indenture in respect thereof comply with the Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with. (Section 801)

     Each Guarantor will not, and the Company will not permit a Guarantor to, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person (other than the Company or any Guarantor) or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets on a Consolidated basis to any Person or group of Persons (other than the Company or any Guarantor), or permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Guarantor and its Restricted Subsidiaries on a Consolidated basis to any other Person or group of Persons (other than the Company or any Guarantor), unless at the time and after giving effect thereto: (i) either (a) the Guarantor will be the continuing corporation (in the case of a consolidation or merger involving the Guarantor) or (b) the Person (if other than the Guarantor) formed by such consolidation or into which such Guarantor is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of the Guarantor and its Restricted Subsidiaries on a Consolidated basis (the "Surviving Guarantor Entity") will be a corporation or limited liability company duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person expressly assumes, by a supplemental indenture, in a form reasonably satisfactory to the Trustee, all the obligations of such Guarantor under its Guarantee of the Notes and the Indenture and the Registration Rights Agreement and such Guarantee, Indenture and Registration Rights Agreement will remain in full force and effect; (ii) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default will have occurred and be continuing; and (iii) at the time of the transaction such Guarantor or the Surviving Guarantor Entity will have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an officers' certificate and an opinion of counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, lease or other transaction and the supplemental indenture in respect thereof comply with the Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with; provided, however, that this paragraph shall not apply to any Guarantor whose Guarantee of the Notes is unconditionally released and discharged in accordance with paragraph
(b) under the provisions of " -- Certain Covenants -- Limitation on Issuances of Guarantees of Indebtedness." (Section 801)

     In the event of any transaction (other than a lease or a sale of substantially all of the assets of the Company or a Guarantor that results in the sale, assignment, conveyance, transfer or other disposition of assets constituting or accounting for less than 95% of the consolidated assets, revenues or Consolidated Net Income (Loss) of the Company or such Guarantor, as the case may be) described in and complying with the conditions listed in the two immediately preceding paragraphs in which the Company or any Guarantor, as the case may be, is not the continuing corporation, the successor Person formed or remaining or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and


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power of, the Company or such Guarantor, as the case may be, and the Company or any Guarantor, as the case may be, would be discharged from all obligations and covenants under the Indenture and the Notes or its Guarantee, as the case may be, and the Registration Rights Agreement. (Section 802)


Events of Default

     An Event of Default will occur under the Indenture if:

     (i) there shall be a default in the payment of any interest on any Note when it becomes due and payable, and such default shall continue for a period of 30 days (whether or not prohibited by the subordination provisions of the Indenture);

     (ii) there shall be a default in the payment of the principal of (or premium, if any, on) any Note at its Maturity (upon acceleration, optional or mandatory redemption, if any, required repurchase or otherwise) (whether or not prohibited by the subordination provisions of the Indenture);

     (iii) (a) there shall be a default in the performance, or breach, of any covenant or agreement of the Company or any Guarantor under the Indenture or any Guarantee (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in clause (i), (ii) or in clause (b), (c) or (d) of this clause (iii)) and such default or breach shall continue for a period of 60 days after written notice (30 days in the case of a default in the covenants described under " -- Certain Covenants -- Limitation on Indebtedness" or " -- Limitation on Restricted Payments") has been given, by certified mail, (x) to the Company by the Trustee or (y) to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Notes; (b) there shall be a default in the performance or breach of the provisions described in " -- Consolidation, Merger, Sale of Assets;" (c) the Company shall have failed to consummate an Offer in accordance with the provisions of " -- Certain Covenants -- Limitation on Sale of Assets;" or (d) the Company shall have failed to consummate a Change of Control Offer in accordance with the provisions of "Purchase of Notes Upon a Change of Control;"

     (iv) one or more defaults, individually or in the aggregate, shall have occurred under any of the agreements, indentures or instruments under which the Company or any Restricted Subsidiary then has outstanding Indebtedness in excess of $20 million in principal amount, individually or in the aggregate, and either (a) such default results from the failure to pay such Indebtedness at its stated final maturity or (b) such default or defaults resulted in the acceleration of the maturity of such Indebtedness;

     (v) any Guarantee shall for any reason cease to be, or shall for any reason be asserted in writing by any Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by the Indenture and any such Guarantee;

     (vi) one or more final judgments, orders or decrees (not subject to appeal) of any court or regulatory or administrative agency for the payment of money in excess of $20 million, either individually or in the aggregate (exclusive of any portion of any such payment covered by insurance, if and to the extent the insurer has acknowledged in writing its liability therefor), shall be rendered against the Company, any Guarantor or any Subsidiary or any of their respective properties and shall not be discharged or fully binded and there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect;

     (vii) any holder or holders of at least $20 million in aggregate principal amount of Indebtedness of the Company, any Guarantor or any Restricted Subsidiary after a default under such Indebtedness shall notify the Trustee of the intended sale or disposition of any assets of the Company, any Guarantor or any Restricted Subsidiary that have been pledged to or for the benefit of such holder or holders to secure such Indebtedness or shall commence proceedings, or take any action (including by way of set-off), to retain in satisfaction of such Indebtedness or to collect on, seize, dispose of or apply in satisfaction of Indebtedness, assets of the Company, any Guarantor or any Restricted Subsidiary (including funds on deposit or held pursuant to lock-box and other similar arrangements);

     (viii) there shall have been the entry by a court of competent jurisdiction of (a) a decree or order for relief in respect of the Company or any Significant Restricted Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or (b) a decree or order adjudging the Company or any Significant Restricted Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Restricted Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any Significant Restricted Subsidiary or of any substantial part of their respective properties, or ordering the winding up or liquidation of their affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days; or

     (ix) (a) the Company or any Significant Restricted Subsidiary commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (b) the Company or any Significant Restricted Subsidiary consents to the entry of a decree or order for relief in respect of the Company or such Significant Restricted Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (c) the Company or any Significant Restricted Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, (d) the Company or any Significant Restricted Subsidiary (I) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or such Significant Restricted Subsidiary or of any substantial part of their respective properties, (II) makes an assignment for the benefit of creditors or (III) admits in writing its inability to pay its debts generally as they become due or (e) the Company or any Significant Restricted Subsidiary takes any corporate action in furtherance of any such actions in this paragraph (ix). (Section 501)

     If an Event of Default (other than as specified in clauses (viii) and (ix) of the prior paragraph) shall occur and be continuing with respect to the Indenture, the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may, and the Trustee at the request of such holders shall, declare all unpaid principal of, premium, if any, and accrued interest on all Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the holders of the Notes) and upon any such declaration, such principal, premium, if any, and interest shall become due and payable immediately. If an Event of Default specified in clause (viii) or (ix) of the prior paragraph occurs and is continuing, then all the Notes shall ipso facto become and be due and payable immediately in an amount equal to the principal amount of the Notes, together with accrued and unpaid interest, if any, to the date the Notes become due and payable, without any declaration or other act on the part of the Trustee or any holder. Thereupon, the Trustee may, at its discretion, proceed to protect and enforce the rights of the holders of Notes by appropriate judicial proceedings.


     After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of a majority in aggregate principal amount of Notes outstanding by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) all overdue interest on all Notes then outstanding, (iii) the principal of and premium, if any, on any Notes then outstanding which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Notes; (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (c) all Events of Default, other than the non-payment of principal of, premium, if any, and interest on the Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in the Indenture. No such rescission shall affect any subsequent default or impair any right consequent thereon. (Section 502)

     The holders of not less than a majority in aggregate principal amount of the Notes outstanding may on behalf of the holders of all outstanding Notes waive any past default under the Indenture and its consequences, except a default (i) in the payment of the principal of, premium, if any, or interest on any Note (which may only be waived with the consent of each holder of Notes affected) or (ii) in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each Note affected by such modification or amendment. (Section 513)

     No holder of any of the Notes has any right to institute any proceedings with respect to the Indenture or any remedy thereunder, unless the holders of at least 25% in aggregate principal amount of the outstanding Notes have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee under the Notes and the Indenture, the Trustee has failed to institute such proceeding within 15 days after receipt of such notice and the Trustee, within such 15-day period, has not received directions inconsistent with such written request by holders of a majority in aggregate principal amount of the outstanding Notes. Such limitations do not, however, apply to a suit instituted by a holder of a Note for the enforcement of the payment of the principal of, premium, if any, or interest on such Note on or after the respective due dates expressed in such Note.

     The Company is required to notify the Trustee within five business days of the occurrence of any Default. The Company is required to deliver to the Trustee, on or before a date not more than 60 days after the end of each fiscal quarter and not more than 120 days after the end of each fiscal year, a written statement as to compliance with the Indenture, including whether or not any Default has occurred. (Section 1020) The Trustee is under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the holders of the Notes unless such holders offer


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to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred thereby. (Section 603)

     The Trust Indenture Act contains limitations on the rights of the Trustee, should it become a creditor of the Company or any Guarantor, if any, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest it must eliminate such conflict upon the occurrence of an Event of Default or else resign.


Defeasance or Covenant Defeasance of Indenture

     The Company may, at its option and at any time, elect to have the obligations of the Company, any Guarantor and any other obligor upon the Notes discharged with respect to the outstanding Notes ("defeasance"). Such defeasance means that the Company, any such Guarantor and any other obligor under the Indenture shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, except for (i) the rights of holders of such outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (ii) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee and (iv) the defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and any Guarantor released with respect to certain covenants that are described in the Indenture ("covenant defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the Notes. In the event covenant defeasance occurs, certain events (not including non-payment, bankruptcy and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes. (Sections 401, 402 and 403)

     In order to exercise either defeasance or covenant defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes cash in United States dollars, U.S. Government Obligations (as defined in the Indenture), or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm, to pay and discharge the principal of, premium, if any, and interest on the outstanding Notes on the Stated Maturity (or on any date after August 1, 2003 (such date being referred to as the "Defeasance Redemption Date"), if at or prior to electing either defeasance or covenant defeasance, the Company has delivered to the Trustee an irrevocable notice to redeem all of the outstanding Notes on the Defeasance Redemption Date); (ii) in the case of defeasance, the Company shall have delivered to the Trustee an opinion of independent counsel in the United States stating that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of independent counsel in the United States shall confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred; (iii) in the case of covenant defeasance, the Company shall have delivered to the Trustee an opinion of independent counsel in the United States to the effect that the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as clauses (viii) or (ix) under the first paragraph under -- "Events of Default" are concerned, at any time during the period ending on the 91st day after the date of deposit (other than a Default which results from the borrowing of amounts to finance the defeasance and which borrowing does not result in a breach or violation of, or constitute a default, under any other material agreement or instrument to which the Company or any Restricted Subsidiary is a party or to which it is bound);
(v) such defeasance or covenant defeasance shall not cause the Trustee for the Notes to have a conflicting interest as defined in the Indenture and for purposes of the Trust Indenture Act with respect to any securities of the Company or any Guarantor; (vi) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under, the Indenture or any other material agreement or instrument to which the Company, any Guarantor or any Restricted Subsidiary is a party or by which it is bound;
(vii) such defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be registered under such Act or exempt from registration thereunder; (viii) the Company will have delivered to the Trustee an opinion of independent counsel in the United States to the effect that (assuming that no holder of any Notes would be considered an insider of the Company under


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

any applicable bankruptcy or insolvency law) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (ix) the Company shall have delivered to the Trustee an officers' certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the Notes or any Guarantee over the other creditors of the Company or any Guarantor with the intent of defeating, hindering, delaying or defrauding creditors of the Company, any Guarantor or others; (x) no event or condition shall exist that would prevent the Company from making payments of the principal of, premium, if any, and interest on the Notes on the date of such deposit or at any time ending on the 91st day after the date of such deposit; and (xi) the Company will have delivered to the Trustee an officers' certificate and an opinion of independent counsel, each stating that all conditions precedent provided for relating to either the defeasance or the covenant defeasance, as the case may be, have been complied with. (Section 404)


Satisfaction and Discharge

     The Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes as expressly provided for in the Indenture) as to all outstanding Notes under the Indenture when (a) either (i) all such Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid or Notes whose payment has been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust as provided for in the Indenture) have been delivered to the Trustee for cancellation or (ii) all Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable, (y) will become due and payable at their Stated Maturity within one year, or (z) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company; and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount in United States dollars sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, including principal of, premium, if any, and accrued interest at such Maturity, Stated Maturity or redemption date; (b) the Company or any Guarantor has paid or caused to be paid all other sums payable under the Indenture by the Company and any Guarantor; and (c) the Company has delivered to the Trustee an officers' certificate and an opinion of independent counsel in form and substance reasonably satisfactory to the Trustee each stating that (i) all conditions precedent under the Indenture relating to the satisfaction and discharge of such Indenture have been complied with and (ii) such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which the Company, any Guarantor or any Subsidiary is a party or by which the Company, any Guarantor or any Subsidiary is bound. (Section 1201)


Modifications and Amendments

     Modifications and amendments of the Indenture may be made by the Company, each Guarantor, if any, and the Trustee with the consent of the holders of at least a majority in aggregate principal amount of the Notes then outstanding; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding Note affected thereby: (i) change the Stated Maturity of the principal of, or any installment of interest on, or change to an earlier date any redemption date of, or waive a default in the payment of the principal of, premium, if any, or interest on, any such Note or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any such Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date); (ii) amend, change or modify the obligation of the Company to make and consummate an Offer with respect to any Asset Sale or Asset Sales in accordance with " -- Certain Covenants -- Limitation on Sale of Assets" or the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control in accordance with "Purchase of Notes Upon a Change of Control," including, in each case, amending, changing or modifying any definitions related thereto, but only to the extent such definitions relate thereto; (iii) reduce the percentage in principal amount of such outstanding Notes, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver or compliance with certain provisions of the Indenture; (iv) modify any of the provisions relating to supplemental indentures requiring the consent of holders or relating to the waiver of past defaults or relating to the waiver of certain covenants, except to increase the percentage of such outstanding Notes required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each such Note affected thereby; (v) except as otherwise permitted under " -- Consolidation, Merger, Sale of Assets," consent to the assignment or transfer by the Company or any Guarantor of any of


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its rights and obligations under the Indenture; or (vi) amend or modify any of the provisions of the Indenture relating to the subordination of the Notes or any Guarantee in any manner adverse to the holders of the Notes or any Guarantee. (Section 902)

     Notwithstanding the foregoing, without the consent of any holders of the Notes, the Company, any Guarantor, any other obligor under the Notes and the Trustee may modify or amend the Indenture: (a) to evidence the succession of another Person to the Company or a Guarantor or any other obligor upon the securities, and the assumption by any such successor of the covenants of the Company or such Guarantor or obligor in the Indenture and in the Notes and in any Guarantee in accordance with " -- Consolidation, Merger, Sale of Assets;"
(b) to add to the covenants of the Company, any Guarantor or any other obligor upon the Notes for the benefit of the holders of the Notes or to surrender any right or power conferred upon the Company or any Guarantor or any other obligor upon the Notes, as applicable, in the Indenture, in the Notes or in any Guarantee; (c) to cure any ambiguity, or to correct or supplement any provision in the Indenture or in any supplemental indenture, the Notes or any Guarantee which may be defective or inconsistent with any other provision in the Indenture, the Notes or any Guarantee or make any other provisions with respect to matters or questions arising under the Indenture, the Notes or any Guarantee; provided that, in each case, such provisions shall not adversely affect the interest of the holders of the Notes; (d) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act; (e) to add a Guarantor under the Indenture; (f) to evidence and provide the acceptance of the appointment of a successor Trustee under the Indenture; or (g) to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the holders of the Notes as additional security for the payment and performance of the Company's and any Guarantor's obligations under the Indenture, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee pursuant to the Indenture or otherwise. (Section 901)

     The holders of a majority in aggregate principal amount of the Notes outstanding may waive compliance with certain restrictive covenants and provisions of the Indenture. (Section 1021)


Governing Law

     The Indenture, the Notes and any Guarantee will be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflicts of law principles thereof.


Concerning the Trustee

     The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee with such conflict or resign as Trustee. (Sections 608 and 611)

     The holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default occurs (which has not been cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of Notes unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense. (Section 602)


Certain Definitions

     "Acquired Indebtedness" means Indebtedness of a Person (i) existing at the time such Person becomes a Restricted Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary or such acquisition, as the case may be. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Restricted Subsidiary, as the case may be.

     "Affiliate" means, with respect to any specified Person: (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; (ii) any other Person that owns, directly or indirectly, 5% or more of such specified Person's Capital Stock or any officer or director of any such specified Person or other Person or, with respect to any natural Person, any person having a relationship with such Person by blood, marriage or adoption


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not more remote than first cousin; or (iii) any other Person 5% or more of the
Voting Stock of which is beneficially owned or held directly or indirectly by such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger, consolidation or sale and leaseback transaction) (collectively, a "transfer"), directly or indirectly, in one or a series of related transactions, of: (i) any Capital Stock of any Restricted Subsidiary (other than directors qualifying shares and transfers of Capital Stock required by a Manufacturer to the extent the Company does not receive cash or Cash Equivalents for such Capital Stock);
(ii) all or substantially all of the properties and assets of any division or line of business of the Company or any Restricted Subsidiary; or (iii) any other properties or assets of the Company or any Restricted Subsidiary other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include any transfer of properties and assets
(A) that is governed by the provisions described under "Consolidation, Merger, Sale of Assets," (B) that is by the Company to any Wholly Owned Restricted Subsidiary, or by any Restricted Subsidiary to the Company or any Wholly Owned Restricted Subsidiary in accordance with the terms of the Indenture, (C) that is of obsolete equipment, (D) that consists of defaulted receivables for collection or any sale, transfer or other disposition of defaulted receivables for collection, or (E) the Fair Market Value of which in the aggregate does not exceed $2.5 million in any transaction or series of related transactions.

     "Average Life to Stated Maturity" means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (b) the amount of each such principal payment by
(ii) the sum of all such principal payments.

     "Bankruptcy Law" means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law or foreign law relating to bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

     "Capital Lease Obligation" of any Person means any obligation of such Person and its Restricted Subsidiaries on a Consolidated basis under any capital lease of (or other agreement conveying the right to use) real or personal property which, in accordance with GAAP, is required to be recorded as a capitalized lease obligation.

     "Capital Stock" of any Person means any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person's capital stock or other equity interests whether now outstanding or issued after the Issue Date, partnership interests (whether general or limited), any other interest or participation that confers on a Person that right to receive a share of the profits and losses of, or distributions of assets of (other than a distribution in respect of Indebtedness), the issuing Person and any rights (other than debt securities convertible into Capital Stock), warrants or options exchangeable for or convertible into such Capital Stock.

     "Cash Equivalents" means (i) marketable direct obligations, maturing not more than one year after the date of acquisition, issued by the United States of America, or an instrumentality or agency thereof, and guaranteed fully as to principal, premium, if any, and interest by the United States of America, (ii) any certificate of deposit, maturing not more than one year after the date of acquisition, issued by a commercial banking institution that is a member of the Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $500 million, whose debt has a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's Investors Service, Inc. ("Moody's") or any successor rating agency or "A-1" (or higher) according to Standard & Poor's Rating Group, a division of McGraw Hill, Inc. ("S&P") or any successor rating agency, (iii) commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P and (iv) any money market deposit accounts issued or offered by a domestic commercial bank having capital and surplus in excess of $500 million; provided that the short term debt of such commercial bank has a rating, at the time of Investment, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P.

     "Change of Control" means the occurrence of any of the following events:
(i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after


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the passage of time), directly or indirectly, of more than 35% of the total outstanding Voting Stock of the Company; (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Company (together with any new directors whose election to such board or whose nomination for election by the stockholders of the Company was approved by a vote of 66 2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of such board of directors then in office;
(iii) the Company consolidates with or merges with or into any Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with or merges into or with the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where (A) the outstanding Voting Stock of the Company is changed into or exchanged for (x) Voting Stock of the surviving corporation which is not Redeemable Capital Stock or (y) cash, securities and other property (other than Capital Stock of the surviving corporation) in an amount which could be paid by the Company as a Restricted Payment as described under " -- Certain Covenants -- Limitation on Restricted Payments" (and such amount shall be treated as a Restricted Payment subject to the provisions in the Indenture described under "-- Certain Covenants -- Limitation on Restricted Payments") and (B) immediately after such transaction, no "person" or "group," other than Permitted Holders, is the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, more than 35% of the total outstanding Voting Stock of the surviving corporation; or (iv) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under " -- Consolidation, Merger, Sale of Assets." For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring voting stock of the Company will be deemed to be a transfer of such portion of such voting stock as corresponds to the portion of the equity of such entity that has been so transferred.

     "Class A Common Stock" means the Company's Class A Common Stock, par value $.01 per share, or any successor common stock thereto.

     "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of the Indenture such Commission is not existing and performing the duties now assigned to it under the Securities Act, Exchange Act and Trust Indenture Act then the body performing such duties at such time.

     "Commodity Price Protection Agreement" means any forward contract, commodity swap, commodity option or other similar financial agreement or arrangement relating to, or the value which is dependent upon, fluctuations in commodity prices.

     "Company" means Sonic Automotive, Inc., a corporation incorporated under the laws of Delaware, until a successor Person shall have become such pursuant to the applicable provisions of the Indenture, and thereafter "Company" shall mean such successor Person.

     "Consolidated Fixed Charge Coverage Ratio" of any Person means, for any period, the ratio of (a) the sum of Consolidated Net Income (Loss), and in each case to the extent deducted in computing Consolidated Net Income (Loss) for such period, Consolidated Interest Expense, Consolidated Income Tax Expense and Consolidated Non-cash Charges for such period, of such Person and its Restricted Subsidiaries on a Consolidated basis, all determined in accordance with GAAP, less all noncash items increasing Consolidated Net Income for such period and less all cash payments during such period relating to noncash charges that were added back to Consolidated Net Income in determining the Consolidated Fixed Charge Coverage Ratio in any prior period to (b) the sum of Consolidated Interest Expense for such period and cash and noncash dividends paid on any Preferred Stock of such Person during such period, in each case after giving pro forma effect to (i) the incurrence of the Indebtedness giving rise to the need to make such calculation and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, on the first day of such period; (ii) the incurrence, repayment or retirement of any other Indebtedness by the Company and its Restricted Subsidiaries since the first day of such period as if such Indebtedness was incurred, repaid or retired at the beginning of such period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such period); (iii) in the case of Acquired Indebtedness or any acquisition occurring at the time of the incurrence of such Indebtedness, the related acquisition, assuming such acquisition had been consummated on the first day of such period; and (iv) any acquisition or disposition by the Company and its Restricted Subsidiaries of any company or any business or any assets out of the ordinary course of business, whether by merger, stock purchase or sale or asset purchase or sale, or any related repayment


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of Indebtedness, in each case since the first day of such period, assuming such acquisition or disposition had been consummated on the first day of such period; provided that (i) in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of such Person, a fixed or floating rate of interest, shall be computed by applying at the option of such Person either the fixed or floating rate and (ii) in making such computation, the Consolidated Interest Expense of such Person attributable to interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period.

     "Consolidated Income Tax Expense" of any Person means, for any period, the provision for federal, state, local and foreign income taxes of such Person and its Consolidated Restricted Subsidiaries for such period as determined in accordance with GAAP.

     "Consolidated Interest Expense" of any Person means, without duplication, for any period, the sum of (a) the interest expense of such Person and its Restricted Subsidiaries for such period, on a Consolidated basis (other than interest expense under any Inventory Facility), including, without limitation,
(i) amortization of debt discount, (ii) the net costs associated with Interest Rate Agreements, Currency Hedging Agreements and Commodity Price Protection Agreements (including amortization of discounts), (iii) the interest portion of any deferred payment obligation, (iv) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers acceptance financing and (v) accrued interest, plus (b) (i) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period and (ii) all capitalized interest of such Person and its Restricted Subsidiaries plus (c) the interest expense under any Guaranteed Debt of such Person and any Restricted Subsidiary to the extent not included under clause (a)(iv) above, whether or not paid by such Person or its Restricted Subsidiaries.

     "Consolidated Net Income (Loss)" of any Person means, for any period, the Consolidated net income (or loss) of such Person and its Restricted Subsidiaries for such period on a Consolidated basis as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income (or loss), by excluding, without duplication, (i) all extraordinary gains or losses net of taxes (less all fees and expenses relating thereto),
(ii) the portion of net income (or loss) of such Person and its Restricted Subsidiaries on a Consolidated basis allocable to minority interests in unconsolidated Persons or Unrestricted Subsidiaries to the extent that cash dividends or distributions have not actually been received by such Person or one of its Consolidated Restricted Subsidiaries, (iii) net income (or loss) of any Person combined with such Person or any of its Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, (iv) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan, (v) gains or losses, net of taxes (less all fees and expenses relating thereto), in respect of dispositions of assets other than in the ordinary course of business, (vi) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (vii) any restoration to net income of any contingency reserve, except to the extent provision for such reserve was made out of income accrued at any time following the Issue Date, or (viii) any net gain arising from the acquisition of any securities or extinguishment, under GAAP, of any Indebtedness of such Person.

     "Consolidated Non-cash Charges" of any Person means, for any period, the aggregate depreciation, amortization and other non-cash charges of such Person and its subsidiaries on a Consolidated basis for such period, as determined in accordance with GAAP (excluding any non-cash charge which requires an accrual or reserve for cash charges for any future period).

     "Consolidated Tangible Assets" of any Person means (a) all amounts that would be shown as assets on a consolidated balance sheet of such Person and its Restricted Subsidiaries prepared in accordance with GAAP, less (b) the amount thereof constituting goodwill and other intangible assets as calculated in accordance with GAAP.

     "Consolidation" means, with respect to any Person, the consolidation of the accounts of such Person and each of its subsidiaries if and to the extent the accounts of such Person and each of its subsidiaries would normally be consolidated with those of such Person, all in accordance with GAAP. The term "Consolidated" shall have a similar meaning.

     "Currency Hedging Agreements" means one or more of the following agreements which shall be entered into by one or more financial institutions: foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

     "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

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     "Disinterested Director" means, with respect to any transaction or series of related transactions, a member of the board of directors of the Company who does not have any material direct or indirect financial interest in or with respect to such transaction or series of transactions.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

     "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length free market transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy. Fair Market Value shall be determined by the board of directors of the Company acting in good faith and shall be evidenced by a resolution of the board of directors.

     "Floor Plan Facility" means an agreement from Ford Motor Credit Company or any other bank or asset-based lender pursuant to which the Company or any Restricted Subsidiary incurs Indebtedness all of the net proceeds of which are used to purchase, finance or refinance vehicles and/or vehicle parts and supplies to be sold in the ordinary course of business of the Company and its Restricted Subsidiaries and which may not be secured except by a Lien that does not extend to or cover any property other than the property of the dealership(s) which use the proceeds of the Floor Plan Facility.

     "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States, consistently applied, which are in effect on the Issue Date.

     "Guarantee" means the guarantee by any Guarantor of the Company's Indenture Obligations.

     "Guaranteed Debt" of any Person means, without duplication, all Indebtedness of any other Person referred to in the definition of Indebtedness below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement
(i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered), (iv) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or to cause such debtor to achieve certain levels of financial performance or (v) otherwise to assure a creditor against loss; provided that the term "guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

     "Guarantor" means any Subsidiary which is a guarantor of the Notes, including any Person that is required after the Issue Date to execute a guarantee of the Notes pursuant to " -- Certain Covenants -- Limitation on Liens" or " -- Limitation on Issuance of Guarantees of and Pledges for Indebtedness" covenant until a successor replaces such party pursuant to the applicable provisions of the Indenture and, thereafter, shall mean such successor.

     "Indebtedness" means, with respect to any Person, without duplication, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities, (ii) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments,
(iii) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business, (iv) all obligations of such Person under Interest Rate Agreements, Currency Hedging Agreements or Commodity Price Protection Agreements of such Person, (v) all Capital Lease Obligations of such Person, (vi) all Indebtedness referred to in clauses (i) through (v) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (vii) all Guaranteed Debt of such Person, (viii) all Redeemable Capital Stock issued by such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends, (ix) Preferred Stock of any Restricted Subsidiary of the Company which is not a Guarantor and (x) any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any liability of the types referred to in clauses (i) through
(ix) above. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the


                                      107
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terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital Stock, such Fair Market Value to be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock.

     "Indenture Obligations" means the obligations of the Company and any other obligor under the Indenture or under the Notes, including any Guarantor, to pay principal of, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with the Indenture, the Notes and the performance of all other obligations to the Trustee and the holders under the Indenture and the Notes, according to the respective terms thereof.

     "Interest Rate Agreements" means one or more of the following agreements which shall be entered into by one or more financial institutions: interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements from time to time.

     "Inventory Facility" means any Floor Plan Facility or any other agreement (including pursuant to a commercial paper program) pursuant to which the Company or any Restricted Subsidiary incurs Indebtedness, the net proceeds of which are used to purchase, finance or refinance vehicles and/or vehicle parts and supplies to be sold in the ordinary course of business of the Company and its Restricted Subsidiaries and which may not be secured except by a Lien that does not extend to or cover any property other than the property of the dealership(s) which use the proceeds of the Inventory Facility.

     "Investment" means, with respect to any Person, directly or indirectly, any advance, loan (including guarantees), or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase, acquisition or ownership by such Person of any Capital Stock, bonds, notes, debentures or other securities issued or owned by any other Person and all other items that would be classified as investments on a balance sheet prepared in accordance with GAAP.

     "Issue Date" means the original issue date of the Notes under the Indenture.

     "Lien" means any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), privilege, security interest, assignment, deposit, arrangement, easement, hypothecation, claim, preference, priority or other encumbrance upon or with respect to any property of any kind (including any conditional sale, capital lease or other title retention agreement, any leases in the nature thereof, and any agreement to give any security interest), real or personal, movable or immovable, now owned or hereafter acquired. A Person will be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capitalized Lease Obligation or other title retention agreement.

     "Manufacturer" means a vehicle manufacturer which is a party to a dealership franchise agreement with the Company or any Restricted Subsidiary.

     "Maturity" means, when used with respect to the Notes, the date on which the principal of the Notes becomes due and payable as therein provided or as provided in the Indenture, whether at Stated Maturity, the Offer Date or the redemption date and whether by declaration of acceleration, Offer in respect of Excess Proceeds, Change of Control Offer in respect of a Change of Control, call for redemption or otherwise.

     "Net Cash Proceeds" means (a) with respect to any Asset Sale by any Person, the proceeds thereof (without duplication in respect of all Asset Sales) in the form of cash or Temporary Cash Investments including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Temporary Cash Investments (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) net of (i) brokerage commissions and other reasonable fees and expenses (including fees and expenses of counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) payments made to retire Indebtedness where payment of such Indebtedness is secured by the assets or properties the subject of such Asset Sale, (iv) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary) owning a beneficial interest in the assets subject to the Asset Sale and (v) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an officers' certificate delivered to the Trustee and (b) with respect to any issuance or sale of Capital Stock or options, warrants or rights to purchase Capital Stock, or debt securities or Capital Stock that have been converted into or exchanged for Capital Stock as referred to under " -- Certain Covenants -- Limitation on Restricted Payments," the proceeds of such issuance or sale in the form of


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cash or Temporary Cash Investments including payments in respect of deferred payment obligations when received in the form of, or stock or other assets when disposed of for, cash or Temporary Cash Investments (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary), net of attorney's fees, accountant's fees and brokerage, consultation, underwriting and other fees and expenses actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

     "Pari Passu Indebtedness" means (a) any Indebtedness of the Company that is pari passu in right of payment to the Notes and (b) with respect to any Guarantee, Indebtedness which ranks pari passu in right of payment to such Guarantee.

     "Permitted Holders" means (i) Mr. Bruton Smith or Mr. William S. Egan and their respective guardians, conservators, committees, or attorneys-in-fact;
(ii) lineal descendants of Mr. Smith or Mr. Egan (in either case, a "Descendant") and their respective guardians, conservators, committees or attorneys-in-fact; and (ii) each "Family Controlled Entity" (as defined herein). The term "Family Controlled Entity" means (a) any not-for-profit corporation if at least 80% of its board of directors is composed of Mr. Smith, Mr. Egan and/or Descendants; (b) any other corporation if at least 80% of the value of its outstanding equity is owned by a Permitted Holder; (c) any partnership if at least 80% of the value of the partnership interests are owned by a Permitted Holder; and (d) any limited liability or similar company if at least 80% of the value of the company is owned by a Permitted Holder; and (e) any trusts created for the benefit of any of the persons listed in (i) or (ii) of the prior sentence.

     "Permitted Investment" means (i) Investments in any Wholly Owned Restricted Subsidiary or any Person which, as a result of such Investment, (a) becomes a Wholly Owned Restricted Subsidiary or (b) is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or any Wholly Owned Restricted Subsidiary; (ii) Indebtedness of the Company or a Restricted Subsidiary described under clauses,
(v), (vi) and (vii) of the definition of "Permitted Indebtedness;" (iii) Investments in any of the Notes; (iv) Temporary Cash Investments; (v) Investments acquired by the Company or any Restricted Subsidiary in connection with an Asset Sale permitted under "-- Certain Covenants -- Limitation on Sale of Assets" to the extent such Investments are non-cash proceeds as permitted under such covenant; (vi) any Investment to the extent the consideration therefor consists of Qualified Capital Stock of the Company or any Restricted Subsidiary; (vii) Investments representing Capital Stock or obligations issued to the Company or any Restricted Subsidiary in the course of the good faith settlement of claims against any other person by reason of a composition or readjustment of debt or a reorganization of any debtor or any Restricted Subsidiary; (viii) prepaid expenses advanced to employees in the ordinary course of business or other loans or advances to employees in the ordinary course of business not to exceed $1 million in the aggregate at any one time outstanding; (ix) Investments in existence on the Issue Date; and (x) in addition to the Investments described in clauses (i) through (x) above, Investments in an amount not to exceed $10 million in the aggregate at any one time outstanding. In connection with any assets or property contributed or transferred to any Person as an Investment, such property and assets shall be equal to the Fair Market Value (as determined by the Company's board of directors) at the time of Investment

     "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Preferred Stock" means, with respect to any Person, any Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class in such Person.

     "Public Equity Offering" means an underwritten public offering of common stock (other than Redeemable Capital Stock) of the Company with gross proceeds to the Company of at least $50 million pursuant to a registration statement that has been declared effective by the Commission pursuant to the Securities Act (other than a registration statement on Form S-4, Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company).

     "Purchase Money Obligation" means any Indebtedness secured by a Lien on assets related to the business of the Company and any additions and accessions thereto, which are purchased by the Company at any time after the Notes are issued; provided that (i) the security agreement or conditional sales or other title retention contract pursuant to which the Lien on such assets is created (collectively a "Purchase Money Security Agreement") shall be entered into within 90 days after the purchase or substantial completion of the construction of such assets and shall at all times be confined solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom, (ii) at no time shall the aggregate principal amount of the outstanding Indebtedness secured thereby be increased, except in connection with the purchase of additions and accessions thereto and except in respect of fees and other obligations in respect of such Indebtedness and (iii) (A) the aggregate outstanding principal amount of Indebtedness secured thereby (determined on a per asset basis in the case of any additions and accessions) shall not at the time such Purchase Money Security Agreement is entered into exceed 100% of the purchase price to the Company of the assets subject thereto or (B) the Indebtedness secured thereby shall be with recourse solely to the assets so purchased or acquired, any additions and accessions thereto and any proceeds therefrom.

     "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

     "Redeemable Capital Stock" means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to the final Stated Maturity of the principal of the Notes or is redeemable at the option of the holder thereof at any time prior to such final Stated Maturity (other than upon a change of control of the Company in circumstances where the holders of the Notes would have similar rights), or is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity at the option of the holder thereof.

     "Replacement Assets" means properties and assets (other than cash or any Capital Stock or other security) that will be used in a business of the Company or its Restricted Subsidiaries existing on the Issue Date or in business reasonably related thereto.

     "Restricted Subsidiary" means any Subsidiary of the Company that has not been designated by the board of directors of the Company by a board resolution delivered to the Trustee as an Unrestricted Subsidiary pursuant to and in compliance with the covenant described under " -- Certain Covenants -- Limitation on Unrestricted Subsidiaries."

     "Revolving Facility" means the Credit Agreement among the Company, the Guarantors and Ford Motor Credit Company dated as of December 15, 1997, as such agreement, in whole or in part, may be amended, renewed, extended, substituted, refinanced, restructured, replaced, supplemented or otherwise modified from time to time (including, without limitation, any successive renewals, extensions, substitutions, refinancings, restructurings, replacements, supplementations or other modifications of the foregoing).

     "Securities Act" means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

     "Significant Restricted Subsidiary" means, at any particular time, any Restricted Subsidiary that, together with the Restricted Subsidiaries of such Restricted Subsidiary (i) accounted for more than 5% of the Consolidated revenues of the Company and its Restricted Subsidiaries for their most recently completed fiscal year or (ii) is or are the owner(s) of more than 5% of the Consolidated assets of the Company and its Restricted Subsidiaries as at the end of such fiscal year, all as calculated in accordance with GAAP and as shown on the Consolidated Financial Statements of the Company and its Restricted Subsidiaries for such fiscal year.

     "Smith Subordinated Loan" means the subordinated loan from O. Bruton Smith to the Company in the principal amount of $5.5 million in existence on the Issue Date.

     "Stated Maturity" means, when used with respect to any Indebtedness or any installment of interest thereon, the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest, as the case may be, is due and payable.

     "Subordinated Indebtedness" means Indebtedness of the Company or a Guarantor subordinated in right of payment to the Notes or the Guarantee of such Guarantor, as the case may be.

     "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding voting power of the Voting Stock of which is owned or controlled, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries thereof, or
(ii) any limited partnership of which such Person or any Subsidiary of such Person is a general partner, or (iii) any other Person in which such Person, or one or more other Subsidiaries of such Person, or such Person and one or more other Subsidiaries, directly or indirectly, has more than 50% of the outstanding partnership or similar interests or has the power, by contract or otherwise, to direct or cause the direction of the policies, management and affairs thereof.

     "Temporary Cash Investments" means (i) any evidence of Indebtedness, maturing not more than one year after the date of acquisition, issued by the United States of America, or an instrumentality or agency thereof, and guaranteed fully as to principal, premium, if any, and interest by the United States of America, (ii) any certificate of deposit, maturing not more than one year after the date of acquisition, issued by, or time deposit of, a commercial banking institution that is a member of the Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $500 million, whose debt has a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's

Investors Service, Inc. ("Moody's") or any successor rating agency or "A-1" (or higher) according to Standard & Poor's Rating Group, a division of McGraw Hill, Inc. ("S&P") or any successor rating agency, (iii) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P and (iv) any money market deposit accounts issued or offered by a domestic commercial bank having capital and surplus in excess of $500 million; provided that the short term debt of such commercial bank has a rating, at the time of Investment, of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P.

     "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, or any successor statute.

     "Unrestricted Subsidiary" means any Subsidiary of the Company (other than a Guarantor) designated as such pursuant to and in compliance with the covenant described under "Certain Covenants -- Limitation on Unrestricted Subsidiaries."


     "Unrestricted Subsidiary Indebtedness" of any Unrestricted Subsidiary means Indebtedness of such Unrestricted Subsidiary (i) as to which neither the Company nor any Restricted Subsidiary is directly or indirectly liable (by virtue of the Company or any such Restricted Subsidiary being the primary obligor on, guarantor of, or otherwise liable in any respect to, such Indebtedness), except Guaranteed Debt of the Company or any Restricted Subsidiary to any Affiliate, in which case (unless the incurrence of such Guaranteed Debt resulted in a Restricted Payment at the time of incurrence) the Company shall be deemed to have made a Restricted Payment equal to the principal amount of any such Indebtedness to the extent guaranteed at the time such Affiliate is designated an Unrestricted Subsidiary and (ii) which, upon the occurrence of a default with respect thereto, does not result in, or permit any holder of any Indebtedness of the Company or any Subsidiary to declare, a default on such Indebtedness of the Company or any Subsidiary or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; provided that notwithstanding the foregoing any Unrestricted Subsidiary may guarantee the Notes.

     "Voting Stock" of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

     "Wholly Owned Restricted Subsidiary" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares and shares of Capital Stock of a Restricted Subsidiary which a Manufacturer requires to be held by another Person and which Capital Stock (together with any related contractual arrangements) has no significant economic value with respect to distributions of profits and losses in ordinary circumstances) is owned by the Company or another Wholly Owned Restricted Subsidiary.


Book-Entry Delivery and Form

     Notes will be issued only in fully registered form, without interest coupons, in denominations of $1,000 and integral multiples thereof. Notes will not be issued in bearer form.


     New Notes

     The New Notes will be represented by the New Global Note. The New Global Note will be deposited upon issuance with the Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

     Except as set forth below, the New Global Note may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. In addition, transfer of beneficial interests in the New Global Note will be subject to the applicable rules and procedures of DTC and its direct or indirect participants which may change from time to time. Beneficial interests in the New Global Note may not be exchanged for New Notes in certificated form except in the limited circumstances described below. See " -- Exchanges of Book-Entry Notes for Certificated Notes."

     Initially, the Trustee will act as Paying Agent and Registrar. The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.


     Exchange of Book-Entry Notes for Certificated Notes

     A beneficial interest in a Global Note may not be exchanged for a Note in certificated form unless (i) DTC (x) notifies the Company that it is unwilling or unable to continue as Depositary for the Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act, and in either case the Company thereupon fails to appoint a successor Depositary,

(ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Notes in certificated form or (iii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default with respect to the Notes. In all cases, certificated Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Any certificated Note issued in exchange for an interest in a Global Note will bear the legend restricting transfers that is borne by such Global Note. Any such exchange will be effected through the DTC Deposit/Withdrawal at Custodian ("DWAC") system and an appropriate adjustment will be made in the records of the Registrar to reflect a decrease in the principal amount of the relevant Global Note.


     Certain Book-Entry Procedures for Global Notes

     The descriptions of the operations and procedures of DTC, that follow are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. The Company takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

     DTC has advised the Company as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants ("participants") and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

     DTC has advised the Company that its current practice, upon the issuance of the Global Notes, is to credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such Global Notes to the accounts with DTC of the participants through which such interests are to be held. Ownership of beneficial interest in the Global Notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominees (with respect to interest of participants) and the records of participants and indirect participants (with respect to interests of persons other than participants).

     As long as DTC, or its nominee, is the registered Holder of a Global Note, DTC or such nominee, as the case may be, will be considered the sole owner and Holder of the Notes represented by such Global Note for all purposes under the Indenture and the Notes. Except in the limited circumstances described above under " -- Exchanges of Book-Entry Notes for Certificated Notes," owners of beneficial interests in a Global Note will not be entitled to have any portions of such Global Note registered in their names, and will not receive or be entitled to receive physical delivery of Notes in definitive form and will not be considered the owners or Holders of the Global Note (or any Notes represented thereby) under the Indenture or the Notes.

     Investors may hold their interests in a Global Note directly through DTC, if they are participants in such system, or indirectly through organizations which are participants in such system. All interests in a Global Note will be subject to the procedures and requirements of DTC.

     The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such persons may be limited to that extent. Because DTC can act only on behalf of its participants, which in turn act on behalf of indirect participants and certain banks, the ability of a person having beneficial interests in a Global Note to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

     Payments of the principal, of, premium, if any, and interest on Global Notes will be made to DTC or its nominee as the registered owner thereof. Neither the Company, the Trustee nor any of their respective agents will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company expects that DTC or its nominee, upon receipt of any payment of principal of, premium, if any, or interest in respect of a Global Note representing any Notes held by it or its nominee, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Note for such Notes as shown on the records of DTC or its nominee. The Company also expects that payments by participants to owners of beneficial interests in such Global Note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name." Such payments will be the responsibility of such participants. None of the Company or the Trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the Notes for all purposes.

     Interests in the Global Notes will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its participants. Transfers between participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds.

     DTC has advised the Company that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more participants to whose accounts with DTC interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the Notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for legended Notes in certificated form, and to distribute such Notes to its participants.

     Although DTC, has agreed to the foregoing procedures in order to facilitate transfer of beneficial ownership interests in the Global Notes among participants of DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of the Company, the Trustee nor any of their respective agents will have any responsibility for the performance by DTC, or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to or payments made on account of, beneficial ownership interests in Global Notes.


                             PLAN OF DISTRIBUTION

     Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that for a period of 180 days after the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resales. In addition, the Company agreed that it would not for a period of 120 days from July 28, 1998, the date of the Offering Memorandum distributed in connection with the sale of the Old Notes, directly or indirectly offer, sell, grant any options to purchase or otherwise dispose of any debt securities other than in connection with this Exchange Offer.

     The Company will not receive any proceeds from any sale of New Notes by broker-dealers. New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of New Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                 LEGAL MATTERS

     Certain legal matters with respect to the legality of the New Notes being offered hereby will be passed upon for the Company by Parker, Poe, Adams & Bernstein L.L.P., Charlotte, North Carolina.


                                    EXPERTS

     The consolidated financial statements of Sonic Automotive, Inc. and Subsidiaries, the combined financial statements of Clearwater Dealerships and Affiliated Companies, the combined financial statements of Hatfield Automotive Group, the financial statements of Economy Honda Cars, the financial statements of Casa Ford of Houston, Inc., the combined financial statements of the Higginbotham Automotive Group, the financial statements of Dyer & Dyer, Inc., the combined financial statements of Bowers Dealerships and Affiliated Companies, the combined financial statements of Lake Norman Dodge, Inc. and Affiliated Companies, and the financial statements of Ken Marks Ford, Inc. included in this Prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports appearing herein, and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.


                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed by the Company may be inspected and copied (at prescribed rates) at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the Commissions regional offices located at Seven World Trade Center, 13th Floor, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The Commission also maintains a World Wide Web site containing such reports, proxy statements and other information, at http://www.sec.gov. Quotations relating to the Company's Common Stock appear on the New York Stock Exchange and such reports, proxy statements and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     The Company has agreed that, if at any time while the Notes are restricted securities within the meaning of the Securities Act or the Company is not subject to the informational requirements of the Exchange Act, the Company will furnish to holders of the Notes and to prospective purchasers designated by such holders the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to permit compliance with Rule 144A in connection with resales of the Notes.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                            Page
                                                                                           -----
SONIC AUTOMOTIVE, INC. AND SUBSIDIARIES
  INDEPENDENT AUDITORS' REPORT ...........................................................  F-4
  CONSOLIDATED FINANCIAL STATEMENTS:
   Consolidated Balance Sheets at December 31, 1996 and 1997 and unaudited at June 30,      F-5
  1998
   Consolidated Statements of Income for the years ended December 31, 1995, 1996 and 1997 and unaudited
    for the six months ended June 30, 1997 and 1998 ......................................  F-6
   Consolidated Statements of Stockholders' Equity for the years ended December 31, 1995,
1996 and 1997
    and unaudited for the six months ended June 30, 1998 .................................  F-7
   Consolidated Statements of Cash Flows for the years ended December 31, 1995, 1996 and
1997 and
    unaudited for the six months ended June 30, 1997 and 1998 ............................  F-8
   Notes to Consolidated Financial Statements ............................................  F-9
CLEARWATER DEALERSHIPS AND AFFILIATED COMPANIES
  INDEPENDENT AUDITORS' REPORT ...........................................................  F-26
  COMBINED FINANCIAL STATEMENTS:
   Combined Balance Sheet at December 31, 1997 ...........................................  F-27
   Combined Statement of Income and Retained Earnings for the year ended December 31,       F-28
  1997
   Combined Statement of Cash Flows for the year ended December 31, 1997 .................  F-29
   Notes to Combined Financial Statements ................................................  F-30
HATFIELD AUTOMOTIVE GROUP
  INDEPENDENT AUDITORS' REPORT ...........................................................  F-34
  COMBINED FINANCIAL STATEMENTS:
   Combined Balance Sheets at December 31, 1996 and 1997 and unaudited at June 30, 1998 ..  F-35
   Combined Statements of Income for the years ended December 31, 1995, 1996 and 1997 and unaudited for
    the six months ended June 30, 1997 and 1998 ..........................................  F-36
   Combined Statements of Stockholders' Equity for the years ended December 31, 1995,
1996 and 1997 and
    unaudited for the six months ended June 30, 1998 .....................................  F-37
   Combined Statements of Cash Flows for the years ended December 31, 1995, 1996 and 1997 and unaudited
    for the six months ended June 30, 1997 and 1998. .....................................  F-38
   Notes to Combined Financial Statements ................................................  F-39
ECONOMY HONDA CARS
  INDEPENDENT AUDITORS' REPORT ...........................................................  F-44
  FINANCIAL STATEMENTS:
   Balance Sheets at December 31, 1997 and unaudited at June 30, 1998 ....................  F-45
   Statements of Income for the year ended December 31, 1997 and unaudited for the six months ended
    June 30, 1997 and 1998 ...............................................................  F-46
   Statements of Stockholders' Equity for the year ended December 31, 1997 and unaudited for the six months
    ended June 30, 1998 ..................................................................  F-47
   Statements of Cash Flows for the year ended December 31, 1997 and unaudited for the six months ended
    June 30, 1997 and 1998 ...............................................................  F-48
   Notes to Financial Statements .........................................................  F-49
CASA FORD OF HOUSTON, INC.
  INDEPENDENT AUDITORS' REPORT ...........................................................  F-53
  FINANCIAL STATEMENTS:
   Balance Sheets at December 31, 1997 and unaudited at March 31, 1998 ...................  F-54
   Statements of Income for the year ended December 31, 1997 and unaudited for the three months ended
    March 31, 1997 and 1998 ..............................................................  F-55
   Statements of Stockholder's Equity for the year ended December 31, 1997 and unaudited for the three
    months ended March 31, 1998 ..........................................................  F-56
   Statements of Cash Flows for the year ended December 31, 1997 and unaudited for the three months ended
    March 31, 1997 and 1998 ..............................................................  F-57
   Notes to Financial Statements .........................................................  F-58

                                                                                            Page
                                                                                           ------
HIGGINBOTHAM AUTOMOTIVE GROUP
  INDEPENDENT AUDITORS' REPORT ...........................................................  F-63
  COMBINED FINANCIAL STATEMENTS:
   Combined Balance Sheets at December 31, 1997 and unaudited at June 30, 1998 ...........  F-64
   Combined Statements of Income for the year ended December 31, 1997 and unaudited for the six months
    ended June 30, 1997 and 1998 .........................................................  F-65
   Combined Statements of Stockholders' Equity for the year ended December 31, 1997 and unaudited for the
    six months ended June 30, 1998 .......................................................  F-66
   Combined Statements of Cash Flows for the year ended December 31, 1997 and unaudited for the six
    months ended June 30, 1997 and 1998 ..................................................  F-67
   Notes to Combined Financial Statements ................................................  F-68
DYER & DYER, INC.
  INDEPENDENT AUDITORS' REPORT ...........................................................  F-74
  FINANCIAL STATEMENTS:
   Balance Sheets at December 31, 1995 and 1996 and unaudited at June 30, 1997 ...........  F-75
   Statements of Income and Retained Earnings for the years ended December 31, 1994, 1995 and 1996 and
    unaudited for the six months ended June 30, 1996 and 1997 ............................  F-76
   Statements of Stockholder's Equity for the years ended December 31, 1994, 1995 and
1996 and unaudited
    for the six months ended June 30, 1997 ...............................................  F-77
   Statements of Cash Flows for the years ended December 31, 1994, 1995 and 1996 and unaudited for the six
    months ended June 30, 1996 and 1997 ..................................................  F-78
   Notes to Financial Statements .........................................................  F-79
BOWERS DEALERSHIPS AND AFFILIATED COMPANIES
  INDEPENDENT AUDITORS' REPORT ...........................................................  F-83
  COMBINED FINANCIAL STATEMENTS:
   Combined Balance Sheets at December 31, 1995 and 1996 and unaudited at June 30, 1997 ..  F-84
   Combined Statements of Income for the years ended December 31, 1995 and 1996 and unaudited for the six
    months ended June 30, 1996 and 1997 ..................................................  F-85
   Combined Statements of Stockholders' Equity for the years ended December 31, 1995 and
1996 and
    unaudited for the six months ended June 30, 1997 .....................................  F-86
   Combined Statements of Cash Flows for the years ended December 31, 1995 and 1996 and unaudited for
    the six months ended June 30, 1996 and 1997 ..........................................  F-87
   Notes to Combined Financial Statements ................................................  F-88
LAKE NORMAN DODGE, INC. AND AFFILIATED COMPANIES
  INDEPENDENT AUDITORS' REPORT ...........................................................  F-95
  COMBINED FINANCIAL STATEMENTS:
   Combined Balance Sheets at December 31, 1996 and unaudited at June 30, 1997 ...........  F-96
   Combined Statements of Income for the year ended December 31, 1996 and unaudited for the six months
    ended June 30, 1996 and 1997 .........................................................  F-97
   Combined Statements of Stockholders' Equity for the year ended December 31, 1996 and unaudited for the
    six months ended June 30, 1997 .......................................................  F-98
   Combined Statements of Cash Flows for the year ended December 31, 1996 and unaudited for the six
    months ended June 30, 1996 and 1997 ..................................................  F-99
   Notes to Combined Financial Statements ................................................  F-100

                                                                                            Page
                                                                                           ------
KEN MARKS FORD, INC.
  INDEPENDENT AUDITORS' REPORT ...........................................................  F-105
  FINANCIAL STATEMENTS:
   Balance Sheets at April 30, 1997 and unaudited at July 31, 1997 .......................  F-106
   Statements of Income for the year ended April 30, 1997 and unaudited for the three months ended July 31,
    1996 and 1997 ........................................................................  F-107
   Statements of Stockholders' Equity for the year ended April 30, 1997 and unaudited for the three months
    ended July 31, 1997 ..................................................................  F-108
   Statements of Cash Flows for the year ended April 30, 1997 and unaudited for the three months ended
    July 31, 1996 and 1997 ...............................................................  F-109
   Notes to Financial Statements .........................................................  F-110

                         INDEPENDENT AUDITORS' REPORT

TO THE BOARD OF DIRECTORS AND STOCKHOLDERS OF
SONIC AUTOMOTIVE, INC.
Charlotte, North Carolina

     We have audited the accompanying consolidated balance sheets of Sonic Automotive, Inc. and Subsidiaries (the "Company") as of December 31, 1996 and 1997, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1996 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.


DELOITTE & TOUCHE LLP
Charlotte, North Carolina

March 2, 1998 (March 24, 1998 as to Notes 2, 8 and 9)

                    SONIC AUTOMOTIVE, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                 December 31, 1996 and 1997 and June 30, 1998
                            (Dollars in thousands)


                                                                                       December 31,        June 30,
                                                                                      1996       1997        1998
                                                                                  ----------- ---------- ------------
                                                                                                          (Unaudited)
ASSETS (Note 5)
CURRENT ASSETS:
  Cash and cash equivalents (Note 1) ............................................  $  6,679    $ 18,304    $ 27,228
  Marketable equity securities ..................................................       639         270          --
  Receivables (net of allowance for doubtful accounts of $225 and $523 at
   December 31, 1996 and 1997, respectively) ....................................    11,908      19,784      35,761
  Inventories (Notes 1 and 3) ...................................................    71,550     156,514     175,515
  Deferred income taxes (Note 6) ................................................       280         405         669
  Due from affiliates (Note 7) ..................................................        --       1,047       1,084
  Other current assets ..........................................................       332       1,048       3,854
                                                                                   --------    --------    --------
   Total current assets .........................................................    91,388     197,372     244,111
PROPERTY AND EQUIPMENT, NET (Note 4) ............................................    12,467      19,081      22,040
GOODWILL, NET (Note 1) ..........................................................     4,266      74,362     102,948
DUE FROM AFFILIATE (Note 7) .....................................................     2,466          --          --
OTHER ASSETS ....................................................................       389         635         524
                                                                                   --------    --------    --------
TOTAL ASSETS ....................................................................  $110,976    $291,450    $369,623
                                                                                   ========    ========    ========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Notes payable -- floor plan (Note 3) ..........................................  $ 63,893    $133,236    $149,670
  Trade accounts payable ........................................................     3,643       6,612       7,971
  Accrued interest ..............................................................       521       1,071       1,584
  Other accrued liabilities (Note 6) ............................................     3,032      10,748      17,949
  Payable to affiliates (Note 7) ................................................        --         445         445
  Payable for acquisitions (Note 2) .............................................        --          --      15,726
  Current maturities of long-term debt (Note 5) .................................       519         584         789
                                                                                   --------    --------    --------
   Total current liabilities ....................................................    71,608     152,696     194,134
LONG-TERM DEBT (NOTE 5) .........................................................     5,286      38,640      54,644
PAYABLE TO THE COMPANY'S CHAIRMAN (Notes 2 and 7) ...............................        --       5,500       5,500
PAYABLE TO AFFILIATES (Note 7) ..................................................       914       4,394       4,160
DEFERRED INCOME TAXES (Note 6) ..................................................     1,059       1,079       1,079
INCOME TAX PAYABLE (Note 6) .....................................................     5,500       4,776       6,705
MINORITY INTEREST (Note 1) ......................................................       314          --          --
COMMITMENTS AND CONTINGENCIES (Notes 7 and 10)
STOCKHOLDERS' EQUITY (Notes 1, 8 and 9):
  Class A Preferred Stock, $.10 par, liquidation preference $1,000 per share,
   3.0 million shares authorized, 13,034 shares issued and outstanding at
   June 30, 1998 ................................................................        --          --      11,763
  Class A Common Stock, $.01 par, 50.0 million shares authorized;
   5.0 million shares issued and outstanding ....................................        --          50          50
  Class B Common Stock, $.01 par, 15.0 million shares authorized;
   6.25 million shares issued and outstanding ...................................        63          63          63
  Paid-in capital ...............................................................    13,333      68,045      68,535
  Retained earnings .............................................................    12,993      16,186      22,990
  Unrealized gain (loss) on marketable equity securities ........................       (94)         21          --
                                                                                   --------    --------    --------
   Total stockholders' equity ...................................................    26,295      84,365     103,401
                                                                                   --------    --------    --------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ......................................  $110,976    $291,450    $369,623
                                                                                   ========    ========    ========

                See notes to consolidated financial statements.

                    SONIC AUTOMOTIVE, INC. AND SUBSIDIARIES


                       CONSOLIDATED STATEMENTS OF INCOME


Years ended December 31, 1995, 1996 and 1997 and the six months ended June 30,
                                 1997 and 1998
          (Dollars and shares in thousands, except per share amounts)



                                                                                             Six months ended
                                                         Years ended December 31,                June 30,
                                                       1995        1996         1997         1997         1998
                                                   ----------- ----------- ------------- ----------- -------------
                                                                                                (Unaudited)
REVENUES:
  Vehicle sales ..................................  $267,650    $327,674     $ 467,858    $185,216     $ 567,279
  Parts, service and collision repair ............    35,860      42,075        57,537      22,907        68,020
  Finance and insurance (Note 1) .................     7,813       7,118        10,606       4,763        13,541
                                                    --------    --------     ---------    --------     ---------
   Total revenues ................................   311,323     376,867       536,001     212,886       648,840
COST OF SALES (Note 1) ...........................   272,130     332,122       473,003     189,254       566,392
                                                    --------    --------     ---------    --------     ---------
GROSS PROFIT .....................................    39,193      44,745        62,998      23,632        82,448
SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES .......................................    28,091      32,602        46,770      17,532        59,622
DEPRECIATION AND AMORTIZATION ....................       832       1,076         1,322         396         1,851
                                                    --------    --------     ---------    --------     ---------
OPERATING INCOME .................................    10,270      11,067        14,906       5,704        20,975
OTHER INCOME AND EXPENSE:
  Interest expense, floor plan (Note 3) ..........     4,504       5,968         8,007       3,018         7,341
  Interest expense, other ........................       436         433         1,199         318         2,745
  Other income ...................................       106         355           298         135            15
                                                    --------    --------     ---------    --------     ---------
   Total other expense ...........................     4,834       6,046         8,908       3,201        10,071
                                                    --------    --------     ---------    --------     ---------
INCOME BEFORE INCOME TAXES AND MINORITY
  INTEREST .......................................     5,436       5,021         5,998       2,503        10,904
PROVISION FOR INCOME TAXES (Note 6) ..............     2,176       1,924         2,249         916         4,100
                                                    --------    --------     ---------    --------     ---------
INCOME BEFORE MINORITY INTEREST ..................     3,260       3,097         3,749       1,587         6,804
MINORITY INTEREST IN EARNINGS OF SUBSIDIARY
  (Note 1) .......................................        22         114            47          47            --
                                                    --------    --------     ---------    --------     ---------
NET INCOME .......................................  $  3,238    $  2,983     $   3,702    $  1,540     $   6,804
                                                    ========    ========     =========    ========     =========
BASIC NET INCOME PER SHARE (Notes 1 and 8) .......                           $    0.53                 $    0.60
                                                                             =========                 =========
WEIGHTED AVERAGE NUMBER OF SHARES
  OUTSTANDING ....................................                               6,949                    11,264
                                                                             =========                 =========
DILUTED NET INCOME PER SHARE (Notes 1 and 8) .....                           $    0.53                 $    0.58
                                                                             =========                 =========
WEIGHTED AVERAGE NUMBER OF SHARES
  OUTSTANDING ....................................                               6,949                    11,637
                                                                             =========                 =========

                See notes to consolidated financial statements.

                    SONIC AUTOMOTIVE, INC. AND SUBSIDIARIES


                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY


Years ended December 31, 1995, 1996 and 1997 and the six months ended June 30,
                                     1998
                       (Dollars and shares in thousands)



                                       Preferred           Class A           Class B
                                         Stock          Common Stock      Common Stock
                                   Shares    Amount    Shares   Amount   Shares   Amount
                                  -------- ---------- -------- -------- -------- --------

  BALANCE AT
   DECEMBER 31, 1994 ............     --    $    --       --      $--    6,250      $63
   Capital contributions ........     --         --       --       --       --       --
   Net unrealized loss on
    marketable equity
    securities ..................     --         --       --       --       --       --
   Net income ...................     --         --       --       --       --       --
  BALANCE AT
   DECEMBER 31, 1995 ............     --         --       --       --    6,250       63
   Capital contributions ........     --         --       --       --       --       --
   Net unrealized loss on
    marketable equity
    securities ..................     --         --       --       --       --       --
   Net income ...................     --         --       --       --       --       --
                                      --    -------       --      ---    -----      ---
  BALANCE AT
   DECEMBER 31, 1996 ............     --         --       --       --    6,250       63
   Capital contribution
    (Note 1) ....................     --         --       --       --       --       --
   Public offering of
    common stock
    (Note 8) ....................     --         --    5,000       50       --       --
   Stock redemption
    (Note 7) ....................     --         --       --       --       --       --
   Dividend (Note 7) ............     --         --       --       --       --       --
   Net unrealized gain on
    marketable equity
    securities ..................     --         --       --       --       --       --
   Net income ...................     --         --       --       --       --       --
                                      --    -------    -----      ---    -----      ---
  BALANCE AT
   DECEMBER 31, 1997 ............     --         --    5,000       50    6,250       63
                                      --    -------    -----      ---    -----      ---
   Issuance of Preferred
    Stock (Note 2)
    (unaudited) .................   13       11,763       --       --       --       --
   Shares awarded under
    stock compensation
    plans (unaudited) ...........                         27                --
   Issuance of warrants
    (unaudited) (Note 8) ........                                           --
   Net unrealized loss on
    marketable equity
    securities (unaudited) ......     --         --       --       --       --       --
   Net income (unaudited) .......     --         --       --       --       --       --
                                      --    -------    -----      ---    -----      ---
  BALANCE AT
   JUNE 30, 1998
   (unaudited) ..................   13      $11,763    5,027      $50    6,250      $63
                                    ==      =======    =====      ===    =====      ===



                                                            Unrealized
                                                          Gain/(Loss) on
                                                            Marketable        Total
                                    Paid-In    Retained       Equity      Stockholders'
                                    Capital    Earnings     Securities       Equity
                                  ----------- ---------- --------------- --------------

  BALANCE AT
   DECEMBER 31, 1994 ............  $  4,775    $ 6,772       $   --         $ 11,610
   Capital contributions ........     1,494         --           --            1,494
   Net unrealized loss on
    marketable equity
    securities ..................        --         --          (35)             (35)
   Net income ...................        --      3,238           --            3,238
  BALANCE AT
   DECEMBER 31, 1995 ............     6,269     10,010          (35)          16,307
   Capital contributions ........     7,064         --           --            7,064
   Net unrealized loss on
    marketable equity
    securities ..................        --         --          (59)             (59)
   Net income ...................        --      2,983           --            2,983
                                   --------    -------       ------         --------
  BALANCE AT
   DECEMBER 31, 1996 ............    13,333     12,993          (94)          26,295
   Capital contribution
    (Note 1) ....................     3,208         --           --            3,208
   Public offering of
    common stock
    (Note 8) ....................    53,627         --           --           53,677
   Stock redemption
    (Note 7) ....................    (2,123)        --           --           (2,123)
   Dividend (Note 7) ............        --       (509)          --             (509)
   Net unrealized gain on
    marketable equity
    securities ..................        --         --          115              115
   Net income ...................        --      3,702           --            3,702
                                   --------    -------       ------         --------
  BALANCE AT
   DECEMBER 31, 1997 ............    68,045     16,186           21           84,365
                                   --------    -------       ------         --------
   Issuance of Preferred
    Stock (Note 2)
    (unaudited) .................        --         --           --           11,763
   Shares awarded under
    stock compensation
    plans (unaudited) ...........       224                                      224
   Issuance of warrants
    (unaudited) (Note 8) ........       266                                      266
   Net unrealized loss on
    marketable equity
    securities (unaudited) ......        --         --          (21)             (21)
   Net income (unaudited) .......        --      6,804           --            6,804
                                   --------    -------       ------         --------
  BALANCE AT
   JUNE 30, 1998
   (unaudited) ..................  $ 68,535    $22,990       $   --         $103,401
                                   ========    =======       ======         ========

                See notes to consolidated financial statements.

                    SONIC AUTOMOTIVE, INC. AND SUBSIDIARIES


                     CONSOLIDATED STATEMENTS OF CASH FLOWS


Years ended December 31, 1995, 1996 and 1997 and the six months ended June 30,
                                 1997 and 1998
                            (Dollars in thousands)


                                                                                         Years ended December 31,
                                                                                       1995        1996         1997
                                                                                   ----------- ------------ ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income .....................................................................  $   3,238   $    2,983   $    3,702
  Adjustments to reconcile net income to net cash provided by operating activities:
   Depreciation and amortization .................................................        832        1,076        1,322
   Minority interest .............................................................         22          114           47
   (Gain) loss on disposal of property and equipment .............................        (39)          80          110
   Gain on sale of marketable equity securities ..................................       (106)        (355)        (298)
   Change in deferred income taxes ...............................................        450         (241)         (27)
   Changes in assets and liabilities that relate to operations:
    Receivables ..................................................................       (229)      (2,421)        (594)
    Inventories ..................................................................     (5,025)     (14,013)       1,430
    Other assets .................................................................          7          (80)        (788)
    Notes payable -- floor plan ..................................................      3,431       12,985        1,632
    Accounts payable and other current liabilities ...............................        (42)       1,439        1,694
    Income tax payable ...........................................................        501          524         (504)
                                                                                    ---------   ----------   ----------
     Total adjustments ...........................................................       (198)        (892)       4,024
                                                                                    ---------   ----------   ----------
   Net cash provided by operating activities .....................................      3,040        2,091        7,726
                                                                                    ---------   ----------   ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of businesses, net of cash acquired ...................................         --       (5,127)     (85,650)
  Purchases of property and equipment ............................................     (1,509)      (1,907)      (2,007)
  Proceeds from sales of property and equipment ..................................        557            4           43
  Purchase of marketable equity securities .......................................     (1,623)        (207)          --
  Proceeds from sales of marketable equity securities ............................      1,074          515          784
                                                                                    ---------   ----------   ----------
   Net cash used in investing activities .........................................     (1,501)      (6,722)     (86,830)
                                                                                    ---------   ----------   ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Capital contributions ..........................................................      1,494        7,064           --
  Public offering of common stock ................................................         --           --       53,677
  Proceeds from long-term debt ...................................................          3          599       45,892
  Payments of long-term debt .....................................................       (269)        (576)     (13,353)
  Issuance of shares under stock compensation plans ..............................         --           --           --
  Receipts from (advances to) affiliate companies ................................      1,772       (4,771)        (987)
  Advances from the Company's Chairman (Note 7) ..................................         --           --        5,500
                                                                                    ---------   ----------   ----------
   Net cash provided by financing activities .....................................      3,000        2,316       90,729
                                                                                    ---------   ----------   ----------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS .............................      4,539       (2,315)      11,625
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD ...................................      4,455        8,994        6,679
                                                                                    ---------   ----------   ----------
CASH AND CASH EQUIVALENTS, END OF PERIOD .........................................  $   8,994   $    6,679   $   18,304
                                                                                    =========   ==========   ==========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
  -- Cash paid during the period for:
  Interest .......................................................................  $   4,777   $    6,489   $    8,761
  Income taxes ...................................................................  $   1,522   $    2,042   $    1,392
SUPPLEMENTAL SCHEDULE OF NON-CASH FINANCING
ACTIVITIES:
  Purchase of minority interest through exchange of common stock (Note 1)                  --           --   $    3,208
  Cancellation of notes payable from affiliates in exchange for common
   stock (Note 7) ................................................................         --           --   $    2,123
  Cancellation of notes payable from affiliates pursuant to dividend (Note 7)              --           --   $      509
  Preferred Stock issued pursuant to acquisition .................................         --           --           --
  Payable for acquisitions (Note 2) ..............................................         --           --           --
  Issuance of warrants (Note 8) ..................................................         --           --           --



                                                                                       Six months ended
                                                                                           June 30,
                                                                                       1997        1998
                                                                                   ----------- ------------
                                                                                         (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income .....................................................................  $   1,540   $    6,804
  Adjustments to reconcile net income to net cash provided by operating activities:
   Depreciation and amortization .................................................        396        1,851
   Minority interest .............................................................         47           --
   (Gain) loss on disposal of property and equipment .............................         --          104
   Gain on sale of marketable equity securities ..................................       (135)          --
   Change in deferred income taxes ...............................................         23           --
   Changes in assets and liabilities that relate to operations:
    Receivables ..................................................................       (989)      (8,493)
    Inventories ..................................................................      2,800       29,384
    Other assets .................................................................       (370)      (1,245)
    Notes payable -- floor plan ..................................................        290      (25,867)
    Accounts payable and other current liabilities ...............................      1,310        1,003
    Income tax payable ...........................................................       (934)        (545)
                                                                                    ---------   ----------
     Total adjustments ...........................................................      2,438       (3,808)
                                                                                    ---------   ----------
   Net cash provided by operating activities .....................................      3,978        2,996
                                                                                    ---------   ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of businesses, net of cash acquired ...................................     (3,627)      (7,808)
  Purchases of property and equipment ............................................       (886)      (1,261)
  Proceeds from sales of property and equipment ..................................         --           --
  Purchase of marketable equity securities .......................................         --           --
  Proceeds from sales of marketable equity securities ............................         --           --
                                                                                    ---------   ----------
   Net cash used in investing activities .........................................     (4,513)      (9,069)
                                                                                    ---------   ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Capital contributions ..........................................................      3,209           --
  Public offering of common stock ................................................         --           --
  Proceeds from long-term debt ...................................................         --       23,688
  Payments of long-term debt .....................................................       (180)      (8,645)
  Issuance of shares under stock compensation plans ..............................         --          224
  Receipts from (advances to) affiliate companies ................................         65         (270)
  Advances from the Company's Chairman (Note 7) ..................................         --           --
                                                                                    ---------   ----------
   Net cash provided by financing activities .....................................      3,094       14,997
                                                                                    ---------   ----------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS .............................      2,559        8,924
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD ...................................      6,679       18,304
                                                                                    ---------   ----------
CASH AND CASH EQUIVALENTS, END OF PERIOD .........................................  $   9,238   $   27,228
                                                                                    =========   ==========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
  -- Cash paid during the period for:
  Interest .......................................................................  $   3,317   $    9,573
  Income taxes ...................................................................  $     930   $    3,949
SUPPLEMENTAL SCHEDULE OF NON-CASH FINANCING
ACTIVITIES:
  Purchase of minority interest through exchange of common stock (Note 1)                  --           --
  Cancellation of notes payable from affiliates in exchange for common
   stock (Note 7) ................................................................         --           --
  Cancellation of notes payable from affiliates pursuant to dividend (Note 7)              --           --
  Preferred Stock issued pursuant to acquisition .................................         --   $   11,763
  Payable for acquisitions (Note 2) ..............................................         --   $   15,726
  Issuance of warrants (Note 8) ..................................................         --   $      266


                See notes to consolidated financial statements.

                    SONIC AUTOMOTIVE, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


              (All tables in thousands except per share amounts)


1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization and Business -- Sonic Automotive, Inc ("Sonic" or the "Company") was incorporated in the State of Delaware in February 1997 in order to effect a reorganization of certain affiliated companies (the "Reorganization") and to undertake an initial public offering (the "IPO") of the Company's Class A Common Stock par value $0.01 per share ("Class A Common Stock"). The Company owns and operates automobile dealerships in Florida, Georgia, North Carolina, South Carolina, Tennessee, and Texas and is in the business of selling new and used cars and light trucks, selling replacement parts, providing vehicle maintenance, warranty, paint, and repair services and arranging related financing and insurance.

     Pursuant to the Reorganization on June 30, 1997, certain companies affiliated through common ownership and control became wholly-owned subsidiaries of the Company through the exchange of their common stock or membership interests for approximately 6.3 million shares of the Company's Class B Common Stock, par value of $.01 per share ("Class B Common Stock"). The financial statements for the periods through the effective date of the Reorganization represent the combined data for these companies, which include the following:


       Town and Country Ford, Inc. ..................... Charlotte, North Carolina
       Lone Star Ford, Inc. ............................     Houston, Texas
       FMF Management, Inc. (d/b/a Fort Mill Ford) ..... Charlotte, North Carolina
       Town and Country Toyota, Inc. ................... Charlotte, North Carolina
       Frontier Oldsmobile-Cadillac, Inc. .............. Charlotte, North Carolina

     The Reorganization was accounted for at historical cost in a manner similar to a pooling-of-interests as the entities were under the common management and control of Mr. O. Bruton Smith, the Company's Chairman and Chief Executive Officer.

     Prior to the Reorganization, Town and Country Toyota, Inc. was 69% owned by Mr. Bruton Smith. Lone Star Ford, Inc. and Frontier Oldsmobile-Cadillac, Inc. were 100% owned by Sonic Financial Corporation ("SFC"), which in turn is 100% owned by Mr. Bruton Smith and related family trusts. Town and Country Ford, Inc. was owned 80% by SFC and 20% by Mr. Scott Smith (Bruton Smith's son). FMF Management, Inc. was owned 50% by SFC and 50% by Mr. Bruton Smith. In connection with the Reorganization, the Company purchased the remaining 31% minority interest in Town and Country Toyota, Inc. for $3.2 million in a transaction accounted for using purchase accounting. On a pro forma basis for the years ended December 31, 1996 and 1997, revenues would have been unchanged and net income and net income per share would not be materially different had the acquisition of this minority interest occurred on January 1, 1996 and January 1, 1997, respectively.

     The 1997 consolidated financial statements include the accounts of the above five companies and also include the accounts and results of operations of certain dealerships and dealership groups acquired during the year from the respective dates of acquisition (see Note 2).

     Principles of Consolidation -- All material intercompany transactions have been eliminated in the consolidated financial statements.

     Revenue Recognition -- The Company records revenue when vehicles are delivered to customers, and when vehicle service work is performed.

     The Company arranges financing for customers through various financial institutions and receives a commission from the lender equal to the difference between the interest rates charged to customers over the predetermined interest rates set by the financing institution. The Company also receives commissions from the sale of credit life, accident, health and disability insurance and extended service contracts to customers. The Company may be assessed a chargeback fee in the event of early cancellation of a loan, insurance contract, or service contract by the customer. Finance and insurance commission revenue is recorded net of estimated chargebacks at the time the related contract is placed with the financial institution.

     Commissions expense related to finance and insurance commission revenue is charged to cost of sales upon recognition of such revenue, net of estimated chargebacks. Estimated commission expense charged to cost of sales was approximately $1.3 million, $1.1 million and $1.8 million for the years ended December 31, 1995, 1996, and 1997, respectively. Estimated

                    SONIC AUTOMOTIVE, INC. AND SUBSIDIARIES

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
   POLICIES -- Continued

commission expense charged to cost of sales was approximately $0.8 million and $2.2 million for the six months ended June 30, 1997 and 1998, respectively (unaudited).

     Dealer Agreements -- The Company purchases substantially all of its new vehicles from manufacturers at the prevailing prices charged by the manufacturer to its franchised dealers. The Company's sales could be unfavorably impacted by the manufacturer's unwillingness or inability to supply the dealership with an adequate supply of new vehicle inventory.

     Each dealership operates under a dealer agreement with the manufacturer which generally restricts the location, management and ownership of the respective dealership. The ability of the Company to acquire additional franchises from a particular manufacturer may be limited due to certain restrictions imposed by manufacturers. Additionally, the Company's ability to enter into other significant acquisitions may be restricted and the acquisition of the Company's stock by third parties may be limited by the terms of the franchise agreements.

     Cash and Cash Equivalents -- The Company considers contracts in transit and all highly liquid debt instruments with an initial maturity of three months or less to be cash equivalents. Contracts in transit represent cash in transit to the Company from finance companies related to vehicle purchases, and was $5.2 million and $12.1 million at December 31, 1996 and 1997, respectively.

     Inventories -- In connection with the Offering, the Company changed its method of accounting for inventories of new vehicles from the last-in-first-out method ("LIFO") to the first-in-first-out method ("FIFO"). In accordance with Accounting Principles Board Opinion No. 20, "Accounting Changes", the accompanying financial statements and related notes have been retroactively restated to reflect that change. Accordingly, inventories of new vehicles, including demonstrators, and parts and accessories are stated at the lower of FIFO cost or market. Inventories of used vehicles are stated at the lower of specific cost or market.

     Property and Equipment -- Property and equipment are stated at cost. Depreciation is computed using straight-line methods over the estimated useful lives of the assets. The range of estimated useful lives is as follows:



                                                 Useful Lives
                                                -------------
       Building and improvements ..............     5-40
       Office equipment and fixtures ..........     5-15
       Parts and service equipment ............      15
       Company vehicles .......................       5

     Goodwill -- Goodwill represents the excess purchase price over the estimated fair value of the tangible and separately measurable intangible net assets acquired. The cumulative amount of goodwill at December 31, 1996, December 31, 1997 and June 30, 1998 was $4.3 million, $75.0 million and $104.5 million, respectively. As a percentage of total assets and stockholders' equity, goodwill, net of accumulated amortization, represented 3.8% and 16.2%, respectively at December 31, 1996, 25.5% and 88.1%, respectively, at December 31, 1997, and 27.8% and 99.6%, respectively, at June 30, 1998. Generally accepted accounting principles require that goodwill and all other intangible assets be amortized over the period benefited. The Company has determined that the period benefited by the goodwill will be no less than 40 years and, accordingly, is amortizing goodwill over a 40 year period. If the Company were not to separately recognize a material intangible asset having a benefit period of less than 40 years, or were not to give effect to shorter benefit periods of factors giving rise to a material portion of the goodwill, earnings reported in periods immediately following the acquisition would be overstated. In later years, the Company would be burdened by a continuing charge against earnings without the associated benefit to income valued by management in arriving at the consideration paid for the businesses acquired. Earnings in later years also could be significantly affected if management then determined that the remaining balance of goodwill was impaired. The Company periodically compares the carrying value of goodwill with the anticipated undiscounted future cash flows from operations of the businesses acquired in order to evaluate the recoverability of goodwill. The Company has concluded that the anticipated future cash flows associated with intangible assets recognized in its acquisitions will continue indefinitely, and these is no pervasive evidence that any material portion will dissipate over a period shorter than 40 years.

     Income Taxes -- Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to the capitalization of additional inventory costs for

                    SONIC AUTOMOTIVE, INC. AND SUBSIDIARIES

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES -- Continued

income tax purposes, the recording of chargebacks and repossession losses on the direct write-off method for income tax purposes, the direct write-off of uncollectible accounts for income tax purposes, and the accelerated depreciation method used for income tax purposes. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. In addition, deferred tax assets are recognized for state operating losses that are available to offset future taxable income.

     Stock-Based Compensation -- The Company measures the compensation cost of its stock-based compensation plans under the provisions of Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees," as permitted under Statement of Financial Accounting Standards
(SFAS) No. 123, "Accounting for Stock-Based Compensation." Under the provisions of APB No. 25, compensation cost is measured based on the intrinsic value of the equity instrument awarded. Under the provisions of SFAS No. 123, compensation cost is measured based on the fair value of the equity instrument awarded.

     Concentrations of Credit Risk -- Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash on deposit with financial institutions. At times, amounts invested with financial institutions may exceed FDIC insurance limits. Concentrations of credit risk with respect to receivables are limited primarily to automobile manufacturers and financial institutions. Credit risk arising from trade receivables from commercial customers is reduced by the large number of customers comprising the trade receivables balances.

     Fair Value of Financial Instruments -- As of December 31, 1996 and 1997 the fair values of the Company's financial instruments including receivables, due from affiliates, notes payable-floor plan, trade accounts payable, payables to affiliated companies and the Company's Chairman and long-term debt approximate their carrying values due either to length of maturity or existence of variable interest rates that approximate prevailing market rates.

     Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Advertising -- The Company expenses advertising costs in the period incurred. Advertising expense amounted to $4.5 million, $5.0 million and $7.0 million for 1995, 1996 and 1997, respectively.

     Impairment of Long-Lived Assets -- Effective January 1, 1996, the Company adopted the provisions of SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of". This statement requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Adoption of SFAS No. 121 did not have a material impact on the Company's results of operations, financial position, or cash flows.

     Net Income per Share -- Effective December 31, 1997, the Company adopted the provisions of SFAS No. 128, "Earnings per Share," which specifies the computation, presentation and disclosure requirements for basic and diluted earnings per share. The impact of adoption of SFAS No. 128 and required disclosures are discussed in Note 8.

     Impact of New Accounting Standards -- In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income." This Standard establishes standards of reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. This Statement will be effective for the Company's fiscal year ending December 31, 1998, and the Company does not intend to adopt this Statement prior to the effective date. Had the Company early adopted this Statement, it would have reported comprehensive income of $2.4 million, $2.1 million and $3.8 million for the years ended December 31, 1995, 1996 and 1997, respectively.

     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information." This Standard redefines how operating segments are determined and requires disclosure of certain financial and descriptive information about a company's operating segments. This Statement will be effective for the Company's fiscal year ending December 31, 1998, and the Company does not intend

                    SONIC AUTOMOTIVE, INC. AND SUBSIDIARIES

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES -- Continued

to adopt this Statement prior to the effective date. The Statement need not be applied to interim financial statements in the initial year of its application. The Company has not yet completed its analysis of which operating segments it will disclose, if any.

     Reclassification -- Certain prior year amounts have been reclassified to conform with current year presentation.

     Interim Financial Information -- The accompanying unaudited interim financial information for the six months ended June 30, 1997 and 1998 has been prepared on substantially the same basis as the audited financial statements, and include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial information set forth therein. The results for interim periods are not necessarily indicative of the results to be expected for the entire year.


2. BUSINESS ACQUISITIONS


Acquisitions Completed During Year Ended December 31, 1997

     In November 1997, the Company completed its previously announced acquisition of Dyer Volvo (the "Dyer Acquisition") located in Atlanta, Georgia for a total purchase price of $18.7 million. Also in November, the Company completed its previously announced acquisitions of the Bowers Dealerships and Affiliated Companies (the "Bowers Acquisition") located primarily in Chattanooga and Nashville, Tennessee, for a total purchase price of $30.8 million. In October, 1997, the Company completed its previously announced acquisition of Ken Marks Ford, Inc. (the "Ken Marks Acquisition") located in Clearwater, Florida for a total purchase price of $25.8 million. The Dyer Acquisition and the Bowers Acquisition were financed primarily with $45.5 million in cash obtained from proceeds of the Company's public offering and from operations, and with a $4 million promissory note that is payable in 28 equal quarterly installments to Nelson Bowers, former owner of the Bowers Dealerships, bearing interest at prime less 0.5%. The Ken Marks Acquisition was financed with $25 million in amounts borrowed under a revolving credit facility (see Note 5) and with cash obtained from operations.

     In October 1997, the Company completed its previously announced acquisition of Williams Motors, Inc., now Town and Country Chrysler, Plymouth, Jeep of Rock Hill, located in Rock Hill, South Carolina, for a total purchase price of $1.9 million. In September, 1997, the Company completed its previously announced acquisition of Lake Norman Dodge and Affiliates for a total purchase price of $17.9 million. These acquisitions were financed with amounts borrowed under a short-term line of credit maturing on February 15, 1998 (see Note 5).

     In June 1997, the Company, through its wholly-owned subsidiary, Fort Mill Chrysler-Plymouth-Dodge, acquired certain dealership assets and liabilities of Jeff Boyd Chrysler-Plymouth-Dodge for a total purchase price of $3.7 million. The acquisition was financed primarily with a $3.5 million note payable to Mr.
O. Bruton Smith (see Note 7).

     All of the above acquisitions have been accounted for using the purchase method of accounting, and the results of operations of each of the above dealerships have been included in the accompanying consolidated financial statements from their effective dates of acquisition. The purchase price of the above acquisitions has been allocated to the assets and liabilities acquired based on their estimated fair market value at the respective acquisition dates as follows:


        Working capital .........................   $ 28,247
        Property and equipment ..................      3,969
        Goodwill ................................     69,528
        Non-current liabilities assumed .........     (2,940)
                                                    --------
        Total purchase price ....................   $ 98,804
                                                    ========

     The following unaudited pro forma financial information presents a summary of consolidated results of operations as if the above transactions had occurred as of the beginning of each period presented after giving effect to certain adjustments, including amortization of goodwill, interest expense on acquisition debt and related income tax effects. The pro forma financial information does not give effect to adjustments relating to net reductions in floorplan interest expense resulting from re-negotiated floorplan financing agreements or to reductions in salaries and fringe benefits of former owners or officers of acquired

                    SONIC AUTOMOTIVE, INC. AND SUBSIDIARIES

2. BUSINESS ACQUISITIONS -- Continued

dealerships who have not been retained by the Company or whose salaries have been reduced pursuant to employment agreements with the Company. Pro forma results for Town and Country Chrysler, Plymouth, Jeep of Rock Hill and Fort Mill Chrysler-Plymouth-Dodge are not included because Company management believes that the pro forma results of operations would not have been materially affected assuming these acquisitions had occurred on January 1, 1996. The pro forma results have been prepared for comparative purposes only and are not necessarily indicative of the results of operations that would have occurred had the acquisitions been completed on January 1, 1996. These results are also not necessarily indicative of the results of future operations.



                                                   Year ended
                                                  December 31,
                                           ---------------------------
                                                1996          1997
                                           ------------- -------------
      Total revenues .....................   $ 899,901     $ 949,081
      Gross profit .......................   $ 113,772     $ 117,389
      Net income .........................   $   4,027     $   5,439
      Basic net income per share .........   $    0.64     $    0.78

Acquisitions Completed During the Year Ended December 31, 1996

     On February 1, 1996, the Company acquired Fort Mill Ford for a total purchase price of $5.7 million. The acquisition has been accounted for using the purchase method of accounting and the results of operations of Fort Mill Ford have been included in the accompanying consolidated financial statements from the date of acquisition. The purchase price has been allocated to the assets and liabilities acquired based on their estimated fair market value at the acquisition date as follows:


       Working capital .........................  $    822
       Property and equipment ..................     3,022
       Goodwill ................................     4,364
       Non-current liabilities assumed .........    (2,467)
                                                  --------
       Total purchase price ....................  $  5,741
                                                  ========

     The following unaudited pro forma financial data is presented as if Fort Mill Ford had been acquired at January 1, 1995. Pro forma results of operations for 1996 are not presented because the acquisition occurred in February 1996, and the pro forma results for the year ended December 31, 1996 would not be materially different from the historical results presented:



                                            December 31,
                                                1995
                                           -------------
      Total revenues .....................   $ 345,199
      Net income .........................   $   2,875
      Basic net income per share .........   $    0.46

     The pro forma information presented above is not necessarily indicative of the operating results that would have occurred had Fort Mill Ford been acquired on January 1, 1995. These results are also not necessarily indicative of the results of future operations.

                    SONIC AUTOMOTIVE, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- Continued


3. INVENTORIES AND RELATED NOTES PAYABLE -- FLOOR PLAN

     Inventories consist of the following:



                                             December 31,
                                        ----------------------   June 30,
                                           1996        1997        1998
                                        ---------- ----------- ------------
                                                                (Unaudited)
        New vehicles ..................  $51,798    $118,751     $122,315
        Used vehicles .................   14,372      27,990       39,187
        Parts and accessories .........    4,940       9,085       12,467
        Other .........................      440         688        1,546
                                         -------    --------     --------
        Total .........................  $71,550    $156,514     $175,515
                                         =======    ========     ========

     The inventory balance is generally reduced by manufacturer's purchase discounts, and such reduction is not reflected in the related floor plan liability.

     All new and certain used vehicles are pledged to collateralize floor plan notes payable to financial institutions in the amount of $63.9 million and $133.2 million at December 31, 1996 and 1997, respectively, and $149.7 million at June 30, 1998. The floor plan notes bear interest, payable monthly on the outstanding balance, at an effective rate of prime less 0.9% (7.60% at June 30, 1998), subject to incentives and other adjustments. Total floor plan interest expense amounted to $4.5 million, $6.0 million and $8.0 million in 1995, 1996 and 1997, respectively, and $3.0 million and $7.3 million at June 30, 1997 and 1998, respectively. The notes payable are due when the related vehicle is sold. As such, these floor plan notes payable are shown as a current liability in the accompanying consolidated balance sheets.


4. PROPERTY AND EQUIPMENT

     Property and equipment is comprised of the following:



                                                   December 31,
                                              -----------------------
                                                  1996        1997
                                              ----------- -----------
      Land ..................................  $  2,678    $  4,330
      Building and improvements .............    10,081      11,904
      Office equipment and fixtures .........     2,037       4,102
      Parts and service equipment ...........     2,866       4,229
      Company vehicles ......................       437         727
                                               --------    --------
      Total, at cost ........................    18,099      25,292
      Less accumulated depreciation .........    (5,632)     (6,211)
                                               --------    --------
      Property and equipment, net ...........  $ 12,467    $ 19,081
                                               ========    ========

                    SONIC AUTOMOTIVE, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- Continued


5. LONG-TERM DEBT

     Long-term debt consists of the following:



                                                                                               December 31,
                                                                                           ---------------------
                                                                                              1996       1997
                                                                                           ---------- ----------
Amounts outstanding under $26.0 million revolving credit facility with Ford Motor Credit bearing
 interest at prime plus 1% (9.5% at December 31, 1997) and maturing in October 1999,
 collateralized by all assets of the Company .............................................   $   --    $25,070
Amounts outstanding under $20.0 million line of credit from NationsBank bearing interest at 7.75%
 and maturing February 15, 1998 ..........................................................       --      8,200
Mortgage note payable in monthly installments of $27,000, including interest at prime plus  1/2%
 (9.0% at December 31, 1997) through April 2001, at which time remaining principal balance is
 due, collateralized by building .........................................................    3,063      2,999
Mortgage note payable in monthly installments of $12,000, plus interest at prime plus
 3/4%, (9.25% at
 December 31, 1997) through May 2004, collateralized by building .........................    1,088        940
Other notes payable ......................................................................    1,654      2,015
                                                                                             ------    -------
                                                                                              5,805     39,224
Less current maturities ..................................................................     (519)      (584)
                                                                                             ------    -------
Long-term debt ...........................................................................   $5,286    $38,640
                                                                                             ======    =======

     Future maturities of debt at December 31, 1997 are as follows:


  Year ending December 31,
  1998 ........................  $   584
  1999 ........................   33,880
  2000 ........................      632
  2001 ........................      592
  2002 ........................      419
  Thereafter ..................    3,117
                                 -------
  Total .......................  $39,224
                                 =======

     On October 15, 1997, the Company obtained a secured, revolving acquisition line of credit (the "Revolving Facility") from Ford Motor Credit with available principal of $26 million. In January 1998 the Company increased the aggregate amount available to borrow under this facility to $75 million pursuant to the agreement with Ford Motor Credit. The Revolving Facility will mature in two years, unless the Company requests that such term be extended, at the option of Ford Motor Credit, for a number of additional one year terms to be negotiated by the parties. No assurance can be given that such extensions will be granted. The proceeds from the Revolving Facility were used in the consummation of the Ken Marks Acquisition in October 1997 and for the repayment in February 1998 of amounts borrowed under the Six-Month Facility (as defined below). Additional amounts to be drawn under the Revolving Facility are to be used for the acquisition of additional dealerships and to provide general working capital needs of the Company not to exceed $10 million.

     The Revolving Facility currently contains certain negative covenants made by the Company, including covenants restricting or prohibiting the payment of dividends, capital expenditures and material dispositions of assets as well as other customary covenants. Additional negative covenants include specified ratios of (i) debt to tangible equity (as defined in the Revolving Facility),
(ii) current assets to current liabilities, (iii) earnings before interest, taxes, depreciation and amortization (EBITDA) to fixed charges, (iv) EBITDA to interest expense, (v) EBITDA to total debt and (vi) EBITDA to total floor plan debt. Moreover, the loss of voting control over the Company by the Smith Group or the failure by the Company, with certain exceptions, to own all the outstanding equity, membership or partnership interests in its dealership subsidiaries will constitute an event of default under the Revolving Facility. The Company did not meet the specified debt to tangible equity ratio at December 31, 1997 and has obtained a waiver with regard to such requirement from Ford Motor Credit. See Note 12.

     The Company also agreed not to pledge any of its assets to any third party (with the exception of currently encumbered real estate and assets of the Company's dealership subsidiaries that are subject to previous pledges or liens).

                    SONIC AUTOMOTIVE, INC. AND SUBSIDIARIES

5. LONG-TERM DEBT -- Continued

     On August 28, 1997, the Company obtained from NationsBank, N.A. a short-term line of credit in an aggregate principal amount of up to $20 million ( the "Six-Month Facility"). Under the terms of the Six-Month Facility, amounts outstanding bore interest at 7.75% and matured on February 15, 1998. Proceeds from the Six-Month Facility were used to consummate the acquisitions of Lake Norman Dodge and Affiliates and Williams Motors, Inc. Amounts outstanding at December 31, 1997 have been classified as long-term as such amounts have been subsequently refinanced with funds obtained from the Revolving Facility.

     On February 16, 1998, the Company refinanced the $3 million mortgage note payable. The mortgage note now matures February 2003 and is payable in 59 consecutive monthly installments of $26,000 each with a final balloon installment for the unpaid balance due at maturity. The mortgage note bears interest at the prime interest rate and is collateralized by a building.


6. INCOME TAXES

     The provision for income taxes consists of the following components:



                                                 1995      1996       1997
                                              --------- --------- ------------
      Current:
        Federal .............................  $1,608    $1,857      $1,890
        State ...............................     117       308        391
                                               ------    ------      ------
                                                1,725     2,165      2,281
      Deferred ..............................     427      (190)       (27)
      Change in valuation allowance .........      24       (51)          (5)
                                               ------    ------      --------
      Total .................................  $2,176    $1,924      $2,249
                                               ======    ======      =======

     The reconciliation of the statutory federal income tax rate with the Company's federal and state overall effective income tax rate is as follows:



                                             1995         1996         1997
                                         -----------  -----------  -----------
       Statutory federal rate .......... 34.00 %      34.00 %      34.00 %
       State income taxes .............. 3.84         3.60           3.70
       Miscellaneous ................... 2.19         0.71         (0.21)
                                         ----         ----         ------
       Effective tax rates ............. 40.03 %      38.31 %      37.49 %
                                         =========    =========    =========

     Deferred income taxes reflect the net tax effects of the temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for tax purposes. Significant components of the Company's deferred tax assets and liabilities as of December 31 are as follows:



                                                        1996       1997
                                                    ----------- ----------
       Deferred tax assets:
        Allowance for bad debts ...................  $     86     $   81
        Inventory reserves ........................       161         40
        Net operating loss carryforwards ..........        75        120
        Other .....................................        76        151
                                                     --------     ------
        Total deferred tax assets .................       398        392
        Valuation allowance .......................       (75)       (70)
                                                     --------     ------
        Deferred tax assets, net ..................       323        322
                                                     --------     ------
       Deferred tax liabilities:
        Basis difference in property and equipment       (556)      (799)
        Basis difference in goodwill ..............        --       (172)
        Other .....................................      (546)       (25)
                                                     --------     ------
       Total deferred tax liability ...............    (1,102)      (996)
                                                     --------     ------
       Net deferred tax liability .................  $   (779)    $ (674)
                                                     ========     ======

                    SONIC AUTOMOTIVE, INC. AND SUBSIDIARIES

6. INCOME TAXES -- Continued

     The net changes in the valuation allowance against deferred tax assets were a decrease of $51,000 for the year ended December 31, 1996 and a decrease of $5,000 for the year ended December 31, 1997. The decrease was related primarily to the expiration of state net operating loss carryforwards. At December 31, 1997, the Company had state net operating loss carryforwards of $1.2 million which will expire primarily between 1998 and 2002.

     Certain of the Company's dealerships changed their method of accounting for inventories of new vehicles for income tax purposes from LIFO to FIFO (see
Note 1) which resulted in an additional income tax liability. At December 31, 1996 and 1997, this liability was recorded as $5.5 million and $7.1 million, respectively. The liability is payable over a six year period beginning in January 1998. The current portion of the liability as of December 31, 1997 was $2.3 million and is included in other accrued liabilities.

     Certain subsidiaries of Sonic (such subsidiaries together with the Company and SFC being hereinafter referred to as the "Sonic Group") have joined with SFC in filing consolidated federal income tax returns for several years. Such subsidiaries have also joined with SFC in filing for 1996 and for the six months ending on June 30, 1997. Under applicable federal tax law, each corporation included in SFC's consolidated return is jointly and severally liable for any resultant tax. Under a tax allocation agreement dated as of June 30, 1997, however, the Company agreed to pay to SFC, in the event that additional federal income tax is determined to be due, an amount equal to the Company's separate federal income tax liability computed for all periods in which any member of the Sonic Group has been a member of SFC's consolidated group, less amounts previously recorded by the Company. Also pursuant to such agreement, SFC agreed to indemnify the Company for any additional amount determined to be due from SFC's consolidated group in excess of the federal income tax liability of the Sonic Group for such periods. The tax allocation agreement establishes procedures with respect to tax adjustments, tax claims, tax refunds, tax credits and other tax attributes relating to periods ending prior to the time that the Sonic Group shall leave SFC's consolidated group.


7. RELATED PARTIES


The Smith Guaranties, Pledges, Advance and Subordinated Loan:

     In connection with the Company obtaining the NationsBank Facility, Mr. Bruton Smith guaranteed the obligations of the Company and secured his guarantee with a pledge of common stock of Speedway Motorsports Inc. ("SMI") owned directly by him. In February 1998, the Company repaid in full the amounts owed under the NationsBank Facility and Mr. Smith's guarantee was released.

     In connection with the Company obtaining the Revolving Facility and a global floor plan line of credit for all its dealership subsidiaries ("the Floor Plan Facility" and, together with the Revolving Facility, the "Ford Credit Facilities"), Mr. Smith personally guaranteed the obligations of the Company under the Ford Credit Facilities, and such obligations were further secured with a pledge of shares of common stock of SMI owned directly by him or through Sonic Financial Corporation and having an estimated value at December 31, 1997 of approximately $50.0 million (the "Revolving Pledge").

     In December 1997, upon increase of the borrowing limit under the Revolving Facility to the maximum loan commitment of $75.0 million, the Revolving Pledge remained in place, Mr. Smith's guarantee of the Revolving Facility was released and Mr. Smith was required to lend $5.5 million (the "Subordinated Smith Loan") to the Company to increase its capitalization as the result of offering proceeds being significantly less than expected. The Subordinated Smith Loan was required by Ford Motor Credit as a condition to its agreement to increase the borrowing limit under the Revolving Facility. The Subordinated Smith Loan is evidenced by the Company's Subordinated Promissory Note dated December 1, 1997 in favor of Mr. Smith, bears interest at prime plus 0.5% and matures on November 30, 2000. All amounts owed by the Company to Mr. Smith under the Subordinated Smith Loan are subordinate in right of payment to all amounts owed by the Company under the Ford Credit Facilities pursuant to the terms of a Subordination Agreement dated as of December 5, 1997 between Mr. Smith and Ford Motor Credit.

     In connection with the acquisitions by the Company of Fort Mill Chrysler-Plymouth-Dodge, Bruton Smith advanced approximately $3.5 million to the Company (the "Smith Advance"). The Smith Advance was used by the Company to pay a portion of the cash consideration for this acquisition at closing. The Smith Advance was evidenced by a demand note

                    SONIC AUTOMOTIVE, INC. AND SUBSIDIARIES

7. RELATED PARTIES -- Continued

bearing interest at the minimum statutory rate of 3.83% per annum. The Company repaid in full the principal of and interest on the Smith Advance from the proceeds of the IPO.


Chartown Transactions

     Chartown is a general partnership engaged in real estate development and management. Before the Reorganization, Town & Country Ford maintained a 49% partnership interest in Chartown with the remaining 51% held by SMDA Properties, LLC, a North Carolina limited liability company ("SMDA"). Mr. Smith owns an 80% direct membership interest in SMDA with the remaining 20% owned indirectly through Sonic Financial. In addition, Sonic Financial also held a demand promissory note for approximately $1.6 million issued by Chartown (the "Chartown Note"), which was uncollectible due to insufficient funds. As part of the Reorganization, the Chartown Note was canceled and Town & Country Ford transferred its partnership interest in Chartown to Sonic Financial for nominal consideration. In connection with that transfer, Sonic Financial agreed to indemnify Town & Country Ford for any and all obligations and liabilities, whether known or unknown, relating to Chartown and Town & Country Ford's ownership thereof.


The Bowers Volvo Note

     In connection with Volvo's approval of the Company's acquisition of a Volvo franchise as part of the acquisition of the Bowers Dealerships and Affiliated Companies Acquisition in 1997 (the "Bowers Acquisition"), Volvo, among other things, conditioned its approval upon Nelson Bowers, the Company's Executive Vice President and a Director, acquiring and maintaining a 20% interest in the Company's Sonic Automotive of Chattanooga, LLC ("Chattanooga Volvo") subsidiary that will operate the Volvo franchise. Mr. Bowers financed all of the purchase price for this 20% interest by issuing a promissory note (the "Bowers Volvo Note") in favor of Sonic Automotive of Nevada, Inc. ("Sonic Nevada"), the wholly-owned subsidiary of the Company that controls a majority interest in Chattanooga Volvo. The Bowers Volvo Note is secured by Mr. Bowers' interest in Chattanooga Volvo.

     The Bowers Volvo Note is for a principal amount of $900,000 and bears interest at the lowest applicable federal rate as published by the U.S. Treasury Department in effect on November 17, 1997. Accrued interest is payable annually. The operating agreement of Chattanooga Volvo provides that profits and distributions are to be allocated first to Mr. Bowers to the extent of interest to be paid on the Bowers Volvo Note and next to the other members of Chattanooga Volvo according to their percentages of ownership. No other profits or any losses of Chattanooga Volvo will be allocated to Mr. Bowers under this arrangement. Mr. Bowers' interest in Chattanooga Volvo will be redeemed and the Bowers Volvo Note will be due and payable in full when Volvo no longer requires Mr. Bowers to maintain his interest in Chattanooga Volvo.


Registration Rights Agreement:

     As part of the reorganization of the Company in connection with its initial public offering (the "Reorganization"), the Company entered into a Registration Rights Agreement dated as of June 30, 1997 (the "Registration Rights Agreements") with Sonic Financial, Bruton Smith, Scott Smith and William
S. Egan. Sonic Financial, Bruton Smith, Scott Smith and Egan Group, LLC, an assignee of Mr. Egan (the "Egan Group") currently are the owners of record of 4,440,625, 1,035,625, 478,125 and 295,625 shares of Class B Common Stock, respectively. Upon the registration of any of their shares or as otherwise provided in the Company's Amended and Restated Certificate of Incorporation, such shares will automatically be converted into a like number of shares of Class A Common Stock. Subject to certain limitations, the Registration Rights Agreements provide Sonic Financial Corporation ("SFC"), Bruton Smith, Scott Smith and the Egan Group with certain piggyback registration rights that permit them to have their shares of Common Stock, as selling security holders, included in any registration statement pertaining to the registration of Class A Common Stock for issuance by the Company or for resale by other selling security holders, with the exception of registration statements on Forms S-4 and S-8 relating to exchange offers (and certain other transactions) and employee stock compensation plans, respectively. These registration rights will be limited or restricted to the extent an underwriter of an offering, if an underwritten offering, or the Company's Board of Directors, if not an underwritten offering, determines that the amount to be registered by Sonic Financial, Bruton Smith, Scott Smith or the Egan Group would not permit the sale of Class A Common Stock in the quantity and at the price originally sought by the Company or

                    SONIC AUTOMOTIVE, INC. AND SUBSIDIARIES

7. RELATED PARTIES -- Continued

the original selling security holders, as the case may be. The Registration Rights Agreement expires on the November 17, 2007. Sonic Financial is controlled by the Company's Chairman and Chief Executive Officer, Bruton Smith.



Other Related Party Transactions

     Prior to June 30, 1997, two dealership subsidiaries of the Company had each made several non-interest bearing advances to SFC ($2.5 million at December 31, 1996). In preparation for the Reorganization, a demand promissory note by SFC evidencing $2.1 million of these advances was canceled in June 1997 in exchange for the redemption of certain shares of the capital stock of Town & Country Ford held by SFC. In addition, a demand promissory note by SFC evidencing $509,000 of these advances was canceled in June 1997 pursuant to a dividend.

     The Company had amounts receivable from affiliates of $1.0 million at December 31, 1997. Of this amount, $622,000 relates to advances made by the Company to SFC at December 31, 1997. The remaining $425,000 at December 31, 1997, primarily relates to receivables from executives of the Company who were former owners of certain dealerships acquired in 1997. These receivables resulted from differences in the negotiated and actual net book value of the dealerships at the date of acquisitions. The amounts receivable from affiliates are non-interest bearing and are classified as current based on the expected repayment dates.

     The Company had amounts payable to affiliates of $914,000, $4.8 million at December 31, 1996 and 1997 respectively. Amounts payable to affiliates includes a note payable to the Company's Executive Vice-President and former owner of the Bowers Dealerships resulting from the acquisition of the Bowers Dealerships. The note is payable in 28 equal quarterly installments bearing interest at prime less 0.5%. The balance outstanding under this note was $4.0 million at December 31, 1997. The current portion of this note amounted to $445,000 at December 31, 1997. The remaining portion of the amount payable to affiliates consisted of loans from affiliates, the majority of which bear interest at 8.75%, and is classified as noncurrent based upon the expected repayment dates.

     During the years ended December 31, 1995 and December 31, 1996, Town & Country Ford paid $48,000 to SFC as a management fee. SFC's services to Town & Country Ford have included performance of the following functions, among others: maintenance of lender and creditor relationships; tax planning; preparation of tax returns and representation in tax examinations; record maintenance; internal audits and special audits; assistance to independent public accountants; and litigation support to company counsel. Payments of fees to and receipt of services from SFC ceased in 1997.

     Beginning in early 1997, certain of Sonic's dealerships have entered into arrangements to sell to their customers credit life insurance policies underwritten by American Heritage Life Insurance Company, an insurer unaffiliated with Sonic ("American Heritage"). American Heritage in turn reinsures all of these policies with Provident American Insurance Company, a Texas insurance company and a wholly-owned subsidiary of SFC. Under these arrangements, the dealerships paid an aggregate of $576,000 to American Heritage in premiums for these policies for the twelve months ended December 31, 1997. The Company terminated this arrangement with American Heritage in 1997.


8. CAPITAL STRUCTURE, PUBLIC OFFERING OF COMMON STOCK, AND PER SHARE DATA

     Preferred Stock -- In 1997, the Company authorized 3 million shares of "blank check" preferred stock with such designations, rights and preferences as may be determined from time to time by the Board of Directors. No preferred shares were issued and outstanding as of December 31, 1997.

     In March 1998, the Board of Directors designated 300,000 shares of preferred stock as Class A Convertible Preferred Stock, par value $0.10 per share, which was divided into 100,000 of Series I Convertible Preferred Stock, par value $0.10 per share (the "Series I Preferred Stock"), 100,000 shares of Series II Convertible Preferred Stock, par value $0.10 per share (the "Series II Preferred Stock"), and 100,000 shares of Series III Convertible Preferred Stock, par value $0.10 per share (the "Series III Preferred Stock" and together with the Series I Preferred Stock and the Series II Preferred Stock, collectively, the "Preferred Stock").

     The Preferred Stock has a liquidation preference of $1,000 per share. Each share of Preferred Stock is convertible, at the option of the holder, into that number of shares of Class A Common Stock as is determined by dividing $1,000 by the

                    SONIC AUTOMOTIVE, INC. AND SUBSIDIARIES

8. CAPITAL STRUCTURE, PUBLIC OFFERING OF COMMON STOCK, AND PER SHARE DATA -- Continued

average closing price for the Class A Common Stock on the NYSE for the 20 days preceding the date of issuance of the shares of Preferred Stock (the "Market Price"). Conversion of Series II Preferred Stock and Series III Preferred Stock is subject to certain adjustments which have the effect of limiting increases and decreases in the value of the Class A Common Stock receivable upon conversion by 10% of the original value of the shares of Series II Preferred Stock or Series III Preferred Stock.

     The Preferred Stock is redeemable at the Company's option at any time after the date of issuance. The redemption price of the Series I Preferred Stock is $1,000 per share. The redemption price for the Series II Preferred Stock and Series III Preferred Stock is as follows: (i) prior to the second anniversary of the date of issuance, the redemption price is the greater of $1,000 per share or the aggregate Market Price of the Class A Common Stock into which it could be converted at the time of redemption, and (ii) after the second anniversary of the date of issuance, the redemption price is the aggregate Market Price of the Class A Common Stock into which it could be converted at the time of redemption.

     Each share of Preferred Stock entitles its holder to a number of votes equal to that number of shares of Class A Common Stock into which it could be converted as of the record date for the vote. Holders of preferred stock are entitled to participate in dividends payable on the Class A Common Stock on an "as-if-converted" basis. The Preferred Stock has no preferential dividends.

     Stock Split -- All share and per share amounts included in the accompanying financial statements for all periods presented have been adjusted to reflect a 625 for 1 stock split of the Class B Common Stock effective as of October 16, 1997.

     Public Offering of Common Stock -- The Company completed an IPO of 5.0 million shares of its Class A Common Stock, par value $0.01 per share, on November 12, 1997 at a price of $12 per share. Net proceeds of the IPO of approximately $53.7 million were used to finance acquisitions (see Note 2) and to repay amounts borrowed under lines of credit related to the acquisitions. Class A Common Stock entitles its holder to one vote per share, while Class B Common Stock entitles its holder to ten votes per share, except in certain circumstances.

     Warrants -- In connection with the acquisition of Dyer Volvo in November 1997, the Company issued on January 15, 1998 warrants to purchase 44,391 shares of Class A Common Stock at $12 per share, which is currently exercisable and expires on January 15, 2003. The Company has recorded the issuance of such warrants at an estimated fair value pending completion of an independent valuation.

     Per Share Data -- The calculation of diluted net income per share considers the potential dilutive effect of options and shares under the Company's stock compensation plans, Class A Common Stock purchase warrants, and Class A Convertible Preferred Stock. The following table illustrates the dilutive effect of such items on EPS:



                                                                                          Unaudited
                                                    For the twelve months ended    For the six months ended
                                                         December 31, 1997              June 30, 1998
                                                   ----------------------------- ----------------------------
                                                                      Per-Share                     Per-Share
                                                    Income   Shares     Amount    Income   Shares    Amount
                                                   -------- -------- ----------- -------- -------- ----------
                                                   (Dollars and Shares in thousands except per share amounts)
Basic EPS
Income available to common shareholders ..........  $3,702   6,949    $  0.53     $6,804   11,264   $  0.60
                                                                      =======                       =======
Effect of Dilutive Securities
Stock compensation plans .........................      --      --                    --      202
Warrants .........................................      --      --                    --        9
Convertible Preferred Stock ......................      --      --                    --      162
                                                    ------   -----                ------   ------
Diluted EPS
Income available to common shareholders + assumed
 conversions .....................................  $3,702   6,949    $  0.53     $6,804   11,637   $  0.58
                                                    ======   =====    =======     ======   ======   =======

     Options to purchase 588,000 shares of Class A Common Stock at $12 per share were outstanding in November and December of 1997, but were not included in the computation of diluted EPS because the options' were anti-dilutive.

                    SONIC AUTOMOTIVE, INC. AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- Continued


9. EMPLOYEE BENEFIT PLANS

     Substantially all of the employees of the Company are eligible to participate in a 401(k) plan maintained by SFC. Contributions by the Company to the plan were not significant in any period presented.


Formula Stock Option Plan

     In March 1998, the Board of Directors adopted the Formula Stock Option Plan for the benefit of the Company's outside directors. The plan authorized options to purchase up to an aggregate of 300,000 shares of Class A Common Stock. Under the plan, each outside director shall be awarded on or before March 31st of each year an option to purchase 10,000 shares at an exercise price equal to the fair market value of common stock at the date of the award.


Employee Stock Purchase Plan

     Effective January 1, 1998, the Board of Directors and stockholders of the Company adopted the Employee Stock Purchase Plan (the "ESPP"). Under the terms of the ESPP, on January 1 of each year all eligible employees electing to participate will be granted an option to purchase shares of Class A Common Stock. The Company's Compensation Committee will annually determine the number of shares of Class A Common Stock available for purchase under each option. The purchase price at which Class A Common Stock will be purchased through the ESPP will be 85% of the lesser of (i) the fair market value of the Class A Common Stock on the applicable Grant Date and (ii) the fair market value of the Class A Common Stock on the applicable Exercise Date. Options will expire on the last exercise date of the calendar year in which granted.

     On March 20, 1998, the Board of Directors, pursuant to the Company's ESPP, increased the authorized shares from 150,000 to 300,000 and issued options exercisable for 150,000 shares of Class A Common Stock granting 310 shares per participant participating in the ESPP.


Stock Option Plan

     In October 1997, the Board of Directors and stockholders of the Company adopted the Company's 1997 Stock Option Plan (the "Stock Option Plan") with respect to Common Stock in order to attract and retain key personnel. Under the Stock Option Plan, options to purchase up to an aggregate of 1.1 million shares of Class A Common Stock may be granted to key employees of the Company and its subsidiaries and to officers, directors, consultants and other individuals providing services to the Company. In November 1997, the Company granted options to purchase 588,000 shares of Class A Common Stock at an exercise price equal to the initial public offering price of $12.00 per share. All of these options will become exercisable in three equal annual installments beginning in October 1998 with the last installment vesting in October 2000, and all these options will expire in October 2007.

     The Company has adopted the disclosure-only provisions of SFAS No. 123. The Company granted 588,000 options in 1997 with weighted average grant-date fair values of $5.66. No compensation cost has been recognized for the Stock Option Plan. Had compensation cost for the stock options been determined based on their fair value method as prescribed by SFAS No. 123, the Company's pro forma net income and basic net income per share would have been $3.6 million and $0.51, respectively, for 1997.

     The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions: expected volatility of 50% in 1997; risk-free interest rate of 5.6% in 1997; and expected lives of 5 years in 1997. The model reflects that no dividends were declared in 1997 and assumes that no dividends will be declared in the future.


10. COMMITMENTS AND CONTINGENCIES

Operating Leases:

     The Company leases certain of its dealership facilities under noncancelable operating leases with terms ranging from one to twelve years, with renewal options of up to ten years. A majority of the dealership facilities are owned by officers, directors or holders of 5% or more of the Common Stock of the Company or their affiliates. Minimum future rental payments required under noncancelable operating leases are as follows:

                    SONIC AUTOMOTIVE, INC. AND SUBSIDIARIES

10. COMMITMENTS AND CONTINGENCIES -- Continued



                            Related Parties   Third Parties    Total
Year ending December 31,   ----------------- --------------- ---------
1998 .....................      $ 3,849          $ 2,023      $ 5,872
1999 .....................        3,852            1,452        5,304
2000 .....................        3,786            1,400        5,186
2001 .....................        3,448            1,380        4,828
2002 .....................        3,338            1,050        4,388
Thereafter ...............       16,146            4,480       20,626
                                -------          -------      -------
Total ....................      $34,419          $11,785      $46,204
                                =======          =======      =======

     Total rent expense for the years ended December 31, 1995, 1996, and 1997 was approximately $841,000, $870,000, and $2.4 million, respectively. Of these amounts, $841,000, $870,000 and $1.3 million, respectively, were paid to related parties.


Other Contingencies:

     The Company is contingently liable for customer contracts placed with financial institutions of approximately $741,000 and $302,000 at December 31, 1996 and 1997, respectively. However, the Company's potential loss is limited to the difference between the present value of the installment contract at the date of the repossession and the market value of the vehicle at the date of sale. Other accrued liabilities include a provision for repossession losses. The Company provides a reserve for repossession losses based on the ratio that historical loss experience bears to the amount of outstanding customer contracts.

     The Company has available $1.5 million under draft-clearing credit lines with a bank in order to immediately fund the Company's checking account for sold vehicle contracts from other financial institutions. The Company is contingently liable to the bank until the contracts are approved by the financial institutions. Amounts outstanding under these lines at December 31, 1996 and 1997 were $151,000 and $432,000, respectively.

     The Company is involved in various legal proceedings. Management believes that the outcome of such proceedings will not have a materially adverse effect on the Company's financial position or future results of operations and cash flows.

     The Company has not entered into any agreement with respect to the approval by Jaguar of the proposed acquisition of the assets of the Jaguar of Chattanooga dealership (the "Jaguar Dealership") by the Company as part of the Bowers Acquisition. The Company and Jaguar are continuing to negotiate with respect to this matter, although no assurance can be given that such negotiations will result in an arrangement that is favorable to the Company. If Jaguar refuses to give its approval to the Company, the Company may not be able to acquire the Jaguar Dealership. The Jaguar Dealership accounts for less than 1.5% of the Company's 1997 revenues and profits, respectively.


11. SUMMARY OF QUARTERLY FINANCIAL DATA (UNAUDITED)

     The following table summarizes the Company's results of operations as presented in the Consolidated Statements of Income by quarter for 1996 and 1997. Amounts below reflect reclassifications of previously reported amounts to conform with current year presentation and exclude net income per share for those periods prior to the completion of the Offering.

                    SONIC AUTOMOTIVE, INC. AND SUBSIDIARIES

11. SUMMARY OF QUARTERLY FINANCIAL DATA (UNAUDITED) -- Continued



                                               First       Second        Third         Fourth
                                              Quarter     Quarter       Quarter        Quarter
                                            ----------- ----------- -------------- --------------
Year Ended December 31, 1996:
 Total revenues ...........................  $ 85,684    $ 104,021    $   93,910     $   93,252
 Gross profit .............................  $ 10,654    $  11,860    $   11,581     $   11,725
 Operating income .........................  $  2,644    $   2,920    $    2,530     $    2,973
 Income before taxes and minority interest   $  1,604    $   1,254    $    1,121     $    1,042
Year Ended December 31, 1997:
 Total revenues ...........................  $ 98,785    $ 114,101    $  127,356     $  195,759
 Gross profit .............................  $ 11,228    $  13,236    $   15,105     $   25,179
 Operating income .........................  $  2,262    $   3,393    $    3,469     $    5,782
 Income before taxes and minority interest   $    926    $   1,577    $    1,526     $    1,969
 Net income ...............................  $    541    $     999    $      911     $    1,251
 Diluted net income per share .............                           $     0.15     $     0.14

12. SUBSEQUENT EVENTS (UNAUDITED)


Pending Acquisitions

     The Company has entered into definitive agreements to acquire a dealership located in Chattanooga, Tennessee and a dealership group comprised of three dealerships located in Daytona Beach, Florida for an aggregate purchase price of approximately $26.2 million plus the net book value of the assets acquired. The aggregate purchase price will be payable in approximately 12,183 shares of Preferred Stock with a liquidation preference of approximately $1,000 per share and the balance payable in cash obtained from the Company's existing opearations and from the private placement of the Company's 11% Senior Subordinated Notes in July 1998 (the "Offering" -- see Note 12). These acquisitions are expected to be consummated in the third quarter of 1998.


Acquisitions Completed Subsequent to June 30, 1998

     In July 1998, the Company completed its previously announced acquisition of Hatfield Automotive Group located in Columbus Ohio (the "Hatfield Acquisition") for a total purchase price of $48.6 million, paid with $34.6 million in cash and with 14,025 shares of Series I Preferred Stock (see Note 8) having a liquidation preference of approximately $14.0 million. Of the cash portion of the purchase price, $26.2 million was financed with borrowings under the Revolving Facility (see Note 5), which was subsequently repaid with proceeds from the Offering, and $8.4 million with proceeds from the Offering.


     In September 1998, the Company completed its previously announced acquisition of the Higginbotham Automotive Group (the "Higginbotham Acquisition") for a total price of approximately $27.0 million including the repayment of approximately $2.7 million in indebtedness. The total purchase price was paid with approximately $18.2 million in cash, paid for with proceeds from the Offering, and Class A Common Stock with a market value of approximately $8.3 million as of the closing date of the acquisition. The remaining $0.5 million of the cash portion of the purchase price is payable in December 1998.



Acquisitions Completed During the Six Months Ended June 30, 1998

     On January 1, 1998, the Company began operation and obtained control of Clearwater Toyota, Clearwater Mitsubishi and Clearwater Collision Center (the "Clearwater Acquisition") located in Clearwater, Florida. On April 1, 1998, the Company began operation and obtained control of Capitol Chevrolet and Imports located in Montgomery, Alabama (the "Montgomery Acquisition"), Century BMW located in Greenville, South Carolina (the "Century Acquisition") and Heritage Lincoln-Mercury located in Greenville, South Carolina (the "Heritage Acquisition"). On May 1, 1998, the Company began operation and obtained control of Casa Ford of Houston, Inc. located in Houston, Texas (the "Casa Ford Acquisition"). The aggregate purchase price for the Clearwater Acquisition, the Montgomery Acquisition, the Century Acquisition, the Heritage Acquisition, and the Casa Ford Acquisition (collectively, the "1998 Acquisitions") was approximately $40.7 million, paid with $29.0 million in cash and with 13,034 shares of Preferred Stock (381 shares of Series I Preferred Stock, 6,380 shares of Series II Preferred Stock, and 6,273 shares of Series III Preferred Stock -- see Note 8) having an aggregate liquidation preference of approximately $13.0 million and an estimated fair value of approximately $11.7 million. Of the $29.0 million cash portion of the aggregate purchase price, $15.4 million was financed with borrowings under the Revolving Facility,

                    SONIC AUTOMOTIVE, INC. AND SUBSIDIARIES

12. SUBSEQUENT EVENTS (UNAUDITED) -- Continued

which was subsequently repaid with the proceeds from the Offering, $12.9 million with the proceeds from the Offering, and $0.1 million with cash generated from the Company's existing operations. The remaining $0.6 million of the cash portion of the purchase price is payable to the seller of the Montgomery Acquisition on the first and second anniversaries of the closing date of the Montgomery Acquisition. In addition, the Company will issue to the seller of the Century Acquisition warrants to purchase 75,000 shares of the Company's Class A Common Stock at a purchase price equal to the market value of the Class A Common Stock on the date of grant. The Company will record these warrants at fair value at time of issuance. In accordance with terms of the Clearwater Acquisition and the Montgomery Acquisition, the Company may be required to pay additional amounts up to $5.1 million contingent on the future performance of the dealerships acquired in such acquisitions. In addition, in accordance with the terms of the Casa Ford Acquisition, the Company may be required to pay additional amounts to the seller equal to five times the amount by which the dealership's pre-tax earnings for 1998, if any, exceed $2.5 million, and five times the amount by which the dealership's pre-tax earnings for 1999, if any, exceed the greater of $2.5 million or the dealership's 1998 pre-tax earnings. Any additional amounts paid will be accounted for as additional goodwill. The Payable for Acquisitions in the amount of $16.1 million included in the accompanying consolidated financial statements represents the cash consideration paid for the Montgomery Acquisition, Century Acquisition, Heritage Acquisition, and Casa Ford Acquisition upon the closing of such acquisitions in July 1998.

     The 1998 Acquisitions have been accounted for using the purchase method of accounting and the results of operations of such acquisitions have been included in the accompanying unaudited consolidated financial statements from the date the Company began operation and obtained control. The purchase price of the 1998 Acquisitions has been allocated as shown below to the assets and liabilities acquired based on their estimated fair market value at the acquisition date. The purchase price and corresponding goodwill may ultimatley be different than amounts recorded depending on the actual fair value of tangible net assets acquired and changes in the estimated fair value of Preferred Stock (see Note 8).


         Working capital ........................  $ 11,826
         Property and equipment .................     2,462
         Goodwill ...............................    29,147
         Non-current liabilites assumed .........    (2,699)
                                                   --------
         Total purchase price ...................  $ 40,736
                                                   ========

     The following unaudited pro forma financial information presents a summary of consolidated results of operations as if the Clearwater Acquisition, Montgomery Acquisition, Century Acquisition, Heritage Acquisition, Casa Ford Acquisition, and acquisition of dealership groups completed in 1997 had occurred at the beginning of the period in which the acquisitions were completed and at the beginning of the immediately preceding period after giving effect to certain adjustments, including amortization of goodwill, interest expense on acquisition debt and related income tax effects. The pro forma financial information does not give effect to adjustments relating to net reductions in floor plan interest expense resulting from re-negotiated floor plan financing agreements or to reductions in salaries and fringe benefits of former owners or officers of acquired dealerships who have not been retained by the Company or whose salaries have been reduced pursuant to employment agreements with the Company. The pro forma results have been prepared for comparative purposes only and are not necessarily indicative of the results of operations that would have occurred had the acquisitions been completed at the beginning of the periods presented. These results are also not necessarily indicative of the results of future operations.



                                           Three Months Ending          Six Months Ending
                                                June 30,                    June 30,
                                       --------------------------- ---------------------------
                                            1997          1998          1997          1998
                                       ------------- ------------- ------------- -------------
Total revenues .......................   $ 359,659     $ 391,992     $ 689,565     $ 728,588
Gross profit .........................   $  44,401     $  50,376     $  84,046     $  94,551
Net Income ...........................   $   3,676     $   5,043     $   5,192     $   6,901
Diluted net income per share .........   $    0.30     $    0.39     $    0.42     $    0.54

                    SONIC AUTOMOTIVE, INC. AND SUBSIDIARIES

12. SUBSEQUENT EVENTS (UNAUDITED) -- Continued


Manufacturer's Restrictions on Acquisitions

     In August 1998, in the course of acquiring Jaguar franchises associated with dealerships in Chattanooga, Tennessee and Greenville, South Carolina, Jaguar declined to consent to the Company's proposed acquisitions of those franchises. The Company therefore agreed with Jaguar not to acquire any Jaguar franchise until August 2001.


Dealership Leases:

     On July 9, 1998, the Company entered into, subject to the approval of the Company's Board of Directors and the Company's independent directors, a Strategic Alliance Agreement and Agreement for the Mutual Referral of Acquisition Opportunities (the "Alliance Agreement") with an operating partnership controlled by Mar Mar Realty Trust, a Maryland real estate investment trust ("MMRT"). MMRT owns the real estate associated with various automobile dealerships, automotive aftermarket retailers and other automotive related businesses and leases such property to the business operators located thereon. O. Bruton Smith, the Company's Chairman and Chief Executive Officer, serves as the chairman of MMRT's board of trustees and is presently its controlling shareholder.

     Under the Alliance Agreement, the Company has agreed to refer real estate acquisition opportunities that arise in connection with its dealership acquisitions to MMRT. In exchange, MMRT has agreed to refer dealership acquisition opportunities to the Company and to provide to the Company, at the Company's cost, certain real estate development, maintenance, survey, and inspection services. Pursuant to the Alliance Agreement, the Company has entered into contracts to sell the real estate associated with Town and Country Toyota and Fort Mill Ford, two of the Company's dealerships, for an aggregate purchase price of $10.3 million. In addition, the Alliance Agreement provides for an agreed form of lease (the "Sonic Form Lease") pursuant to which MMRT would lease real estate to the Company should MMRT acquire real estate associated with any of the Company's operations. Presently, the Company leases or intends to lease from MMRT 18 parcels of land associated with 16 of its dealerships, including the real estate associated with Town and Country Toyota and Fort Mill Ford which the Company will lease back from MMRT pursuant to leases substantially similar to the Sonic Form Lease. The aggregate initial annual base rent to be paid by the Company for all 18 properties under the leases with MMRT is approximately $6.4 million.

     Preferred Stock reported in the accompanying Unaudited Consolidated Balance Sheet as of June 30, 1998 consists of 381 shares of Series I Preferred Stock, 6,380 shares of Series II Preferred Stock, and 6,273 shares of Series III Preferred Stock issued in connection with the consummation of the 1998 Acquisitions (see Note 2). These shares of Preferred Stock were preliminarily recorded at their estimated fair value pending completion of an independent valuation.

     In connection with the Century Acquisition, the Company will issue to the seller of the Century Acquisition warrants to purchase 75,000 shares of the Company's Class A Common Stock at a purchase price equal to the market value of the Class A Common Stock on the date of grant. The Company will record these warrants at fair value at time of issuance.


Debt Covenants

     At March 31, 1998 and June 30, 1998, the Company was not in compliance with a financial covenant of the Revolving Facility. Ford Motor Credit has provided the Company with a waiver of this violation through December 31, 1998. Management expects to be in compliance with or to have amended the financial covenant such that subsequent to December 31, 1998 they will be in compliance. The Company did not meet the specified total debt to tangible equity ratios required by the Revolving Facility at March 31, 1998 and at June 30, 1998 and has obtained a waiver with regard to such requirement from Ford Motor Credit. The waiver is subject to certain requirements to the effect that the Company must meet modified ratios after December 31, 1998 and December 31, 1998. In connection with the Offering, the Company and Ford Motor Credit amended the Revolving Facility to provide that the Company's 11% Senior Subordinated Notes due 2008 (the "Notes"), which are subordinated to the Revolving Facility, will be treated as equity capital for purposes of this ratio and, accordingly, the Company is in compliance with this covenant after giving effect to the issuance of the Notes.


Senior Notes

     In July 1998, the Company completed its private placement of the Notes. Interest is payable February 1 and August 1 of each year, commencing February 1, 1999. The Notes contain certain restrictive covenants and are unsecured senior subordinated obligations of the Company.

                         INDEPENDENT AUDITORS' REPORT

TO THE BOARD OF DIRECTORS AND STOCKHOLDERS OF
CLEARWATER DEALERSHIPS AND AFFILIATED COMPANIES
CLEARWATER, FLORIDA

     We have audited the accompanying combined balance sheet of Clearwater Dealerships and Affiliated Companies (the "Company"), which are under common ownership and management, as of December 31, 1997, and the related combined statement of income and retained earnings and of cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, such financial statements present fairly, in all material respects, the combined financial position of the Company as of December 31, 1997, and the combined results of its operations and its combined cash flows for the year then ended in conformity with generally accepted accounting principles.



DELOITTE & TOUCHE LLP
Charlotte, North Carolina


February 20, 1998

                CLEARWATER DEALERSHIPS AND AFFILIATED COMPANIES


                            COMBINED BALANCE SHEET


                               December 31, 1997


ASSETS
CURRENT ASSETS:
 Cash and cash equivalents ..........................    $  2,065,437
 Accounts receivable ................................       1,137,797
 Inventories (Note 2) ...............................       9,214,628
 Other current assets ...............................         282,148
                                                         ------------
   Total current assets .............................      12,700,010
PROPERTY AND EQUIPMENT, NET (Notes 3 and 4) .........       7,829,463
GOODWILL ............................................       1,736,154
                                                         ------------
TOTAL ASSETS ........................................    $ 22,265,627
                                                         ============
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
 Notes payable -- floor plan (Note 2) ...............    $  8,321,386
 Notes payable -- stockholder (Note 4) ..............         500,000
 Trade accounts payable .............................         789,425
 Other accrued liabilities ..........................         465,618
 Current maturities of long-term debt ...............       1,089,830
                                                         ------------
   Total current liabilities ........................      11,166,259
                                                         ------------
LONG-TERM DEBT (Note 4) .............................       6,116,808
                                                         ------------
CONTINGENCIES (Note 7)
COMBINED EQUITY (Note 5):
 Common stock of combined companies .................       1,202,064
 Paid-in capital ....................................       1,210,334
 Retained earnings ..................................       2,570,162
                                                         ------------
   Total stockholders' equity .......................       4,982,560
                                                         ------------
TOTAL LIABILITIES AND EQUITY ........................    $ 22,265,627
                                                         ============

                  See notes to combined financial statements.

                CLEARWATER DEALERSHIPS AND AFFILIATED COMPANIES


              COMBINED STATEMENT OF INCOME AND RETAINED EARNINGS


                         Year ended December 31, 1997


REVENUES:
 Vehicle sales ....................................................    $ 108,811,979
 Parts, service and collision repair ..............................       10,499,641
 Finance and insurance (Note 1) ...................................        2,587,028
                                                                       -------------
   Total revenues .................................................      121,898,648
COST OF SALES (Note 1) ............................................      107,095,964
                                                                       -------------
GROSS PROFIT ......................................................       14,802,684
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES ......................       11,617,589
DEPRECIATION AND AMORTIZATION .....................................          389,831
                                                                       -------------
OPERATING INCOME ..................................................        2,795,264
                                                                       -------------
OTHER INCOME AND EXPENSE:
 Interest expense -- floor plan, net (Note 2) .....................           77,253
 Interest expense -- other financing arrangements .................          721,259
 Other income .....................................................         (193,799)
                                                                       -------------
   Total other expense ............................................          604,713
                                                                       -------------
NET INCOME ........................................................        2,190,551
RETAINED EARNINGS, DECEMBER 31, 1996 ..............................        1,271,737
DISTRIBUTIONS .....................................................         (892,126)
                                                                       -------------
RETAINED EARNINGS, DECEMBER 31, 1997 ..............................    $   2,570,162
                                                                       =============
Pro Forma Provision for Income Taxes (Note 1) (unaudited) .........    $     876,000
                                                                       =============
Pro Forma Net Income (Note 1) (unaudited) .........................    $   1,314,551
                                                                       =============

                  See notes to combined financial statements.

                CLEARWATER DEALERSHIPS AND AFFILIATED COMPANIES


                       COMBINED STATEMENT OF CASH FLOWS


                         Year ended December 31, 1997


CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income ........................................................................    $  2,190,551
                                                                                        ------------
 Adjustments to reconcile net income to net cash provided by operating activities:
   Depreciation and amortization ...................................................         389,831
   Changes in assets and liabilities that related to operations:
    Decrease in receivables ........................................................          14,836
    Decrease in inventories ........................................................         115,045
    Increase in other current assets ...............................................        (152,703)
    Decrease in other noncurrent assets ............................................          11,280
    Increase in notes payable -- floor plan ........................................         432,528
    Decrease in accounts payable and other accrued liabilities .....................      (1,058,983)
                                                                                        ------------
     Total adjustments .............................................................        (248,166)
                                                                                        ------------
   Net cash provided by operating activities .......................................       1,942,385
                                                                                        ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of property and equipment ...............................................        (497,762)
                                                                                        ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Stockholder distributions .........................................................        (892,126)
 Payments of long-term debt ........................................................        (756,409)
                                                                                        ------------
   Net cash used in financing activities ...........................................      (1,648,535)
                                                                                        ------------
NET DECREASE IN CASH ...............................................................        (203,912)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD .....................................       2,269,349
                                                                                        ------------
CASH AND CASH EQUIVALENTS, END OF PERIOD ...........................................    $  2,065,437
                                                                                        ============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
 Cash paid during the period for interest ..........................................    $  1,608,448
                                                                                        ============

                  See notes to combined financial statements.

                CLEARWATER DEALERSHIPS AND AFFILIATED COMPANIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS


                         Year ended December 31, 1997


1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization and Business -- Clearwater Dealerships and Affiliated Companies (the "Company") operates two automobile dealerships and a body shop in Tampa, Florida. The Company sells new and used cars and light trucks, sells replacement parts, provides vehicle maintenance, warranty, paint and repair services and arranges financing and insurance. The Company's two dealership locations sell new vehicles manufactured by Mitsubishi and Toyota.

     The accompanying combined financial statements include the accounts of the following entities:

     Clearwater Auto Resources, Inc. (Clearwater Toyota)
     M&S Auto Resources, Inc. (Clearwater Mitsubishi)
     Clearwater Collision Center, Inc.

     The accompanying combined financial statements reflect the financial position, results of operations, and cash flows of each of the above listed companies. The combination of these entities has been accounted for at historical cost in a manner similar to a pooling-of-interest because the entities are under common management and control. All material intercompany transactions have been eliminated.

     Revenue Recognition -- The Company records revenue when vehicles are delivered to customers, and when vehicle service work is performed.

     The Company arranges financing for customers through various financial institutions and receives a commission from the lender equal to the difference between the interest rates charged to customers over the predetermined interest rates set by the financing institution. The Company also receives commissions from the sale of credit life, accident, health and disability insurance and extended service contracts to customers. The Company may be assessed a chargeback fee in the event of early cancellation of a loan, insurance contract, or service contract by the customer. Finance and insurance commission revenue is recorded net of estimated chargebacks at the time the related contract is placed with the financial institution.

     Commissions expense related to finance and insurance commission revenue is charged to cost of sales upon recognition of such revenue, net of estimated chargebacks. Estimated commission expense charged to cost of sales was approximately $608,362 for the year ended December 31, 1997.

     Dealer Agreements -- The Company purchases substantially all of its new vehicles from manufacturers at the prevailing prices charged by the manufacturer to its franchised dealers. The Company's sales could be unfavorably impacted by the manufacturer's unwillingness or inability to supply the dealership with an adequate supply of new vehicle inventory.

     Each dealership operates under a dealer agreement with the manufacturer. The ability of the Company to acquire additional franchises from a particular manufacturer may be limited due to certain restrictions imposed by manufacturers. Additionally, the Company's ability to enter into significant acquisitions may be restricted and the acquisition of the Company's stock by third parties may be limited by the terms of the franchise agreement.

     Cash and Cash Equivalents -- The Company considers contracts in transit and all highly liquid debt instruments with an initial maturity of three months or less to be cash equivalents. Contracts in transit represent cash in transit to the Company from finance companies related to a vehicle purchase and was $1,728,343 at December 31, 1997.

     Inventories -- Inventories of new and used vehicles, including demonstrators and parts and accessories, are valued at the lower of specific cost or market.

                CLEARWATER DEALERSHIPS AND AFFILIATED COMPANIES

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
   POLICIES -- Continued

     Property and Equipment -- Property and equipment are stated at cost. Depreciation is computed using straight-line methods over the estimated useful lives of the assets. The range of estimated useful lives is as follows:



                                                      Useful Lives
                                                     -------------
       Buildings and improvements ..................    31.5 - 39
       Office equipment and fixtures ...............       3 - 7
       Parts, service equipment and vehicles .......       5 - 7
       Company vehicles ............................       5 - 7
       Computer equipment ..........................       5 - 7

     Expenditures for maintenance and repairs are expensed as incurred. Significant betterments are capitalized.

     Goodwill -- Goodwill represents the excess purchase price over the estimated fair value of the net assets acquired and is being amortized over a 15 year period. The Company periodically reviews goodwill to assess recoverability. The Company's policy is to compare the carrying value of goodwill with the expected undiscounted cash flows from operations of the acquired business.

     Income Taxes -- All entities included in the accompanying combined financial statements are S Corporations. As such, these entities do not pay federal or state corporate income taxes on their taxable income. The stockholders are liable for individual income taxes on their respective shares of the Company's taxable income.

     The pro forma provision for income taxes and the pro forma net income for the year ended December 31, 1997 reflect the amounts that would have been recorded had the Company been taxed for federal and state purposes as if it was a C Corporation.

     Concentrations of Credit Risk -- Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash deposits. At times, amounts invested with financial institutions may exceed FDIC insurance limits.

     Concentrations of credit risk with respect to receivables are limited primarily to automobile manufacturers and financial institutions. Credit risk arising from trade receivables from commercial customers is reduced by the large number of customers comprising the trade receivables balances. Trade receivables are concentrated in the Company's market area of Tampa Bay, Florida.

     Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Fair Value of Financial Instruments -- As of December 31, 1997 the fair value of the Company's financial instruments including receivables, notes payable-floor plan, trade accounts payable, notes payable stockholder and long-term debt approximate their book values.

     Advertising -- The Company expenses advertising costs in the period incurred. Advertising expense for 1997 amounted to $2,085,797.


2. INVENTORIES AND RELATED NOTES PAYABLE-FLOOR PLAN

     Inventories at December 31, 1997 consist of the following:


       New vehicles ..................  $ 6,661,309
       Used vehicles .................    1,901,207
       Parts and accessories .........      652,112
                                        -----------
       Total .........................  $ 9,214,628
                                        ===========

                CLEARWATER DEALERSHIPS AND AFFILIATED COMPANIES

2. INVENTORIES AND RELATED NOTES PAYABLE-FLOOR PLAN -- Continued

     All new and certain used vehicles are pledged to collateralize floor plan notes payable to financial institutions in the amount of $8,321,386 at December 31, 1997. The floor plan notes bear interest (8.5% at December 31, 1997) that fluctuates with prime and are payable monthly on the outstanding balance. Total floor plan interest expense amounted to $779,671 in 1997, which is offset by $702,418 of floor plan assistance provided by the manufacturer. The notes payable are due when the related vehicle is sold. As such, these floor plan notes payable are shown as a current liability in the accompanying combined balance sheet.


3. PROPERTY AND EQUIPMENT

     Property and equipment at December 31, 1997 is comprised of the following:



       Land ..................................  $ 1,800,024
       Buildings and improvements ............    5,934,205
       Office equipment and fixtures .........      365,050
       Parts and service equipment ...........      360,514
       Leasehold improvements ................       84,206
       Company vehicles ......................       36,304
       Computer equipment ....................        9,753
                                                -----------
                                                  8,590,056
       Less accumulated depreciation .........     (760,593)
                                                -----------
       Property and equipment, net ...........  $ 7,829,463
                                                ===========

4. FINANCING ARRANGEMENTS

     The Company has an unsecured demand note payable outstanding from a stockholder in the amount of $500,000 at December 31, 1997. Interest on this demand note is charged at 10%.

     Long-term debt at December 31, 1997 consists of the following:


Mortgage note payable, due in monthly principal and interest installments of $33,839, interest payable at
 prime plus 1.0% (8.5% at December 31, 1997), with the unpaid principal balance due May       $ 5,339,809
  31, 2001
Mortgage note payable in monthly principal and interest installments of $6,090, interest payable at
 9.0%, with the unpaid prinicipal balance due February 28, 1999 ..........................        550,203
Notes payable in monthly principal and interest installments of $16,667, interest payable at prime plus
 0.5%, matures January 1, 2002 ...........................................................        800,000
Installment note payable in monthly principal and interest installments of $16,667, interest payable at
 prime plus 1.5%, with the unpaid principal balance due February 1, 2001 .................        516,626
                                                                                              -----------
                                                                                                7,206,638
Less current maturities ..................................................................      1,089,830
                                                                                              -----------
Long-term debt ...........................................................................    $ 6,116,808
                                                                                              ===========

     Future maturities of long-term debt at December 31, 1997 are as follows:


  Year Ending December 31:
  1998 ........................  $ 1,089,830
  1999 ........................    1,131,896
  2000 ........................      606,068
  2001 ........................    4,362,177
  2002 ........................       16,667
                                 -----------
  Total .......................  $ 7,206,638
                                 ===========

                CLEARWATER DEALERSHIPS AND AFFILIATED COMPANIES
              NOTES TO COMBINED FINANCIAL STATEMENTS -- Continued


5. COMBINED EQUITY

     The capital structure of the entities included in the combined financial statements of the Company at December 31, 1997 is as follows:



                                                 Common Stock
                                   -----------------------------------------
                                                    Shares                     Additional
                                      Shares      Issued and                     Paid-in       Retained
                                    Authorized   Outstanding      Amount         Capital       Earnings
                                   ------------ ------------- -------------- -------------- --------------
 Clearwater Auto Resources .......    5,000        5,000       $   200,000    $        --    $ 1,163,380
 M & S Auto Resources ............    1,000        1,000         1,000,000      1,210,334      1,197,699
 Clearwater Collision Center .....     --            --              2,064             --        209,083
                                                               -----------    -----------    -----------
 Total ...........................                             $ 1,202,064    $ 1,210,334    $ 2,570,162
                                                               ===========    ===========    ===========

6. EMPLOYEE BENEFIT PLAN

     The Company has a 401(k) plan, whereby substantially all of the employees of the Company meeting certain service requirements are eligible to participate. Contributions in 1997 by the Company were not significant.


7. CONTINGENCIES

     The Company is involved in various legal proceedings. Management believes that the outcome of such proceedings will not have a materially adverse effect on the Company's financial position or future results of operations and cash flows.


8. SUBSEQUENT EVENT (UNAUDITED)

     The Company entered into an agreement with Sonic Automotive, Inc. ("Sonic") whereby Sonic purchased the net assets of the Company for a total purchase price of approximately $14.9 million subject to adjustment based on the net book value of the purchased assets and assumed liabilities as of the closing date. This purchase price is comprised of $11.5 million of cash, approximately $4 million in convertible preferred stock (3,960 shares) of Sonic and a maximum of $1.8 million in additional cash pursuant to an earnings based earnout provision included in the definitive purchase agreement. The purchase price attributable to the convertible preferred stock will range from a low of the $4 million shown above, to $4.4 million depending upon the market value of the underlying common stock at date of conversion.

                         INDEPENDENT AUDITORS' REPORT

TO THE STOCKHOLDERS OF
HATFIELD AUTOMOTIVE GROUP
Columbus, Ohio

     We have audited the accompanying combined balance sheets of Hatfield Automotive Group (the "Company"), which are under common ownership and management, as of December 31, 1996 and 1997, and the related combined statements of income, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such financial statements present fairly, in all material respects, the combined financial position of the Company as of December 31, 1996 and 1997, and the combined results of its operations and its combined cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.



DELOITTE & TOUCHE LLP
Charlotte, North Carolina

May 22, 1998

                           HATFIELD AUTOMOTIVE GROUP


                            COMBINED BALANCE SHEETS


                 December 31, 1996 and 1997 and June 30, 1998



                                                                    December 31,
                                                          ---------------------------------      June 30,
                                                                1996              1997             1998
                                                          ---------------   ---------------   --------------
                                                                                                (Unaudited)
ASSETS
CURRENT ASSETS:
 Cash and cash equivalents ............................    $ 11,630,711      $ 12,238,729      $14,200,066
 Accounts receivable (no allowance necessary) .........       3,014,936         3,391,406        3,294,135
 Inventories (Note 3) .................................      30,855,389        34,563,796       33,733,029
 Other current assets (Note 6) ........................       5,526,214         6,592,010          480,409
                                                           ------------      ------------      -----------
   Total current assets ...............................      51,027,250        56,785,941       51,707,639
PROPERTY AND EQUIPMENT, NET (Note 4) ..................         817,960         1,064,104          952,309
GOODWILL, NET (Notes 1 and 2) .........................              --           983,333          970,833
                                                           ------------      ------------      -----------
TOTAL ASSETS ..........................................    $ 51,845,210      $ 58,833,378      $53,630,781
                                                           ============      ============      ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
 Notes payable -- floor plan (Note 3) .................    $ 28,941,767      $ 33,705,904      $35,343,179
 Trade accounts payable ...............................       3,182,685         2,035,848        1,374,248
 Other accrued liabilities ............................       1,543,879         1,461,131        1,351,151
 Payable to stockholder's -- current (Note 6) .........       5,986,706         7,162,864          608,939
                                                           ------------      ------------      -----------
   Total current liabilities ..........................      39,655,037        44,365,747       38,677,517
                                                           ------------      ------------      -----------
PAYABLE TO STOCKHOLDERS -- NON-CURRENT
 (Note 6) .............................................       6,815,121         8,176,482        8,325,052
COMMITMENTS AND CONTINGENCIES (Notes 6 and 8)
STOCKHOLDERS' EQUITY (Note 5):
 Common stock of combined companies ...................       2,825,000         2,825,000        2,825,000
 Paid-in capital ......................................         804,000         1,744,000        1,744,000
 Retained earnings ....................................       1,746,052         1,722,149        2,059,212
                                                           ------------      ------------      -----------
   Total stockholders' equity .........................       5,375,052         6,291,149        6,628,212
                                                           ------------      ------------      -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ............    $ 51,845,210      $ 58,833,378      $53,630,781
                                                           ============      ============      ===========

                  See notes to combined financial statements.

                           HATFIELD AUTOMOTIVE GROUP


                         COMBINED STATEMENTS OF INCOME


             For the years ended December 31, 1995, 1996 and 1997
                and the six months ended June 30, 1997 and 1998



                                                                                                  Six months ended
                                                       Year ended December 31,                        June 30,
                                           ----------------------------------------------- -------------------------------
                                                 1995            1996            1997            1997            1998
                                           --------------- --------------- --------------- --------------- ---------------
                                                                                                     (Unaudited)
REVENUES:
 Vehicle sales ...........................  $164,216,610    $213,251,842    $251,980,884    $126,422,557    $133,660,846
 Parts, service and collision repair .....    11,905,030      13,971,959      16,399,819       7,601,130       8,774,251
 Finance and insurance
   (Notes 1 and 6) .......................     4,748,018       6,113,302       6,898,899       3,415,232       4,190,125
                                            ------------    ------------    ------------    ------------    ------------
   Total revenues ........................   180,869,658     233,337,103     275,279,602     137,438,919     146,625,222
COST OF SALES (Note 1) ...................   160,396,271     206,201,099     244,329,244     122,650,266     130,220,430
                                            ------------    ------------    ------------    ------------    ------------
GROSS PROFIT .............................    20,473,387      27,136,004      30,950,358      14,788,653      16,404,792
SELLING, GENERAL AND ADMINIS-
 TRATIVE (Note 6) ........................    13,694,632      16,250,976      20,193,275       9,855,048      11,308,119
MANAGEMENT BONUS (Note 6) ................     3,809,573       6,339,005       7,120,875       3,735,000       3,181,319
DEPRECIATION AND
 AMORTIZATION ............................        38,836         107,461         221,463         106,565         158,210
                                            ------------    ------------    ------------    ------------    ------------
OPERATING INCOME .........................     2,930,346       4,438,562       3,414,745       1,092,040       1,757,144
OTHER INCOME AND EXPENSE:
 Interest expense -- floor plan ..........     2,926,256       3,036,515       3,662,711       1,439,607       1,245,500
 Interest income .........................      (102,265)       (155,804)       (225,802)        (57,897)       (130,399)
 Other (income) expense ..................        37,313         196,030           1,739         (55,134)       (114,878)
                                            ------------    ------------    ------------    ------------    ------------
   Total other expense ...................     2,861,304       3,076,741       3,438,648       1,326,576       1,000,223
                                            ------------    ------------    ------------    ------------    ------------
NET INCOME (LOSS) ........................  $     69,042    $  1,361,821    $    (23,903)   $   (234,536)   $    756,921
                                            ============    ============    ============    ============    ============
Pro Forma Provision (Benefit) for
 Income Taxes (Note 1) (unaudited)........  $     27,000    $    531,000    $     (9,000)   $    (95,667)   $    308,748
                                            ============    ============    ============    ============    ============
Pro Forma Net Income (Loss) (Note 1)
 (unaudited) .............................  $     42,042    $    830,821    $    (14,903)   $   (330,203)   $    448,173
                                            ============    ============    ============    ============    ============

                  See notes to combined financial statements.

                           HATFIELD AUTOMOTIVE GROUP


             COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY (NOTE 5)


             For the years ended December 31, 1995, 1996 and 1997
                    and the six months ended June 30, 1998



                                                   Common                                                   Total
                                             Stock of Combined                           Retained       Stockholders'
                                                 Companies         Paid-in Capital       Earnings          Equity
                                            -------------------   -----------------   --------------   --------------
BALANCE AT DECEMBER 31, 1994 ............        $1,525,000          $   354,000       $  1,402,130     $  3,281,130
 Issuance of common stock ...............           700,000                   --                 --          700,000
 Dividends declared .....................                --                   --         (1,086,941)      (1,086,941)
 Net income .............................                --                   --             69,042           69,042
                                                 ----------          -----------       ------------     ------------
BALANCE DECEMBER 31, 1995 ...............         2,225,000              354,000            384,231        2,963,231
 Issuance of common stock ...............           600,000                   --                 --          600,000
 Capital contribution ...................                --              450,000                 --          450,000
 Net income .............................                --                   --          1,361,821        1,361,821
                                                 ----------          -----------       ------------     ------------
BALANCE DECEMBER 31, 1996 ...............         2,825,000              804,000          1,746,052        5,375,052
 Capital contribution ...................                --              940,000                 --          940,000
 Net loss ...............................                --                   --            (23,903)         (23,903)
                                                 ----------          -----------       ------------     ------------
BALANCE AT DECEMBER 31, 1997 ............         2,825,000            1,744,000          1,722,149        6,291,149
 Net income (unaudited) .................                --                   --            756,921          756,921
                                                 ----------          -----------       ------------     ------------
 Dividends declared (unaudited) .........                --                   --            419,858          419,858
BALANCE AT JUNE 30, 1998 (unaudited)             $2,825,000          $ 1,744,000       $  2,059,212     $  6,628,212
                                                 ==========          ===========       ============     ============

                  See notes to combined financial statements.

                           HATFIELD AUTOMOTIVE GROUP


                       COMBINED STATEMENTS OF CASH FLOWS


             For the years ended December 31, 1995, 1996 and 1997
                and the six months ended June 30, 1997 and 1998



                                                             Year ended December 31,               Six months ended June 30,
                                                 ----------------------------------------------- ------------------------------
                                                       1995            1996            1997           1997            1998
                                                 --------------- --------------- --------------- -------------- ---------------
                                                                                                          (Unaudited)
CASH FLOWS FROM OPERATING
 ACTIVITIES:
 Net income (loss) .............................  $     69,042    $  1,361,821    $    (23,903)   $   (234,536)  $    756,921
                                                  ------------    ------------    ------------    ------------   ------------
 Adjustments to reconcile net income (loss)
   to net cash (used in) provided by
   operating activities:
   Depreciation and amortization ...............        38,836         107,461         221,463         106,565        158,210
   Changes in assets and liabilities that
    related to operations:
    (Increase) decrease in receivables .........      (135,483)     (1,503,996)       (376,470)         55,647         97,271
    Decrease (increase) in inventories .........       130,645      (8,769,439)     (3,624,241)        200,487        830,767
    Decrease (increase) in other current
     assets ....................................    (3,000,000)     (2,525,214)     (1,065,796)     (1,497,867)     6,111,601
    Increase in notes payable -- floor plan            264,242       7,356,921       4,764,137       3,540,914      1,637,275
    Increase (decrease) in accounts payable
     and other accrued liabilities .............     1,041,176       1,106,795      (1,229,584)       (113,253)      (771,580)
                                                  ------------    ------------    ------------    ------------   ------------
     Total adjustments .........................    (1,660,584)     (4,227,472)     (1,310,491)      2,292,493      8,063,544
                                                  ------------    ------------    ------------    ------------   ------------
     Net cash (used in) provided by
       operating activities ....................    (1,591,542)     (2,865,651)     (1,334,394)      2,057,957      8,820,465
                                                  ------------    ------------    ------------    ------------   ------------
CASH FLOWS FROM INVESTING
 ACTIVITIES:
 Purchases of property and equipment ...........      (138,936)       (702,124)       (423,048)             --        (33,914)
 Proceeds from sale of assets ..................            --              --              --          27,892             --
 Purchase of business ..........................            --              --      (1,112,058)     (1,112,058)            --
                                                  ------------    ------------    ------------    ------------   ------------
     Net cash used in investing activities            (138,936)       (702,124)     (1,535,106)     (1,084,166)       (33,914)
                                                  ------------    ------------    ------------    ------------   ------------
CASH FLOWS FROM FINANCING
 ACTIVITIES:
 Net increase (decrease) in amounts payable
   to stockholders .............................     2,306,507       5,144,349       3,037,518       2,190,503     (6,405,354)
 Capital contribution ..........................            --              --         440,000         440,000
 Distributions .................................            --              --              --              --       (419,859)
                                                  ------------    ------------    ------------    ------------   ------------
     Net cash provided by (used in)
       financing activities ....................     2,306,507       5,144,349       3,477,518       2,630,503     (6,825,213)
                                                  ------------    ------------    ------------    ------------   ------------
NET INCREASE (DECREASE) IN CASH
 AND CASH EQUIVALENTS ..........................       576,029       1,576,574         608,018       3,604,294      1,961,337
CASH AND CASH EQUIVALENTS,
 BEGINNING OF PERIOD ...........................     9,478,108      10,054,137      11,630,711      11,630,711     12,238,729
                                                  ------------    ------------    ------------    ------------   ------------
CASH AND CASH EQUIVALENTS, END
 OF PERIOD .....................................  $ 10,054,137    $ 11,630,711    $ 12,238,729    $ 15,235,005   $ 14,200,066
                                                  ============    ============    ============    ============   ============
SUPPLEMENTAL DISCLOSURES OF
 CASH FLOW INFORMATION:
 Cash paid during the period for interest ......  $  1,746,200    $  1,053,437    $  1,263,618    $    669,404   $    470,878
                                                  ============    ============    ============    ============   ============
NON-CASH FINANCING ACTIVITIES:
 Dividends declared but not paid ...............  $  1,086,941              --              --              --             --
 Issuance of common stock in exchange for
   amounts payable to stockholders .............  $    700,000    $    600,000              --              --             --
 Contribution to paid-in capital in exchange
   for amounts payable to stockholders .........            --    $    450,000    $    500,000    $    500,000             --


                  See notes to combined financial statements.

                           HATFIELD AUTOMOTIVE GROUP


                    NOTES TO COMBINED FINANCIAL STATEMENTS


1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization and Business -- Hatfield Automotive Group (the "Company") operates six automobile dealerships and a body shop in Columbus, Ohio. The Company sells new and used cars and light trucks, sells replacement parts, provides maintenance, warranty, paint and repair services and arranges related financing and insurance. The Company's six dealerships sell new vehicles manufactured by Toyota, Lincoln, Mercury, Jeep, Eagle, Volkswagen, Hyundai, Subaru, Isuzu, Chrysler, Plymouth, KIA and Dodge.

     The accompanying combined financial statements include the accounts of the following entities:

   Hatfield Jeep Eagle, Inc., d/b/a Volkswagen West, Jeep Eagle West, Hatfield KIA and Trader Bud's Westside Chrysler Plymouth

     Hatfield Lincoln Mercury, Inc., d/b/a Hatfield Lincoln Mercury

     Westside Dodge, Inc., d/b/a Westside Dodge

     Toyota West, Inc., d/b/a Toyota West

     Hatfield Hyundai, Inc., d/b/a Hatfield Hyundai, Hatfield Isuzu and Hatfield Subaru

     The accompanying combined financial statements reflect the financial position, results of operations, and cash flows of each of the above listed companies. The combination of these entities has been accounted for at historical cost in a manner similar to a pooling-of-interest because the entities are under common management and control. All material intercompany transactions have been eliminated.

     Revenue Recognition -- The Company records revenue when vehicles are delivered to customers, and when vehicle service work is performed.

     The Company arranges financing for customers through various financial institutions and receives a commission from the lender equal to the difference between the interest rates charged to customers over the predetermined interest rates set by the financing institution. The Company also receives commissions from the sale of credit life, accident, health and disability insurance and extended service contracts to customers. The Company may be assessed a chargeback fee in the event of early cancellation of a loan, insurance contract, or service contract by the customer. Finance and insurance commission revenue is recorded net of estimated chargebacks at the time the related contract is placed with the financial institution.

     Commissions expense related to finance and insurance commission revenue is charged to cost of sales upon recognition of such revenue, net of estimated chargebacks. Estimated commission expense charged to cost of sales was approximately $680,378, $718,927 and $959,426 for the years ended December 31, 1995, 1996, and 1997, respectively. Estimated commission expense charged to cost of sales was approximately $426,848 and $534,533 for the six months ended June 30, 1997 and 1998, respectively (unaudited).

     Dealer Agreements -- The Company purchases substantially all of its new vehicles from manufacturers at the prevailing prices charged by the manufacturer to its franchised dealers. The Company's sales could be unfavorably impacted by the manufacturer's unwillingness or inability to supply the dealership with an adequate supply of new vehicle inventory.

     Each dealership operates under a dealer agreement with the manufacturer. The Company's dealer agreement does not give it the exclusive right to sell the manufacturer's product within a given geographic area. The Company could be materially adversely affected if the manufacturer awards franchises to others in the same market where the Company is operating. A similar adverse affect could occur if existing competing franchised dealers increase their market share in the Company's market. The ability of the Company to acquire additional franchises from a particular manufacturer may be limited due to certain restrictions imposed by manufacturers. Additionally, ownership of the Company's stock by third parties may be limited by the terms of the franchise agreements.


     Cash and Cash Equivalents -- The Company considers contracts in transit and all highly liquid debt instruments with an initial maturity of three months or less to be cash equivalents. Contracts in transit represent cash in transit to the Company from finance companies related to a vehicle purchase and were $8,171,520 and $6,270,709 at December 1996 and 1997, respectively.

                           HATFIELD AUTOMOTIVE GROUP

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
   POLICIES -- Continued

     Inventories -- Vehicle inventories are valued at the lower of specific cost or market. Parts and accessories are valued at the lower of first-in, first-out ("FIFO") cost or market.

     Goodwill -- Goodwill represents the excess of purchase price over the estimated fair value of the net assets acquired and is being amortized over a 40 year period. The cumulative amount of goodwill amortized at December 31, 1997 was $16,667. The Company periodically reviews goodwill to assess recoverability. The Company's policy is to compare the carrying value of goodwill with the expected undiscounted cash flows from operations.

     Property and Equipment -- Property and equipment are stated at cost. Depreciation is computed using straight-line methods over the estimated useful lives of the assets. The range of estimated useful lives is as follows:



                                                 Useful Lives
                                                -------------
       Office equipment and fixtures ..........       5
       Parts and service equipment ............       5
       Leasehold improvements .................      10
       Computer equipment .....................       5

     Expenditures for maintenance and repairs are expensed as incurred. Significant betterments are capitalized.

     Income taxes -- All of the Company's dealerships are organized as S Corporations for federal and state income tax purposes. As such, the Company's taxable income is included in the stockholders' annual income tax return. Accordingly, no provision for federal or state income taxes has been included in the Company's statements of income.

     The pro forma provision for income taxes and the pro forma net income for the years ended December 31, 1995, 1996 and 1997, and for the six months ended June 30, 1997 and 1998, reflect amounts that would have been recorded had the Company's income been taxed for federal and state purposes as if it was a C Corporation.

     Concentration of Credit Risk -- Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash deposits. At times, amounts invested with financial institutions may exceed FDIC insurance limits.

     Concentrations of credit risk with respect to receivables are limited primarily to automobile manufacturers and financial institutions. Credit risk arising from trade receivables from commercial customers is reduced by the large number of customers comprising the trade receivables balance. Trade receivables are concentrated in the Company's principal market area of Columbus, Ohio.

     Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Advertising -- The Company expenses advertising costs in the period incurred. Advertising expenses for 1995, 1996 and 1997 amount to $2,619,348, $3,941,810 and $4,475,943, respectively.

     Interim Financial Information -- The accompanying unaudited interim financial information for the six months ended June 30, 1997 and 1998 has been prepared on substantially the same basis as the audited financial statements, and include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial information set forth therein. The results for interim periods are not necessarily indicative of the results to be expected for the entire year.


2. BUSINESS ACQUISITION

     On May 1, 1997, the Company acquired Trader Bud's Westside Chrysler Plymouth for a total purchase price of $1,112,058. The acquisition has been accounted for using purchase accounting and the results of operations of this dealership have been included in the accompanying combined financial statements from the date of acquisition. The total purchase price has been

                           HATFIELD AUTOMOTIVE GROUP

2. BUSINESS ACQUISITION -- Continued

allocated to the assets and liabilities acquired at their estimated fair market value at acquisition date as follows:


       Inventory ......................  $   84,166
       Property and equipment .........      27,892
       Goodwill .......................   1,000,000
                                         ----------
                                         $1,112,058
                                         ==========

     The following unaudited pro forma financial information is presented as if Trader Bud's Westside Chrysler Plymouth were acquired on January 1, 1996 and January 1, 1997, respectively.



                                     Year ended December 31,
                                 -------------------------------
                                       1996            1997
                                 --------------- ---------------
     Revenues ..................  $259,336,000    $281,718,000
     Gross profit ..............    30,612,000      32,684,000
     Net income (loss) .........     1,257,000         (67,000)

     The pro forma results have been prepared for comparative purposes only and are not necessarily indicative of the operating results that would have occurred had Trader Bud's Westside Chrysler Plymouth been acquired on January 1, 1996 and 1997, respectively. These results are also not necessarily indicative of the results of future operations.


3. INVENTORIES AND RELATED NOTES PAYABLE -- FLOOR PLAN

     Inventories consist of the following:



                                          December 31,             June 30,
                                  -----------------------------      1998
                                       1996           1997        (Unaudited)
                                  -------------- -------------- --------------
  New vehicles ..................  $24,597,294    $ 29,227,278   $29,088,954
  Used vehicles .................    5,263,444       4,181,804     3,272,038
  Parts and accessories .........      966,895       1,125,050     1,333,942
  Other .........................       27,756          29,664        38,095
                                   -----------    ------------   -----------
  Total .........................  $30,855,389    $ 34,563,796   $33,733,029
                                   ===========    ============   ===========

     All new and certain used vehicles are pledged to collateralize floor plan notes payable to financial institutions in the amount of $28,941,767 and $33,705,904 at December 31, 1996 and 1997, respectively. The floor plan notes bear interest that fluctuates with prime. Interest is payable monthly on the outstanding balance, ranging from 7.94% to 9.25% and 8.00% to 9.50% at December 31, 1996 and 1997, respectively. The notes payable are due when the related vehicles are sold. As such, these floor plan notes payable are shown as a current liability in the accompanying combined balance sheets.

                           HATFIELD AUTOMOTIVE GROUP
              NOTES TO COMBINED FINANCIAL STATEMENTS -- Continued


4. PROPERTY AND EQUIPMENT

     Property and equipment is comprised of the following:



                                                   December 31,               June 30,
                                          -------------------------------       1998
                                                1996            1997        (Unaudited)
                                          --------------- --------------- ---------------
  Parts and service equipment ...........  $  1,173,892    $  1,404,291    $  1,412,254
  Office equipment and fixtures .........       424,894         504,973         530,926
  Leasehold improvements ................       303,407         422,616         360,104
  Computer equipment ....................        35,999          57,252          57,252
                                           ------------    ------------    ------------
                                              1,938,192       2,389,132       2,360,536
  Less accumulated depreciation .........    (1,120,232)     (1,325,028)     (1,408,227)
                                           ------------    ------------    ------------
  Property and equipment, net ...........  $    817,960    $  1,064,104    $    952,309
                                           ============    ============    ============

5. COMBINED EQUITY

     The capital structure of the entities included in the combined financial statements of the Company at December 31, 1996 is as follows:



                                                                   Common Stock
                                           ------------------------------------------------------------
                                                                              Shares
                                                Par           Shares        Issued and                      Paid-In
                                               Value        Authorized     Outstanding        Amount        Capital
                                           -------------   ------------   -------------   -------------   -----------
Hatfield Jeep Eagle, Inc. ..............       No Par          5,000            100        $  225,000      $354,000
Hatfield Lincoln Mercury, Inc. .........      $   100         10,000          6,000           600,000       450,000
Westside Dodge, Inc. Voting ............       No par          5,000          4,000           800,000            --
Non-voting .............................       No par          5,000          1,000           200,000            --
Toyota West, Inc.  Voting ..............       No par            250            250           250,000            --
Non-voting .............................       No par            250            250           250,000            --
Hatfield Hyundai, Inc. .................       No par            750            750           500,000            --
                                                                                           ----------      --------
Total ..................................                                                   $2,825,000      $804,000
                                                                                           ==========      ========

     The capital structure of the entities included in the combined financial statements of the Company at December 31, 1997 is as follows:



                                                                   Common Stock
                                           ------------------------------------------------------------
                                                                              Shares
                                                Par           Shares        Issued and                       Paid-In
                                               Value        Authorized     Outstanding        Amount         Capital
                                           -------------   ------------   -------------   -------------   -------------
Hatfield Jeep Eagle, Inc. ..............       No Par          5,000            100        $  225,000      $1,294,000
Hatfield Lincoln Mercury, Inc. .........      $   100         10,000          6,000           600,000         450,000
Westside Dodge, Inc. Voting ............       No par          5,000          4,000           800,000              --
Non-voting .............................       No par          5,000          1,000           200,000              --
Toyota West, Inc. Voting ...............       No par            250            250           250,000              --
Non-voting .............................       No par            250            250           250,000              --
Hatfield Hyundai, Inc. .................       No par            750            750           500,000              --
                                                                                           ----------      ----------
Total ..................................                                                   $2,825,000      $1,744,000
                                                                                           ==========      ==========

6. RELATED PARTIES

     The management bonuses were paid to Company stockholders and certain management companies owned by a Company stockholder. Unpaid bonuses and dividends are included in the amounts payable to stockholders -- non-current.

                           HATFIELD AUTOMOTIVE GROUP

6. RELATED PARTIES -- Continued

     Included in finance and insurance revenues are $433,599, $489,005 and $480,875 for 1995, 1996 and 1997, respectively, in commissions generated from selling credit life policies to customers which have been distributed to a company owned by a stockholder.

     Other current assets at December 31, 1996 and 1997 include $5,525,214 and $6,653,925, respectively, of cash owned by stockholders on deposit in the Company's cash management account. A liability for this amount is included in amounts payable to stockholders -- current.

     The Company leases all of its operating facilities directly from a Company stockholder or from a corporation which is owned by that stockholder. Rent expense under these leases was $1,680,000 in 1995 and 1996 and $2,360,000 in 1997. The Company also paid $166,756, $190,500 and $216,332 to these related parties for property taxes for the years ended December 31, 1995, 1996 and 1997, respectively. Total rent expense was $1,746,050 in 1995, $1,724,660 in 1996, and $2,469,859 in 1997.

     Other leases consist primarily of leases for office and computer equipment. Future minimum rental payments required under noncancelable operating leases at December 31, 1997 are as follows:



                            Related Party       Other          Total
                           ---------------   -----------   -------------
Year ending December 31:
1998 ...................      $2,460,000      $189,835      $2,649,835
1999 ...................       2,460,000       128,435       2,588,435
2000 ...................       2,335,000       109,618       2,444,618
2001 ...................         300,000        29,080         329,080
2002 ...................              --        15,798          15,798
                              ----------      --------      ----------
Total ..................      $7,555,000      $472,766      $8,027,766
                              ==========      ========      ==========

7. EMPLOYEE BENEFIT PLAN

     The Company has a contributory 401(k) plan covering substantially all employees. Company contributions to the plan are equal to 25% of the first 6% of participant contributions. Company contributions amounted to $47,528, $63,015 and $76,922 in 1995, 1996, and 1997, respectively.


8. CONTINGENCIES

     The Company is involved in various legal proceedings incurred in the normal course of business. Management believes that the outcome of such proceedings will not have a materially adverse effect on the Company's financial position or future results of operations and cash flows.


9. SUBSEQUENT EVENT (UNAUDITED)

     In February 1998, the Company signed an asset purchase agreement with Sonic Automotive, Inc. ("Sonic") whereby Sonic would purchase substantially all of the Company's assets for a total price of approximately $48.6 million plus the assumption of certain liabilities of the Company. This acquisition was consummated in July 1998. The total purchase price is subject to adjustment based on a final determination of the value of the net current assets of the Company. Of the total purchase price Sonic paid approximately $34.6 million in cash and the balance was paid by the issuance of preferred stock with a liquidation preference of approximately $14.0 million as of the closing date of the acquisition. The acquisition of the assets of Toyota West, Inc. was closed in escrow pending the approval of Toyota for the acquisition of this dealership.

                         INDEPENDENT AUDITORS' REPORT

TO THE BOARD OF DIRECTORS AND STOCKHOLDERS OF
ECONOMY CARS, INC.
CHATTANOOGA, TENNESSEE

     We have audited the accompanying balance sheet of Economy Cars, Inc., d/b/a Economy Honda Cars (the "Company"), as of December 31, 1997, and the related statements of income, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



DELOITTE & TOUCHE LLP
Charlotte, North Carolina

May 11, 1998

                              ECONOMY HONDA CARS


                                BALANCE SHEETS


                      December 31, 1997 and June 30, 1998



                                                                           December 31,        June 30,
                                                                               1997              1998
                                                                          --------------   ----------------
                                                                                              (Unaudited)
ASSETS
CURRENT ASSETS:
 Cash and cash equivalents ............................................    $ 3,834,184       $  7,266,329
 Accounts receivable (net of allowance for doubtful accounts of $13,505
   at December 31, 1997) ..............................................        842,907            496,292
 Note receivable (Note 2) .............................................        238,960                  0
 Inventories (Note 3) .................................................      6,541,972          4,022,603
 Other current assets .................................................          4,477             57,898
                                                                           -----------       ------------
   Total current assets ...............................................     11,462,500         11,843,121
PROPERTY AND EQUIPMENT, NET (Note 4) ..................................      1,791,974          1,730,670
                                                                           -----------       ------------
TOTAL ASSETS ..........................................................    $13,254,474       $ 13,573,791
                                                                           ===========       ============
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
 Trade accounts payable ...............................................    $   148,073       $    205,299
 Income taxes payable (Note 6) ........................................        251,237                  0
 Deferred income taxes (Note 6) .......................................        173,511            173,511
 Other taxes payable ..................................................        215,619            208,058
 Accrued payroll and bonuses ..........................................        105,174            450,245
 Liability for finance chargebacks ....................................         95,550             68,764
 Other accrued liabilities ............................................          6,879              1,338
                                                                           -----------       ------------
   Total current liabilities ..........................................        996,043           1,107.215
                                                                           -----------       -------------
DEFERRED INCOME TAXES (Note 6) ........................................         78,449             78,449
                                                                           -----------       -------------
STOCKHOLDERS' EQUITY:
 Common stock (no par, 2,000 shares authorized, 500 shares issued and
   450 shares outstanding) ............................................         50,000             50,000
 Retained earnings ....................................................     12,329,982         12,538,121
 Treasury stock (50 shares) ...........................................       (200,000)          (200,000)
                                                                           -----------       -------------
   Total stockholders' equity .........................................     12,179,982         12,388,128
                                                                           -----------       -------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ............................    $13,254,474       $ 13,573,792
                                                                           ===========       =============

                       See notes to financial statements.

                              ECONOMY HONDA CARS


                             STATEMENTS OF INCOME


 Year ended December 31, 1997 and the six months ended June 30, 1997 and 1998




                                                                            Six months
                                                      Year ended           ended June 30,
                                                     December 31,  ------------------------------
                                                         1997           1997           1998
                                                   --------------- -------------- --------------
                                                                            (Unaudited)
REVENUES:
 Vehicle sales ...................................   $41,032,638    $21,020,878    $19,459,700
 Parts, service and collision repair .............     5,855,509      2,970,118      2,756,494
 Finance and insurance (Note 1) ..................     1,383,106        801,745        472,438
                                                     -----------    -----------    -----------
   Total revenues ................................    48,271,253     24,792,741     22,688,632
COST OF SALES (Note 1) ...........................    41,542,860     21,145,724     19,820,152
                                                     -----------    -----------    -----------
GROSS PROFIT .....................................     6,728,393      3,647,017      2,868,480
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES .....     5,142,472      2,611,619      2,584,792
DEPRECIATION .....................................       130,996         64,518         70,857
                                                     -----------    -----------    -----------
OPERATING INCOME .................................     1,454,925        970,880        212,831
                                                     -----------    -----------    -----------
OTHER INCOME (EXPENSE):
 Interest expense -- floor plan (Note 3) .........        (2,791)          (679)        (3,102)
 Interest income .................................        75,852         13,886         88,584
 Other income ....................................       119,261         39,750         37,190
                                                     -----------    -----------    -----------
   Total other income ............................       192,322         52,957        122,672
                                                     -----------    -----------    -----------
INCOME BEFORE INCOME TAXES .......................     1,647,247      1,023,837        335,503
PROVISION FOR INCOME TAXES (Note 6) ..............       626,062        388,649        127,357
                                                     -----------    -----------    -----------
NET INCOME .......................................   $ 1,021,185    $   635,188    $   208,146
                                                     ===========    ===========    ===========

                       See notes to financial statements.

                              ECONOMY HONDA CARS


                      STATEMENTS OF STOCKHOLDERS' EQUITY


      Year Ended December 31, 1997 and the six months ended June 30, 1998



                                                                                                     Total
                                                   Common        Retained         Treasury       Stockholders'
                                                    Stock        Earnings           Stock           Equity
                                                 ----------   --------------   --------------   --------------
BALANCE AT DECEMBER 31, 1996 .................    $50,000      $11,308,797       $ (200,000)     $11,158,797
 Net income ..................................         --        1,021,185               --        1,021,185
                                                  -------      -----------       ----------      -----------
BALANCE AT DECEMBER 31, 1997 .................     50,000       12,329,982         (200,000)      12,179,982
 Net income (unaudited) ......................         --          208,146               --          208,146
                                                  -------      -----------       ----------      -----------
BALANCE AT JUNE 30, 1998 (unaudited) .........    $50,000      $12,538,128       $ (200,000)     $12,388,128
                                                  =======      ===========       ==========      ===========

                       See notes to financial statements.

                               ECONOMY HONDA CARS


                           STATEMENTS OF CASH FLOWS


 Year ended December 31, 1997 and the six months ended June 30, 1997 and 1998



                                                                                              Six months ended
                                                                             Year ended            June 30,
                                                                            December 31, ----------------------------
                                                                                1997          1997          1998
                                                                           ------------- ------------- -------------
                                                                                                 (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income ..............................................................  $1,021,185    $  635,188    $  208,146
                                                                            ----------    ----------    ----------
 Adjustments to reconcile net income to net cash provided by operating activities:
   Depreciation ..........................................................     130,996        64,518        70,857
   Loss on disposal of fixed assets ......................................       2,258            --            --
   Deferred income taxes .................................................     (39,266)            0             0
   Changes in assets and liabilities that related to operations:
    (Increase) decrease in accounts receivables ..........................    (432,900)     (109,163)      346,615
    Decrease in inventories ..............................................     789,447      (179,870)    2,519,369
    Decrease in prepaids and other current assets ........................     330,940       304,268       (53,421)
    Increase in trade accounts payable and accrued liabilities ...........     142,753       547,579       111,173
                                                                            ----------    ----------    ----------
     Total adjustments ...................................................     924,228       627,332     2,994,593
                                                                            ----------    ----------    ----------
     Net cash provided by operating activities ...........................   1,945,413     1,262,520     3,202,739
                                                                            ----------    ----------    ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of property and equipment .....................................    (196,016)     (170,252)       (9,554)
 Proceeds from sale of assets ............................................       4,685            --            --
 Principal collected on notes receivable .................................      47,358        24,739       238,960
                                                                            ----------    ----------    ----------
     Net cash provided by (used in) investing activities .................    (143,973)     (145,513)      229,406
                                                                            ----------    ----------    ----------
NET INCREASE IN CASH AND CASH EQUIVALENTS ................................   1,801,440     1,117,007     3,432,145
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD ...........................   2,032,744     2,032,744     3,834,184
                                                                            ----------    ----------    ----------
CASH AND CASH EQUIVALENTS, END OF PERIOD .................................  $3,834,184    $3,149,751    $7,266,329
                                                                            ==========    ==========    ==========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
 -- Cash paid during the period for:
 Interest ................................................................  $   89,984    $   63,880    $    8,756
 Income taxes ............................................................  $  258,869    $   98,914    $  434,614

                       See notes to financial statements.

                              ECONOMY HONDA CARS


                         NOTES TO FINANCIAL STATEMENTS


1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization and Business -- Economy Honda Cars (the "Company") operates an automotive dealership, service department, body shop and parts and accessories department in Chattanooga, Tennessee. The Company sells new and used cars and light trucks, sells replacement parts and accessories, provides vehicle maintenance, warranty, paint and repair services and arranges related financing and insurance. The Company sells new vehicles manufactured by Honda.

     Revenue Recognition -- The Company records revenue when vehicles are delivered to customers, and when vehicle service work is performed.

     The Company arranges financing for customers through various financial institutions and receives a commission from the lender equal to the difference between the interest rates charged to customers over the predetermined interest rates set by the financing institution. The Company also receives commissions from the sale of credit life, accident, health and disability insurance and extended service contracts to customers. The Company may be assessed a chargeback fee in the event of early cancellation of a loan, insurance contract, or service contract by the customer. Finance and insurance commission revenue is recorded net of estimated chargebacks at the time the related contract is placed with the financial institution.

     Commissions expense related to finance and insurance commission revenue is charged to cost of sales upon recognition of such revenue, net of estimated chargebacks. Estimated commission expense charged to cost of sales was approximately $251,233 for the year ended December 31, 1997. Estimated commission expense charged to cost of sales was approximately $144,827 and $89,333 for the six months ended June 30, 1997 and 1998, respectively (unaudited).

     Dealer Agreements -- The Company purchases substantially all of its new vehicles from the manufacturer at the prevailing prices charged by the manufacturer to its franchised dealers. The Company's sales could be unfavorably impacted by the manufacturer's unwillingness or inability to supply the dealership with an adequate supply of new vehicle inventory.

     The Company operates under a dealer agreement with the manufacturer. The Company's dealer agreement does not give it the exclusive right to sell the manufacturer's product within a given geographic area. The Company could be materially adversely affected if the manufacturer awards franchises to others in the same market where the Company is operating. A similar adverse affect could occur if existing competing franchised dealers increase their market share in the Company's market. The ability of the Company to acquire additional franchises from a particular manufacturer may be limited due to certain restrictions imposed by manufacturers. Additionally, the Company's ability to enter into significant acquisitions may be restricted and the acquisition of the Company's stock by third parties may be limited by the terms of the franchise agreement.

     Cash and Cash Equivalents -- The Company considers contracts in transit and all highly liquid debt instruments with an initial maturity of three months or less to be cash equivalents. Contracts in transit represent cash in transit to the Company from finance companies related to vehicle purchases and were $919,251 at December 31, 1997.

     Inventories -- Inventories of new and used vehicles, including demonstrators and parts and accessories, are valued at the lower of specific cost or market. Cost is determined using the last-in, first-out method ("LIFO") for new vehicles and parts and accessories.

     Property and Equipment -- Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The range of estimated useful lives is as follows:


                                                Useful Lives
                                               -------------
      Buildings and improvements .............  7-31.5
      Office equipment and fixtures ..........   5-7
      Parts and service equipment ............  5-10
      Company vehicles .......................    5

     Expenditures for maintenance and repairs are expensed as incurred. Significant betterments are capitalized.

     Income Taxes -- The provision for income taxes includes federal and state taxes currently payable and deferred taxes. Deferred taxes are determined utilizing an asset and liability approach as required by Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. This method gives consideration to the future tax consequences associated with differences between financial accounting and tax basis of assets and liabilities. This method gives immediate effect to

                              ECONOMY HONDA CARS
                  NOTES TO FINANCIAL STATEMENTS -- (Continued)

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
                      POLICIES -- (Continued)

changes in income tax laws upon enactment. A valuation allowance is established when necessary to reduce deferred tax assets to the amounts expected to be realized.

     Concentrations of Credit Risk -- Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash deposits. At times, amounts invested with financial institutions may exceed FDIC insurance limits.

     Concentrations of credit risk with respect to receivables are limited primarily to automobile manufacturers and financial institutions. Credit risk arising from trade receivables from commercial customers is reduced by the large number of customers comprising the trade receivables balances. Trade receivables are concentrated in the Company's market area of Chattanooga, Tennessee.

     Fair Value of Financial Instruments -- As of December 31, 1997 the fair value of the Company's financial instruments including accounts and notes receivables and trade accounts payable approximate their book values.

     Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Advertising -- The Company expenses advertising costs in the period incurred. Advertising expense for 1997 amounted to $531,473.

     Interim Financial Information -- The accompanying unaudited financial information for the six months ended June 30, 1997 and 1998 has been prepared on substantially the same basis as the audited financial statements, and include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial information set forth therein. The results of interim periods are not necessarily indicative of results to be expected for the entire year.


2. NOTE RECEIVABLE

     At December 31, 1997, the Company had a note receivable from an unrelated party totaling $238,960. The note bore interest at 12% per annum and was payable in monthly installments of $6,293. On April 7, 1998, the note was purchased for cash by one of the Company's principal stockholders at the recorded book value of $231,115 at that date.


3. INVENTORIES AND RELATED NOTES PAYABLE --  FLOOR PLAN

     Inventories consist of the following:



                                   December 31,       June 30,
                                       1997             1998
                                  --------------   --------------
                                                     (Unaudited)
New vehicles ..................    $ 1,798,172       $2,390,339
Used vehicles .................      4,902,142        1,910,137
Parts and accessories .........        365,630          324,379
                                   -----------       ----------
                                     7,065,944        4,624,855
LIFO reserve ..................       (523,972)        (602,252)
                                   -----------       ----------
Total .........................    $ 6,541,972       $4,022,603
                                   ===========       ==========

     Had the Company used the first-in, first-out method of valuing new vehicles, parts and accessories inventory, pretax earnings would have been $1,819,742 in 1997.

     From time to time certain vehicles are pledged to collateralize floor plan notes payable to financial institutions. The floor plan notes bear interest, payable monthly on the outstanding balance at a rate that fluctuates with prime (8.5% at

                              ECONOMY HONDA CARS
                  NOTES TO FINANCIAL STATEMENTS -- (Continued)

3. INVENTORIES AND RELATED NOTES PAYABLE --  FLOOR PLAN -- (Continued)

December 31, 1997). Total floor plan interest expense amounted to $2,791 in 1997. The notes payable are due when the related vehicle is sold; however, the Company generally pays floor plan as invoiced for vehicles during the year. There is no balance outstanding under such floor plan notes at December 31, 1997.


4. PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:



                                         December 31,      June 30,
                                             1997            1998
                                        -------------- ---------------
                                                         (Unaudited)
Land ..................................  $    624,430   $    624,430
Buildings and improvements ............     1,922,175      1,928,017
Office equipment and fixtures .........       299,278        302,844
Parts and service equipment ...........       358,961        358,961
Company vehicles ......................        62,254         62,254
                                         ------------   ------------
                                            3,267,098      3,276,506
Less accumulated depreciation .........    (1,475,124)    (1,545,836)
                                         ------------   ------------
Property and equipment, net ...........  $  1,791,974   $  1,730,670
                                         ============   ============

5. EMPLOYEE BENEFIT PLAN

     The Company has a 401(k) plan, whereby substantially all of the employees of the Company meeting certain service requirements are eligible to participate. Contributions by the Company in 1997 were approximately $39,000.


6. INCOME TAXES

     The provision for income taxes consists of the following components for the year ended December 31, 1997:


  Current:
  Federal ................  $ 559,667
  State ..................    105,663
                            ---------
                              665,330
                            ---------
  Deferred:
  Federal ................    (33,061)
  State ..................     (6,207)
                            ---------
                               39,268
                            ---------
  Total ..................  $ 626,062
                            =========

     The reconciliation of the statutory federal income tax rate with the Company's federal and state overall effective income tax rate is as follows for the year ending December 31, 1997:


        Statutory federal rate .........     34.00%
        State income taxes .............      3.98%
        Miscellaneous ..................      0.03%
                                             -----
        Effective tax rates ............     38.01%
                                             =====

     Deferred income taxes reflect the net tax effects of the temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for tax purposes.

                              ECONOMY HONDA CARS
                  NOTES TO FINANCIAL STATEMENTS -- (Continued)

6. INCOME TAXES -- (Continued)

     Deferred income tax assets and liabilities consist of the following at December 31, 1997:


       Deferred tax assets, primarily from differences relating to chargebacks ...........  $   85,528
       Deferred tax liabilities, primarily from differences relating to used car inventory
        reserve ..........................................................................    (337,488)
                                                                                            ----------
       Net deferred tax liabilities ......................................................  $  251,960
                                                                                            ==========

7. SUBSEQUENT EVENT

     On March 16, 1998, the Company entered into an agreement with Sonic Automotive, Inc. ("Sonic") whereby Sonic will purchase all of the outstanding capital stock of the Company for a total purchase price of $7.5 million plus an amount equal to the net book value of the assets of the Company. This purchase price will be paid in cash and convertible preferred stock of Sonic. Preferred stock will be issued for 51% of the total purchase price, not to exceed $5.1 million in liquidation preference as of the closing of the acquisition.

                         INDEPENDENT AUDITORS' REPORT

TO THE BOARD OF DIRECTORS AND STOCKHOLDERS OF
CASA FORD OF HOUSTON, INC.
Houston, Texas

     We have audited the accompanying balance sheet of Casa Ford of Houston, Inc. (the "Company") as of December 31, 1997, and the related statements of income, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, such financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.



DELOITTE & TOUCHE LLP
Charlotte, North Carolina

June 4, 1998

                          CASA FORD OF HOUSTON, INC.

                                BALANCE SHEETS


                     December 31, 1997 and March 31, 1998



                                                                          December 31,       March 31,
                                                                              1997             1998
                                                                         --------------   --------------
                                                                                            (Unaudited)
ASSETS
CURRENT ASSETS:
 Cash and cash equivalents (Note 1) ..................................    $ 1,386,749      $ 1,685,197
 Accounts receivable (net of allowance for doubtful accounts of $1,553
   at December 31, 1997) .............................................        822,335          495,339
 Inventories (Note 3) ................................................      8,743,629        6,430,778
 Other current assets ................................................        283,717          315,144
                                                                          -----------      -----------
   Total current assets ..............................................     11,236,430        8,926,458
PROPERTY AND EQUIPMENT, NET (Notes 4 and 5) ..........................        911,615          872,323
DEFERRED INCOME TAXES (Note 8) .......................................        264,307          264,307
GOODWILL (Note 1) ....................................................        617,518          603,795
                                                                          -----------      -----------
TOTAL ASSETS .........................................................    $13,029,870      $10,666,883
                                                                          ===========      ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
 Notes payable -- floor plan (Note 3) ................................    $ 8,681,340      $ 6,149,209
 Trade accounts payable ..............................................        432,860          294,196
 Current maturities -- long-term debt (Note 5) .......................        782,098          770,425
 Income taxes payable (Note 8) .......................................        149,725          233,795
 Accrued payroll and bonuses .........................................        188,080           24,255
 Other accrued liabilities ...........................................        538,430          837,295
                                                                          -----------      -----------
   Total current liabilities .........................................     10,772,533        8,309,175
                                                                          -----------      -----------
LONG-TERM DEBT (Note 5) ..............................................      1,020,867          857,732
                                                                          -----------      -----------
COMMITMENTS (Notes 6 and 9)
STOCKHOLDERS' EQUITY:
 Receivable from stockholder (Note 2) ................................       (428,310)        (441,309)
 Common stock ($100 par, 12,500 shares authorized, issued and
   outstanding) ......................................................      1,250,000        1,250,000
 Retained earnings ...................................................        414,780          691,285
                                                                          -----------      -----------
   Total stockholders' equity ........................................      1,236,470        1,499,976
                                                                          -----------      -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ...........................    $13,029,870      $10,666,883
                                                                          ===========      ===========

                      See notes to financial statements.

                           CASA FORD OF HOUSTON, INC.


                             STATEMENTS OF INCOME


Year ended December 31, 1997 and the three months ended March 31, 1997 and 1998




                                                                           Three months
                                                      Year ended          ended March 31,
                                                     December 31,  -----------------------------
                                                         1997           1997           1998
                                                   --------------- -------------- --------------
                                                                            (Unaudited)
REVENUES:
 Vehicle sales ...................................  $ 58,239,109    $12,889,721    $15,165,697
 Parts, service and collision repair .............     6,025,033      1,290,680      1,498,063
 Finance and insurance (Note 1) ..................     2,252,297        479,359        534,451
                                                    ------------    -----------    -----------
   Total revenues ................................    66,516,439     14,659,760     17,198,211
COST OF SALES (Note 1) ...........................    57,164,094     12,656,805     14,629,714
                                                    ------------    -----------    -----------
GROSS PROFIT .....................................     9,352,345      2,002,955      2,568,497
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES .....     6,929,277      1,428,740      1,778,333
DEPRECIATION AND AMORTIZATION ....................       299,456         74,864         76,014
                                                    ------------    -----------    -----------
OPERATING INCOME .................................     2,123,612        499,351        714,150
                                                    ------------    -----------    -----------
OTHER INCOME (EXPENSE):
 Interest expense -- floor plan (Note 3) .........      (885,573)      (202,407)      (216,937)
 Interest expense -- other .......................      (301,995)       (71,332)       (59,624)
 Other income ....................................       129,518             89          9,541
                                                    ------------    -----------    -----------
   Total other expense ...........................    (1,058,050)      (273,650)      (267,020)
                                                    ------------    -----------    -----------
INCOME BEFORE INCOME TAXES .......................     1,065,562        225,701        447,130
PROVISION FOR INCOME TAXES (Note 8) ..............       406,579         86,178        170,625
                                                    ------------    -----------    -----------
NET INCOME .......................................  $    658,983    $   139,523    $   276,505
                                                    ============    ===========    ===========

                      See notes to financial statements.

                          CASA FORD OF HOUSTON, INC.


                      STATEMENTS OF STOCKHOLDERS' EQUITY


    Year ended December 31, 1997 and the three months ended March 31, 1998



                                                                                     Retained           Total
                                               Receivable           Common           Earnings       Stockholders'
                                            from Shareholder         Stock          (Deficit)          Equity
                                           ------------------   --------------   ---------------   --------------
BALANCE AT DECEMBER 31, 1996 ...........         (352,101)       $ 1,250,000       $  (244,203)      $  653,696
 Amounts loaned to stockholder .........          (76,209)                --                --          (76,209)
 Net income ............................               --                 --           658,983          658,983
                                                 --------        -----------       -----------       ----------
BALANCE AT DECEMBER 31, 1997 ...........         (428,310)         1,250,000           414,780        1,236,470
 Amounts loaned to stockholder .........          (12,999)                --                --          (12,999)
 Net income (unaudited) ................               --                 --           276,505          276,505
                                                 --------        -----------       -----------       ----------
BALANCE AT MARCH 31, 1998 (unaudited)          $ (441,309)       $ 1,250,000       $   691,285       $1,499,976
                                               ==========        ===========       ===========       ==========

                      See notes to financial statements.

                          CASA FORD OF HOUSTON, INC.


                           STATEMENTS OF CASH FLOWS


Year ended December 31, 1997 and the three months ended March 31, 1997 and 1998




                                                                                                     Three months ended
                                                                               Year ended                 March 31,
                                                                              December 31,    ---------------------------------
                                                                                  1997              1997              1998
                                                                            ---------------   ---------------   ---------------
                                                                                                         (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income .............................................................    $    658,983      $    139,523      $    276,505
                                                                             ------------      ------------      ------------
 Adjustments to reconcile net income to net cash (used in) provided by operating activities:
   Depreciation and amortization ........................................         354,346            74,864            76,014
   Deferred income taxes ................................................        (140,290)          (69,860)               --
   Changes in assets and liabilities that related to operations:
    (Increase) decrease in accounts receivables .........................          60,637           302,948           326,996
    (Increase) decrease in inventories ..................................        (369,151)        2,520,131         2,312,851
    Increase in other current assets ....................................         (69,385)         (309,711)          (31,427)
    Increase (decrease) in income tax payable ...........................         (40,341)         (103,888)           84,070
    Payments of floor plan notes payable ................................        (690,969)       (2,952,473)       (2,532,131)
    Increase (decrease) in trade accounts payable and accrued liabilities          29,941           392,792            (3,624)
                                                                             ------------      ------------      ------------
     Total adjustments ..................................................        (865,212)         (145,197)          232,749
                                                                             ------------      ------------      ------------
     Net cash (used in) provided by operating activities ................        (206,229)           (5,674)          509,254
                                                                             ------------      ------------      ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of property and equipment ....................................        (290,996)          (17,338)          (22,999)
                                                                             ------------      ------------      ------------
     Net cash used in investing activities ..............................        (290,996)          (17,338)          (22,999)
                                                                             ------------      ------------      ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Payments of long-term debt .............................................        (529,853)         (253,428)         (174,808)
                                                                             ------------      ------------      ------------
 Amounts (loaned to) received from stockholder ..........................         (76,209)            3,065           (12,999)
     Net cash used in financing activities ..............................        (606,062)         (250,363)         (187,807)
                                                                             ------------      ------------      ------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS ....................      (1,103,287)         (273,375)          298,448
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD ..........................       2,490,036         2,490,036         1,386,749
                                                                             ------------      ------------      ------------
CASH AND CASH EQUIVALENTS, END OF PERIOD ................................    $  1,386,749      $  2,216,661      $  1,685,197
                                                                             ============      ============      ============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
 -- Cash paid during the period for:
 Interest ...............................................................    $     64,241      $    112,862      $     89,417
                                                                             ============      ============      ============
 Income taxes ...........................................................    $    597,500      $    330,000      $     86,555
                                                                             ============      ============      ============

                       See notes to financial statements.

                          CASA FORD OF HOUSTON, INC.

                         NOTES TO FINANCIAL STATEMENTS


1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization and Business -- Casa Ford of Houston, Inc. (the "Company") operates an automotive dealership, service department, body shop and parts and accessories department in Houston, Texas. The Company sells new and used cars and light trucks, sells replacement parts and accessories, provides vehicle maintenance, warranty, paint and repair services and arranges related financing and insurance. The Company sells new vehicles manufactured by Ford.

     Revenue Recognition -- The Company records revenue when vehicles are delivered to customers, and when vehicle service work is performed.

     The Company arranges financing for customers through various financial institutions and receives a commission from the lender equal to the difference between the interest rates charged to customers over the predetermined interest rates set by the financing institution. The Company also receives commissions from the sale of credit life, accident, health and disability insurance and extended service contracts to customers. The Company may be assessed a chargeback fee in the event of early cancellation of a loan, insurance contract, or service contract by the customer. Finance and insurance commission revenue is recorded net of estimated chargebacks at the time the related contract is placed with the financial institution.

     Commissions expense related to finance and insurance commission revenue is charged to cost of sales upon recognition of such revenue, net of estimated chargebacks. Estimated commission expense charged to cost of sales was approximately $290,267 for the year ended December 31, 1997. Estimated commission expense charged to cost of sales was approximately $60,827 and $80,195 for the six months ended March 31, 1997 and 1998, respectively (unaudited).

     Dealer Agreements -- The Company purchases substantially all of its new vehicles from the manufacturer at the prevailing prices charged by the manufacturer to its franchised dealers. The Company's sales could be unfavorably impacted by the manufacturer's unwillingness or inability to supply the dealership with an adequate supply of new vehicle inventory.

     The Company operates under a dealer agreement with the manufacturer. The Company's dealer agreement does not give it the exclusive right to sell the manufacturer's product within a given geographic area. The Company could be materially adversely affected if the manufacturer awards franchises to others in the same market where the Company is operating. A similar adverse effect could occur if existing competing franchised dealers increase their market share in the Company's market. The ability of the Company to acquire additional franchises from a particular manufacturer may be limited due to certain restrictions imposed by manufacturers. Additionally, the Company's ability to enter into significant acquisitions may be restricted and the acquisition of the Company's stock by third parties may be limited by the terms of the franchise agreement.

     Cash and Cash Equivalents -- The Company considers contracts in transit and all highly liquid debt instruments with an initial maturity of three months or less to be cash equivalents. Contracts in transit represent cash in transit to the Company from finance companies related to vehicle purchases and was $761,776 at December 31, 1997.

     Inventories -- Inventories of new and demonstrator vehicles are valued at the lower of last-in, first-out method ("LIFO") cost or market. Inventories of used vehicles are stated at the lower of specific cost or market. All other inventories are generally stated at replacement cost, which approximates cost on the first-in, first-out method ("FIFO").

     Property and Equipment -- Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The range of estimated useful lives is as follows:




                                                Useful Lives
                                               -------------
      Leasehold improvements .................  7-31.5
      Office equipment and fixtures ..........   5-7
      Parts and service equipment ............  5-10
      Company vehicles .......................     5

     Expenditures for maintenance and repairs are expensed as incurred. Significant betterments are capitalized.

     Income Taxes -- The provision for income taxes includes federal and state taxes currently payable and deferred taxes. Deferred taxes are determined utilizing an asset and liability approach as required by Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. This method gives consideration to the future tax consequences associated with differences between financial accounting and tax basis of assets and liabilities. This method gives immediate effect to

                          CASA FORD OF HOUSTON, INC.

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
   POLICIES -- Continued

changes in income tax laws upon enactment. A valuation allowance is established when necessary to reduce deferred tax assets to the amounts expected to be realized.

     Goodwill -- Goodwill is being amortized on a straight-line basis over a period of 15 years. Accumulated amortization at December 31, 1997 was $205,839. The Company periodically reviews goodwill to assess recoverability. The Company's policy is to compare the carrying value of goodwill with the expected undiscounted cash flows from operations.

     Concentrations of Credit Risk -- Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash deposits. At times, amounts invested with financial institutions may exceed FDIC insurance limits.

     Concentrations of credit risk with respect to receivables are limited primarily to automobile manufacturers and financial institutions. Credit risk arising from trade receivables from commercial customers is reduced by the large number of customers comprising the trade receivables balances. Trade receivables are concentrated in the Company's market area of Houston, Texas.

     Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Fair Value of Financial Instruments -- As of December 31, 1997 the fair value of the Company's financial instruments including accounts receivable, receivable from shareholder, trade accounts payable, and long-term debt approximate their book values.

     Advertising -- The Company expenses advertising costs in the period incurred. Advertising expense for 1997 amounted to $581,752.

     Interim Financial Information -- The accompanying unaudited financial information for the three months ended March 31, 1997 and 1998 have been prepared on substantially the same basis as the audited financial statements, and include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial information set forth therein. The results of interim periods are not necessarily indicative of results to be expected for the entire fiscal year.


2. RECEIVABLE FROM STOCKHOLDER

     At December 31, 1997, the Company had a receivable due from a related party totaling $428,310, bearing no stated interest rate. The receivable was paid in full as of April 1998 pursuant to a dividend.


3. INVENTORIES AND RELATED NOTES PAYABLE -- FLOOR PLAN

     Inventories consist of the following:


                                         December 31,     March 31,
                                             1997           1998
                                        -------------- --------------
                                                         (Unaudited)
New and demonstrator vehicles .........  $ 7,969,681    $ 4,980,041
Used vehicles .........................      996,821      1,484,967
Parts and accessories .................      412,757        432,264
Other .................................       77,896        247,032
                                         -----------    -----------
                                           9,457,155      7,144,304
LIFO reserve ..........................     (713,526)      (713,526)
                                         -----------    -----------
Total .................................  $ 8,743,629    $ 6,430,778
                                         ===========    ===========

                          CASA FORD OF HOUSTON, INC.

3. INVENTORIES AND RELATED NOTES PAYABLE -- FLOOR PLAN -- Continued

     Had the Company used the first-in, first-out method of valuing new vehicles and parts inventory, pretax earnings would have been $1,304,193 in 1997.

     All new and certain used vehicles are pledged to collateralize floor plan notes payable to financial institutions in the amount of $8,681,340 at December 31, 1997. The floor plan notes bear interest, payable monthly on the outstanding balance at the prime rate plus 1% to 1-1/2% (prime rate was 8.5% at December 31, 1997). Total floor plan interest expense amounted to $885,573 in 1997. The notes payable are due when the related vehicle is sold. As such, these floor plan notes payable are shown as a current liability in the accompanying balance sheet. The maximum credit available under the financing arrangement is $7,800,000 for 1997.


4. PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:


                                         December 31,    March 31,
                                             1997          1998
                                        -------------- ------------
                                                        (Unaudited)
Leasehold improvements ................   $  221,132    $  222,496
Office equipment and fixtures .........      780,133       785,025
Parts and service equipment ...........      437,504       454,163
Company vehicles ......................      219,547       219,631
                                          ----------    ----------
                                           1,658,317     1,681,315
Less accumulated depreciation .........     (746,701)     (808,992)
                                          ----------    ----------
Property and equipment, net ...........   $  911,615    $  872,323
                                          ==========    ==========

5. LONG-TERM DEBT

Long-term debt consists of the following:




                                                                                            December 31,    March 31,
                                                                                                1997          1998
                                                                                           -------------- ------------
                                                                                                           (Unaudited)
 Unsecured note payable to a related party, in monthly installments of $25,500, plus interest
   at prime ..............................................................................  $   864,000    $  787,500
 Unsecured note payable in monthly installments of $14,880, plus interest at prime plus
   1 1/2%, through February 2001 .........................................................      570,960       524,237
 Notes payable in monthly installments totaling $7,670, plus interest ranging from 9.7% to
   10.7%, through December 2000 ..........................................................      104,433        92,389
 Unsecured note payable in monthly installments of $2,083, plus interest at 8.55%, through
   March 1999 ............................................................................       31,250        27,083
 Notes payable in monthly installments totaling $5,501, including interest at rates ranging
   from 4.748% to 9.312%, maturities from December 1998 to November 2000,
   collateralized by Company vehicles ....................................................      156,921       142,934
 Other notes payable .....................................................................       75,401        54,014
                                                                                            -----------    ----------
                                                                                              1,802,965     1,628,157
 Less current maturities .................................................................      782,098       770,425
                                                                                            -----------    ----------
 Long-term debt ..........................................................................  $ 1,020,867    $  857,732
                                                                                            ===========    ==========

                          CASA FORD OF HOUSTON, INC.

5. LONG-TERM DEBT -- Continued

     Future maturities of debt at December 31, 1997 are as follows:



Year ending December 31,
--------------------------
  1998 ...................  $   782,098
  1999 ...................      544,503
  2000 ...................      441,084
  2001 ...................       35,280
                            -----------
  Total ..................  $ 1,802,965
                            ===========

6. OPERATING LEASES

     The Company leases its business premises, modular space and various equipment under non-cancelable operating leases with terms up to 10 years. Future minimum rental payments required under non-cancelable leases at December 31, 1997 are as follows:


      Year Ending December 31,
      1998 ...................  $  305,560
      1999 ...................     304,452
      2000 ...................     304,452
      2001 ...................     304,452
      2002 ...................     304,452
      Thereafter .............     989,469
                                ----------
      Total ..................  $2,512,837
                                ==========

     Rent expense under all operating leases was $297,592 during 1997.


7. EMPLOYEE BENEFIT PLAN

     The Company has a qualified 401(k) Profit Sharing Plan (the "Plan"), whereby substantially all of the employees of the Company meeting certain service requirements are eligible to participate. Contributions by the Company in 1997 were $20,733.


8. INCOME TAXES

     The provision (benefit) for income taxes consists of the following components at December 31, 1997:


  Current:
  Federal ..............  $  482,949
  State ................      63,920
                          ----------
                             546,869
  Deferred:
  Federal ..............    (123,213)
  State ................     (17,077)
                          ----------
                            (140,290)
                          ----------
  Total ................  $  406,579
                          ==========

                          CASA FORD OF HOUSTON, INC.

8. INCOME TAXES -- Continued

     The reconciliation of the statutory federal income tax rate with the Company's federal and state overall effective income tax rate is as follows for the year ending December 31, 1997:


       Statutory federal rate .........     34.00%
       State income taxes .............      2.90%
       Miscellaneous ..................      1.26%
                                            -----
       Effective tax rate .............     38.16%
                                            =====

     Deferred income taxes reflect the net tax effects of the temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for tax purposes.

     Deferred income tax assets and liabilities consist of the following at December 31, 1997:


      Deferred tax assets -- primarily from differences relating to amortization of extended
        warranties .......................................................................  $ 522,261
      Deferred tax liabilities -- primarily from differences relating to depreciation ....    (29,389)
                                                                                            ---------
      Net deferred tax assets ............................................................  $ 492,872
                                                                                            =========

9. COMMITMENTS

     Ford Motor Company (FMC) owns vehicles which are used as short-term rentals for which the Company pays FMC monthly fees. A portion of the fees are applied against the purchase price. The Company must pay for the vehicles when they are no longer used for rental. The contingent liability to FMC to purchase the vehicles under this program was $902,057 at December 31, 1997.


10. SUBSEQUENT EVENT (UNAUDITED)

     In April 1998, the Company entered into an agreement with Sonic Automotive, Inc. ("Sonic") whereby Sonic purchased all of the outstanding capital stock of the Company for a total purchase price of approximately $11.3 million. The initial purchase price was subject to adjustment based upon a final determination of the net working capital of the Company. Of the total purchase price approximately $9.0 million was paid in cash and the balance was paid in 2,313 shares of Sonic preferred stock with a liquidation preference of approximately $2.3 million.

                         INDEPENDENT AUDITORS' REPORT

TO THE STOCKHOLDERS OF
HIGGINBOTHAM AUTOMOTIVE GROUP
New Smyrna Beach, Florida

     We have audited the accompanying combined balance sheet of Higginbotham Automotive Group (the "Company"), which are under common ownership and management, as of December 31, 1997, and the related combined statements of income, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, such financial statements present fairly, in all material respects, the combined financial position of the Company as of December 31, 1997, and the combined results of its operations and its combined cash flows for the year then ended in conformity with generally accepted accounting principles.



DELOITTE & TOUCHE LLP
Charlotte, North Carolina
August 21, 1998

                         HIGGINBOTHAM AUTOMOTIVE GROUP

                            COMBINED BALANCE SHEETS


                      December 31, 1997 and June 30, 1998



                                                            December 31,       June 30,
                                                                1997             1998
                                                           --------------   --------------
                                                                              (Unaudited)
ASSETS
CURRENT ASSETS:
 Cash and cash equivalents .............................    $ 4,653,226      $ 4,627,800
 Accounts receivable ...................................      2,694,069        2,292,400
 Finance notes receivable, net (Note 3) ................      2,157,078        2,479,858
 Inventories, net (Note 4) .............................     14,442,063        9,893,278
 Other current assets ..................................        449,690          556,828
                                                            -----------      -----------
   Total current assets ................................     24,396,126       19,850,164
PROPERTY AND EQUIPMENT, NET (Notes 5 and 6) ............      2,942,142        2,921,787
FINANCE NOTES RECEIVABLE, NET (Note 3) .................      1,407,762        1,564,234
GOODWILL, NET (Note 1) .................................        884,000          847,167
OTHER ASSETS ...........................................        364,936          373,918
                                                            -----------      -----------
TOTAL ASSETS ...........................................    $29,994,966      $25,557,270
                                                            ===========      ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
 Notes payable -- floor plan (Note 4) ..................    $16,217,355      $11,032,690
 Notes payable -- other (Note 6) .......................      3,237,083        3,034,879
 Trade accounts payable ................................      1,328,672          980,135
 Dividends payable .....................................        275,000          250,000
 Current maturities -- long-term debt (Note 6) .........        111,986          111,986
 Accrued payroll and bonuses ...........................        299,996          135,284
 Liability for finance chargebacks .....................        287,160          306,568
 Other accrued liabilities .............................        717,179        1,464,300
                                                            -----------      -----------
   Total current liabilities ...........................     22,474,431       17,315,842
                                                            -----------      -----------
LONG-TERM DEBT (Note 6) ................................      1,117,533        1,063,720
                                                            -----------      -----------
COMMITMENTS (Notes 8 and 10)
STOCKHOLDERS' EQUITY (Notes 2, 7 and 10):
 Receivable from stockholder (Note 2) ..................       (117,647)
 Common stock of combined companies ....................        704,101          704,101
 Paid-in capital .......................................      2,360,301        2,360,301
 Retained earnings .....................................      3,456,247        4,113,306
                                                            -----------      -----------
   Total stockholders' equity ..........................      6,403,002        7,177,708
                                                            -----------      -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY .............    $29,994,966      $25,557,270
                                                            ===========      ===========

                  See notes to combined financial statements.

                         HIGGINBOTHAM AUTOMOTIVE GROUP


                         COMBINED STATEMENTS OF INCOME


 Year ended December 31, 1997 and the six months ended June 30, 1997 and 1998



                                                                                         Six months
                                                                   Year ended          ended June 30,
                                                                  December 31,  -----------------------------
                                                                      1997           1997           1998
                                                                --------------- -------------- --------------
                                                                                         (Unaudited)
REVENUES:
 Vehicle sales ................................................  $102,594,217    $51,721,258    $57,829,376
 Parts, service and collision repair ..........................    10,496,298      5,083,979      5,362,859
 Finance and insurance (Note 1) ...............................     3,060,356      1,667,583      1,583,384
                                                                 ------------    -----------    -----------
   Total revenues .............................................   116,150,871     58,472,820     64,775,619
COST OF SALES (Note 1) ........................................    98,429,984     49,530,115     55,166,730
                                                                 ------------    -----------    -----------
GROSS PROFIT ..................................................    17,720,887      8,942,705      9,608,889
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES
 (Notes 3 and 8) ..............................................    13,099,284      6,617,958      6,948,065
DEPRECIATION AND AMORTIZATION .................................       338,064        155,315        143,966
                                                                 ------------    -----------    -----------
OPERATING INCOME ..............................................     4,283,539      2,169,432      2,516,858
                                                                 ------------    -----------    -----------
OTHER INCOME (EXPENSE):
 Interest expense -- floor plan, net (Note 3) .................    (1,207,774)      (635,061)      (565,843)
 Interest expense -- other ....................................      (303,126)      (163,605)      (144,532)
 Other income .................................................        20,283          9,622         19,870
                                                                 ------------    -----------    -----------
   Total other expense ........................................    (1,490,617)      (789,044)      (690,505)
                                                                 ------------    -----------    -----------
NET INCOME ....................................................  $  2,792,922    $ 1,380,388    $ 1,826,353
                                                                 ============    ===========    ===========
Pro forma provision for income taxes (Note 1) (unaudited) .....  $  1,077,509    $   532,554    $   704,606
                                                                 ============    ===========    ===========
Pro forma net income (Note 1) (unaudited) .....................  $  1,715,413    $   847,834    $ 1,121,747
                                                                 ============    ===========    ===========

                  See notes to combined financial statements.

                         HIGGINBOTHAM AUTOMOTIVE GROUP


             COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY (NOTE 7)


      Year ended December 31, 1997 and the six months ended June 30, 1998



                                                                        Common
                                                                       Stock of                                     Total
                                                      Receivable       Combined     Paid-in        Retained     Stockholders'
                                                   from Stockholder   Companies     Capital        Earnings        Equity
                                                  ------------------ ----------- ------------- --------------- --------------
BALANCE AT DECEMBER 31, 1996 ....................     $       --      $680,101    $1,994,301    $  2,397,619    $  5,072,021
 Amounts loaned to stockholder ..................       (117,647)           --            --              --        (117,647)
 Dividends declared .............................                           --            --      (1,734,294)     (1,734,294)
 Capital contributions ..........................                       24,000       366,000              --         390,000
 Net income .....................................             --            --            --       2,792,922       2,792,922
                                                      ----------      --------    ----------    ------------    ------------
BALANCE AT DECEMBER 31, 1997 ....................       (117,647)      704,101     2,360,301       3,456,247       6,403,002
 Stockholder loan repayment (unaudited) .........        117,647                                                     117,647
 Dividends declared (unaudited) .................                                                 (1,169,294)     (1,169,294)
 Net income (unaudited) .........................                                                  1,826,353       1,826,353
                                                                                                ------------    ------------
BALANCE AT JUNE 30, 1998 (unaudited) ............     $        0      $704,101    $2,360,301    $  4,113,306    $  7,177,708
                                                      ==========      ========    ==========    ============    ============

                  See notes to combined financial statements.

                         HIGGINBOTHAM AUTOMOTIVE GROUP


                           STATEMENTS OF CASH FLOWS


For the Year ended December 31, 1997 and the six months ended June 30, 1997 and
                                     1998



                                                                                                     Six months ended
                                                                              Year ended                 June 30,
                                                                             December 31,    ---------------------------------
                                                                                 1997              1997              1998
                                                                           ---------------   ---------------   ---------------
                                                                                                        (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income ............................................................    $  2,792,922      $  1,380,388      $  1,826,353
                                                                            ------------      ------------      ------------
 Adjustments to reconcile net income to net cash provided by operating activities:
   Gain on disposal of property and equipment ..........................          (8,196)          (31,163)
   Depreciation and amortization .......................................         338,064           155,315           143,966
   Changes in assets and liabilities that relate to operations:
    Decrease in accounts receivable ....................................       1,240,999         1,330,251           401,669
    (Increase) decrease in inventories .................................      (1,818,431)        2,196,261         4,548,785
    (Increase) in other current assets .................................        (313,642)         (202,157)         (107,138)
    (Increase) decrease in noncurrent assets ...........................         (35,178)            7,725            (8,982)
    Increase (decrease) in floor plan notes payable ....................       1,897,022        (2,766,136)       (5,184,665)
    Increase in trade accounts payable and accrued liabilities .........         329,888           482,122           253,280
    Other ..............................................................         (11,473)               --                --
                                                                            ------------      ------------      ------------
     Total adjustments .................................................       1,619,053         1,172,218            46,915
                                                                            ------------      ------------      ------------
     Net cash provided by operating activities .........................       4,411,975         2,552,606         1,873,268
                                                                            ------------      ------------      ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of property and equipment ...................................        (171,106)          (38,360)         (100,039)
 Proceeds from disposal of property and equipment ......................          43,800                              13,261
 Notes receivable ......................................................      (3,672,375)       (2,215,490)       (2,253,734)
 Principal collected on notes receivable ...............................       4,246,561         2,230,071         1,774,482
                                                                            ------------      ------------      ------------
     Net cash provided by (used in) investing activities ...............         446,880           (23,779)         (566,030)
                                                                            ------------      ------------      ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from long-term debt ..........................................          20,144           267,998                --
 Payments of long-term debt ............................................        (107,500)               --           (53,813)
 Dividends paid ........................................................      (1,491,294)       (1,166,294)       (1,194,294)
 Amounts (advanced to) received from stockholder .......................        (958,922)         (775,028)          (84,557)
 Issuance of common stock ..............................................         390,000           390,000
                                                                            ------------      ------------
     Net cash provided by (used in) financing activities ...............      (2,147,572)       (1,283,324)       (1,332,664)
                                                                            ------------      ------------      ------------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS ...................       2,711,283         1,245,503           (25,426)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD .........................       1,941,943         1,941,943         4,653,226
                                                                            ------------      ------------      ------------
CASH AND CASH EQUIVALENTS, END OF PERIOD ...............................    $  4,653,226      $  3,187,446      $  4,627,800
                                                                            ============      ============      ============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
 -- Cash paid during the period for interest ...........................    $    321,763      $    135,679      $    165,050
                                                                            ============      ============      ============

                  See notes to combined financial statements.

                         HIGGINBOTHAM AUTOMOTIVE GROUP


                    NOTES TO COMBINED FINANCIAL STATEMENTS


1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization and Business -- Higginbotham Automotive Group (the "Company") operates three automobile dealerships, one stand-alone used car facility, three service departments, a body shop, and a finance company in the Daytona Beach area of Florida. The Company sells new and used cars and light trucks, sells replacement parts, provides maintenance, warranty, paint and repair services and arranges related financing and insurance. The Company's three new vehicle dealership locations sell vehicles manufactured by Acura, Mercedes, Chevrolet, Oldsmobile, Ford and Mercury.

     The accompanying combined financial statements include the accounts of the following entities:

       Higginbotham Automobiles, Inc.
       Higginbotham Chevrolet-Oldsmobile, Inc.
       Halifax Ford-Mercury, Inc.
       Sunrise Auto World, Inc.
       HMC Finance Corporation

     The accompanying combined financial statements reflect the financial position, results of operations, and cash flows of each of the above listed companies. The combination of these entities has been accounted for at historical cost in a manner similar to a pooling-of-interests because the entities are under common management and control. All material intercompany transactions have been eliminated.

     Revenue Recognition -- The Company records revenue when vehicles are delivered to customers, and when vehicle service work is performed.

     The Company arranges financing for customers through various financial institutions and receives a commission from the lender equal to the difference between the interest rates charged to customers over the predetermined interest rates set by the financing institution. The Company also receives commissions from the sale of credit life, accident, health and disability insurance and extended service contracts to customers. The Company may be assessed a chargeback fee in the event of early cancellation of a loan, insurance contract, or service contract by the customer. Finance and insurance commission revenue is recorded net of estimated chargebacks at the time the related contract is placed with the financial institution.

     Commissions expense related to finance and insurance commission revenue is charged to cost of sales upon recognition of such revenue, net of estimated chargebacks. Estimated commission expense charged to cost of sales was approximately $519,405 for the year ended December 31, 1997. Estimated commission expense charged to cost of sales was approximately $275,417 and $270,806 for the six months ended June 30, 1997 and 1998, respectively (unaudited).

     Dealer Agreements -- The Company purchases substantially all of its new vehicles from the manufacturers at the prevailing prices charged by the manufacturers to their franchised dealers. The Company's sales could be unfavorably impacted by the manufacturers' unwillingness or inability to supply the dealerships with an adequate supply of new vehicle inventory.

     The Company operates under dealer agreements with each manufacturer. The Company's dealer agreements do not give it the exclusive right to sell the manufacturers' product within a given geographic area. The Company could be materially adversely affected if the manufacturers award franchises to others in the same market where the Company is operating. A similar adverse effect could occur if existing competing franchised dealers increase their market share in the Company's market. The ability of the Company to acquire additional franchises from a particular manufacturer may be limited due to certain restrictions imposed by manufacturers. Additionally, the Company's ability to enter into significant acquisitions may be restricted and the acquisition of the Company's stock by third parties may be limited by the terms of the franchise agreements.

     Cash and Cash Equivalents -- The Company considers contracts in transit and all highly liquid debt instruments with an initial maturity of three months or less to be cash equivalents. Contracts in transit represent cash in transit to the Company from finance companies related to vehicle purchases and were approximately $1,516,000 at December 31, 1997.

     Allowances for Credit Losses -- The Company provides for credit losses using the allowance method. Accordingly, credit losses are charged to the related allowance, and recoveries are credited to the allowance. Additions to the allowance for credit losses are provided by charges to operations based on various factors, including historical losses and existing

                         HIGGINBOTHAM AUTOMOTIVE GROUP

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
POLICIES -- Continued

economic conditions, which, in management's judgment, deserve current recognition in estimating losses. Because of the uncertainty inherent in the estimation process, management's estimate of the allowance for credit losses may change in the near term.

     Inventories -- Inventories of new and used vehicles, including demonstrators, and parts and accessories are valued at the lower of specific cost or market. Cost is determined using the last-in, first-out method ("LIFO") for new vehicles and certain parts and accessories, and the first-in, first-out method ("FIFO") for all other inventories.

     Property and Equipment -- Property and equipment are stated at cost. Depreciation is computed using straight-line and accelerated methods over the estimated useful lives of the assets. The range of estimated useful lives is as follows:


                                                Useful Lives
                                               -------------
      Buildings and improvements .............     5-40
      Office equipment and fixtures ..........      5-7
      Parts and service equipment ............      5-7
      Company vehicles .......................      5

     Expenditures for maintenance and repairs are expensed as incurred. Significant betterments are capitalized.

     Goodwill -- Goodwill represents the excess of the purchase price over the estimated fair value of the net assets acquired and is being amortized on a straight-line basis over a 15 year period. The cumulative amount of goodwill amortization was approximately $221,000 at December 31, 1997. The Company periodically reviews goodwill to assess recoverability. The Company's policy is to compare the carrying value of goodwill with the expected undiscounted cash flows from operations of the acquired business.

     Income Taxes -- All of the entities included in the Company's accompanying combined financial statements are organized as S Corporations for federal and state income tax purposes. As such, the Company's taxable income is included in the stockholders' annual income tax returns. Accordingly, no provision for federal or state income taxes has been included in the Company's combined statement of income.

     The pro forma provision for income taxes and the pro forma net income for the year ended December 31, 1997, and for the six months ended June 30, 1997 and 1998, reflect amounts that would have been recorded had the Company's income been taxed for federal and state purposes as if it was a C Corporation.

     Fair Value of Financial Instruments -- As of December 31, 1997 the fair values of the Company's financial instruments including accounts and finance notes receivables, receivables from stockholders, notes payable - floor plan, trade accounts payable, payables to affiliated companies and long-term debt approximate their carrying values due to either their length to maturity or the existence of variable interest rates that approximate prevailing market rates.

     Advertising -- The Company expenses advertising costs in the period incurred. Advertising expenses for 1997 amounted to approximately $1,081,000.

     Concentrations of Credit Risk -- Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash on deposit with financial institutions. At times, amounts invested with financial institutions may exceed FDIC insurance limits.

     Concentrations of credit risk with respect to receivables are limited primarily to automobile manufacturers and financial institutions. Credit risk arising from trade receivables from commercial customers is reduced by the large number of customers comprising the trade receivables balances. Trade receivables are concentrated in the Company's market area of Daytona Beach, Florida.

     Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                         HIGGINBOTHAM AUTOMOTIVE GROUP

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
   POLICIES -- Continued

     Interim Financial Information -- The accompanying unaudited financial information for the six months ended June 30, 1997 and 1998 has been prepared on substantially the same basis as the audited financial statements, and includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial information set forth therein. The results of interim periods are not necessarily indicative of results to be expected for the entire fiscal year.


2. RECEIVABLES FROM STOCKHOLDERS

     At December 31, 1997, the Company had receivables due from stockholders totaling $117,647, bearing no stated interest rate. The receivable was paid in full as of June 1998 pursuant to a dividend.


3. FINANCE NOTES RECEIVABLE

     The Company regularly provides financing to customers purchasing used vehicles under a Buy-Here-Pay-Here installment note program. These customer finance notes receivable have terms up to 36 months and provide for interest at the rate of approximately 29%. As of December 31, 1997, the balances due on finance notes totaled $4,265,946. The Company's allowance for credit losses for these finance notes was approximately $701,000 at January 1, 1997 and December 31, 1997. The Company provided for and charged against the allowance losses of approximately $739,000 during 1997.


4. INVENTORIES AND RELATED NOTES PAYABLE -- FLOOR PLAN

     Inventories consist of the following:



                                          December 31,      June 30,
                                              1997            1998
                                         -------------- ---------------
                                                          (Unaudited)
 New and demonstrator vehicles .........  $ 14,320,621   $  9,828,062
 Used vehicles .........................     2,802,854      2,738,187
 Parts and accessories .................       542,185        571,440
 Other .................................        40,268         19,454
                                          ------------   ------------
                                            17,705,928     13,157,143
 LIFO reserve ..........................    (3,263,865)    (3,263,865)
                                          ------------   ------------

 Inventories, net ......................  $ 14,442,063   $  9,893,278
                                          ============   ============

     Had the Company used the first-in, first-out method of valuing new vehicles and certain parts and accessories, pretax earnings would have been $2,869,044 in 1997.

     All new and certain used vehicles are pledged to collateralize floor plan notes payable to financial institutions in the amount of $16,217,355 at December 31, 1997. The floor plan notes bear interest, payable monthly on the outstanding balances at rates ranging from prime to prime plus 1% (prime rate was 8.5% at December 31, 1997). Total floor plan interest expense amounted to $1,207,774 in 1997. The notes payable are due when the related vehicle is sold. As such, these floor plan notes payable are shown as a current liability in the accompanying combined balance sheet.

                         HIGGINBOTHAM AUTOMOTIVE GROUP
              NOTES TO COMBINED FINANCIAL STATEMENTS -- Continued


5. PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:



                                          December 31,      June 30,
                                              1997            1998
                                         -------------- ---------------
                                                          (Unaudited)
 Land ..................................  $    254,592   $    254,592
 Buildings and improvements ............     3,489,286      3,479,508
 Office equipment and fixtures .........       870,494        948,030
 Parts and service equipment ...........       674,746        711,461
 Company vehicles ......................        77,877         97,774
                                          ------------   ------------
                                             5,366,995      5,491,365
 Less accumulated depreciation .........    (2,424,853)    (2,569,578)
                                          ------------   ------------
 Property and equipment, net ...........  $  2,942,142   $  2,921,787
                                          ============   ============

6. FINANCING ARRANGEMENTS

     Notes payable - other consists principally of a promissory note and advances from a stockholder and advances from an affiliate company under common ownership by a Company stockholder. The Company routinely finances its finance notes receivable (see Note 3) through the issuance of short-term promissory notes which are payable to a Company stockholder. The maximum amount that can be advanced under the note is $3,000,000. This note has been and is expected to be renewed on an annual basis.

     Notes payable - other consists of the following:




                                                                                     December 31,    June 30,
                                                                                         1997          1998
                                                                                    -------------- ------------
                                                                                                    (Unaudited)
 Unsecured short-term promissory note to the principal stockholder - due on demand,
   interest at 10% ................................................................   $2,857,792    $2,657,792
 Unsecured non-interest bearing note to the principal stockholder - due on demand .      163,503       160,699
 Unsecured non-interest bearing advances from an affiliate company - due on demand       215,788       216,388
                                                                                      ----------    ----------
 Notes payable - other ............................................................   $3,237,083    $3,034,879
                                                                                      ==========    ==========

     Long-term debt consists of the following:



                                                                                         December 31,     June 30,
                                                                                             1997           1998
                                                                                        -------------- --------------
                                                                                                         (Unaudited)
 Mortgage note payable to Barnett Bank of Volusia County, FL, due in monthly principal installments of $8,958, plus interest at the bank's prime rate (8.0% at December 31,
   1997) with the unpaid balance due September 9, 1999, secured by the Company's real
   property located at 1307 North Dixie Freeway, New Smyrna Beach, FL .................   $1,209,375     $1,155,633
 Other ................................................................................       20,144         20,073
                                                                                          ----------     ----------
                                                                                           1,229,519      1,175,706
 Less current maturities ..............................................................     (111,986)      (111,986)
                                                                                          ----------     ----------
 Long-term debt .......................................................................   $1,117,533     $1,063,720
                                                                                          ==========     ==========

                         HIGGINBOTHAM AUTOMOTIVE GROUP

6. FINANCING ARRANGEMENTS -- Continued

     Future maturities of long-term debt at December 31, 1997 are as follows:



Year ending December 31,
--------------------------
  1998 ...................  $  111,986
  1999 ...................   1,106,709
  2000 ...................       5,209
  2001 ...................       5,615
                            ----------
  Total ..................  $1,229,519
                            ==========

7. COMBINED STOCKHOLDERS' EQUITY

     The capital structure of the entities included in the combined financial statements of the Company at December 31, 1997 is as follows:



                                                                  Common Stock
                                                 -----------------------------------------------
                                                                            Shares
                                                    Par       Shares      Issued and                Paid-In
                                                   Value    Authorized   Outstanding    Amount      Capital
Higginbotham Automobiles, Inc. ................. $ 1             100          100      $    100   $1,994,301
 Higginbotham Chevrolet -- Oldsmobile, Inc...... 100           3,000        2,400       224,000      366,000
Halifax Ford -- Mercury, Inc. .................. No Par          100          100       289,795           --
Sunrise Auto World, Inc. ....................... No Par          100          100        25,000           --
HMC Finance Corporation ........................ No Par          100          100       165,206           --
                                                                                       --------   ----------
Total ..........................................                                       $704,101   $2,360,301
                                                                                       ========   ==========

8. RELATED PARTY TRANSACTIONS

     Management bonuses of $276,834 were paid to Company stockholders and certain management companies owned by the Company's principal stockholder in 1997. Unpaid bonuses and dividends are included in accrued payroll and bonuses and dividends payable, respectively, in the accompanying combined balance sheet.

     The Company has entered into short-term management and expense reimbursement agreements with Higginbotham Management Company ("HMC") for management and consultation services. HMC is an affiliated entity owned by the Company's principal stockholder. Under these agreements, fixed monthly management fees together with certain contingency payments based on the number of new and used vehicles sold during the month and provisions for reimbursement for expenditures are incurred by HMC on the Company's behalf. The Company paid fees under these agreements totaling approximately $1,120,000 in 1997 which are included in selling, general and administrative expenses in the accompanying combined statement of income.

     The Company leases substantially all of its facilities directly from the Company's principal stockholder or from a corporation which is owned by that stockholder. Rent expense under these leases was approximately $517,000 in 1997. Other leases consist primarily of leases for certain business premises, modular space and various equipment with terms up to twenty years. Rent expense under all operating leases was approximately $569,000 during 1997. Future minimum rental payments required under non-cancelable operating leases at December 31, 1997 are as follows:

                         HIGGINBOTHAM AUTOMOTIVE GROUP

8. RELATED PARTY TRANSACTIONS -- Continued



                              Related
Year Ending December 31,       Party        Other        Total
1998 .....................  $  465,572    $142,138    $  607,710
1999 .....................     461,676     100,707       562,383
2000 .....................     329,176      66,630       395,806
2001 .....................     302,676      59,038       361,714
2002 .....................     292,818      23,447       316,265
Thereafter ...............   1,559,786         894     1,560,680
                            ----------    --------    ----------
Total ....................  $3,411,704    $392,854    $3,804,558
                            ==========    ========    ==========

9. EMPLOYMENT BENEFIT PLANS

     The Company has a qualified 401(k) Profit Sharing Plan (the "Plan"), whereby substantially all of the employees of the Company meeting certain service requirements are eligible to participate. Contributions by the Company in 1997 were approximately $19,000.


10. STOCK COMPENSATION ARRANGEMENT

     Effective January 1, 1997, the Company entered into an incentive stock plan agreement with a Company stockholder who owns 360 shares of Higginbotham Chevrolet-Oldsmobile, Inc. This agreement provides a base salary and bonus with an option to use this compensation along with any other compensation earned from the Company and any entity controlled by the principal stockholder, to purchase up to 25% of the outstanding stock of Higginbotham Chevrolet -- Oldsmobile, Inc.(see Note 7). As of December 31, 1997, no stock has been purchased under this agreement.


11. SUBSEQUENT EVENT (UNAUDITED)


     In July 1998, the Company signed an asset purchase agreement with Sonic Automotive, Inc. ("Sonic") whereby Sonic will purchase the Company's assets for a total price of approximately $27.0 million including the repayment of approximately $2.7 million in indebtedness. This acquisition was consummated in September 1998. The total purchase price was paid with approximately $18.2 million in cash and Class A Common Stock with a market value of approximately $8.3 million as of the closing date of the acquisition. The remaining $0.5 million of the cash portion of the purchase price is payable in December 1998.

                          INDEPENDENT AUDITORS' REPORT

TO THE BOARD OF DIRECTORS AND STOCKHOLDER OF
DYER & DYER, INC.
Atlanta, Georgia


     We have audited the accompanying balance sheets of Dyer & Dyer, Inc. (the "Company") as of December 31, 1995 and 1996, and the related statements of income, stockholder's equity, and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 1995 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.





DELOITTE & TOUCHE LLP
Charlotte, North Carolina
August 7, 1997

                               DYER & DYER, INC.


                                 BALANCE SHEETS


                  December 31, 1995 and 1996 and June 30, 1997



                                                                            December 31,
                                                                   -------------------------------    June 30,
                                                                         1995            1996           1997
                                                                   --------------- --------------- --------------
                                                                                                     (Unaudited)
 ASSETS
 CURRENT ASSETS:
  Cash and cash equivalents ......................................  $  1,522,546    $    941,280    $    172,937
  Receivables ....................................................       432,779       1,213,846       2,535,230
  Inventories (Notes 1 and 2) ....................................     9,043,156      15,071,313      11,128,333
  Prepaid expenses ...............................................       274,998         103,958          32,267
                                                                    ------------    ------------    ------------
     Total current assets ........................................    11,273,479      17,330,397      13,868,767
 PROPERTY AND EQUIPMENT, NET (Notes 1 and 3) .....................       774,909       1,279,774       1,156,207
 OTHER ASSETS ....................................................       287,628         292,250         297,424
                                                                    ------------    ------------    ------------
 TOTAL ASSETS ....................................................  $ 12,336,016    $ 18,902,421    $ 15,322,398
                                                                    ============    ============    ============
 LIABILITIES AND STOCKHOLDERS' EQUITY
 CURRENT LIABILITIES:
  Notes payable, floor plan (Note 2) .............................  $  2,610,935    $  7,146,245    $  5,533,925
  Trade accounts payable .........................................       511,292       1,131,472              --
  Income taxes payable (Notes 1 and 5) ...........................            --         238,712         238,712
  Accrued payroll and bonuses ....................................        82,183         229,297         277,377
  Other accrued liabilities ......................................       196,537         261,932         235,360
                                                                    ------------    ------------    ------------
     Total current liabilities ...................................     3,400,947       9,007,658       6,285,374
 INCOME TAXES PAYABLE (Note 5) ...................................        21,012         477,423         238,711
 COMMITMENTS (Note 4)
 STOCKHOLDER'S EQUITY:
  Common stock, $100 par value--3,000 shares authorized; 1,531
    shares issued; 781 shares outstanding ........................       153,100         153,100         153,100
  Paid-in capital ................................................        27,623          27,623          27,623
  Retained earnings ..............................................    13,709,477      14,212,760      13,593,733
                                                                    ------------    ------------    ------------
     Total .......................................................    13,890,200      14,393,483      13,774,456
  Less treasury stock (750 shares at cost) .......................    (4,976,143)     (4,976,143)     (4,976,143)
                                                                    ------------    ------------    ------------
     Total stockholder's equity ..................................     8,914,057       9,417,340       8,798,313
                                                                    ------------    ------------    ------------
 TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY ......................  $ 12,336,016    $ 18,902,421    $ 15,322,398
                                                                    ============    ============    ============

                       See notes to financial statements.

                               DYER & DYER, INC.


                              STATEMENTS OF INCOME


                 Years ended December 31, 1994, 1995 and 1996
                and the six months ended June 30, 1996 and 1997



                                                      Year ended December 31,              Six months ended June 30,
                                            -------------------------------------------- -----------------------------
                                                 1994           1995           1996           1996           1997
                                            -------------- -------------- -------------- -------------- --------------
                                                                                                  (Unaudited)
 REVENUES:
  Vehicle sales ...........................  $52,245,947    $52,613,480    $60,870,919    $30,767,026    $31,373,513
  Parts, service and collision repair .....    8,680,440      9,097,763     11,163,230      5,481,708      5,960,212
  Finance and insurance (Note 1) ..........      203,198        404,505        542,474        213,711        128,911
                                             -----------    -----------    -----------    -----------    -----------
     Total ................................   61,129,585     62,115,748     72,576,623     36,462,445     37,462,636
 COST OF SALES (Note 1) ...................   54,127,162     55,784,883     62,559,885     31,975,433     32,381,114
                                             -----------    -----------    -----------    -----------    -----------
 GROSS PROFIT .............................    7,002,423      6,330,865     10,016,738      4,487,012      5,081,522
 SELLING, GENERAL AND ADMINISTRATIVE
  EXPENSES ................................    6,154,468      5,613,128      6,984,895      3,347,148      3,494,565
 DEPRECIATION AND AMORTIZATION ............      123,228         90,538        126,359         45,451        150,621
                                             -----------    -----------    -----------    -----------    -----------
 OPERATING INCOME .........................      724,727        627,199      2,905,484      1,094,413      1,436,336
 OTHER INCOME AND EXPENSE:
  Interest expense, floor plan ............       56,944        171,690        372,590        178,970        276,393
  Other income ............................      609,684        314,788        452,063        234,834        247,213
                                             -----------    -----------    -----------    -----------    -----------
     Total other income (expense) .........      552,740        143,098         79,473         55,864        (29,180)
                                             -----------    -----------    -----------    -----------    -----------
 INCOME BEFORE INCOME TAXES ...............    1,277,467        770,297      2,984,957      1,150,277      1,407,156
 PROVISION FOR INCOME TAXES (Notes 1
  and 5) ..................................      491,365        295,850        954,846        954,846             --
                                             -----------    -----------    -----------    -----------    -----------
 NET INCOME ...............................  $   786,102    $   474,447    $ 2,030,111    $   195,431    $ 1,407,156
                                             ===========    ===========    ===========    ===========    ===========
 PRO FORMA PROVISION FOR INCOME TAXES
  (Note 5) ................................                                $ 1,149,507    $   442,972    $   541,896
                                                                           ===========    ===========    ===========
 PRO FORMA NET INCOME (Note 5) ............                                $ 1,835,450    $   707,305    $   865,260
                                                                           ===========    ===========    ===========

                       See notes to financial statements

                               DYER & DYER, INC.


                       STATEMENTS OF STOCKHOLDER'S EQUITY


                 Years ended December 31, 1994, 1995 and 1996
                     and the six months ended June 30, 1997



                                                                                              Total
                                      Common    Paid-in      Treasury        Retained     Stockholder's
                                      Stock     Capital        Stock         Earnings        Equity
                                   ----------- --------- ---------------- -------------- --------------
 BALANCE
  DECEMBER 31, 1993 ..............  $153,100    $27,623    $ (4,976,143)   $ 12,448,928   $  7,653,508
  Net income .....................        --         --              --         786,102        786,102
                                    --------    -------    ------------    ------------   ------------
 BALANCE
  DECEMBER 31, 1994 ..............   153,100     27,623      (4,976,143)     13,235,030      8,439,610
  Net income .....................        --         --              --         474,447        474,447
                                    --------    -------    ------------    ------------   ------------
 BALANCE
  DECEMBER 31, 1995 ..............   153,100     27,623      (4,976,143)     13,709,477      8,914,057
  Dividends ......................        --         --              --      (1,526,828)    (1,526,828)
  Net income .....................        --         --              --       2,030,111      2,030,111
                                    --------    -------    ------------    ------------   ------------
 BALANCE
  DECEMBER 31, 1996 ..............   153,100     27,623      (4,976,143)     14,212,760      9,417,340
  Dividends (unaudited) ..........        --         --              --      (2,026,183)    (2,026,183)
  Net income (unaudited) .........        --         --              --       1,407,156      1,407,156
                                    --------    -------    ------------    ------------   ------------
 BALANCE
  JUNE 30, 1997 (unaudited) ......  $153,100    $27,623    $ (4,976,143)   $ 13,593,733   $  8,798,313
                                    ========    =======    ============    ============   ============

                       See notes to financial statements.

                               DYER & DYER, INC.


                            STATEMENTS OF CASH FLOWS


                 Years ended December 31, 1994, 1995 and 1996
                and the six months ended June 30, 1996 and 1997



                                                                Year ended December 31,               Six months ended June 30,
                                                     --------------------------------------------- -------------------------------
                                                          1994           1995            1996            1996            1997
                                                     ------------- --------------- --------------- --------------- ---------------
                                                                                                             (Unaudited)
 CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income .......................................  $  786,102    $     474,447   $   2,030,111   $     195,431   $   1,407,156
  Adjustments to reconcile net income to net
   cash provided by operating activities:
   (Gain) loss on disposal of fixed assets .........       8,011           11,757          86,745              --            (116)
   Depreciation and amortization ...................     123,228           90,538         126,359          45,451         150,621
   Changes in assets and liabilities that relate
    to operations:
   (Increase) decrease in accounts receivable ......    (390,834)         191,714        (768,730)        (39,751)     (1,355,959)
   (Increase) decrease in inventories ..............      11,184       (4,213,189)     (6,028,157)     (1,566,226)      3,942,980
   (Increase) decrease in prepaid expenses .........      79,966         (177,992)        171,040         218,576          71,691
   Increase (decrease) in notes payable,
    floor plan .....................................    (127,470)       2,581,585       4,535,310         290,990      (1,612,320)
   Increase (decrease) in accounts payable .........       7,048          498,092         620,180        (376,134)     (1,131,472)
   Increase (decrease) in other accrued
    liabilities ....................................     105,201         (187,726)        147,106         170,944          25,008
   Increase (decrease) in income taxes
    payable ........................................     (20,682)           8,484         760,526         760,526        (242,212)
                                                      ----------    -------------   -------------   -------------   -------------
    Total adjustments ..............................    (204,348)      (1,196,737)       (349,621)       (495,624)       (151,779)
                                                      ----------    -------------   -------------   -------------   -------------
    Net cash provided by (used) in
      operating activities .........................     581,754         (722,290)      1,680,490        (300,193)      1,255,377
                                                      ----------    -------------   -------------   -------------   -------------
 CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment ...............     (18,485)        (181,259)       (717,969)        (14,013)        (26,938)
  Increase in cash value of life insurance .........     (15,398)         (26,316)         (4,622)         (2,311)         (5,174)
  Deposits held by financial institutions ..........      13,001           10,849         (12,337)         22,238          34,575
                                                      ----------    -------------   -------------   -------------   -------------
    Net cash provided by (used) in investing
      activities ...................................     (20,882)        (196,726)       (734,928)          5,914           2,463
                                                      ----------    -------------   -------------   -------------   -------------
 CASH FLOWS FROM FINANCING ACTIVITIES:
  Dividends paid ...................................          --               --      (1,526,828)       (759,810)     (2,026,183)
                                                      ----------    -------------   -------------   -------------   -------------
 INCREASE (DECREASE) IN CASH .......................     560,872         (919,016)       (581,266)     (1,054,089)       (768,343)
 CASH AND CASH EQUIVALENTS AT BEGINNING OF
  PERIOD ...........................................   1,880,690        2,441,562       1,522,546       1,522,546         941,280
                                                      ----------    -------------   -------------   -------------   -------------
 CASH AND CASH EQUIVALENTS AT END OF PERIOD ........  $2,441,562    $   1,522,546   $     941,280   $     468,457   $     172,937
                                                      ==========    =============   =============   =============   =============
 SUPPLEMENTAL DISCLOSURES OF CASH FLOW
  INFORMATION:
  Cash paid during the period for:
   Interest ........................................  $   57,766    $     176,464   $     509,621   $     247,970   $     279,460
   Income taxes ....................................  $  399,605    $     438,810   $      31,826   $      31,826   $     242,237

                       See notes to financial statements.

                               DYER & DYER, INC.

                         NOTES TO FINANCIAL STATEMENTS


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization and Business -- Dyer & Dyer, Inc. (the "Company") was incorporated in South Carolina in 1978, and operates a Volvo automobile dealership in Atlanta, Georgia. The Company sells new and used cars, sells replacement parts, provides vehicle maintenance, warranty, paint and repair services and arranges related financing and insurance.

     In August 1997, the Company signed a definitive purchase agreement whereby its net assets would be acquired by Sonic Automotive, Inc. ("Sonic") for $18 million. This acquisition is to be effective prior to the completion of an anticipated public offering of common stock by Sonic Automotive in 1997. In addition to the $18 million, the Company's stockholder will receive a warrant entitling the holder to acquire common stock of Sonic Automotive at an exercise price equal to the public offering stock price.

     In connection with Volvo's approval of the sale of the Company to Sonic, Volvo, among other things, conditioned its approval upon Richard Dyer, acquiring and maintaining a 20% interest in the subsidiary of Sonic that will operate the Volvo franchise. Mr. Dyer will finance all of the purchase price for this 20% interest by the issuance of a promissory note to be secured by Mr. Dyers' interest in the dealership. The principal amount of the note will be $3.6 million and it will bear interest at the lowest applicable federal rate, payable annually. Mr. Dyers' interest in the dealership will be redeemed and the note will be due and payable in full when Volvo no longer requires Mr. Dyer to maintain his interest in the dealership.

     Revenue Recognition -- The Company records revenue when vehicles are delivered to customers, and when vehicle service work is performed.

     The Company arranges financing for customers through various financial institutions and receives a commission from the lender equal to the difference between the interest rates charged to customers over the predetermined interest rates set by the financing institution. The Company also receives commissions from the sale of credit life, accident, health and disability insurance and extended service contracts to customers. The Company may be assessed a chargeback fee in the event of early cancellation of a loan, insurance contract, or service contract by the customer. Finance and insurance commission revenue is recorded net of estimated chargebacks at the time the related contract is placed with the financial institution.

     Commissions expense related to finance and insurance commission revenue is charged to cost of sales upon recognition of such revenue, net of estimated chargebacks. Estimated commission expense charged to cost of sales was approximately $6,096, $8,215 and $12,388 for the years ended December 31, 1994, 1995, and 1996, respectively. Estimated commission expense charged to cost of sales was approximately $6,411 and $3,867 for the six months ended June 30, 1996 and 1997, respectively (unaudited).

     Dealer Agreements -- The Company purchases substantially all of its new vehicles from the manufacturer at the prevailing prices charged by the manufacturer to its franchised dealers. The Company's sales could be unfavorably impacted by the manufacturer's unwillingness or inability to supply the dealership with an adequate supply of new car inventory.

     The dealership operates under a dealer agreement with the manufacturer which generally restricts the location, management and ownership of the dealership. The ability of the Company to acquire additional franchises may be limited due to certain restrictions imposed by the manufacturer. Additionally, the Company's ability to enter into significant acquisitions may be restricted and the acquisition of the Company's stock by third parties may be limited by the terms of the franchise agreement.

     The manufacturer has implemented various incentive programs for its dealers that provide for specified payments to the dealers based on the results of customer satisfaction surveys and the implementation of certain standardized policies and procedures. These programs are for a limited duration and remain subject to cancellation by the manufacturer at any time. Incentive payments credited to cost of sales amounted to approximately $210,000, $267,000 and $1,326,000 during 1994, 1995 and 1996, respectively, and $290,000 and $912,000 for the six months ended June 30, 1996 and 1997, respectively.

     Cash and Cash Equivalents -- The Company considers contracts in transit and all highly liquid debt instruments with an initial maturity of three months or less to be cash equivalents. Contracts in transit represent cash in transit to the Company from finance companies related to vehicle purchases, and was approximately $1,522,000 and $934,000 at December 31, 1995 and 1996,
respectively, and $167,000 at June 30, 1997.

                               DYER & DYER, INC.

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- Continued

     Inventories -- Inventories of new vehicles, including demonstators, are valued at the lower of last-in, first-out ("LIFO") cost or market. Inventories of used vehicles are stated at the lower of first-in, first-out ("FIFO") cost or market, and parts and accessories are stated at the lower of specific cost or market.

     Property and Equipment -- Property and equipment are stated at cost. Depreciation is computed using straight-line and accelerated methods over the estimated useful lives of the assets. The range of estimated useful lives are as follows:



                                           Useful Lives
                                          -------------
  Office equipment and fixtures .........      5-7
  Parts and service equipment ...........       5
  Company vehicles ......................       5

     Leasehold improvements are amortized over the lesser of the terms of their respective leases or the estimated useful lives of the related assets. Expenditures for maintenance and repairs are expensed as incurred. Significant betterments are capitalized.

     Income Taxes -- For the years ended December 31, 1994 and 1995, the Company was a C Corporation and, therefore, provided for income taxes using the balance sheet method. There were no significant deferred tax assets and liabilities as of December 31, 1995. Effective January 1, 1996, the Company elected to be treated as an S Corporation for federal and state income tax purposes. As such the Company's taxable income is included in the stockholder's annual income tax return. Accordingly, no provision for federal or state income taxes has been included in the Company's statements of income for the periods beginning after December 31, 1995, except for the amounts associated with the Company's change to an S corporation (See Note 5).

     Concentrations of Credit Risk -- Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash on deposit with financial institutions. At times, amounts invested with financial institutions may exceed FDIC insurance limits.

     Concentrations of credit risk with respect to receivables are limited primarily to automobile manufacturers and financial institutions. Credit risk arising from trade receivables from commercial customers is reduced by the large number of customers comprising the trade receivables balances. Trade receivables are concentrated in the Atlanta, Georgia area.

     Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Advertising -- The Company expenses advertising costs in the period incurred. Advertising expense approximated $709,000, $525,000 and $765,000 during 1994, 1995 and 1996, respectively.

     Impairment of Long-Lived Assets -- Effective January 1, 1996, the Company adopted the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of. This statement requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Adoption of SFAS No. 121 did not have a material impact on the Company's results of operations or financial position.

     Interim Financial Information -- The accompanying unaudited financial information for the six months ended June 30, 1996 and 1997 has been prepared on substantially the same basis as the audited financial statements, and include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial information set forth therein. The results of interim periods are not necessarily indicative of results to be expected for the entire fiscal year.

                               DYER & DYER, INC.
                   NOTES TO FINANCIAL STATEMENTS -- Continued


2. INVENTORIES AND RELATED NOTES PAYABLE -- FLOOR PLAN

     Inventories consist of the following:



                                       December 31,
                                ---------------------------    June 30,
                                     1995          1996          1997
                                ------------- ------------- --------------
                                                              (Unaudited)
New vehicles ..................  $5,692,043    $ 7,980,256   $ 5,017,765
Used vehicles .................   2,768,230      6,362,410     5,542,979
Parts and accessories .........     503,490        586,129       420,959
Other .........................      79,393        142,518       146,630
                                 ----------    -----------   -----------
Total .........................  $9,043,156    $15,071,313   $11,128,333
                                 ==========    ===========   ===========

     At December 31, 1995 and 1996 and at June 30, 1997, the excess of current replacement cost over the stated LIFO valuation of new vehicles, parts and accessories amount to $2,387,114, $2,503,330 and $2,503,330 (unaudited), respectively.

     Had the Company used the FIFO method of valuing new vehicle, parts and accessories inventory, pretax earnings would have been $1,335,380, $1,200,776 and $3,101,173 in 1994, 1995 and 1996, respectively.

     All new and certain used vehicles are pledged to collateralize floor plan notes payable to financial institutions in the amount of $2,610,935 and $7,146,245 at December 31, 1995 and 1996, respectively. The floor plan notes bear interest, payable monthly on the outstanding balance, at the prime rate plus 1/2% to 1 1/2% (prime rate was 8.25% at December 31, 1996). Total floor plan interest expense amounted to $56,944, $171,690 and $372,590 in 1994, 1995 and 1996, respectively. The notes payable are due when the related vehicle is sold. As such, these floor plan notes payable are shown as a current liability in the accompanying balance sheets.


3. PROPERTY AND EQUIPMENT

     Property and equipment is comprised of the following:



                                                         December 31,
                                                -------------------------------     June 30,
                                                      1995            1996            1997
                                                --------------- --------------- ---------------
                                                                                  (Unaudited)
Leasehold improvements ........................  $  1,479,385    $  1,885,415    $  1,885,415
Furniture and fixtures ........................     1,372,801       1,546,987       1,550,022
Other equipment ...............................       565,398         571,778         571,778
Computer equipment ............................       188,851         195,598         198,428
Service vehicles ..............................       117,535         122,916         143,989
                                                 ------------    ------------    ------------
                                                    3,723,970       4,322,694       4,349,632
Less accumulated depreciation and amortization     (2,949,061)     (3,042,920)     (3,193,425)
                                                 ------------    ------------    ------------
Property and equipment, net ...................  $    774,909    $  1,279,774    $  1,156,207
                                                 ============    ============    ============

                               DYER & DYER, INC.
                   NOTES TO FINANCIAL STATEMENTS -- Continued


4. LEASES

     The Company leases its business premises under noncancelable operating leases for five to twenty-five year terms from a partnership partially owned by the sole stockholder of the Company. Future minimum rental payments required under noncancelable leases at December 31, 1996 are as follows:


  Year ending December 31:
  1997 ........................  $  754,162
  1998 ........................     756,956
  1999 ........................     759,832
  2000 ........................     762,800
  2001 ........................     765,856
  Thereafter ..................   5,551,504
                                 ----------
  Total .......................  $9,351,110
                                 ==========

     Rent expense approximated $711,000, $708,000 and $715,000 during 1994, 1995 and 1996, respectively.


5. INCOME TAXES

     The provision for income taxes consists of the following:



                              December 31,
                   -----------------------------------
                       1994        1995        1996
                   ----------- ----------- -----------
Current:
 Federal .........  $439,714    $231,720    $811,620
 State ...........    47,463      40,864     143,226
                    --------    --------    --------
                     487,177     272,584     954,846
Deferred .........     4,188      23,266          --
                    --------    --------    --------
Total ............  $491,365    $295,850    $954,846
                    ========    ========    ========

     Effective with the Company's S Corporation election, it was required to recapture its December 31, 1995 LIFO reserve of approximately $2,400,000 and pay tax on that amount for both Federal and State income tax purposes. The taxes are payable in four equal annual installments beginning March 15, 1996. This conversion to S Corporation status resulted in the recognition of approximately $955,000 in income tax expense.

     As a result of the Company's change to S Corporation status on January 1, 1996 (see Note 1), it is exposed to potential future taxes on built-in gains which were present on the date of the conversion. If the planned acquisition of the net assets of the Company described in Note 1 is consummated, the disposal of tangible and intangible property which appreciated prior to the election of S Corporation status will result in the assessment of the built-in gains tax.

     The pro forma provision for income taxes and the pro forma net income for the year ended December 31, 1996 and the six months ended June 30, 1996 and 1997 reflect amounts that would have been recorded had the Company's income been taxed for federal and state purposes as if it was a C Corporation.


6. RETIREMENT PLAN

     The Company has a contributory 401(k) plan covering substantially all employees. Company contributions to the Plan are equal to 25% of the first 4% of participant contributions. Company contributions amounted to $1,000, $18,000 and $18,000 in 1994, 1995 and 1996, respectively.

                          INDEPENDENT AUDITORS' REPORT

TO THE BOARDS OF DIRECTORS AND STOCKHOLDERS OF
BOWERS DEALERSHIPS AND AFFILIATED COMPANIES
Chattanooga, Tennessee

     We have audited the accompanying combined balance sheets of Bowers Dealerships and Affiliated Companies (the "Company"), which are under common ownership and management, as of December 31, 1995 and 1996, and the related combined statements of income, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Company as of December 31, 1995 and 1996, and the combined results of its operations and its combined cash flows for the years then ended in conformity with generally accepted accounting principles.





DELOITTE & TOUCHE LLP
Charlotte, North Carolina

August 7, 1997 (October 16, 1997 as to Note 1)

                              BOWERS DEALERSHIPS
                            AND AFFILIATED COMPANIES


                            COMBINED BALANCE SHEETS


                  December 31, 1995 and 1996 and June 30, 1997



                                                                 December 31,
                                                          ---------------------------    June 30,
                                                               1995          1996          1997
                                                          ------------- ------------- --------------
                                                                                        (Unaudited)
ASSETS
CURRENT ASSETS:
 Cash and cash equivalents ..............................  $ 1,385,006   $ 2,738,432   $ 4,766,608
 Receivables ............................................    1,622,865     3,088,329     2,648,740
 Inventories (Note 3) ...................................   10,752,116    19,605,557    30,948,007
 Other current assets (Note 7) ..........................      994,715     2,067,241     2,778,937
                                                           -----------   -----------   -----------
    Total current assets ................................   14,754,702    27,499,559    41,142,292
PROPERTY AND EQUIPMENT, NET (Note 4) ....................      870,400     3,825,229     4,105,822
GOODWILL, NET (Note 1) ..................................      978,735     4,374,573     8,285,460
OTHER ASSETS ............................................      560,729       564,240       658,529
                                                           -----------   -----------   -----------
TOTAL ASSETS ............................................  $17,164,566   $36,263,601   $54,192,103
                                                           ===========   ===========   ===========
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
 Notes payable -- floor plan (Note 3) ...................  $10,187,565   $16,695,482   $26,771,632
 Notes payable -- other (Note 6) ........................    1,770,025     3,256,407     3,684,869
 Trade accounts payable .................................      185,858     1,012,806     1,189,736
 Accrued interest .......................................       69,164       105,505       178,143
 Other accrued liabilities ..............................      580,745     1,397,118     1,424,075
 Current maturities of long-term debt ...................      363,851       285,469       427,557
                                                           -----------   -----------   -----------
    Total current liabilities ...........................   13,157,208    22,752,787    33,676,012
                                                           -----------   -----------   -----------
LONG-TERM DEBT (Note 6) .................................      668,390     2,224,813     2,332,276
COMMITMENTS AND CONTINGENCIES (Notes 5 and 10)
EQUITY
 Common stock of combined companies (Note 8): ...........      300,000       300,000       300,000
 Retained earnings and members' and partners' equity ....    3,038,968    10,986,001    17,883,815
                                                           -----------   -----------   -----------
    Total equity ........................................    3,338,968    11,286,001    18,183,815
                                                           -----------   -----------   -----------
TOTAL LIABILITIES AND EQUITY ............................  $17,164,566   $36,263,601   $54,192,103
                                                           ===========   ===========   ===========

                  See notes to combined financial statements

                              BOWERS DEALERSHIPS
                            AND AFFILIATED COMPANIES


                         COMBINED STATEMENTS OF INCOME


                    Years ended December 31, 1995 and 1996
                and the six months ended June 30, 1996 and 1997



                                                        Year ended December 31,      Six months ended June 30,
                                                     ----------------------------- -----------------------------
                                                          1995           1996           1996           1997
                                                     -------------- -------------- -------------- --------------
                                                                                            (Unaudited)
 REVENUES:
  Vehicle sales ....................................  $67,318,855    $ 91,182,583   $37,133,540    $63,950,004
  Parts, service and collision repair ..............    3,939,295       7,969,924     3,337,725      9,107,226
  Finance and insurance (Note 1) ...................    1,843,590       2,337,303     1,107,834      1,496,912
                                                      -----------    ------------   -----------    -----------
     Total revenues ................................   73,101,740     101,489,810    41,579,099     74,554,142
 COST OF SALES (Note 1) ............................   63,860,705      88,137,717    35,724,354     64,206,340
                                                      -----------    ------------   -----------    -----------
 GROSS PROFIT ......................................    9,241,035      13,352,093     5,854,745     10,347,802
 SELLING, GENERAL AND ADMINISTRATIVE EXPENSES ......    7,724,640      11,426,205     4,887,868      8,032,401
 DEPRECIATION AND AMORTIZATION .....................      186,545         364,958       137,879        309,048
                                                      -----------    ------------   -----------    -----------
 OPERATING INCOME ..................................    1,329,850       1,560,930       828,998      2,006,353
 OTHER INCOME AND EXPENSE:
  Interest expense, floor plan .....................      964,399       1,177,603       569,072        880,676
  Interest expense, other ..........................       75,365         195,954        64,374        118,666
  Other income (expense) ...........................      (29,827)        120,511        21,714        421,730
                                                      -----------    ------------   -----------    -----------
     Total other expense ...........................    1,069,591       1,253,046       611,732        577,612
                                                      -----------    ------------   -----------    -----------
 INCOME BEFORE INCOME TAXES (Note 1) ...............      260,259         307,884       217,266      1,428,741
 PROVISION FOR INCOME TAXES ........................       41,879          60,851        60,215         30,927
                                                      -----------    ------------   -----------    -----------
 NET INCOME ........................................  $   218,380    $    247,033   $   157,051    $ 1,397,814
                                                      ===========    ============   ===========    ===========
 PRO FORMA PROVISION FOR INCOME TAXES (Note 1) .....  $   101,709    $    120,321   $    84,907    $   558,352
                                                      ===========    ============   ===========    ===========
 PRO FORMA NET INCOME (Note 1) .....................  $   158,550    $    187,563   $   132,359    $   870,389
                                                      ===========    ============   ===========    ===========

                  See notes to combined financial statements

                              BOWERS DEALERSHIPS
                            AND AFFILIATED COMPANIES


                         COMBINED STATEMENTS OF EQUITY


                    Years ended December 31, 1995 and 1996
                     and the six months ended June 30, 1997



                                                               Retained
                                                  Common       Earnings
                                                 Stock of    and Members'
                                                 Combined   and Partners'      Total
                                                Companies       Equity         Equity
                                               ----------- --------------- -------------
BALANCE AT DECEMBER 31, 1994 .................  $300,000     $ 1,032,746    $ 1,332,746
 Capital contribution ........................        --       1,787,842      1,787,842
 Net income ..................................        --         218,380        218,380
                                                --------     -----------    -----------
BALANCE AT DECEMBER 31, 1995 .................   300,000       3,038,968      3,338,968
 Capital contribution ........................        --       7,700,000      7,700,000
 Net income ..................................        --         247,033        247,033
                                                --------     -----------    -----------
BALANCE AT DECEMBER 31, 1996 .................   300,000      10,986,001     11,286,001
 Capital contribution (unaudited) ............        --       5,500,000      5,500,000
 Net income (unaudited) ......................        --       1,397,814      1,397,814
                                                --------     -----------    -----------
BALANCE AT JUNE 30, 1997 (unaudited) .........  $300,000     $17,883,815    $18,183,815
                                                ========     ===========    ===========

                  See notes to combined financial statements.

                              BOWERS DEALERSHIPS
                            AND AFFILIATED COMPANIES


                       COMBINED STATEMENTS OF CASH FLOWS


                  Years ended December 31, 1995 and 1996 and the six months ended June 30, 1996 and 1997



                                                                 Year ended December 31,        Six months ended June 30,
                                                             ------------------------------- -------------------------------
                                                                   1995            1996            1996            1997
                                                             --------------- --------------- --------------- ---------------
                                                                                                       (Unaudited)
 CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income ...............................................  $    218,380    $     247,033   $    157,051    $  1,397,814
                                                              ------------    -------------   ------------    ------------
  Adjustments to reconcile net income to net cash
    provided by (used in) operating activities:
    Depreciation and amortization ..........................       186,545          364,958        137,879         309,048
    Changes in assets and liabilities that relate to
     operations:
     (Increase) decrease in receivables ....................       479,709       (1,465,463)       492,538         439,590
     (Increase) decrease in inventories ....................       149,322       (2,990,886)      (129,128)     (8,623,984)
     Increase in other current assets ......................      (231,440)      (1,072,526)      (538,493)       (711,698)
     Increase in other non-current assets ..................      (450,803)          (3,511)      (135,291)        (94,289)
     Increase (decrease) in notes payable -- floor plan.....      (198,815)       6,507,915      2,301,244      10,076,150
     Increase (decrease) in accounts payable and
      accrued expenses .....................................    (1,151,902)       1,679,663      1,073,370         276,524
                                                              ------------    -------------   ------------    ------------
      Total adjustments ....................................    (1,217,384)       3,020,150      3,202,119       1,671,341
                                                              ------------    -------------   ------------    ------------
     Net cash provided by (used in) operating
      activities ...........................................      (999,004)       3,267,183      3,359,170       3,069,155
                                                              ------------    -------------   ------------    ------------
 CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of business, net of cash received ...............            --       (9,840,438)    (4,790,970)     (6,718,465)
  Additions to property and equipment ......................      (263,811)      (2,737,742)    (2,850,697)       (500,528)
                                                              ------------    -------------   ------------    ------------
     Net cash used in investing activities .................      (263,811)     (12,578,180)    (7,641,667)     (7,218,993)
                                                              ------------    -------------   ------------    ------------
 CASH FLOWS FROM FINANCING ACTIVITIES:
  Capital contributions ....................................     1,787,842        7,700,000      2,700,000       5,500,000
  Proceeds from long-term debt .............................       272,084        1,872,169      1,872,169         500,000
  Payments of long-term debt ...............................      (797,363)        (394,129)      (114,690)       (250,448)
  Proceeds from notes payable -- other .....................     1,410,025        1,486,382      1,600,994         539,000
  Payments of notes payable -- other .......................      (220,000)              --             --        (110,538)
                                                              ------------    -------------   ------------    ------------
     Net cash provided by financing activities .............     2,452,588       10,664,422      6,058,473       6,178,014
                                                              ------------    -------------   ------------    ------------
 NET INCREASE IN CASH ......................................     1,189,773        1,353,425      1,775,976       2,028,176
 CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD ............       195,234        1,385,007      1,385,007       2,738,432
                                                              ------------    -------------   ------------    ------------
 CASH AND CASH EQUIVALENTS, END OF PERIOD ..................  $  1,385,007    $   2,738,432   $  3,160,983    $  4,766,608
                                                              ============    =============   ============    ============
 SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION --
  Cash paid during the period for:
  Interest .................................................  $  1,021,118    $   1,337,216   $    649,259    $    926,704
  Income taxes .............................................  $     96,391    $      76,081   $     35,636    $     27,620
 SUPPLEMENTAL DISCLOSURE OF NON-CASH TRANSACTIONS:
  Net liabilities recorded from combining
    affiliated companies ...................................  $    372,533    $          --   $         --    $         --

                  See notes to combined financial statements.

                              BOWERS DEALERSHIPS
                            AND AFFILIATED COMPANIES


                     NOTES TO COMBINED FINANCIAL STATEMENTS


1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization and Business -- Bowers Dealerships and Affiliated Companies (the "Company") operates automobile dealerships in the Chattanooga and Nashville, Tennessee areas. The Company sells new and used cars and light trucks, sells replacement parts, provides vehicle maintenance, warranty, paint and repair services and arranges financing and insurance. As of December 31, 1996, the Company had eight dealership locations selling new vehicles manufactured by BMW, Chrysler, Ford, Honda, Infiniti, Jaguar, and Volkswagen. Subsequent to December 31, 1996 the Company acquired a Dodge dealership. (see
Note 2).

     The accompanying combined financial statements include the accounts of the following entities:



Name                                                        Location            Structure
-------------------------------------------------------- ------------- --------------------------
       Cleveland Village Imports, Inc. ................. Chattanooga          C Corporation
       Nelson Bowers Ford, L.P. ........................ Chattanooga       Limited Partnership
       Infiniti of Chattanooga, Inc. ................... Chattanooga          C Corporation
       Cleveland Chrysler Plymouth Jeep Eagle, LLC ..... Chattanooga    Limited Liability Company
       Jaguar of Chattanooga, LLC ...................... Chattanooga    Limited Liability Company
       KIA of Chattanooga .............................. Chattanooga    Limited Liability Company
       European Motors of Nashville LLC ................ Nashville      Limited Liability Company
       European Motors LLC ............................. Chattanooga    Limited Liability Company

     The combined financial statements have been prepared in connection with a planned acquisition of the net assets of these entities and the aforementioned Dodge dealership by Sonic Automotive ("Sonic"). Sonic will purchase the net assets of the above entities for a total purchase price of $27.6 million, comprised of $23.6 in cash and a $4 million note payable. This acquisition is to be effective prior to the completion of an anticipated public offering of common stock by Sonic in 1997. The accompanying combined financial statements reflect the financial position, results of operations, and cash flows of each of the above listed dealerships. The combination of these entities has been accounted for at historical cost in a manner similar to a pooling-of-interest because the entities are under common management and control. All material intercompany transactions have been eliminated.

     In connection with Volvo's approval of the sale of the Company's Volvo dealership to Sonic, Volvo, among other things, conditioned its approval upon Nelson Bowers, acquiring and maintaining a 20% interest in the subsidiary of Sonic that will operate the Volvo franchise. Mr. Bowers will finance all of the purchase price for this 20% interest by issuing a promissory note to the subsidiary of Sonic that controls the majority interest in Chattanooga Volvo. This note will be secured by Mr. Bowers' interest in Chattanooga Volvo. The principal amount of the note will be approximately $900,000 and it will bear interest at the lowest applicable federal rate payable annually. Mr. Bowers' interest in Chattanooga Volvo will be redeemed and this note will be due and payable in full when Volvo no longer requires Mr. Bowers to maintain his interest in Chattanooga Volvo.

     Revenue Recognition -- The Company records revenue when vehicles are delivered to customers, and when vehicle service work is performed.

     The Company arranges financing for customers through various financial institutions and receives a commission from the lender equal to the difference between the interest rates charged to customers over the predetermined interest rates set by the financing institution. The Company also receives commissions from the sale of credit life, accident, health and disability insurance and extended service contracts to customers. The Company may be assessed a chargeback fee in the event of early cancellation of a loan, insurance contract, or service contract by the customer. Finance and insurance commission revenue is recorded net of estimated chargebacks at the time the related contract is placed with the financial institution.

     Commissions expense related to finance and insurance commission revenue is charged to cost of sales upon recognition of such revenue, net of estimated chargebacks. Estimated commission expense charged to cost of sales was approximately $279,480 and $380,903 for the years ended December 31, 1995 and 1996, respectively. Estimated commission expense charged to cost of sales was approximately $192,285 and $261,319 for the six months ended June 30, 1996 and 1997, respectively (unaudited).

                              BOWERS DEALERSHIPS
                            AND AFFILIATED COMPANIES

              NOTES TO COMBINED FINANCIAL STATEMENTS -- Continued

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
   POLICIES -- Continued

     Dealer Agreements -- The Company purchases substantially all of its new vehicles from manufacturers at the prevailing prices charged by the manufacturer to its franchised dealers. The Company's sales could be unfavorably impacted by the manufacturer's unwillingness or inability to supply the dealership with an adequate supply of new car inventory.

     Each dealership operates under a dealer agreement with the manufacturer except Volkswagen of Nashville which operates under a management agreement which generally restricts the location, management and ownership of the respective dealership. The ability of the Company to acquire additional franchises from a particular manufacturer may be limited due to certain restrictions imposed by manufacturers. Additionally, the Company's ability to enter into significant acquisitions may be restricted and the acquisition of the Company's stock by third parties may be limited by the terms of the franchise agreement.

     Cash and Cash Equivalents -- The Company considers contracts in transit and all highly liquid debt instruments with an initial maturity of three months or less to be cash equivalents. Contracts in transit represent cash in transit to the Company from finance companies related to a vehicle purchase, and was $654,165 and $1,702,294 at December 31, 1995 and 1996, respectively.

     Inventories -- Inventories of new and used vehicles, including demonstrators, are valued at the lower of first-in, first-out ("FIFO") cost or market, and parts and accessories are stated at the lower of specific cost or market.

     Property and Equipment -- Property and equipment are stated at cost. Depreciation is computed using straight-line and accelerated methods over the estimated useful lives of the assets. The range of estimated useful lives is as follows:



                                                         Useful Lives
                                                        -------------
       Building .......................................  31.5-39
       Office equipment and fixtures ..................    5-7
       Parts, service equipment and vehicles ..........      7

     Leasehold improvements are amortized over the lesser of the terms of their respective leases or the estimated useful lives of the related assets.

     Expenditures for maintenance and repairs are expensed as incurred. Significant betterments are capitalized.

     Goodwill -- Goodwill represents the excess of purchase price over the estimated fair value of the net assets acquired and is being amortized over a 40 year period. The cumulative amount of goodwill amortization at December 31, 1995 and 1996 was $33,561 and $87,723, respectively.

     The Company periodically reviews goodwill for impairment by comparing the carrying amount of goodwill with the estimated undiscounted future cash flows from operations of the acquired business.

     Income Taxes -- With the exception of Infiniti of Chattanooga, Inc. and Cleveland Village Imports, Inc., all entities included in the accompanying combined financial statements are either S Corporations, Limited Partnerships or Limited Liability Companies (LLC). As such, these entities do not pay Federal corporate income taxes on their taxable income. In addition, the Limited Partnerships and LLC's are not subject to state income taxes. The stockholders or partners are liable for individual income taxes on their respective shares of the Company's taxable income.

     Because Infiniti of Chattanooga, Inc. and Cleveland Village Imports, Inc. is a C Corporation, federal and state income taxes are provided for in the financial statements and consist of taxes currently due plus deferred taxes. In addition, the S Corporations are subject to Tennessee income taxes which are provided for in the financial statements. Income taxes are provided for income taxes using the balance sheet method. Deferred taxes result primarily from warranty accruals and the accelerated depreciation method used for income tax purposes. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. In addition, deferred tax assets are recognized for state operating losses that are available to offset future taxable income.

                              BOWERS DEALERSHIPS
                            AND AFFILIATED COMPANIES

              NOTES TO COMBINED FINANCIAL STATEMENTS -- Continued

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
   POLICIES -- Continued

     The pro forma provision for income taxes and the pro forma net income for the years ended December 31, 1995 and 1996, and for the six months ended June 30, 1996 and 1997 reflect amounts that would have been recorded had the Company's income been taxed for federal and state purposes as if it was a C Corporation.

     Concentrations of Credit Risk -- Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash deposits. At times, amounts invested with financial institutions may exceed FDIC insurance limits.

     Concentrations of credit risk with respect to receivables are limited primarily to automobile manufacturers and financial institutions. Credit risk arising from trade receivables from commercial customers is reduced by the large number of customers comprising the trade receivables balances. Trade receivables are concentrated in the Company's two market areas of Chattanooga and Nashville, Tennessee.

     Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Advertising -- The Company expenses advertising costs in the period incurred. Advertising expense amounted to $744,674 and $1,132,263 for 1995 and 1996, respectively.

     Impairment of Long-Lived Assets -- Effective January 1, 1996, the Company adopted the provisions of SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of. This statement requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may be impaired. Adoption of SFAS No. 121 did not have a material impact on the Company's results of operations or financial position.

     Interim Financial Information -- The accompanying unaudited financial information for the six months ended June 30, 1997 has been prepared on substantially the same basis as the audited financial statements, and include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial information set forth therein. The results of interim periods are not necessarily indicative of results to be expected for the entire fiscal year.


2. BUSINESS ACQUISITIONS

     European Motors LLC -- In May 1996, the Company acquired European Motors LLC for a total purchase price of $4,790,970. The acquisition has been accounted for as a purchase and the results of operations of European Motors LLC have been included in the accompanying combined financial statements from the date of acquisition. The total purchase price has been allocated to the assets and liabilities acquired at their estiamted fair market value at acquisition date as follows:


       Inventory ......................  $3,840,970
       Property and equipment .........     250,000
       Goodwill .......................     700,000
                                         ----------
       Total ..........................  $4,790,970
                                         ==========

                              BOWERS DEALERSHIPS
                            AND AFFILIATED COMPANIES

              NOTES TO COMBINED FINANCIAL STATEMENTS -- Continued

2. BUSINESS ACQUISITIONS -- Continued

     European Motors of Nashville, Inc. -- In October 1996, the Company acquired European Motors of Nashville, Inc. The total purchase price was $5,049,468. The acquisition has been accounted for using purchase accounting and the results of operations of this dealership has been included in the accompanying combined financial statements from the date of acquisition. The total purchase price has been allocated to the assets and liabilities acquired at their estimated fair market value at acquisition date as follows:


       Inventory ......................  $2,003,086
       Property and equipment .........     296,382
       Goodwill .......................   2,750,000
                                         ----------
       Total ..........................  $5,049,468
                                         ==========

     Dodge of Chattanooga -- On March 1, 1997, the Company acquired Dodge of Chattanooga for a total purchase price of $6,718,465. The acquisition has been accounted for as a purchase and the results of operations of Dodge of Chattanooga have been included in the accompanying unaudited combined financial statements from the date of acquisition through June 30, 1997. The purchase price has been allocated to the assets and liabilities acquired at their estimated fair market value at acquisition date as follows:


  Inventory ..............  $2,718,465
  Goodwill ...............   4,000,000
                            ----------
  Total ..................  $6,718,465
                            ==========

     The following unaudited pro forma financial data is presented as if European Motors of Nashville, Inc. and European Motors LLC were acquired on January 1, 1995 and January 1, 1996, respectively.



                              Year ended December 31,
                          -------------------------------
                                1995            1996
                          --------------- ---------------
     Revenues ...........  $130,223,683    $136,389,810
                           ============    ============
     Net income .........  $    694,050    $    476,033
                           ============    ============

     The following unaudited pro forma financial data is presented as if Dodge of Chattanooga, Inc. was acquired on January 1, 1996 and January 1, 1997, respectively:



                             Six months ended June 30,
                           -----------------------------
                                1996           1997
                           -------------- --------------
  Revenues ...............  $57,230,202    $78,452,142
                            ===========    ===========
  Net income .............  $   635,737    $ 1,404,814
                            ===========    ===========

     The pro forma information presented above is not necessarily indicative of the operating results that would have occurred had European Motors of Nashville, Inc. and European Motors LLC been acquired on January 1, 1995 and 1996, respectively and Dodge of Chattanooga on January 1, 1996 and January 1, 1997. These results are also not necessarily indicative of the results of future operations.

                              BOWERS DEALERSHIPS
                            AND AFFILIATED COMPANIES
              NOTES TO COMBINED FINANCIAL STATEMENTS -- Continued


3. INVENTORIES AND RELATED NOTES PAYABLE -- FLOOR PLAN

     Inventories consist of the following:



                                        December 31,
                                ----------------------------    June 30,
                                     1995          1996           1997
                                ------------- -------------- --------------
                                                               (Unaudited)
New vehicles ..................  $ 8,261,122   $13,622,029    $19,572,873
Used vehicles .................    1,911,689     4,178,998      9,235,162
Parts and accessories .........      564,263     1,707,880      1,837,802
Other .........................       15,042        96,650        302,170
                                 -----------   -----------    -----------
Total .........................  $10,752,116   $19,605,557    $30,948,007
                                 ===========   ===========    ===========

     All new and certain used vehicles are pledged to collateralize floor plan notes payable to financial institutions in the amount of $10,187,565 and $16,695,482 at December 31, 1995 and 1996, respectively. The floor plan notes bear interest, that fluctuates with prime and are payable monthly on the outstanding balance, ranging from 6.25% to 9.75% at December 31, 1996. Total floor plan interest expense amounted to $964,399 and $1,177,603 in 1995 and 1996, respectively. The notes payable are due when the related vehicle is sold. As such, these floor plan notes payable are shown as a current liability in the accompanying combined balance sheets.


4. PROPERTY AND EQUIPMENT

     Property and equipment is comprised of the following:



                                               December 31,
                                        --------------------------   June 30,
                                            1995          1996         1997
                                        ------------ ------------- ------------
                                                                    (Unaudited)
Land ..................................  $       --   $  608,307    $  638,557
Buildings and improvements ............      22,149    1,723,644     1,723,644
Office equipment and fixtures .........     844,823    1,208,546     1,422,551
Parts and service equipment ...........     630,827    1,200,983     1,491,388
Leasehold improvements ................     254,693      262,260       262,261
                                         ----------   ----------    ----------
                                          1,752,492    5,003,740     5,538,401
Less accumulated depreciation .........     882,092    1,178,511     1,432,579
                                         ----------   ----------    ----------
Property and equipment, net ...........  $  870,400   $3,825,229    $4,105,822
                                         ==========   ==========    ==========

5. OPERATING LEASES

     The Company leases its business premises under noncancelable operating leases for one to twenty-six year terms. Future minimum rental payments required under noncancelable leases at December 31, 1996 are as follows:


  Year ending December 31:
  1997 ........................  $  929,765
  1998 ........................     687,431
  1999 ........................     387,120
  2000 ........................     387,120
  2001 ........................     387,120
  Thereafter ..................   4,994,184
                                 ----------
  Total .......................  $7,772,740
                                 ==========

     Rent expense under these noncancelable leases amounted to $458,999 and $740,187 during 1995 and 1996, respectively.

                              BOWERS DEALERSHIPS
                            AND AFFILIATED COMPANIES
              NOTES TO COMBINED FINANCIAL STATEMENTS -- Continued


6. FINANCING ARRANGEMENTS

     Notes payable-other consists of a demand note to a bank and advances principally from a stockholder. The stockholder advances are restricted to investment in a cash management fund sponsored by finance companies. Other current assets at December 31, 1995 and 1996 include $797,000 and $1,041,000, respectively, of restricted cash in the cash management fund.

     Notes payable-other consist of the following:



                                                                                   December 31,
                                                                            ---------------------------   June 30,
                                                                                 1995          1996         1997
                                                                            ------------- ------------- ------------
                                                                                                         (Unaudited)
Unsecured stockholder advances restricted for investment -- due on demand,
  interest ranging from 8.5% to 9.25% .....................................  $  552,000    $1,041,000    $1,580,000
Other unsecured non-interest bearing stockholder advances due on demand ...   1,218,025     2,215,407     2,104,869
                                                                             ----------    ----------    ----------
Notes payable -- other ....................................................  $1,770,025    $3,256,407    $3,684,869
                                                                             ==========    ==========    ==========

     Long-term debt consists of the following:



                                                                                        December 31,
                                                                                 --------------------------    June 30,
                                                                                     1995          1996          1997
                                                                                 ------------ ------------- --------------
                                                                                                              (Unaudited)
Mortgage note payable on land and building with a carrying value of
  $2,302,487, interest payable at 8.9%, due June 1, 2001........................  $       --   $1,799,152     $1,767,753
Note payable due to stockholder, interest payable at 9.5%, due December 31,
  2001 .........................................................................     564,000      564,000        564,000
Note payable related to purchase of dealership, due February 28, 1999 ..........          --           --        333,333
Notes payable for equipment with a carrying value of $76,608, interest payable
  ranging from 9.6% to 11.18%, payable in full November 15, 1997 ...............     109,380       76,199         45,332
Note payable on company owned vehicles, with a carrying value of
  approximately $20,253, bearing interest at 9.5%...............................     298,861       20,253             --
Note payable to an unrelated car dealership, due December 3, 1999 ..............      60,000       45,000         45,000
Note payable -- other ..........................................................          --        5,678          4,415
                                                                                  ----------   ----------     ----------
                                                                                   1,032,241    2,510,282      2,759,833
Less current maturities ........................................................    (363,851)    (285,469)      (427,557)
                                                                                  ----------   ----------     ----------
Long-term debt .................................................................  $  668,390   $2,224,813     $2,332,276
                                                                                  ==========   ==========     ==========

     Future maturities of the above debt at December 31, 1996 are as follows:


  Year ending December 31:
  1997 ........................  $  285,469
  1998 ........................     259,650
  1999 ........................     372,930
  2000 ........................      89,829
  2001 ........................   1,502,404
                                 ----------
  Total .......................  $2,510,282
                                 ==========

7. RELATED PARTIES

     The Company operates certain dealerships at facilities leased from affiliated companies. The leases are classified as operating leases. Future minimum rent payments are $483,390 in 1997, $387,390 annually through 2001 and $4,994,184 thereafter. Rent expense in 1995 and 1996 for these leases amounted to $315,390 and $441,390, respectively.

                              BOWERS DEALERSHIPS
                            AND AFFILIATED COMPANIES

              NOTES TO COMBINED FINANCIAL STATEMENTS -- Continued

7. RELATED PARTIES -- Continued

     The Company has made non-interest bearing advances to stockholders totaling $403,415, which was outstanding as of December 31, 1995 and 1996 and June 30, 1997, respectively. These amounts are reflected in other non-current assets in the accompanying combined balance sheets.

     The Company also made advances to stockholders totaling $459,818, which primarily relates to the purchase of real estate and the construction of a facility owned by an entity affiliated through common ownership. This amount is included in other current assets, as it is the opinion of Company management that this amount will be collected in full by December 31, 1997.

     The Company purchases advertising services from an entity affiliated through common ownership. Advertising expenses from services received from this entity included in the accompanying statements of operations for the years ended December 31, 1995 and 1996 was $422,777 and $412,982, respectively.

     The Company sells extended warranty contracts to customers related to vehicle sales through warranty contracts procured from an entity affiliated through common ownership. Total premiums paid to this affiliated entity for these contracts totaled $389,620 and $453,850 for the years ended December 31, 1995 and 1996, respectively.

     The Company purchases products and services from an entity affiliated through common ownership relative to automobile etching and automobile pack products sold to customers. Total products and services purchased for the years ended December 31, 1995 and 1996 was $69,733 and $97,164 respectively.

     For the year ended December 31, 1996, the Company paid $23,760 for services provided to an automobile auction entity which is related through common ownership.


8. EQUITY

     During 1997, an entity affiliated through common ownership began paying the salaries of certain executive officers and other selling, general and administrative expenses relating to the Company. The affiliated company charged the Company management fees during the six months ended June 30, 1997 totaling $864,000 for the reimbursement of amounts paid by the affiliate on behalf of the Company.

     The capital structure of the entities included in the combined financial statements of the Company at December 31, 1995 is as follows:



                                                                   Common Stock
                                                  -----------------------------------------------
                                                                            Shares                 Retained Earnings
                                                     Par      Shares      Issued and               and Members' and
                                                    Value   Authorized   Outstanding     Amount    Partners' Equity
                                                  -------- ------------ ------------- ----------- ------------------
Cleveland Village Imports, Inc. .................  No par     2,000        2,000       $300,000       $  552,817
Nelson Bowers Ford, L.P. ........................                                            --          759,039
Cleveland Chrysler Plymouth Jeep Eagle, LLC .....                                            --          562,328
Jaguar of Chattanooga, LLC ......................                                            --        1,164,784
                                                                                       --------       ----------
                                                                                       $300,000       $3,038,968
                                                                                       ========       ==========

                              BOWERS DEALERSHIPS
                            AND AFFILIATED COMPANIES

              NOTES TO COMBINED FINANCIAL STATEMENTS -- Continued

8. EQUITY -- Continued

     The capital structure of the entities included in the combined financial statements of the Company at December 31, 1996 is as follows:



                                                                   Common Stock
                                                  -----------------------------------------------
                                                                            Shares                 Retained Earnings
                                                     Par      Shares      Issued and               and Members' and
                                                    Value   Authorized   Outstanding     Amount    Partners' Equity
                                                  -------- ------------ ------------- ----------- ------------------
Cleveland Village Imports, Inc. .................  No par     2,000        2,000       $300,000       $   563,672
Nelson Bowers Ford, L.P. ........................                                            --           699,958
Cleveland Chrysler Plymouth Jeep Eagle, LLC .....                                            --           417,300
Jaguar of Chattanooga, LLC ......................                                            --         1,141,782
European Motors of Nashville, LLC ...............                                            --         5,014,936
European Motors LLC .............................                                            --         3,148,353
                                                                                       --------       -----------
                                                                                       $300,000       $10,986,001
                                                                                       ========       ===========

9. EMPLOYEE BENEFIT PLANS

     In April 1997, the Company established a 401(k) plan, whereby substantially all of the employees of the company meeting certain service requirements are eligible to participate. Contributions by the Company to the plan were not significant in any period presented.


10. CONTINGENCIES

     The Company is involved in various legal proceedings. Management believes that the outcome of such proceedings will not have a materially adverse effect on the Company's financial position or future results of operations and cash flows.

                          INDEPENDENT AUDITORS' REPORT

TO THE BOARD OF DIRECTORS AND STOCKHOLDERS OF
LAKE NORMAN DODGE, INC.
Cornelius, North Carolina

     We have audited the accompanying combined balance sheet of Lake Norman Dodge, Inc. and Affiliated Companies (the "Company"), which are under common ownership and management, as of December 31, 1996, and the related combined statements of income, stockholders' equity, and cash flows for the year then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Company as of December 31, 1996, and the combined results of its operations and its combined cash flows for the year then ended in conformity with generally accepted accounting principles.





DELOITTE & TOUCHE LLP
Charlotte, North Carolina


August 7, 1997
(September 29, 1997 as to Note 1)

                LAKE NORMAN DODGE, INC. AND AFFILIATED COMPANIES


                            COMBINED BALANCE SHEETS


                      December 31, 1996 and June 30, 1997



                                                      December 31,     June 30,
                                                          1996           1997
                                                     -------------- --------------
                                                                      (Unaudited)
ASSETS (Note 4)
CURRENT ASSETS:
 Cash and cash equivalents .........................  $ 3,491,358    $ 3,466,789
 Receivables .......................................    1,998,315      2,535,247
 Inventories (Note 2) ..............................   23,603,843     22,778,488
 Prepaid expenses ..................................           --        243,870
                                                      -----------    -----------
   Total current assets ............................   29,093,516     29,024,394
                                                      -----------    -----------
PROPERTY AND EQUIPMENT, NET (Note 3) ...............      485,880        566,875
                                                      -----------    -----------
OTHER ASSETS (NOTE 6):
 Due from employees ................................      281,497        302,628
 Due from related partnership ......................      159,554        159,554
                                                      -----------    -----------
   Total other assets ..............................      441,051        462,182
                                                      -----------    -----------
TOTAL ASSETS .......................................  $30,020,447    $30,053,451
                                                      ===========    ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
 Notes payable-floor plan (Note 2) .................  $25,957,314    $25,865,010
 Trade accounts payable ............................    1,364,121      1,351,664
 Note payable to bank (Note 4) .....................       68,168         27,644
 Other accrued liabilities .........................      765,620        472,485
 Current maturities of long-term debt ..............      142,857         71,429
                                                      -----------    -----------
   Total current liabilities .......................   28,298,080     27,788,232
                                                      -----------    -----------
LONG-TERM DEBT (Note 4) ............................      785,715        785,714
                                                      -----------    -----------
COMMITMENTS (Note 5)
STOCKHOLDERS' EQUITY:
 Common stock of combined companies ................       75,000         75,000
 Paid-in capital ...................................      600,009        600,009
 Retained earnings .................................      261,643        804,496
                                                      -----------    -----------
   Total stockholders' equity ......................      936,652      1,479,505
                                                      -----------    -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY .........  $30,020,447    $30,053,451
                                                      ===========    ===========

                  See notes to combined financial statements.

                LAKE NORMAN DODGE, INC. AND AFFILIATED COMPANIES


                         COMBINED STATEMENTS OF INCOME


  Year ended December 31, 1996 and the six months ended June 30, 1996 and 1997



                                                 Year ended     Six months ended June 30,
                                                December 31,  -----------------------------
                                                    1996           1996           1997
                                              --------------- -------------- --------------
                                                                       (Unaudited)
REVENUES:
 Vehicle sales ..............................  $124,538,878    $55,071,168    $69,798,274
 Finance and insurance (Note 1) .............     3,617,296      1,773,355      1,949,987
 Parts and service ..........................     9,543,187      4,371,529      5,321,329
                                               ------------    -----------    -----------
   Total revenues ...........................   137,699,361     61,216,052     77,069,590
COST OF SALES (Note 1) ......................   122,144,997     54,058,544     68,487,590
                                               ------------    -----------    -----------
GROSS PROFIT ................................    15,554,364      7,157,508      8,582,000
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES     13,876,217      6,523,200      6,721,836
DEPRECIATION AND AMORTIZATION ...............        88,987         37,414         46,900
                                               ------------    -----------    -----------
OPERATING INCOME ............................     1,589,160        596,894      1,813,264
                                               ------------    -----------    -----------
OTHER INCOME AND EXPENSE:
 Interest expense, floor plan ...............     1,552,250        588,951      1,185,518
 Interest expense, other ....................        49,540          2,880         67,647
 Other income ...............................       257,747        113,277        176,322
                                               ------------    -----------    -----------
   Total other expense ......................     1,344,043        478,554      1,076,843
                                               ------------    -----------    -----------
NET INCOME ..................................  $    245,117    $   118,340    $   736,421
                                               ============    ===========    ===========
PRO FORMA INCOME TAX PROVISION
 (Note 1) ...................................  $     97,213    $    46,934    $   292,138
                                               ============    ===========    ===========
PRO FORMA NET INCOME
 (Note 1) ...................................  $    147,904    $    71,406    $   444,283
                                               ============    ===========    ===========

                  See notes to combined financial statements.

                LAKE NORMAN DODGE, INC. AND AFFILIATED COMPANIES


                  COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY


      Year ended December 31, 1996 and the six months ended June 30, 1997



                                             Common Stock                                    Total
                                          -------------------   Paid-in      Retained    Stockholders'
                                           Shares    Amount     Capital      Earnings       Equity
                                          -------- ---------- ----------- ------------- --------------
BALANCE AT DECEMBER 31, 1995 ............     75    $75,000    $475,009    $  728,963     $1,278,972
  Capital contribution ..................     --         --     125,000            --        125,000
  Net income ............................     --         --          --       245,117        245,117
  Distributions to owners ...............     --         --          --      (712,437)      (712,437)
                                              --    -------    --------    ----------     ----------
BALANCE AT DECEMBER 31, 1996 ............     75     75,000     600,009       261,643        936,652
  Net income (unaudited) ................     --         --          --       736,421        736,421
  Distributions to owners (unaudited) ...     --         --          --      (193,568)      (193,568)
                                              --    -------    --------    ----------     ----------
BALANCE AT JUNE 30, 1997 (unaudited) ....     75    $75,000    $600,009    $  804,496     $1,479,505
                                              ==    =======    ========    ==========     ==========

                  See notes to combined financial statements.

                LAKE NORMAN DODGE, INC. AND AFFILIATED COMPANIES


                       COMBINED STATEMENTS OF CASH FLOWS


  Year ended December 31, 1996 and the six months ended June 30, 1996 and 1997



                                                                              Year ended     Six months ended June 30,
                                                                             December 31,   ---------------------------
                                                                                 1996            1996          1997
                                                                           ---------------- ------------- -------------
                                                                                                    (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income ..............................................................  $     245,117    $  118,340    $  736,421
                                                                            -------------    ----------    ----------
 Adjustments to reconcile net income to net cash provided by (used in)
   operating activities:
   Bad debts and repossessions ...........................................         44,523            --         9,910
   Depreciation and amortization expense .................................         88,987        37,414        46,900
   Increase in LIFO reserve ..............................................        169,316       177,898       324,486
   Changes in assets and liabilities that relate to operations:
    Increase in receivable ...............................................       (533,128)     (417,366)     (546,842)
    Increase (decrease) in inventories ...................................    (10,887,995)    1,039,475       500,867
    Increase (decrease) in prepaid expenses ..............................         15,895      (271,689)     (243,870)
    (Increase) decrease in accounts payable ..............................        109,802      (240,517)      (12,456)
    (Increase) decrease in notes payable floor plan ......................     13,226,616       547,291       (92,304)
    (Increase) decrease in other accrued liabilities .....................        488,012     1,281,747      (293,135)
                                                                            -------------    ----------    ----------
     Total adjustments ...................................................      2,722,028     2,154,253      (306,444)
                                                                            -------------    ----------    ----------
     Net cash provided by operating activities ...........................      2,967,145     2,272,593       429,977
                                                                            -------------    ----------    ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of property and equipment .....................................       (282,711)     (141,084)     (127,895)
 Advances to employees -- net ............................................        (86,179)      (87,558)      (21,131)
 Advances to related partnership -- net ..................................       (159,553)           --            --
                                                                            -------------    ----------    ----------
     Net cash used in investing activities ...............................       (528,443)     (228,642)     (149,026)
                                                                            -------------    ----------    ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceeds from bank note .................................................        100,000       100,000            --
 Payments on bank note ...................................................        (69,331)      (30,214)      (40,524)
 Proceeds from long-term debt ............................................      1,000,000     1,000,000            --
 Payments on long-term debt ..............................................        (71,429)           --       (71,428)
 Capital contribution ....................................................        125,000            --            --
 Distributions to owners .................................................       (712,437)     (540,205)     (193,568)
                                                                            -------------    ----------    ----------
     Net cash provided by (used in) financing activities .................        371,803       529,581      (305,520)
                                                                            -------------    ----------    ----------
NET INCREASE (DECREASE) IN CASH ..........................................      2,810,505     2,573,532       (24,569)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD ...........................        680,853       680,853     3,491,358
                                                                            -------------    ----------    ----------
CASH AND CASH EQUIVALENTS, END OF PERIOD .................................  $   3,491,358    $3,254,385    $3,466,789
                                                                            =============    ==========    ==========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
 Cash paid during the period for interest ................................  $   1,601,790    $  591,831    $1,253,165
                                                                            =============    ==========    ==========

                  See notes to combined financial statements.

                LAKE NORMAN DODGE, INC. AND AFFILIATED COMPANIES

                     NOTES TO COMBINED FINANCIAL STATEMENTS


1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization and Business -- Lake Norman Dodge, Inc. and Affiliated Companies' (the "Company") operates two automobile dealerships in the Charlotte, North Carolina area. The Company sells new and used cars and light trucks, sells replacement parts, provides vehicle maintenance, warranty, paint and repair services and arranges related financing and insurance.

     The combined financial statements include the accounts of Lake Norman Dodge, Inc. ("LND") and its subsidiary, Lake Norman Chrysler-Plymouth-Jeep-Eagle, LLC ("LNCPJE") and certain proprietorships of Phil Gandy and Quinton Gandy. LND is 100% owned by Phil Gandy and Quinton Gandy. All significant intercompany balances and planned transactions have been eliminated in combination.

     The combined financial statements have been prepared in connection with a planned acquisition of the net assets of these entities by Sonic Automotive, Inc. ("Sonic"). In May 1997, the Company signed a definitive purchase agreement whereby its outstanding capital stock would be acquired by Sonic for $18,200,000. This acquisition was consummated on September 29, 1997, and is being done in contemplation of an anticipated public offering of common stock by Sonic in 1997.

     The accompanying combined financial statements reflect the financial position, results of operations, and cash flows of each of the above listed entities. The combination of these entities has been accounted for at historical cost in a manner similar to a pooling-of-interest because the entities are under common management and control. All material intercompany transactions have been eliminated.

     LNCPJE was organized on March 18, 1996, as a North Carolina limited liability company and commenced operations on July 1, 1996. The certain proprietorships of Phil Gandy and Quinton Gandy include commissions earned related to sales of extended warranty contracts through LND and LNCPJE, which were paid directly to Phil Gandy and Quinton Gandy at the option of LND and LNCPJE. Earned commissions relating to the sales of these contracts reflect a recurring transaction relating to the dealerships and therefore these proprietorships have been included in the accompanying combined financial statements.

     Revenue Recognition -- The Company records revenue when vehicles are delivered to customers, and when vehicle service work is performed.

     The Company arranges financing for customers through various financial institutions and receives a commission from the lender equal to the difference between the interest rates charged to customers over the predetermined interest rates set by the financing institution. The Company also receives commissions from the sale of credit life, accident, health and disability insurance and extended service contracts to customers. The Company may be assessed a chargeback fee in the event of early cancellation of a loan, insurance contract, or service contract by the customer. Finance and insurance commission revenue is recorded net of estimated chargebacks at the time the related contract is placed with the financial institution.

     Commissions expense related to finance and insurance commission revenue is charged to cost of sales upon recognition of such revenue, net of estimated chargebacks. Estimated commission expense charged to cost of sales was approximately $338,785 for the year ended December 31, 1996. Estimated commission expense charged to cost of sales was approximately $213,529 and $215,235 for the six months ended June 30, 1996 and 1997, respectively (unaudited).

     Dealer Agreements -- The Company purchases substantially all of its new vehicles from manufacturers at the prevailing prices charged by the manufacturer to its franchised dealers. The Company's sales could be unfavorably impacted by the manufacturers' unwillingness or inability to supply the dealership with an adequate supply of new car inventory.

     Each dealership operates under a dealer agreement with the manufacturer which generally restricts the location, management and ownership of the respective dealership. The ability of the Company to acquire additional franchises from a particular manufacturer may be limited due to certain restrictions imposed by manufacturers. Additionally, the Company's ability to enter into significant acquisitions may be restricted and the acquisition of the Company's stock by third parties may be limited by the terms of the franchise agreement.

     Cash and Cash Equivalents -- The Company considers contracts in transit and all highly liquid debt instruments with an initial maturity of three months or less to be cash equivalents. Contracts in transit represent cash in transit to the Company from finance companies related to vehicle purchases, and was $2,110,467 at December 31, 1996.

               LAKE NORMAN DODGE, INC. AND AFFILIATED COMPANIES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (Continued)

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
                  POLICIES -- (Continued)

     Inventories -- Inventories of new vehicles, including demonstrators, are valued at the lower of last-in, first-out ("LIFO") cost or market. Inventories of used vehicles are stated at the lower of first-in, first-out ("FIFO") cost or market, and parts and accessories are stated at the lower of specific cost or market.

     Property and Equipment -- Property and equipment are stated at cost. Depreciation is computed over the estimated useful lives of the assets using primarily accelerated methods. The range of estimated useful lives is as follows:



                                                  Useful lives
                                                 -------------
        Parts and service equipment ............      5 years
        Office equipment and fixtures ..........    5-7 years
        Company vehicles .......................      5 years

Leasehold improvements are amortized over the lesser of the terms of their respective leases or the estimated useful lives of the related assets.

     Expenditures for maintenance and repairs are expensed as incurred. Significant betterments are capitalized.

     Income Taxes -- LND has elected to be treated as an S Corporation for federal and state income tax purposes, and LNCPJE is a limited liability company (LLC). As such the stockholders and members, respectively, include their pro rata share of the Company's taxable income for the year in their individual income tax returns. The proprietorship income of Phil and Quinton Gandy combined herein is also included in their personal income tax returns. Accordingly, no provision for federal or state income taxes has been included in the accompanying combined statement of income.

     The pro forma provision for income taxes and the pro forma net income for the year ended December 31, 1996 and for the six months ended June 30, 1996 and 1997 reflect amounts that would have been recorded had the Company's income been taxed for federal and state purposes as if it was a C Corporation.

     Concentrations of Credit Risk -- Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash deposits. At times, amounts invested with financial institutions may exceed FDIC insurance limits.

     Concentrations of credit risk with respect to receivables are limited primarily to automobile manufacturers and financial institutions. Credit risk arising from trade receivables from commercial customers is reduced by the large number of customers comprising the trade receivables balances. Trade receivables are concentrated in the Charlotte, North Carolina metropolitan area.

     Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Advertising Costs -- The Company expenses all costs of advertising when incurred. Advertising costs of $1,828,534 are included in operating expenses for 1996.

     Interim Financial Information -- The accompanying unaudited financial information for the six months ended June 30, 1997 has been prepared on substantially the same basis as the audited financial statements, and include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the financial information set forth therein. The results for interim periods are not necessarily indicative of the results to be expected for the entire fiscal year.

     The combined statement of income for the year ended December 31, 1996 includes expenses approximating $1,200,000 for discretionary bonuses to stockholders determined at year end. Of this amount approximately $565,000 was incurred through June 30, 1996. Given the planned acquisition by Sonic, it is uncertain if a similar discretionary bonus will be awarded in 1997. As such, no bonus has been accrued through June 30, 1997.

               LAKE NORMAN DODGE, INC. AND AFFILIATED COMPANIES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (Continued)

2. INVENTORIES AND RELATED NOTES PAYABLE -- FLOORPLAN
     Inventories consist of the following:



                                       December 31,     June 30,
                                           1996           1997
                                      -------------- --------------
                                                       (Unaudited)
      New vehicles ..................  $16,617,268    $18,626,219
      Used vehicles .................    6,437,598      3,720,437
      Parts and accessories .........      548,977        431,832
                                       -----------    -----------
      Total .........................  $23,603,843    $22,778,488
                                       ===========    ===========

     Had the Company used the FIFO method of valuing new vehicle inventory, inventories would have been $1,564,142 higher and net income would have been $414,432 as of and for the year ended December 31, 1996. The inventory balance is generally reduced by the manufacturer's purchase discounts and such reduction is not reflected in the related floor plan liability. These manufacturer purchase discounts are standard in the industry, typically occur on all new vehicle purchases, and are not used to offset the related floor plan liability. These discounts are aggregated and generally paid by the manufacturer on a quarterly basis. The related floor plan liability becomes due as vehicles are sold.

     All new and certain used vehicles are pledged to collateralize floor plan notes payable to financial institutions in the amount of $25,957,314 at December 31, 1996. The floor plan notes bear interest, payable monthly on the outstanding balance, at the prime rate plus 0.5% (8.75% at December 31, 1996). Total floor plan interest expense amounted to $1,552,250 in 1996. The notes payable are due when the related vehicle is sold. As such, these floor plan notes payable are shown as a current liability in the accompanying balance sheet.


3. PROPERTY AND EQUIPMENT

     Property and equipment is comprised of the following:



                                              December 31,    June 30,
                                                  1996          1997
                                             -------------- ------------
                                                             (Unaudited)
       Service equipment ...................   $  309,944    $  373,652
       Parts and accessory equipment .......       35,480        38,876
       Vehicles ............................       11,809        53,898
       Furniture and fixtures ..............      212,155       278,479
       Leasehold improvements ..............      460,097       497,345
                                               ----------    ----------
                                                1,029,485     1,242,250
       Less accumulated depreciation .......     (543,605)     (675,375)
                                               ----------    ----------
       Property and equipment, net .........   $  485,880    $  566,875
                                               ==========    ==========

               LAKE NORMAN DODGE, INC. AND AFFILIATED COMPANIES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (Continued)

4. NOTE PAYABLE TO BANK AND LONG-TERM DEBT
     The note payable with a balance of $68,168 at December 31, 1996 is due in monthly installments of $7,172, including interest at 8.25%, through October, 1997. The note is collateralized by modular buildings used in Company operations.

     In July, 1996, the Company borrowed $1,000,000 from Chrysler Financial Corporation. Payments of $11,905 plus interest at prime plus .5% (8.75% at December 31, 1996) are due monthly, through July, 2003. The loan is collateralized by a security interest in all assets of LNCPJE. Principal is due as follows:


        Year ending December 31:
        1997 ............................  $142,857
        1998 ............................   142,857
        1999 ............................   142,857
        2000 ............................   142,857
        2001 ............................   142,857
        2002 ............................   142,857
        Thereafter ......................    71,430
                                           --------
                                            928,572
        Less current maturities .........   142,857
                                           --------
        Long-term debt ..................  $785,715
                                           ========

5. OPERATING LEASES

     The Company leases its operating facilities from its shareholders under three separate leases expiring March, 2000 and June, 2001. Monthly payments under these leases at December 31, 1996, total $83,000. One of these leases has an option for renewal for two additional five year terms. The Company pays all operating costs such as utilities, repairs, maintenance and insurance relating to these facilities. Total payments made to related parties under these leases in 1996 were $786,000 exclusive of operating costs.

     At December 31, 1996 future minimum rental payments under these operating leases are as follows:



Year
---------------------
  1997 ..............  $  996,000
  1998 ..............     996,000
  1999 ..............     996,000
  2000 ..............     564,000
  2001 ..............     210,000
                       ----------
  Total .............  $3,762,000
                       ==========

     The Company leases automobiles through Chrysler Finance under twenty-four and thirty-six month agreements expiring at various dates. The Company pays monthly rental of varying amounts. In addition, the Company pays all operating costs, including insurance, repairs, and maintenance. Payments under automobile leases were $170,800 in 1996.

     At December 31, 1996, minimum future lease payments under these leases are as follows:


  1997 ...............  $216,000
  1998 ...............    81,000
                        --------
  Total ..............  $297,000
                        ========

               LAKE NORMAN DODGE, INC. AND AFFILIATED COMPANIES
             NOTES TO COMBINED FINANCIAL STATEMENTS -- (Continued)

6. RELATED PARTIES
     Due from Related Parties -- Due from employees includes $219,878 due from shareholders. These amounts bear interest at the prevailing U. S. Treasury rates for short-term debt, are noncollateralized and have no specific repayment terms.

     Amounts due from related partnership are noninterest bearing, noncollateralized and have no specific repayment terms.


7. EMPLOYEE SAVINGS PLAN

     The Company operates a savings plan under Section 401(k) of the Internal Revenue Code. This plan allows employees to defer a portion of their income on a pre-tax basis through plan contributions. The Company makes matching contributions up to 2% of employee salary. Company contributions to the plan in 1996 totaled $56,800. The Company also paid plan expenses of $1,312.

                          INDEPENDENT AUDITORS' REPORT

TO THE BOARD OF DIRECTORS AND STOCKHOLDERS OF
KEN MARKS FORD, INC.
Clearwater, Florida


     We have audited the accompanying balance sheet of Ken Marks Ford, Inc. (the "Company") as of April 30, 1997, and the related statements of income, stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of April 30, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.





DELOITTE & TOUCHE LLP
Charlotte, North Carolina

August 26, 1997 (October 15, 1997 as to Note 1)

                              KEN MARKS FORD, INC.


                                 BALANCE SHEETS


                        April 30, 1997 and July 31, 1997



                                                                              April 30,      July 31,
                                                                                 1997          1997
                                                                            ------------- --------------
                                                                                            (Unaudited)
ASSETS (Note 4)
CURRENT ASSETS:
 Cash and cash equivalents ................................................  $ 2,504,102   $ 2,937,429
 Receivables ..............................................................    2,374,483     1,558,416
 Inventories (Note 2) .....................................................   11,216,499    11,809,574
 Prepaid expenses and other current assets ................................      529,633       265,122
 Deferred income taxes (Note 5) ...........................................       91,742        91,742
                                                                             -----------   -----------
   TOTAL CURRENT ASSETS ...................................................   16,716,459    16,662,283
PROPERTY AND EQUIPMENT (Note 3) ...........................................      470,738       530,257
OTHER ASSETS ..............................................................       14,000        14,000
                                                                             -----------   -----------
TOTAL ASSETS ..............................................................  $17,201,197   $17,206,540
                                                                             ===========   ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
 Notes payable -- floor plan (Note 2) .....................................  $12,557,574   $12,720,185
 Trade accounts payable ...................................................      678,252       691,537
 Accrued payroll and bonuses ..............................................      836,425       718,767
 Other accrued liabilities (Note 7) .......................................      777,388       541,500
 Allowance for insurance, service contract and finance income chargebacks .      224,544       224,544
 Income tax payable (Note 5) ..............................................       15,161             0
                                                                             -----------   -----------
   TOTAL CURRENT LIABILITIES ..............................................   15,089,344    14,896,533
                                                                             -----------   -----------
DEFERRED INCOME TAXES (Note 5) ............................................       17,705        17,705
COMMITMENTS AND CONTINGENCIES (Notes 6 and 7)
STOCKHOLDERS' EQUITY:
 Common stock, $1.00 par value, 500 shares authorized and issued...........          500           500
 Paid-in capital ..........................................................      423,800       423,800
 Retained earnings ........................................................    1,669,848     1,868,002
                                                                             -----------   -----------
   Total stockholders' equity .............................................    2,094,148     2,292,302
                                                                             -----------   -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ................................  $17,201,197   $17,206,540
                                                                             ===========   ===========

                      See notes to financial statements.

                              KEN MARKS FORD, INC.


                              STATEMENTS OF INCOME


  Year ended April 30, 1997 and the three months ended July 31, 1996 and 1997



                                                               Year ended    Three months ended July 31,
                                                               April 30,    -----------------------------
                                                                  1997           1996           1997
                                                            --------------- -------------- --------------
                                                                                     (Unaudited)
REVENUES:
 Vehicle sales ............................................  $130,045,246    $33,823,641    $33,167,639
 Parts, service and collision repairs .....................    13,116,124      3,660,782      2,930,561
 Finance and insurance (Note 1) ...........................     2,188,071        596,854        529,109
                                                             ------------    -----------    -----------
   Total revenues .........................................   145,349,441     38,081,277     36,627,309
COST OF SALES (Note 1) ....................................   127,281,076     33,231,739     32,296,634
                                                             ------------    -----------    -----------
GROSS PROFIT ..............................................    18,068,365      4,849,538      4,330,675
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES (Note 7) .....    15,333,774      3,914,881      3,542,942
DEPRECIATION AND AMORTIZATION .............................       100,771         20,846         20,302
                                                             ------------    -----------    -----------
OPERATING INCOME ..........................................     2,633,820        913,811        767,431
OTHER INCOME AND EXPENSE:
 Interest expense, floor plan (Note 2) ....................     2,008,468        480,132        485,358
 Other income .............................................       140,916         16,189         40,654
                                                             ------------    -----------    -----------
   Total other income and expense .........................     1,867,552        463,943        444,704
                                                             ------------    -----------    -----------
INCOME BEFORE INCOME TAXES ................................       766,268        449,868        322,727
PROVISION FOR INCOME TAXES (Note 5) .......................       295,988        173,649        124,573
                                                             ------------    -----------    -----------
NET INCOME ................................................  $    470,280    $   276,219    $   198,154
                                                             ============    ===========    ===========

                      See notes to financial statements.

                              KEN MARKS FORD, INC.


                       STATEMENTS OF STOCKHOLDERS' EQUITY


       Year ended April 30, 1997 and the three months ended July 31, 1997



                                                                             Total
                                      Common    Paid-in      Retained    Stockholders'
                                       Stock    Capital      Earnings       Equity
                                     -------- ----------- ------------- --------------
BALANCE
 APRIL 30, 1996 ....................   $500    $423,800    $1,219,568     $1,643,868
 Dividends .........................     --          --       (20,000)       (20,000)
 Net income ........................     --          --       470,280        470,280
                                       ----    --------    ----------     ----------
BALANCE
 APRIL 30, 1997 ....................    500     423,800     1,669,848      2,094,148
 Net income (unaudited) ............     --          --       198,154        198,154
                                       ----    --------    ----------     ----------
BALANCE
 JULY 31, 1997 (unaudited) .........   $500    $423,800    $1,868,002     $2,292,302
                                       ====    ========    ==========     ==========

                      See notes to financial statements.

                              KEN MARKS FORD, INC.


                            STATEMENTS OF CASH FLOWS


             Year ended April 30, 1997 and the three months ended
                             July 31, 1996 and 1997



                                                                                           Three months ended July 31,
                                                                              Year ended   ---------------------------
                                                                            April 30, 1997      1996          1997
                                                                           --------------- ------------- -------------
                                                                                                   (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income ..............................................................  $    470,280    $  276,219    $  198,154
                                                                            ------------    ----------    ----------
 Adjustments to reconcile net income to net cash provided by operating activities:
   Depreciation and amortization .........................................       100,771        20,846        20,302
   Deferred income taxes .................................................        13,763         6,600            --
   Loss on disposal of property and equipment ............................        45,192            --            --
   Change in operating assets and liabilities:
    (Increase) decrease in accounts receivable ...........................    (1,033,143)      323,213       816,067
    (Increase) decrease in inventories ...................................     5,197,288     1,129,058      (593,075)
    (Increase) decrease in prepaid expenses ..............................       429,467      (595,810)      264,511
    Decrease in due from related parties .................................       134,141            --            --
    Increase (decrease) in notes payable, floor plan .....................    (3,401,971)     (663,355)      162,611
    Increase in trade accounts payable ...................................       322,319       219,902        13,285
    Decrease in accrued payroll and bonuses ..............................      (284,875)     (400,442)     (117,658)
    Increase (decrease) in accrued expenses and other payables ...........      (848,544)      484,719      (235,888)
    Decrease in allowance for insurance, service contract and finance
     income chargebacks ..................................................       (85,107)           --            --
    Increase (decrease) in income tax payable ............................       (39,839)      112,049       (15,161)
                                                                            ------------    ----------    ----------
     Total adjustments ...................................................       549,462       636,780       314,994
                                                                            ------------    ----------    ----------
   Net cash provided by operating activities .............................     1,019,742       912,999       513,148
                                                                            ------------    ----------    ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of property and equipment .....................................      (183,674)       (5,060)      (79,821)
                                                                            ------------    ----------    ----------
   Net cash used in investing activities .................................      (183,674)       (5,060)      (79,821)
                                                                            ------------    ----------    ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
 Dividends paid to stockholders ..........................................       (20,000)           --            --
                                                                            ------------    ----------    ----------
   Net cash used in financing activities .................................       (20,000)           --            --
                                                                            ------------    ----------    ----------
NET INCREASE IN CASH .....................................................       816,068       907,939       433,327
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR .............................     1,688,034     1,688,034     2,504,102
                                                                            ------------    ----------    ----------
CASH AND CASH EQUIVALENTS, END OF YEAR ...................................  $  2,504,102    $2,595,973    $2,937,429
                                                                            ============    ==========    ==========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
 Cash paid during the year for:
   Interest ..............................................................  $  2,008,468    $  480,132    $  485,358
   Income taxes ..........................................................  $    322,064    $   55,000    $  144,000

                       See notes to financial statements.

                              KEN MARKS FORD, INC.

                         NOTES TO FINANCIAL STATEMENTS


1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization and Business -- Ken Marks Ford, Inc. (the "Company") operates an automobile dealership in the Tampa-Clearwater areas in Florida. The Company sells new and used cars, sells replacement parts, provides vehicle maintenance, warranty, paint and repair services and arranges related financing and insurance.

     In July 1997, the Company signed a definitive purchase agreement whereby its outstanding capital stock would be acquired by Sonic Automotive, Inc. ("Sonic") for $25,482,500. This acquisition was consummated on October 15, 1997, and is being done in contemplation of an anticipated public offering of common stock by Sonic Automotive, Inc. in 1997.

     Revenue Recognition -- The Company records revenue when vehicles are delivered to customers, and when vehicle service work is performed.

     The Company arranges financing for customers through various financial institutions and receives a commission from the lender equal to the difference between the interest rates charged to customers over the predetermined interest rates set by the financing institution. The Company also receives commissions from the sale of credit life, accident, health and disability insurance and extended service contracts to customers. The Company may be assessed a chargeback fee in the event of early cancellation of a loan, insurance contract, or service contract by the customer. Finance and insurance commission revenue is recorded net of estimated chargebacks at the time the related contract is placed with the financial institution.

     Commissions expense related to finance and insurance commission revenue is charged to cost of sales upon recognition of such revenue, net of estimated chargebacks. Estimated commission expense charged to cost of sales was approximately $410,166 for the year ended April 30, 1997. Estimated commission expense charged to cost of sales was approximately $120,059 and $101,237 for the three months ended July 31, 1996 and 1997, respectively (unaudited).

     Dealer Agreements -- The Company purchases substantially all of its new vehicles from manufacturers at the prevailing prices charged by the manufacturer to its franchised dealers. The Company's sales could be unfavorably impacted by the manufacturer's unwillingness or inability to supply the dealership with an adequate supply of new car inventory. Each dealership operates under a dealer agreement with the manufacturer. These agreements generally restrict the location, management and ownership of the respective dealership.

     Cash and Cash Equivalents -- The Company considers contracts in transit and all highly liquid debt instruments with an initial maturity of three months or less to be cash equivalents. Contracts in transit represent cash in transit to the Company from finance companies related to vehicle purchases, and was approximately $628,000 at April 30, 1997.

     Inventories -- Inventories of new vehicles, including demonstrators, are valued at the lower of last-in, first-out ("LIFO") cost or market. Inventories of parts and accessories are valued on a LIFO basis using the Current Year Parts Price Index. Inventories of used vehicles are valued on a specific identification basis.

     Property and Equipment -- Property and equipment are stated at cost.

     Depreciation is computed using straight-line and accelerated methods over the estimated useful lives of the assets. The range of estimated useful lives is as follows:



                                          Useful Lives
                                         -------------
      Leasehold improvements ...........  18-31 years
      Machinery and equipment ..........   5-7 years
      Furniture and fixtures ...........   5-7 years

     Income Taxes -- Deferred income tax assets and liabilities are determined based on the difference between financial reporting and tax basis of assets and liabilities, and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

     Concentrations of Credit Risk -- Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash deposits. At times, amounts invested with financial institutions may exceed FDIC insurance limits.

                             KEN MARKS FORD, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (Continued)

1. DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
                      POLICIES -- (Continued)

     Concentrations of credit risk with respect to receivables are limited primarily to automobile manufacturers and financial institutions. Credit risk arising from trade receivables from commercial customers is reduced by the large number of customers comprising the trade receivables balance. Trade receivables are concentrated in the Tampa-Clearwater metropolitan area.

     Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

     Advertising -- The Company expenses advertising costs in the period incurred. Advertising expenses approximated $991,000 for the year ended April 30, 1997.


2. INVENTORIES AND RELATED NOTES PAYABLE -- FLOOR PLAN

     Inventories consist of the following:



                                        April 30,      July 31,
                                           1997          1997
                                      ------------- --------------
                                                      (Unaudited)
      New vehicles ..................  $ 8,477,840   $ 9,270,932
      Used vehicles .................    2,341,929     2,193,166
      Parts and accessories .........      396,730       345,476
                                       -----------   -----------
      Total .........................  $11,216,499   $11,809,574
                                       ===========   ===========

     At April 30, 1997, the excess of current replacement cost over the stated LIFO valuation of new vehicles, parts and accessories amounts to $2,749,237. The inventory balance generally is reduced by the manufacturer's purchase discounts, and such reduction is not reflected in the related floor plan liability. These manufacturer purchase discounts are standard in the industry, typically occur on all new vehicle purchases, and are not used to offset the related floor plan liability. These discounts are aggregated and generally paid by the manufacturer on a quarterly basis. The related floor plan liability becomes due as vehicles are sold.

     Had the Company used the FIFO method of valuing new vehicle, parts and accessories inventory, pretax earnings would have been $949,454 for the year ended April 30, 1997.

     All new vehicles are pledged to collateralize floor plan notes payable to financial institutions in the amount of $12,557,574 at April 30, 1997. The floor plan notes bear interest, payable monthly on the outstanding balance, at the prime rate plus 1% (9.5% at April 30, 1997). Total floor plan interest expense amounted to $2,008,468 during the year ended April 30, 1997. The notes payable become due when the related vehicle is sold. As such, these floor plan notes payable are shown as a current liability in the accompanying balance sheet.

     Certain inventory items collateralize the revolving line of credit described in Note 4. All new vehicles and demonstrators and substantially all parts and accessories are purchased from Ford Motor Company.


3. PROPERTY AND EQUIPMENT



             Property and equipment is comprised of the following:
                                                April 30,     July 31,
                                                   1997         1997
                                              ------------- ------------
                                                             (Unaudited)
      Parts and service equipment ...........  $  333,063    $  340,284
      Furniture and fixtures ................     400,152       409,991
      Leasehold improvements ................     481,815       544,576
                                               ----------    ----------
                                                1,215,030     1,294,851
      Less accumulated depreciation .........    (744,292)     (764,594)
                                               ----------    ----------
      Property and equipment, net ...........  $  470,738    $  530,257
                                               ==========    ==========

                             KEN MARKS FORD, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (Continued)

4. FINANCING ARRANGEMENT
     The Company has a revolving line of credit with Ford Motor Credit Corporation in the amount of $2,500,000. At April 30, 1997, no amount was outstanding relating to this line of credit, which is collateralized by personal guarantees from the stockholders and the net assets of the Company.


5. INCOME TAXES

     The provision for income taxes consists of the following:



                                            April 30,
                                              1997
                                           ----------
      Current taxes ......................  $282,225
      Deferred taxes .....................    13,763
                                            --------
      Provision for income taxes .........  $295,988
                                            ========

     Deferred income tax assets and liabilities consist of the following:



                                                                                             April 30,
                                                                                               1997
                                                                                           ------------
      Deferred tax asset -- current, primarily from differences relating to finance and insurance reserves and allowance for bad debts ...................................  $  91,742
      Deferred tax liability -- long-term, primarily from differences relating to             (17,705)
                                                                                            ---------
  depreciation
      Net deferred tax asset .............................................................  $  74,037
                                                                                            =========

6. COMMITMENTS AND CONTINGENCIES

     Ford Motor Company (FMC) owns vehicles which are used as short-term rentals for which the Company pays FMC monthly fees. A portion of the fees are applied against the purchase price the Company must pay for the vehicles when they are no longer used for rental. The contingent liability to FMC to purchase the vehicles under this program was approximately $1,771,000 at April 30, 1997.


     The Company is a defendant in various legal proceedings incurred in the normal course of business. Management believes that the outcome of such proceedings will not have a materially adverse effect on the Company's financial position or future operations and cashflows.


7. RELATED PARTY TRANSACTIONS

     The Company leases its operating facility from a corporation which is owned by the Company's stockholders. The lease is currently on a month-to-month basis. Rent charged to expense under this lease was $359,630 for the year ended April 30, 1997. In addition, management fees of $675,000 for the year ended April 30, 1997 were paid by the Company to the above corporation and are included in selling, general and administrative expenses. In addition, related party payables of $270,000 were included in other accrued liabilities at April 30, 1997.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    No dealer, salesperson or other individual has been authorized to give any information or to make any representations not contained in this Prospectus in connection with the offering covered by this Prospectus. If given or made, such information or representations must not be relied upon as having been authorized by the Issuers or the Initial Purchasers. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the Notes or Guarantees in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this Prospectus or in the affairs of the Issuers since the date hereof.



                       --------------------------------
                               TABLE OF CONTENTS


                                                           Page
                                                        ---------
 Prospectus Summary .................................        3
 Risk Factors .......................................       15
 The Exchange Offer .................................       27
 Use of Proceeds ....................................       33
 The 1998 Acquisitions ..............................       33
 Capitalization .....................................       36
 Selected Consolidated Financial Data ...............       37
 Unaudited Pro Forma Consolidated Financial
    Data ............................................       40
 Management's Discussion and Analysis of
    Financial Condition and Results of
    Operations ......................................       48
 Business ...........................................       58
 Management .........................................       71
 Certain Transactions ...............................       75
 Principal Stockholders .............................       80
 Description of Certain Other Indebtedness ..........       82
 Description of the New Notes .......................       84
 Plan of Distribution ...............................      113
 Legal Matters ......................................      114
 Experts ............................................      114
 Available Information ..............................      114
 Index to Financial Statements ......................      F-1


                        [SONIC AUTOMOTIVE INC TM  LOGO]



                       Offer to exchange all outstanding
                11% Senior Subordinated Notes Due 2008, Series A
                        ($125,000,000 Principal Amount)
                                      for
                11% Senior Subordinated Notes Due 2008, Series B



                       --------------------------------
                                   PROSPECTUS
                       --------------------------------

                       ALL TENDERED OLD NOTES, EXECUTED
                       LETTERS OF TRANSMITTAL AND OTHER
                          RELATED DOCUMENTS SHOULD BE
                        DIRECTED TO THE EXCHANGE AGENT.

                     QUESTIONS AND REQUESTS FOR ASSISTANCE
                     AND REQUESTS FOR ADDITIONAL COPIES OF
                         THE PROSPECTUS, THE LETTER OF
                         TRANSMITTAL AND OTHER RELATED
                       DOCUMENTS SHOULD BE ADDRESSED TO
                        THE EXCHANGE AGENT AS FOLLOWS:

                       BY REGISTERED OR CERTIFIED MAIL:
                     U.S. Bank Trust National Association
                             180 East Fifth Street
                              Mail Code: SPFT0210
                           St. Paul, Minnesota 55101
                           Attn: Specialized Finance

                         BY HAND OR OVERNIGHT COURIER:
                     U.S. Bank Trust National Association
                             180 East Fifth Street
                              Mail Code: SPFT0210
                           St. Paul, Minnesota 55101
                           Attn: Specialized Finance

                                 BY FACSIMILE:
                              (612) 244-1537 (MN)
                   Confirm by Telephone (612) 244-5011 (MN)

(Originals of all documents submitted by facsimile should be sent promptly by hand, overnight courier, or registered or certified mail)



                                November 5, 1998


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II


                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers

     The Company's Bylaws effectively provide that the Company shall, to the full extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time ("Section 145"), indemnify all persons whom it may indemnify pursuant thereto. In addition, the Company's Certificate of Incorporation eliminates personal liability of its directors to the full extent permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, as amended from time to time ("Section 102(b)(7)").

     Section 145 permits a corporation to indemnify its directors and officers against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by a third party if such directors or officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant officers or directors are reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     Section 102(b)(7) provides that a corporation may eliminate or limit that personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith of which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent conduct in paying dividends or repurchasing stock out of other than lawfully available funds or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

     The Company maintains insurance against liabilities under the Securities Act of 1933 for the benefit of its officers and directors.

     Section 4(b) of the Registration Rights Agreement (filed as Exhibit 4.1 to this Registration Statement) provides that the holders of the Old Notes covered by this Registration Statement severally and not jointly will indemnify and hold harmless the Company, the Guarantors, and their respective officers, directors, partners, employees, representatives and agents from and against any loss, liability, claim, damage or expense caused by any untrue statement or omission, or alleged untrue statement or omission, in the Registration Statement, in the Prospectus or in any amendment or supplement thereto, in each case to the extent that the statement or omission was made in reliance upon and in conformity with written information furnished to the Company by the holders of the Old Notes covered by this Registration Statement expressly for use therein, provided, however, that no such holder of the Old Notes shall be liable for any claims hereunder in excess of the amount of net proceeds received by such holder of the Old Notes from the sale of Registrable Securities pursuant to such Registration Statement.

              Item 21. Exhibits and Financial Statement Schedules




 Exhibit No.                                                  Description
-------------   ------------------------------------------------------------------------------------------------------
    3.1*        Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to
                Exhibit 3.1 to the Registration Statement on Form S-1 (File No. 333-33295) of the Company (the
                "Form S-1")).
    3.2*        Bylaws of the Company (incorporated by reference to Exhibit 3.2 to the Form S-1).
    4.1*        Registration Rights Agreement dated as of July 31, 1998 among Sonic Automotive, Inc., the
                Guarantors named therein and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith,
                Incorporated, NationsBanc Montgomery Securities LLC and BancAmerica Robertson Stephens.
    4.2*        Indenture dated as of July 1, 1998 between Sonic Automotive, Inc. and U.S. Bank Trust National
                Association.
    4.3*        Form of 11% Senior Subordinated Note Due 2008, Series B.
    5.1         Opinion of Parker, Poe, Adams & Bernstein L.L.P. regarding the legality of the securities being registered.
   10.1*        Form of Lease Agreement to be entered into between the Company (or its subsidiaries) and Nelson E.
                Bowers, II or his affiliates (incorporated by reference to Exhibit 10.1 to the Form S-1).
   10.2*        Form of Lease Agreement to be entered into between the Company (or its subsidiaries) and Marks
                Holding Company, Inc. (incorporated by reference to Exhibit 10.2 to the Form S-1).
   10.3*        Lease Agreement dated as of January 1, 1995 between Lone Star Ford, Inc. and Viking Investment
                Associates (incorporated by reference to Exhibit 10.3 to the Form S-1).
   10.4*        Lease Agreement dated as of October 23, 1979 between O. Bruton Smith, Bonnie Smith and Town and
                Country Ford, Inc. (incorporated by reference to Exhibit 10.4 to the Form S-1).
   10.5*        North Carolina Warranty Deed dated as of April 24, 1987 between O. Bruton Smith and Bonnie Smith, as Grantors, and STC Properties, as Grantee (incorporated by reference to Exhibit 10.5 to the Form
                S-1).
   10.6*        Lease dated January 13, 1995 between JAG Properties LLC and Jaguar of Chattanooga LLC
                (incorporated by reference to Exhibit 10.6 to the Form S-1).
   10.7*        Lease dated October 18, 1991 by and between Nelson E. Bowers II, Thomas M. Green, Jr., and Infiniti
                of Chattanooga, Inc. (incorporated by reference to Exhibit 10.7 to the Form S-1).
   10.8*        Amendment to Lease Agreement dated as of January 13, 1995 among Nelson E. Bowers II,
                Thomas M. Green, Jr., JAG Properties LLC and Infiniti of Chattanooga, Inc. (incorporated by reference to Exhibit 10.8 to the Form S-1).
   10.9*        Lease dated March 15, 1996 between Cleveland Properties LLC and Cleveland Chrysler-Plymouth-
                Jeep-Eagle LLC (incorporated by reference to Exhibit 10.9 to the Form S-1).
  10.10*        Lease Agreement dated January 2, 1993 among Nelson E. Bowers II, Thomas M. Green, Jr. and
                Cleveland Village Imports, Inc. (incorporated by reference to Exhibit 10.10 to the Form S-1).
  10.11*        Ford Motor Credit Company Automotive Wholesale Plan Application for Wholesale Financing dated
                August 10, 1972 by Lone Star Ford, Inc. (incorporated by reference to Exhibit 10.11 to the Form S-1).
  10.12*        Ford Motor Credit Company Automotive Wholesale Plan Application for Wholesale Financing and
                Security Agreement dated August 22, 1984 by Town and Country Ford, Inc. (incorporated by reference to Exhibit 10.12 to the Form S-1).
  10.13*        Wholesale Floor Plan Security Agreement dated October 5, 1990 between Marcus David Corporation
                (d/b/a Town & Country Toyota) and World Omni Financial Corp. (incorporated by reference to Exhibit
                10.13 to the Form S-1).
  10.14*        Demand Promissory Note dated October 5, 1990 of Marcus David Corporation (d/b/a Town & Country
                Toyota) in favor of World Omni Financial Corp. (incorporated by reference to Exhibit 10.14 to the
                Form S-1).
  10.15*        Security Agreement & Master Credit Agreement (Non-Chrysler Corporation Dealer) dated April 21,
                1995 between Cleveland Chrysler-Plymouth-Jeep-Eagle LLC and Chrysler Credit Corporation
                (incorporated by reference to Exhibit 10.15 to the Form S-1).
  10.15 a*      Promissory Note dated April 21, 1995 in favor of Chrysler Credit Corporation by Cleveland Chrysler
                Plymouth Jeep Eagle, LLC (incorporated by reference to Exhibit 10.15a to the Form S-1).
  10.16*        Promissory Note dated April 21, 1995 in favor of Chrysler Credit Corporation by Saturn of
                Chattanooga, Inc. (incorporated by reference to Exhibit 10.16a to the Form S-1).
  10.17*        Security Agreement & Master Credit Agreement (Non-Chrysler Corporation Dealer) dated April 24,
                1995 between Nelson Bowers Ford, L.P. and Chrysler Credit Corporation (incorporated by reference to
                Exhibit 10.17 to the Form S-1).
  10.17 a*      Promissory Note dated April 21, 1995 in favor of Chrysler Credit Corporation by Nelson Bowers Ford
                L.P. (incorporated by reference to Exhibit 10.17a to the Form S-1).

 Exhibit No.                                                 Description
-------------   ----------------------------------------------------------------------------------------------------
   10.18*       Floor Plan Agreement dated May 6, 1996 between European Motors, LLC and NationsBank, N.A.
                (incorporated by reference to Exhibit 10.18 to the Form S-1).
   10.19*       Floor Plan Agreement dated April 11, 1996 between KIA of Chattanooga, LLC and NationsBank, N.A.
                (incorporated by reference to Exhibit 10.19 to the Form S-1).
   10.19 a*     Security Agreement dated April 11, 1996 between KIA of Chattanooga, LLC and NationsBank, N.A.
                (incorporated by reference to Exhibit 10.19a to the Form S-1).
   10.20*       Floor Plan Agreement dated October 17, 1996 between European Motors of Nashville, LLC and
                NationsBank, N.A. (incorporated by reference to Exhibit 10.20 to the Form S-1).
   10.20 a*     Security Agreement dated October 17, 1996 between European Motors of Nashville, LLC and
                NationsBank, N.A. (incorporated by reference to Exhibit 10.20a to the Form S-1).
   10.21*       Floor Plan Agreement dated March 5, 1997 between Nelson Bowers Dodge, LLC (d/b/a Dodge of
                Chattanooga) and NationsBank, N.A. (incorporated by reference to Exhibit 10.21 to the Form S-1).
   10.22*       Security Agreement and Master Credit Agreement dated May 15, 1996 between Lake Norman Chrysler
                Plymouth Jeep Eagle, LLC and Chrysler Financial Corporation (incorporated by reference to Exhibit
                10.22 to the Form S-1).
   10.22 a*     Promissory Note dated May 15, 1996 in favor of Chrysler Financial Corporation by Lake Norman
                Chrysler Plymouth Jeep Eagle, LLC (incorporated by reference to Exhibit 10.22a to the Form S-1).
   10.23*       Security Agreement & Capital Loan Agreement dated May 15, 1996 between Lake Norman Dodge,
                Inc. and Chrysler Financial Corp. (incorporated by reference to Exhibit 10.23 to the Form S-1).
   10.23 a*     Promissory Note dated May 15, 1996 in favor of Chrysler Financial Corporation by Lake Norman
                Dodge, Inc. (incorporated by reference to Exhibit 10.23a to the Form S-1).
   10.23 b*     Promissory Note dated May 15, 1996 in favor of Chrysler Financial Corporation by Lake Norman
                Dodge, Inc. (incorporated by reference to Exhibit 10.23b to the Form S-1).
   10.24*       Security Agreement and Master Credit Agreement (Non-Chrysler Corporation Dealer) dated May 15,
                1996 between Lake Norman Chrysler Plymouth Jeep Eagle, LLC and Chrysler Financial Corporation
                (incorporated by reference to Exhibit 10.24 to the Form S-1).
   10.24 a*     Promissory Note dated May 15, 1996 in favor of Chrysler Financial Corporation by Lake Norman
                Chrysler Plymouth Jeep Eagle, LLC (incorporated by reference to Exhibit 10.24a to the Form S-1).
   10.25*       Floor Plan Agreement dated September 1, 1996 between NationsBank, N.A. and Dyer & Dyer, Inc.
                (incorporated by reference to Exhibit 10.25 to the Form S-1).
   10.25 a*     Security Agreement dated September 1, 1996 between NationsBank, N.A. and Dyer & Dyer, Inc.
                (incorporated by reference to Exhibit 10.25a to the Form S-1).
   10.26*       Security Agreement and Master Credit Agreement (Non-Chrysler Corporation Dealer) dated April 21,
                1995 between Cleveland Village Imports, Inc. (d/b/a Cleveland Village Honda, Inc.) and Chrysler
                Credit Corporation (incorporated by reference to Exhibit 10.26 to the Form S-1).
   10.27*       Jaguar Credit Corporation Automotive Wholesale Plan Application for Wholesale Financing and
                Security Agreement dated March 14, 1995 by Jaguar of Chattanooga LLC (incorporated by reference to Exhibit 10.27 to the Form S-1).
   10.28*       Assignment of Joint Venture Interest in Chartown dated as of June 30, 1997 among Town and Country
                Ford, Inc., SMDA LLC and Sonic Financial Corporation (incorporated by reference to Exhibit 10.28 to the Form S-1).
   10.29*       Form of Employment Agreement between the Company and O. Bruton Smith (incorporated by reference to Exhibit 10.29 to the Form S-1).
   10.30*       Form of Employment Agreement between the Company and Bryan Scott Smith (incorporated by reference to Exhibit 10.30 to the Form S-1).
   10.31*       Form of Employment Agreement between the Company and Theodore M. Wright (incorporated by reference to Exhibit 10.31 to the Form S-1).
   10.32*       Form of Employment Agreement between the Company and Nelson E. Bowers, II (incorporated by reference to Exhibit 10.32 to the Form S-1).
   10.33*       Tax Allocation Agreement dated as of June 30, 1997 between the Company and Sonic Financial
                Corporation (incorporated by reference to Exhibit 10.33 to the Form S-1).
   10.34*       Form of Sonic Automotive, Inc. Stock Option Plan (incorporated by reference to Exhibit 10.34 to the
                Form S-1).
   10.35*       Form of Sonic Automotive, Inc. Employee Stock Purchase Plan (incorporated by reference to Exhibit
                10.35 to the Form S-1).
   10.36*       Subscription Agreement dated as of June 30, 1997 between O. Bruton Smith and the Company
                (incorporated by reference to Exhibit 10.36 to the Form S-1).
   10.37*       Subscription Agreement dated as of June 30, 1997 between Sonic Financial Corporation and the
                Company (incorporated by reference to Exhibit 10.37 to the Form S-1).

 Exhibit No.                                                  Description
-------------   -------------------------------------------------------------------------------------------------------
   10.38*       Subscription Agreement dated as of June 30, 1997 between Bryan Scott Smith and the Company
                (incorporated by reference to Exhibit 10.38 to the Form S-1).
   10.39*       Subscription Agreement dated as of June 30, 1997 between William S. Egan and the Company
                (incorporated by reference to Exhibit 10.39 to the Form S-1).
   10.40*       Asset Purchase Agreement dated as of May 27, 1997 by and among Sonic Auto World, Inc., Lake
                Norman Dodge, Inc., Lake Norman Chrysler-Plymouth-Jeep-Eagle LLC, Quinton M. Gandy and
                Phil M. Gandy, Jr. (confidential portions omitted and filed separately with the SEC) (incorporated by reference to Exhibit 10.40 to the Form S-1).
   10.41*       Asset Purchase Agreement dated as of June 24, 1997 by and among Sonic Auto World, Inc., Kia of
                Chattanooga, LLC, European Motors of Nashville, LLC, European Motors, LLC, Jaguar of
                Chattanooga LLC, Cleveland Chrysler-Plymouth-Jeep-Eagle LLC, Nelson Bowers Dodge, LLC,
                Cleveland Village Imports, Inc., Saturn of Chattanooga, Inc., Nelson Bowers Ford, L.P., Nelson E.
                Bowers II, Jeffrey C. Rachor, and the other shareholders named herein (confidential portions omitted and filed separately with the SEC) (incorporated by reference to Exhibit 10.41 to the Form S-1).
   10.41 a*     Amendment to Asset Purchase Agreement dated October 16, 1997 re: Bowers Acquisition
                (incorporated by reference to Exhibit 10.41a to the Form S-1).
   10.42*       Stock Purchase Agreement dated as of July 29, 1997 between Sonic Auto World, Inc. and Ken Marks,
                Jr., O.K. Marks, Sr. and Michael J. Marks (confidential portions omitted and filed separately with the
                SEC) (incorporated by reference to Exhibit 10.42 to the Form S-1).
   10.43*       Asset Purchase Agreement dated as of August 1997 by and among Sonic Automotive, Inc., Dyer &
                Dyer, Inc. and Richard Dyer (confidential portions omitted and filed separately with the SEC)
                (incorporated by reference to Exhibit 10.43 to the Form S-1).
   10.43 a*     Amendment to Asset Purchase Agreement dated October 16, 1997 re: Dyer Acquisition (incorporated by reference to Exhibit 10.43a to the Form S-1).
   10.44*       Security Agreement and Master Credit Agreement dated April 21, 1995 between Cleveland Chrysler
                Plymouth Jeep Eagle and Chrysler Credit Corporation (incorporated by reference to Exhibit 10.44 to the Form S-1).
   10.45*       Promissory Note dated as of August 28, 1997 by Sonic Automotive, Inc. in favor of NationsBank,
                N.A. (incorporated by reference to Exhibit 10.45 to the Form S-1).
   10.46*       Credit Agreement dated October 15, 1997 by and between Sonic Automotive, Inc. and Ford Motor
                Credit Company (incorporated by reference to Exhibit 10.46 to the Form S-1).
   10.47*       Automotive Wholesale Plan Application For Wholesale Financing And Security Agreement dated
                June 29, 1982 between Ford Motor Credit Company and O.K. Marks Ford, Inc. (incorporated by reference to Exhibit 10.47 to the Form S-1).
   10.48*       Supplemental Agreement between the Company and Ford Motor Company (incorporated by reference to Exhibit 10.48 to the Form S-1).
   10.49*       Agreement between Toyota Motors Sales USA and the Company (incorporated by reference to Exhibit
                10.49 to the Form S-1).
   10.50*       Ford Sales and Service Agreement with Town and Country Ford (incorporated by reference to Exhibit
                10.50 to the Form S-1).
   10.51*       Ford Sales and Service Agreement with Lone Star Ford (incorporated by reference to Exhibit 10.51 to the Form S-1).
   10.52*       Ford Sales and Service Agreement with Fort Mill Ford (incorporated by reference to Exhibit 10.52 to the Form S-1).
   10.53*       Ford Sales and Service Agreement with Ken Marks Ford (incorporated by reference to Exhibit 10.53 to the Form S-1).
   10.54*       Ford Sales and Service Agreement with Nelson Bowers Ford (incorporated by reference to Exhibit
                10.54 to the Form S-1).
   10.55*       Chrysler Sales and Service Agreement with Fort Mill Chrysler-Plymouth-Dodge (incorporated by reference to Exhibit 10.55 to the Form S-1).
   10.56*       Plymouth Sales and Service Agreement with Fort Mill Chrysler-Plymouth-Dodge (incorporated by reference to Exhibit 10.56 to the Form S-1).
   10.57*       Dodge Sales and Service Agreement with Fort Mill Chrysler-Plymouth-Dodge (incorporated by reference to Exhibit 10.57 to the Form S-1).
   10.58*       Dodge Sales and Service Agreement with Sonic Dodge, LLC d/b/a Lake Norman Dodge (incorporated by reference to Exhibit 10.58 to the Form S-1).
   10.59*       Chrysler Sales and Service Agreement with Sonic Chrysler-Plymouth-Jeep-Eagle, LLC d/b/a Lake
                Norman Chrysler-Plymouth-Jeep-Eagle (incorporated by reference to Exhibit 10.59 to the Form S-1).

 Exhibit No.                                                    Description
-------------   ----------------------------------------------------------------------------------------------------------
 10.60*         Plymouth Sales and Service Agreement with Sonic Chrysler-Plymouth-Jeep-Eagle, LLC d/b/a Lake
                Norman Chrysler-Plymouth-Jeep-Eagle (incorporated by reference to Exhibit 10.60 to the Form S-1).
 10.61*         Jeep Sales and Service Agreement with Sonic Chrysler-Plymouth-Jeep-Eagle, LLC d/b/a Lake Norman
                Chrysler-Plymouth-Jeep-Eagle (incorporated by reference to Exhibit 10.61 to the Form S-1).
 10.62*         Chrysler Sales and Service Agreement with Cleveland Chrysler-Plymouth-Jeep-Eagle (incorporated by reference to Exhibit 10.62 to the Form S-1).
 10.63*         Plymouth Sales and Service Agreement with Cleveland Chrysler-Plymouth-Jeep-Eagle (incorporated by reference to Exhibit 10.63 to the Form S-1).
 10.64*         Jeep Sales and Service Agreement with Cleveland Chrysler-Plymouth-Jeep-Eagle (incorporated by reference to Exhibit 10.64 to the Form S-1).
 10.65*         Dodge Sales and Service Agreement with Nelson Bowers Dodge (incorporated by reference to Exhibit
                10.65 to the Form S-1).
 10.66*         Volvo Authorized Retailer Agreement with European Motors, LLC d/b/a Volvo of Chattanooga
                (incorporated by reference to Exhibit 10.66 to the Form S-1).
 10.67*         Volvo Sales Agreement with Dyer & Dyer, Inc. (incorporated by reference to Exhibit 10.67 to the
                Form S-1).
 10.68*         Toyota Dealer Agreement with Marcus David Corporation d/b/a Town & Country Toyota (incorporated by reference to Exhibit 10.68 to the Form S-1).
 10.69*         Sonic Automotive, Inc. Formula Stock Option Plan for Independent Directors (incorporated by reference to Exhibit 10.69 to the Company's Amended Annual Report on Form 10-K/A for the year ended December 31, 1997 (the "1997 Form 10-K/A")).
 10.70*         Amended and Restated Credit Agreement dated as of December 15, 1997 (the "Credit Agreement")
                between Sonic Automotive, Inc., as borrower, and Ford Motor Credit Company, as lender (incorporated by reference to Exhibit 10.70 to the 1997 Form 10-K/A).
 10.71*         Promissory Note dated December 15, 1997 in the amount of $75 million by Sonic Automotive, Inc., as borrower, in favor of Ford Motor Credit Company, as lender, under the Credit Agreement (incorporated by reference to Exhibit 10.71 to the 1997 Form 10-K/A).
 10.72*         Subordinated Promissory Note dated December 1, 1997 in the amount of $5.5 million by Sonic
                Automotive, Inc., as borrower, in favor of O. Bruton Smith, as lender (incorporated by reference to
                Exhibit 10.72 to the 1997 Form 10-K/A).
 10.73*         Subordination Agreement dated as of December 15, 1997 between O. Bruton Smith and Ford Motor
                Credit Company and acknowledged by Sonic Automotive, Inc. (incorporated by reference to Exhibit
                10.73 to the 1997 Form 10-K/A).
 10.74*         Asset Purchase Agreement dated December 31, 1997 between Sonic Automotive, Inc., as buyer, and
                M & S Resources, Inc., Clearwater Auto Resources, Inc., and Clearwater Collision Center, Inc., as
                sellers and Scott Fink, Michael Cohen, Jeffrey Schumon, and Timothy McCabe as shareholders of the sellers (incorporated by reference to Exhibit 99.1 to the Company's Current Report on Form 8-K dated
                March 30, 1998 (the "March 1998 Form 8-K")).
 10.75*         Amendment No. 1 and Supplement to Asset Purchase Agreement dated as of March 24, 1998 between
                Sonic Automotive, Inc., as buyer, and M & S Resources, Inc., Clearwater Auto Resources, Inc., and
                Clearwater Collision Center, Inc., as sellers and Scott Fink, Michael Cohen, Jeffrey Schumon, and
                Timothy McCabe as shareholders of the sellers (incorporated by reference to Exhibit 99.2 to the March
                1998 Form 8-K).
 10.76*         Asset Purchase Agreement dated as of February 4, 1998 between Sonic Automotive, Inc., as buyer, and
                Hatfield Jeep Eagle, Inc., Hatfield Lincoln Mercury, Inc., Trader Bud's Westside Dodge, Inc., Toyota
                West, Inc., and Hatfield Hyundai Inc., as sellers and Bud C. Hatfield, Dan E. Hatfield and Dan E.
                Hatfield, as Trustee of the Bud C. Hatfield, Sr. Special Irrevocable Trust as shareholders of the sellers
                (incorporated by reference to Exhibit 10.3 to the Company's Quarterly Report on Form 10-Q for the
                quarter ended March 31, 1998 (the "1998 First Quarter Form 10-Q").
 10.77*         Agreement and Plan of Merger dated as of February 10, 1998 between Sonic Automotive, Inc., as buyer, and Capitol Chevrolet, Inc., Capitol Imports, LTD., and Frank E. McGough, Jr., as sellers
                (incorporated by reference to Exhibit 10.4 to the 1998 First Quarter Form 10-Q).
 10.78*         Stock Purchase Agreement dated as of March 16, 1998 between Sonic Automotive, Inc., as buyer, and
                Freeman Smith, as stockholder and the other stockholders named therein (incorporated by reference to
                Exhibit 10.5 to the 1998 First Quarter Form 10-Q).

 Exhibit No.                                                   Description
-------------   ---------------------------------------------------------------------------------------------------------
   10.79*       Amendment No. 1 and Supplement to Asset Purchase Agreement dated as of May 28, 1998 by and among Sonic Automotive, Inc., Hatfield Jeep Eagle, Inc., Hatfield Lincoln Mercury, Inc., Westside
                Dodge, Inc., Toyota West, Inc., Hatfield Hyundai, Inc., Bud C. Hatfield, Dan E. Hatfield and Dan E.
                Hatfield, as Trustee of The Bud C. Hatfield, Sr. Special Irrevocable Trust (incorporated by reference to
                Exhibit 99.6 to the Company's Current Report on Form 8-K dated July 9, 1998 (the "July 9, 1998
                Form 8-K")).
   10.80*       Asset Purchase Agreement dated April 10, 1998 by and among Sonic Automotive, Inc., Century Auto
                Sales, Inc., and A. Foster McKissick, III and Murray P. McKissick (incorporated by reference to
                Exhibit 99.9 to the July 9, 1998 Form 8-K).
   10.81*       Contract to Purchase and Sell Real Property dated as of April 10, 1998 by and between the Company,
                Century Auto Sales, Inc. and Fairway Investments, LLC (incorporated by reference to Exhibit 99.10 to the July 9, 1998 Form 8-K).
   10.82*       Asset Purchase Agreement dated April 10, 1998 by and among the Company, Fairway Management
                Company d/b/a Heritage Lincoln-Mercury-Jaguar, and Fairway Ford, Inc (incorporated by reference to
                Exhibit 99.11 to the July 9, 1998 Form 8-K).
   10.83*       Contract to Purchase and Sell Real Property dated as of April 10, 1998 by and between the Company and Fairway Ford, Inc (incorporated by reference to Exhibit 99.12 to the July 9, 1998 Form 8-K).
   10.84*       Stock Purchase Agreement dated as of April 30, 1998 by and among the Company, Aldo B. Paret and
                Casa Ford of Houston, Inc (incorporated by reference to Exhibit 99.13 to the July 9, 1998 Form 8-K).
   10.85*       Asset Purchase Agreement dated as of July 7, 1998 by and among the Company, HMC Finance
                Corporation, Inc., Halifax Ford-Mercury, Inc., Higginbotham Automobiles, Inc., Higginbotham
                Chevrolet-Oldsmobile, Inc., Sunrise Auto World, Inc. and Dennis D. Higginbotham (the
                "Higginbotham Purchase Agreement") (incorporated by reference to Exhibit 99.14 to the July 9, 1998
                Form 8-K).
   10.85 a*     Amendment No. 1 and Supplement to Higginbotham Purchase Agreement dated as of
                September 16, 1998.
   10.86*       Amendment No. 2 and Supplement to Asset Purchase Agreement dated as of July 8, 1998 between
                Sonic Automotive, Inc. Hatfield Jeep Eagle, Inc. Hatfield Lincoln Mercury, Inc. and Hatfield Hyundai,
                Inc., Bud C. Hatfield, Dan E. Hatfield and Dan E. Hatfield, as trustee of The Bud C. Hatfield Sr.
                Special Irrevocable Trust (incorporated by reference to Exhibit 99.3 to the Company's Current Report on Form 8-K dated July 24, 1998 (the "July 24, 1998 Form 8-K")).
   10.87*       Strategic Alliance Agreement and Agreement for the Mutual Referral of Acquisition Opportunities
                dated July 9, 1998, between Sonic Automotive, Inc. and Mar Mar Realty, L.P. (incorporated by reference to Exhibit 99.7 to the July 24, 1998 Form 8-K).
   10.88*       Purchase Agreement dated as of July 28, 1998 between Sonic Automotive, Inc., the Guarantors named therein and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith, Incorporated, NationsBanc
                Montgomery Securities LLC and BancAmerica Robertson Stephens.
   10.89*       Subordination Agreement dated as of July 31, 1998 between O. Bruton Smith and U.S. Bank Trust
                National Association.
   10.90*       Employment Agreement between the Company and Dennis D. Higginbotham.
   11.1*        Statement regarding computation of per share earnings (incorporated by reference to Exhibit 11.1 to the 1996 Form 10-K).
   12.1*        Statement regarding computation of ratios.
   21.1*        Subsidiaries of the Company.
   23.1         Consent of Deloitte & Touche LLP.
   23.2         Consent of Parker, Poe, Adams & Bernstein L.L.P. (included in Exhibit 5.1).
   24.1*        Powers of Attorney (included on the signature pages of this Registration Statement).
   25.1*        Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of U.S.
                Bank Trust National Association.
   27.1*        Financial Data Schedule.
   99.1         Form of Letter of Transmittal regarding Exchange Offer.
   99.2         Notice of Guaranteed Delivery.


---------

* Filed previously.


Item 22. Undertakings

     Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of such Registrant's annual report pursuant to section 13(a) or section 15 (d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, each of the Registrants has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     Each of the undersigned Registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     Each of the undersigned Registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on November 3, 1998.


                                        SONIC AUTOMOTIVE, INC.



                                        By: /s/   THEODORE M. WRIGHT
                                          -------------------------------------
                                                  Theodore M. Wright
                                Chief Financial Officer, Vice President-Finance,
                                               Treasurer and Secretary


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:





               Signature                                  Title                         Date
--------------------------------------  ---------------------------------------- -----------------
  *                                     Chairman, Chief Executive Officer and    November 3, 1998
 ----------------------------------     Director (principal executive officer)
 O. Bruton Smith

 *                                      President, Chief Operating Officer and   November 3, 1998
 ----------------------------------     Director
 Bryan Scott Smith

 *                                     Executive Vice President and Director    November 3, 1998
 ----------------------------------
 Nelson E. Bowers, II

/s/  THEODORE M. WRIGHT                Chief Financial Officer (principal       November 3, 1998
 ----------------------------------    financial and accounting officer),
 Theodore M. Wright                    Vice President -- Finance, Treasurer,
                                       Secretary and Director


  *                                     Director                                 November 3, 1998
 ----------------------------------
 William P. Benton

  *                                     Director                                 November 3, 1998
 ----------------------------------
 William R. Brooks

  *                                     Director                                 November 3, 1998
 ----------------------------------
 William I. Belk




*By: /s/  THEODORE M. WRIGHT
     ------------------------------
     Theodore M. Wright

     (Attorney-in-fact for each of
         the persons indicated)

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on November 3, 1998.


                                        CAPITOL CHEVROLET AND IMPORTS, INC.



                                        By: /s/  THEODORE M. WRIGHT
                                          -------------------------------------
                                                 Theodore M. Wright
                                             Vice President, Treasurer,
                                                   and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:



               Signature                                 Title                        Date
--------------------------------------  -------------------------------------- -----------------
  *                                     President and Director (principal      November 3, 1998
 ----------------------------------     executive officer)
 O. Bruton Smith

  *                                     Vice President and Director            November 3, 1998
 ----------------------------------
 Bryan Scott Smith

 /s/  THEODORE M. WRIGHT                Vice President, Treasurer (principal   November 3, 1998
 ----------------------------------     financial and accounting officer),
 Theodore M. Wright                     Secretary and Director




*By: /s/  THEODORE M. WRIGHT
     ------------------------------
     Theodore M. Wright

     (Attorney-in-fact for each of
        the persons indicated)

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on November 3, 1998.


                                        CASA FORD OF HOUSTON, INC.



                                        By: /s/  THEODORE M. WRIGHT
                                          -------------------------------------
                                                 Theodore M. Wright
                                             Vice President, Treasurer,
                                                   and Secretary


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:





               Signature                                 Title                        Date
--------------------------------------  -------------------------------------- -----------------
  *                                     President and Director (principal      November 3, 1998
 ----------------------------------     executive officer)
 O. Bruton Smith

  *                                     Vice President and Director            November 3, 1998
 ----------------------------------
 Bryan Scott Smith

 /s/  THEODORE M. WRIGHT                Vice President, Treasurer (principal   November 3, 1998
 ----------------------------------     financial and accounting officer),
 Theodore M. Wright                     Secretary and Director




*By: /s/  THEODORE M. WRIGHT
     ------------------------------
     Theodore M. Wright

     (Attorney-in-fact for each of
        the persons indicated)

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on November 3, 1998.


                                        FORT MILL CHRYSLER-PLYMOUTH-DODGE INC.



                                        By: /s/  THEODORE M. WRIGHT
                                          -------------------------------------
                                                 Theodore M. Wright
                                             Vice President, Treasurer,
                                                   and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:




               Signature                                 Title                        Date
--------------------------------------  -------------------------------------- -----------------
  *                                     President and Director (principal      November 3, 1998
 ----------------------------------     executive officer)
 O. Bruton Smith

  *                                     Vice President and Director            November 3, 1998
 ----------------------------------
 Bryan Scott Smith

 /s/  THEODORE M. WRIGHT                Vice President, Treasurer (principal   November 3, 1998
 ----------------------------------     financial and accounting officer),
 Theodore M. Wright                     Secretary and Director




*By: /s/  THEODORE M. WRIGHT
     ------------------------------
     Theodore M. Wright

     (Attorney-in-fact for each of
         the persons indicated)

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on November 3, 1998.


                                        FORT MILL FORD, INC.



                                        By: /s/  THEODORE M. WRIGHT
                                          -------------------------------------
                                                 Theodore M. Wright
                                            Vice President, Treasurer,
                                                   and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:



               Signature                                 Title                        Date
--------------------------------------  -------------------------------------- -----------------
  *                                     President and Director (principal      November 3, 1998
 ----------------------------------     executive officer)
 O. Bruton Smith

  *                                     Vice President and Director            November 3, 1998
 ----------------------------------
 Bryan Scott Smith

 /s/  THEODORE M. WRIGHT                Vice President, Treasurer (principal   November 3, 1998
 ----------------------------------     financial and accounting officer),
 Theodore M. Wright                     Secretary and Director




*By: /s/  THEODORE M. WRIGHT
     ------------------------------
     Theodore M. Wright

     (Attorney-in-fact for each of
         the persons indicated)

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on November 3, 1998.


                                        FREEDOM FORD, INC.



                                        By: /s/  THEODORE M. WRIGHT
                                          -------------------------------------
                                                 Theodore M. Wright
                                             Vice President, Treasurer,
                                                  and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:



               Signature                                 Title                        Date
--------------------------------------  -------------------------------------- -----------------
  *                                     President and Director (principal      November 3, 1998
 ----------------------------------     executive officer)
 O. Bruton Smith

  *                                     Vice President and Director            November 3, 1998
 ----------------------------------
 Bryan Scott Smith

 /s/  THEODORE M. WRIGHT                Vice President, Treasurer (principal   November 3, 1998
 ----------------------------------     financial and accounting officer),
 Theodore M. Wright                     Secretary and Director





*By: /s/  THEODORE M. WRIGHT
     -------------------------------
     Theodore M. Wright

     (Attorney-in-fact for each of
         the persons indicated)

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on November 3, 1998.


                                        FRONTIER OLDSMOBILE-CADILLAC, INC.



                                        By: /s/  THEODORE M. WRIGHT
                                          -------------------------------------
                                                 Theodore M. Wright
                                            Vice President, Treasurer,
                                                  and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:



               Signature                                 Title                        Date
--------------------------------------  -------------------------------------- -----------------
  *                                     President and Director (principal      November 3, 1998
 ----------------------------------     executive officer)
 O. Bruton Smith

  *                                     Vice President and Director            November 3, 1998
 ----------------------------------
 Bryan Scott Smith

 /s/  THEODORE M. WRIGHT                Vice President, Treasurer (principal   November 3, 1998
 ----------------------------------     financial and accounting officer),
 Theodore M. Wright                     Secretary and Director





*By: /s/  THEODORE M. WRIGHT
     -------------------------------
     Theodore M. Wright

     (Attorney-in-fact for each of
         the persons indicated)

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on November 3, 1998.


                                        LONE STAR FORD, INC.



                                        By: /s/  THEODORE M. WRIGHT
                                          -------------------------------------
                                                 Theodore M. Wright
                                           Vice President, Treasurer,
                                                   and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:



               Signature                                 Title                        Date
--------------------------------------  -------------------------------------- -----------------
  *                                     President and Director (principal      November 3, 1998
 ----------------------------------     executive officer)
 O. Bruton Smith

  *                                     Vice President and Director            November 3, 1998
 ----------------------------------
 Bryan Scott Smith

 /s/  THEODORE M. WRIGHT                Vice President, Treasurer (principal   November 3, 1998
 ----------------------------------     financial and accounting officer),
 Theodore M. Wright                     Secretary and Director




*By: /s/  THEODORE M. WRIGHT
     -------------------------------
     Theodore M. Wright

     (Attorney-in-fact for each of
         the persons indicated)

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on November 3, 1998.


                                        MARCUS DAVID CORPORATION



                                        By: /s/  THEODORE M. WRIGHT
                                          -------------------------------------
                                                 Theodore M. Wright
                                            Vice President, Treasurer,
                                                   and Secretary


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:



               Signature                                 Title                        Date
--------------------------------------  -------------------------------------- -----------------
  *                                     President and Director (principal      November 3, 1998
 ----------------------------------     executive officer)
 O. Bruton Smith

  *                                     Vice President and Director            November 3, 1998
 ----------------------------------
 Bryan Scott Smith

 /s/  THEODORE M. WRIGHT                Vice President, Treasurer (principal   November 3, 1998
 ----------------------------------     financial and accounting officer),
 Theodore M. Wright                     Secretary and Director





*By: /s/  THEODORE M. WRIGHT
     -------------------------------
     Theodore M. Wright

     (Attorney-in-fact for each of
         the persons indicated)

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on November 3, 1998.


                                        SONIC AUTOMOTIVE OF CHATTANOOGA, LLC


                                        By: /s/  THEODORE M. WRIGHT
                                          -------------------------------------
                                                 Theodore M. Wright
                                            Vice President, Treasurer and
                                                    Secretary


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:



               Signature                                  Title                          Date
--------------------------------------  ----------------------------------------- -----------------
  *                                     President (principal executive officer)   November 3, 1998
 ----------------------------------
 O. Bruton Smith

  *                                     Vice President and Governor               November 3, 1998
 ----------------------------------
 Bryan Scott Smith

 /s/  THEODORE M. WRIGHT                Vice President, Treasurer (principal      November 3, 1998
 ----------------------------------     financial and accounting officer),
 Theodore M. Wright                     Secretary and Governor




*By: /s/  THEODORE M. WRIGHT
     -------------------------------
     Theodore M. Wright

     (Attorney-in-fact for each of
         the persons indicated)

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on November 3, 1998.


                                        SONIC AUTOMOTIVE-CLEARWATER, INC.



                                        By: /s/  THEODORE M. WRIGHT
                                          -------------------------------------
                                                 Theodore M. Wright
                                            Vice President, Treasurer,
                                                  and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:





               Signature                                 Title                        Date
--------------------------------------  -------------------------------------- -----------------
  *                                     President and Director (principal      November 3, 1998
 ----------------------------------     executive officer)
 O. Bruton Smith

  *                                     Vice President and Director            November 3, 1998
 ----------------------------------
 Bryan Scott Smith

 /s/  THEODORE M. WRIGHT                Vice President, Treasurer (principal   November 3, 1998
 ----------------------------------     financial and accounting officer),
 Theodore M. Wright                     Secretary and Director




*By: /s/  Theodore M. Wright
     -------------------------------
     Theodore M. Wright

     (Attorney-in-fact for each of
         the persons indicated)

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on November 3, 1998.


                                        SONIC AUTOMOTIVE COLLISION CENTER
                                         OF CLEARWATER, INC.



                                        By: /s/  THEODORE M. WRIGHT
                                           -------------------------------------
                                                 Theodore M. Wright
                                            Vice President, Treasurer, and
                                                    Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:





               Signature                                 Title                        Date
--------------------------------------  -------------------------------------- -----------------
  *                                     President and Director (principal      November 3, 1998
 ----------------------------------     executive officer)
 O. Bruton Smith

  *                                     Vice President and Director            November 3, 1998
 ----------------------------------
 Bryan Scott Smith

 /s/  THEODORE M. WRIGHT                Vice President, Treasurer (principal   November 3, 1998
 ----------------------------------     financial and accounting officer),
 Theodore M. Wright                     Secretary and Director




*By: /s/  THEODORE M. WRIGHT
     -------------------------------
     Theodore M. Wright

     (Attorney-in-fact for each of
         the persons indicated)

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on November 3, 1998.


                                        SONIC AUTOMOTIVE OF GEORGIA, INC.



                                        By: /s/  THEODORE M. WRIGHT
                                          -------------------------------------
                                                 Theodore M. Wright
                                            Vice President, Treasurer,
                                                  and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:





               Signature                                  Title                        Date
---------------------------------------  -------------------------------------- -----------------
  *                                      President and Director (principal      November 3, 1998
 ----------------------------------      executive officer)
  Bryan Scott Smith

  *                                      Vice President and Director            November 3, 1998
 ----------------------------------
  Bryan Scott Smith

 /s/  THEODORE M. WRIGHT                 Vice President, Treasurer (principal   November 3, 1998
 ----------------------------------      financial and accounting officer),
 Theodore M. Wright                      Secretary and Director


 *By: /s/  THEODORE M. WRIGHT
    ------------------------------
          Theodore M. Wright
     (Attorney-in-fact for each of
        the persons indicated)


                                  SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on November 3, 1998.


                                        SONIC AUTOMOTIVE - HWY. 153
                                        AT SHALLOWFORD ROAD, CHATTANOOGA, INC.



                                        By: /s/  THEODORE M. WRIGHT
                                          -------------------------------------
                                                 Theodore M. Wright
                                            Vice President, Treasurer,
                                                  and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:





               Signature                                  Title                        Date
---------------------------------------  -------------------------------------- -----------------
  *                                      President and Director (principal      November 3, 1998
 ----------------------------------      executive officer)
  O. Bruton Smith

  *                                      Vice President and Director            November 3, 1998
 ----------------------------------
  Bryan Scott Smith

 /s/  THEODORE M. WRIGHT                 Vice President, Treasurer (principal   November 3, 1998
 ----------------------------------      financial and accounting officer),
 Theodore M. Wright                      Secretary and Director


 *By: /s/  THEODORE M. WRIGHT
    ------------------------------
          Theodore M. Wright
     (Attorney-in-fact for each of
        the persons indicated)


                                  SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on November 3, 1998.


                                        SONIC AUTOMOTIVE OF NASHVILLE, LLC



                                        By: /s/  THEODORE M. WRIGHT
                                          -------------------------------------
                                                 Theodore M. Wright
                                          Vice President, Treasurer and
                                                    Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:





               Signature                                   Title                          Date
---------------------------------------  ----------------------------------------- -----------------
  *                                      President (principal executive officer)   November 3, 1998
 ----------------------------------
 O. Bruton Smith

  *                                      Vice President and Governor               November 3, 1998
 ----------------------------------
 Bryan Scott Smith

 /s/  THEODORE M. WRIGHT                 Vice President, Treasurer (principal      November 3, 1998
 ----------------------------------      financial and accounting officer),
 Theodore M. Wright                      Secretary and Governor


 *By: /s/  THEODORE M. WRIGHT
    ------------------------------
          Theodore M. Wright
     (Attorney-in-fact for each of
        the persons indicated)


                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on November 3, 1998.


                                        SONIC AUTOMOTIVE OF NEVADA, INC.



                                        By: /s/  BRYAN SCOTT SMITH
                                          -------------------------------------
                                                 Bryan Scott Smith
                                                     President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:





               Signature                                  Title                        Date
---------------------------------------  -------------------------------------- -----------------
  *                                      Chief Executive Officer and Director   November 3, 1998
 ----------------------------------      (principal executive officer)
 O. Bruton Smith

/s/  BRYAN SCOTT SMITH                  President (principal financial and     November 3, 1998
 ----------------------------------     accounting officer) and Director
 Bryan Scott Smith


 *By: /s/  BRYAN SCOTT SMITH
    ------------------------------
           Bryan Scott Smith
     (Attorney-in-fact for each of
        the persons indicated)


                                  SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on November 3, 1998.


                                        SONIC AUTOMOTIVE OF TENNESSEE, INC.

                                        By: /s/  BRYAN SCOTT SMITH
                                          -------------------------------------
                                                 Bryan Scott Smith

                                        President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:





               Signature                                 Title                       Date
---------------------------------------  ------------------------------------ -----------------
 /s/  BRYAN SCOTT SMITH                  President, Chief Executive Officer   November 3, 1998
 ----------------------------------
 Bryan Scott Smith                       (principal executive officer) and
                                         Director

  *                                      Treasurer (principal financial and   November 3, 1998
 ----------------------------------      accounting officer), Secretary and
 Theodore M. Wright                      Director


 *By: /s/  BRYAN SCOTT SMITH
    ------------------------------
           Bryan Scott Smith
     (Attorney-in-fact for each of
        the persons indicated)


                                  SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on November 3, 1998.


                                      SONIC AUTOMOTIVE - 1307 N. DIXIE HWY.,
                                      NSB, INC.



                                      By: /s/  THEODORE M. WRIGHT
                                        ---------------------------------------
                                               Theodore M. Wright
                                          Vice President, Treasurer, and
                                                   Secretary


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:




               Signature                                 Title                        Date
--------------------------------------  -------------------------------------- -----------------
  *                                     President and Director (principal      November 3, 1998
 ----------------------------------     executive officer)
 O. Bruton Smith

  *                                     Vice President and Director            November 3, 1998
 ----------------------------------
 Bryan Scott Smith

 /s/  THEODORE M. WRIGHT                Vice President, Treasurer (principal   November 3, 1998
 ----------------------------------     financial and accounting officer),
 Theodore M. Wright                     Secretary and Director




*By: /s/  THEODORE M. WRIGHT
     ----------------------------------
          Theodore M. Wright

     (Attorney-in-fact for each of
         the persons indicated)

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on November 3, 1998.


                                        SONIC AUTOMOTIVE - 1400 AUTOMALL DRIVE,
                                        COLUMBUS, INC.


                                        By: /s/  THEODORE M. WRIGHT
                                          -------------------------------------

                                                 Theodore M. Wright
                                             Vice President, Treasurer, and
                                                     Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:




               Signature                                 Title                        Date
--------------------------------------  -------------------------------------- -----------------
  *                                     President and Director (principal      November 3, 1998
 ----------------------------------     executive officer)
 O. Bruton Smith

  *                                     Vice President and Director            November 3, 1998
 ----------------------------------
 Bryan Scott Smith

 /s/  THEODORE M. WRIGHT                Vice President, Treasurer (principal   November 3, 1998
 ----------------------------------     financial and accounting officer),
 Theodore M. Wright                     Secretary and Director




*By: /s/  THEODORE M. WRIGHT
     ----------------------------------
         Theodore M. Wright

    (Attorney-in-fact for each of
        the persons indicated)

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on November 3, 1998.

                                        SONIC AUTOMOTIVE - 1455 AUTOMALL DRIVE,
                                        COLUMBUS, INC.



                                        By: /s/  THEODORE M. WRIGHT
                                          -------------------------------------

                                                Theodore M. Wright
                                           Vice President, Treasurer, and
                                                    Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:




               Signature                                 Title                        Date
--------------------------------------  -------------------------------------- -----------------
  *                                     President and Director (principal      November 3, 1998
 ----------------------------------     executive officer)
 O. Bruton Smith

 *                                      Vice President and Director            November 3, 1998
 ----------------------------------
 Bryan Scott Smith

 /s/  THEODORE M. WRIGHT                Vice President, Treasurer (principal   November 3, 1998
 ----------------------------------     financial and accounting officer),
 Theodore M. Wright                     Secretary and Director




*By: /s/  THEODORE M. WRIGHT
     ----------------------------------
          Theodore M. Wright

     (Attorney-in-fact for each of
         the persons indicated)

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on November 3, 1998.

                                        SONIC AUTOMOTIVE - 1495 AUTOMALL DRIVE,
                                        COLUMBUS, INC.



                                        By: /s/  THEODORE M. WRIGHT
                                          -------------------------------------

                                                 Theodore M. Wright
                                             Vice President, Treasurer, and
                                                      Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:




               Signature                                 Title                        Date
--------------------------------------  -------------------------------------- -----------------
  *                                     President and Director (principal      November 3, 1998
 ----------------------------------     executive officer)
 O. Bruton Smith

  *                                     Vice President and Director            November 3, 1998
 ----------------------------------
 Bryan Scott Smith

 /s/  THEODORE M. WRIGHT                Vice President, Treasurer (principal   November 3, 1998
 ----------------------------------     financial and accounting officer),
 Theodore M. Wright                     Secretary and Director




*By: /s/  THEODORE M. WRIGHT
     ----------------------------------
          Theodore M. Wright

     (Attorney-in-fact for each of
         the persons indicated)

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on November 3, 1998.

                                        SONIC AUTOMOTIVE - 1500 AUTOMALL DRIVE,
                                        COLUMBUS, INC.


                                        By: /s/  THEODORE M. WRIGHT
                                          -------------------------------------

                                                 Theodore M. Wright
                                           Vice President, Treasurer, and
                                                      Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:




               Signature                                 Title                        Date
--------------------------------------  -------------------------------------- -----------------
  *                                     President and Director (principal      November 3, 1998
 ----------------------------------     executive officer)
 O. Bruton Smith

  *                                     Vice President and Director            November 3, 1998
 ----------------------------------
 Bryan Scott Smith

 /s/  THEODORE M. WRIGHT                Vice President, Treasurer (principal   November 3, 1998
 ----------------------------------     financial and accounting officer),
 Theodore M. Wright                     Secretary and Director




*By: /s/  THEODORE M. WRIGHT
     ----------------------------------
          Theodore M. Wright

     (Attorney-in-fact for each of
         the persons indicated)

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on November 3, 1998.

                                        SONIC AUTOMOTIVE - 1720 MASON AVE., DB,
                                        INC.


                                        By: /s/  THEODORE M. WRIGHT

                                          -------------------------------------
                                                 Theodore M. Wright
                                           Vice President, Treasurer, and
                                                     Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:




               Signature                                 Title                        Date
--------------------------------------  -------------------------------------- -----------------
  *                                     President and Director (principal      November 3, 1998
 ----------------------------------     executive officer)
 O. Bruton Smith

  *                                     Vice President and Director            November 3, 1998
 ----------------------------------
 Bryan Scott Smith

 /s/  THEODORE M. WRIGHT                Vice President, Treasurer (principal   November 3, 1998
 ----------------------------------     financial and accounting officer),
 Theodore M. Wright                     Secretary and Director




*By: /s/  THEODORE M. WRIGHT
     ----------------------------------
          Theodore M. Wright

     (Attorney-in-fact for each of
         the persons indicated)

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on November 3, 1998.

                                        SONIC AUTOMOTIVE - 1720 MASON AVE., DB,
                                        LLC


                                        By: /s/  THEODORE M. WRIGHT
                                          -------------------------------------
                                                 Theodore M. Wright
                                            Vice President, Treasurer and
                                                     Secretary


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:




               Signature                                 Title                        Date
--------------------------------------  -------------------------------------- -----------------
  *                                     President and Governor (principal      November 3, 1998
 ----------------------------------     executive officer)
 O. Bruton Smith

  *                                     Vice President and Governor            November 3, 1998
 ----------------------------------
 Bryan Scott Smith

 /s/  THEODORE M. WRIGHT                Vice President, Treasurer (principal   November 3, 1998
 ----------------------------------     financial and accounting officer),
 Theodore M. Wright                     Secretary and Governor




*By: /s/  THEODORE M. WRIGHT
     ----------------------------------
          Theodore M. Wright

     (Attorney-in-fact for each of
         the persons indicated)

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on November 3, 1998.


                                      SONIC AUTOMOTIVE - 1919 N. DIXIE HWY.,
                                      NSB, INC.



                                      By: /s/  THEODORE M. WRIGHT
                                        ---------------------------------------
                                               Theodore M. Wright
                                           Vice President, Treasurer,
                                                and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:





               Signature                                 Title                        Date
--------------------------------------  -------------------------------------- -----------------
  *                                     President and Director (principal      November 3, 1998
 ----------------------------------     executive officer)
 O. Bruton Smith

 *                                      Vice President and Director            November 3, 1998
 ----------------------------------
 Bryan Scott Smith

 /s/  THEODORE M. WRIGHT                Vice President, Treasurer (principal   November 3, 1998
 ----------------------------------     financial and accounting officer),
 Theodore M. Wright                     Secretary and Director




*By: /s/  THEODORE M. WRIGHT
     ------------------------------
     Theodore M. Wright

     (Attorney-in-fact for each of
         the persons indicated)

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on November 3, 1998.


                                        SONIC AUTOMOTIVE - 21699 U.S. HWY 19
                                        N., INC.


                                        By: /s/  THEODORE M. WRIGHT
                                          -------------------------------------
                                                 Theodore M. Wright
                                             Vice President, Treasurer,
                                                    and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:





               Signature                                 Title                        Date
--------------------------------------  -------------------------------------- -----------------
  *                                     President and Director (principal      November 3, 1998
 ----------------------------------     executive officer)
 O. Bruton Smith

  *                                     Vice President and Director            November 3, 1998
 ----------------------------------
 Bryan Scott Smith

 /s/  THEODORE M. WRIGHT                Vice President, Treasurer (principal   November 3, 1998
 ----------------------------------     financial and accounting officer),
 Theodore M. Wright                     Secretary and Director




*By: /s/  THEODORE M. WRIGHT
     ------------------------------
     Theodore M. Wright

     (Attorney-in-fact for each of
         the persons indicated)

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on November 3, 1998.


                                      SONIC AUTOMOTIVE - 241 RIDGEWOOD AVE.,
                                      HH, INC.


                                      By: /s/  THEODORE M. WRIGHT
                                        ---------------------------------------
                                               Theodore M. Wright
                                          Vice President, Treasurer,
                                                and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:





               Signature                                 Title                        Date
--------------------------------------  -------------------------------------- -----------------
  *                                     President and Director (principal      November 3, 1998
 ----------------------------------     executive officer)
 O. Bruton Smith

  *                                     Vice President and Director            November 3, 1998
 ----------------------------------
 Bryan Scott Smith

/s/  THEODORE M. WRIGHT                 Vice President, Treasurer (principal   November 3, 1998
 ----------------------------------     financial and accounting officer),
 Theodore M. Wright                     Secretary and Director




*By: /s/  THEODORE M. WRIGHT
     ------------------------------
     Theodore M. Wright

    (Attorney-in-fact for each of
        the persons indicated)

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on November 3, 1998.


                                        SONIC AUTOMOTIVE 2424 LAURENS RD.,
                                         GREENVILLE, INC.


                                        By: /s/  THEODORE M. WRIGHT
                                          -------------------------------------
                                                 Theodore M. Wright
                                            Vice President, Treasurer,
                                                   and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:





               Signature                                 Title                        Date
--------------------------------------  -------------------------------------- -----------------
  *                                     President and Director (principal      November 3, 1998
 ----------------------------------     executive officer)
 O. Bruton Smith

 *                                      Vice President and Director            November 3, 1998
 ----------------------------------
 Bryan Scott Smith

 /s/  THEODORE M. WRIGHT                Vice President, Treasurer (principal   November 3, 1998
 ----------------------------------     financial and accounting officer),
 Theodore M. Wright                     Secretary and Director




*By: /s/  THEODORE M. WRIGHT
     ------------------------------
     Theodore M. Wright

     (Attorney-in-fact for each of
         the persons indicated)

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on November 3, 1998.


                                      SONIC AUTOMOTIVE - 2490 SOUTH LEE
                                      HIGHWAY, LLC


                                      By: /s/  THEODORE M. WRIGHT
                                        ---------------------------------------
                                               Theodore M. Wright
                                          Vice President, Treasurer and
                                                  Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:





               Signature                                  Title                          Date
--------------------------------------  ----------------------------------------- -----------------
  *                                     President (principal executive officer)   November 3, 1998
 ----------------------------------
 O. Bruton Smith

 *                                     Vice President and Governor               November 3, 1998
 ----------------------------------
 Bryan Scott Smith

 /s/  THEODORE M. WRIGHT                Vice President, Treasurer (principal      November 3, 1998
 ----------------------------------     financial and accounting officer),
 Theodore M. Wright                     Secretary and Governor




*By: /s/  THEODORE M. WRIGHT
     -------------------------------
     Theodore M. Wright

     (Attorney-in-fact for each of
         the persons indicated)

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on November 3, 1998.


                                        SONIC AUTOMOTIVE 2752 LAURENS RD.,
                                         GREENVILLE, INC.



                                        By: /s/  THEODORE M. WRIGHT
                                          -------------------------------------
                                                 Theodore M. Wright
                                            Vice President, Treasurer,
                                                   and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:





               Signature                                 Title                        Date
--------------------------------------  -------------------------------------- -----------------
  *                                     President and Director (principal      November 3, 1998
 ----------------------------------     executive officer)
 O. Bruton Smith

 *                                      Vice President and Director            November 3, 1998
 ----------------------------------
 Bryan Scott Smith

/s/  THEODORE M. WRIGHT                 Vice President, Treasurer (principal   November 3, 1998
 ----------------------------------     financial and accounting officer),
 Theodore M. Wright                     Secretary and Director




*By: /s/  THEODORE M. WRIGHT
     ------------------------------
     Theodore M. Wright

     (Attorney-in-fact for each of
         the persons indicated)

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on November 3, 1998.


                                        SONIC AUTOMOTIVE - 3700 WEST BROAD
                                        STREET, COLUMBUS, INC.


                                        By: /s/  THEODORE M. WRIGHT
                                          -------------------------------------
                                                 Theodore M. Wright
                                            Vice President, Treasurer,
                                                  and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:





               Signature                                 Title                        Date
--------------------------------------  -------------------------------------- -----------------
  *                                     President and Director (principal      November 3, 1998
 ----------------------------------     executive officer)
 O. Bruton Smith

 *                                      Vice President and Director            November 3, 1998
 ----------------------------------
 Bryan Scott Smith

/s/  THEODORE M. WRIGHT                 Vice President, Treasurer (principal   November 3, 1998
 ----------------------------------     financial and accounting officer),
 Theodore M. Wright                     Secretary and Director




*By: /s/  THEODORE M. WRIGHT
     ------------------------------
     Theodore M. Wright

     (Attorney-in-fact for each of
         the persons indicated)

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on November 3, 1998.


                                        SONIC AUTOMOTIVE - 3741 S. NOVA RD. PO,
                                        INC.



                                        By: /s/  THEODORE M. WRIGHT
                                          -------------------------------------
                                                 Theodore M. Wright
                                              Vice President, Treasurer,
                                                   and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:





               Signature                                 Title                        Date
--------------------------------------  -------------------------------------- -----------------
  *                                     President and Director (principal      November 3, 1998
 ----------------------------------     executive officer)
 O. Bruton Smith

  *                                     Vice President and Director            November 3, 1998
 ----------------------------------
 Bryan Scott Smith

 /s/  THEODORE M. WRIGHT                Vice President, Treasurer (principal   November 3, 1998
 ----------------------------------     financial and accounting officer),
 Theodore M. Wright                     Secretary and Director




*By: /s/  THEODORE M. WRIGHT
     --------------------------------
     Theodore M. Wright

    Attorney-in-fact for each of
       the persons indicated)

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on November 3, 1998.


                                        SONIC AUTOMOTIVE - 4000 WEST BROAD
                                        STREET, COLUMBUS, INC.


                                        By: /s/  THEODORE M. WRIGHT
                                          -------------------------------------
                                                 Theodore M. Wright
                                              Vice President, Treasurer,
                                                   and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:





               Signature                                 Title                        Date
--------------------------------------  -------------------------------------- -----------------
  *                                     President and Director (principal      November 3, 1998
 ----------------------------------     executive officer)
 O. Bruton Smith

  *                                     Vice President and Director            November 3, 1998
 ----------------------------------
 Bryan Scott Smith

 /s/  THEODORE M. WRIGHT                Vice President, Treasurer (principal   November 3, 1998
 ----------------------------------     financial and accounting officer),
 Theodore M. Wright                     Secretary and Director




*By: /s/   THEODORE M. WRIGHT
     --------------------------------
     Theodore M. Wright

     (Attorney-in-fact for each of
     the persons indicated)

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on November 3, 1998.


                                      SONIC AUTOMOTIVE 5260 PEACHTREE
                                      INDUSTRIAL BLVD., LLC



                                      By: /s/  THEODORE M. WRIGHT
                                        ---------------------------------------
                                               Theodore M. Wright
                                         Vice President, Treasurer and
                                                   Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:





               Signature                                  Title                          Date
--------------------------------------  ----------------------------------------- -----------------
  *                                     President (principal executive officer)   November 3, 1998
 ----------------------------------
 O. Bruton Smith

  *                                     Vice President and Governor               November 3, 1998
 ----------------------------------
 Bryan Scott Smith

/s/  THEODORE M. WRIGHT                Vice President, Treasurer (principal      November 3, 1998
 ----------------------------------    financial and accounting officer),
 Theodore M. Wright                    Secretary and Governor




*By: /s/   THEODORE M. WRIGHT
     ------------------------------
     Theodore M. Wright

     (Attorney-in-fact for each of
     the persons indicated)

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on November 3, 1998.

                                        SONIC AUTOMOTIVE - 5585 PEACHTREE
                                         INDUSTRIAL BLVD., LLC


                                        By: /s/  THEODORE M. WRIGHT
                                          -------------------------------------
                                                 Theodore M. Wright
                                           Vice President, Treasurer and
                                                    Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:





               Signature                                 Title                        Date
--------------------------------------  -------------------------------------- -----------------
  *                                     President and Governor (principal      November 3, 1998
 ----------------------------------     executive officer)
 O. Bruton Smith

  *                                     Vice President and Governor            November 3, 1998
 ----------------------------------
 Bryan Scott Smith

 /s/  THEODORE M. WRIGHT                Vice President, Treasurer (principal   November 3, 1998
 ----------------------------------     financial and accounting officer),
 Theodore M. Wright                     Secretary and Governor




*By: /s/  THEODORE M. WRIGHT
     ------------------------------
     Theodore M. Wright

     (Attorney-in-fact for each of
     the persons indicated)

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on November 3, 1998.


                                        SONIC AUTOMOTIVE - 6025 INTERNATIONAL
                                         DRIVE, LLC


                                        By: /s/  THEODORE M. WRIGHT
                                          -------------------------------------
                                                 Theodore M. Wright
                                           Vice President, Treasurer and
                                                    Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:





               Signature                                  Title                          Date
--------------------------------------  ----------------------------------------- -----------------
  *                                     President (principal executive officer)   November 3, 1998
 ----------------------------------
 O. Bruton Smith

  *                                     Vice President and Governor               November 3, 1998
 ----------------------------------
 Bryan Scott Smith

 /s/  THEODORE M. WRIGHT                Vice President, Treasurer (principal      November 3, 1998
 ----------------------------------     financial and accounting officer),
 Theodore M. Wright                     Secretary and Governor




*By: /s/  THEODORE M. WRIGHT
     ------------------------------
     Theodore M. Wright

     (Attorney-in-fact for each of
     the persons indicated)

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on November 3, 1998.

                                        SONIC CHRYSLER-PLYMOUTH-JEEP-EAGLE, LLC




                                        By: /s/  THEODORE M. WRIGHT
                                          -------------------------------------
                                                 Theodore M. Wright
                                           Vice President, Treasurer and
                                                     Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:





               Signature                                 Title                        Date
--------------------------------------  -------------------------------------- -----------------
  *                                     President and Manager (principal       November 3, 1998
 ----------------------------------     executive officer)
 O. Bruton Smith

  *                                     Vice President and Manager             November 3, 1998
 ----------------------------------
 Bryan Scott Smith

 /s/  THEODORE M. WRIGHT                Vice President, Treasurer (principal   November 3, 1998
 ----------------------------------     financial and accounting officer),
 Theodore M. Wright                     Secretary and Manager




*By: /s/  THEODORE M. WRIGHT
     ------------------------------
     Theodore M. Wright

     (Attorney-in-fact for each of
     the persons indicated)

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on November 3, 1998.

                                        SONIC DODGE, LLC



                                        By: /s/  THEODORE M. WRIGHT
                                          -------------------------------------
                                                 Theodore M. Wright
                                           Vice President, Treasurer and
                                                    Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:





               Signature                                 Title                        Date
--------------------------------------  -------------------------------------- -----------------
  *                                     President and Manager (principal       November 3, 1998
 ----------------------------------     executive officer)
 O. Bruton Smith

  *                                     Vice President and Manager             November 3, 1998
 ----------------------------------
 Bryan Scott Smith

 /s/  THEODORE M. WRIGHT                Vice President, Treasurer (principal   November 3, 1998
 ----------------------------------
 Theodore M. Wright                     financial and accounting officer),
                                        Secretary and Manager



*By: /s/  THEODORE M. WRIGHT
     ------------------------------
     Theodore M. Wright

     (Attorney-in-fact for each of
     the persons indicated)

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on November 3, 1998.


                                        TOWN AND COUNTRY
                                         CHRYSLER-PLYMOUTH-JEEP, LLC


                                        By: /s/  THEODORE M. WRIGHT
                                          -------------------------------------
                                                 Theodore M. Wright
                                           Vice President, Treasurer and
                                                     Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:





               Signature                                  Title                          Date
--------------------------------------  ----------------------------------------- -----------------
  *                                     President (principal executive officer)   November 3, 1998
 ----------------------------------
 O. Bruton Smith

 *                                     Vice President and Governor               November 3, 1998
 ----------------------------------
 Bryan Scott Smith

 /s/  THEODORE M. WRIGHT                Vice President, Treasurer (principal      November 3, 1998
 ----------------------------------     financial and accounting officer),
 Theodore M. Wright                     Secretary and Governor



*By: /s/  THEODORE M. WRIGHT
     -----------------------------
     Theodore M. Wright

     (Attorney-in-fact for each of
     the persons indicated)

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on November 3, 1998.


                                        TOWN AND COUNTRY CHRYSLER-PLYMOUTH-JEEP
                                         OF ROCK HILL, INC.


                                        By: /s/  THEODORE M. WRIGHT
                                          -------------------------------------
                                                 Theodore M. Wright
                                             Vice President, Treasurer,
                                                   and Secretary


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:




               Signature                                  Title                        Date
---------------------------------------  -------------------------------------- -----------------
  *                                      President and Director (principal      November 3, 1998
 ----------------------------------      executive officer)

 O. Bruton Smith
  *                                      Vice President and Director            November 3, 1998
 ----------------------------------
 Bryan Scott Smith

 /s/  THEODORE M. WRIGHT                 Vice President, Treasurer (principal   November 3, 1998
 ----------------------------------      financial and accounting officer),
 Theodore M. Wright                      Secretary and Director


 *By: /s/  THEODORE M. WRIGHT
    ------------------------------
          Theodore M. Wright
     (Attorney-in-fact for each of
        the persons indicated)


                                  SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on November 3, 1998.


                                        TOWN AND COUNTRY DODGE OF
                                         CHATTANOOGA, LLC



                                        By: /s/  THEODORE M. WRIGHT
                                          -------------------------------------
                                                 Theodore M. Wright
                                           Vice President, Treasurer and
                                                    Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:





               Signature                                   Title                          Date
---------------------------------------  ----------------------------------------- -----------------
  *                                      President (principal executive officer)   November 3, 1998
 ----------------------------------
 O. Bruton Smith

  *                                      Vice President and Governor               November 3, 1998
 ----------------------------------
 Bryan Scott Smith

 /s/  THEODORE M. WRIGHT                 Vice President, Treasurer (principal      November 3, 1998
 ----------------------------------      financial and accounting officer),
 Theodore M. Wright                      Secretary and Governor


 *By: /s/  THEODORE M. WRIGHT
    ------------------------------
          Theodore M. Wright
     (Attorney-in-fact for each of
        the persons indicated)


                                  SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on November 3, 1998.


                                        TOWN AND COUNTRY FORD, INCORPORATED



                                        By: /s/  THEODORE M. WRIGHT
                                          -------------------------------------
                                                 Theodore M. Wright
                                            Vice President, Treasurer
                                                  and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:





               Signature                                  Title                        Date
---------------------------------------  -------------------------------------- -----------------
  *                                      President and Director (principal      November 3, 1998
 ----------------------------------      executive officer)
 O. Bruton Smith

  *                                      Vice President and Director            November 3, 1998
 ----------------------------------
 Bryan Scott Smith

 /s/  THEODORE M. WRIGHT                 Vice President, Treasurer (principal   November 3, 1998
 ----------------------------------      financial and accounting officer),
 Theodore M. Wright                      Secretary and Director


 *By: /s/  THEODORE M. WRIGHT
    ------------------------------
          Theodore M. Wright
     (Attorney-in-fact for each of
        the persons indicated)


                                  SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on November 3, 1998.

                                        TOWN AND COUNTRY FORD OF CLEVELAND, LLC



                                        By: /s/  THEODORE M. WRIGHT
                                          -------------------------------------
                                                 Theodore M. Wright
                                           Vice President, Treasurer and
                                                    Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:





               Signature                                   Title                          Date
---------------------------------------  ----------------------------------------- -----------------
  *                                      President (principal executive officer)   November 3, 1998
 ----------------------------------
 O. Bruton Smith

  *                                      Vice President and Governor               November 3, 1998
 ----------------------------------
 Bryan Scott Smith

 /s/  THEODORE M. WRIGHT                 Vice President, Treasurer (principal      November 3, 1998
 ----------------------------------      financial and accounting officer),
 Theodore M. Wright                      Secretary and Governor


 *By: /s/  THEODORE M. WRIGHT
    ------------------------------
          Theodore M. Wright
     (Attorney-in-fact for each of
        the persons indicated)


                                  SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on November 3, 1998.

                                        TOWN AND COUNTRY JAGUAR, LLC



                                        By: /s/  THEODORE M. WRIGHT
                                          -------------------------------------
                                                 Theodore M. Wright
                                           Vice President, Treasurer and
                                                   Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:





               Signature                                   Title                          Date
---------------------------------------  ----------------------------------------- -----------------
  *                                      President (principal executive officer)   November 3, 1998
 ----------------------------------
 O. Bruton Smith

  *                                      Vice President and Governor               November 3, 1998
 ----------------------------------
 Bryan Scott Smith

 /s/  THEODORE M. WRIGHT                 Vice President, Treasurer (principal      November 3, 1998
 ----------------------------------      financial and accounting officer),
 Theodore M. Wright                      Secretary and Governor


 *By: /s/  THEODORE M. WRIGHT
    ------------------------------
          Theodore M. Wright
     (Attorney-in-fact for each of
        the persons indicated)


                                  SIGNATURES


     Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Charlotte, state of North Carolina, on November 3, 1998.

                                        SONIC PEACHTREE INDUSTRIAL BLVD., L.P.



                                        By: /s/  THEODORE M. WRIGHT
                                          -------------------------------------
                                            Sonic Automotive of Georgia, Inc.
                                                    General Partner
                                          Theodore M. Wright, Vice President,
                                                Treasurer and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:





               Signature                                   Title                         Date
---------------------------------------  ---------------------------------------- -----------------
  *                                      President (principal executive officer   November 3, 1998
 ----------------------------------      of Sonic Automotive of Georgia, Inc.
 O. Bruton Smith                         and Sonic Peachtree Industrial
                                         Blvd., L.P.)

  *                                      Vice President and Director              November 3, 1998
 ----------------------------------
 Bryan Scott Smith

 /s/  THEODORE M. WRIGHT                 Treasurer (principal financial and       November 3, 1998
 ----------------------------------      accounting officer of Sonic
 Theodore M. Wright                      Automotive of Georgia, Inc. and
                                         Sonic Peachtree Industrial Blvd.,
                                         L.P.), Vice President, Secretary
                                         and Director


 *By: /s/  THEODORE M. WRIGHT
    ------------------------------
          Theodore M. Wright
     (Attorney-in-fact for each of
        the persons indicated)
